Exhibit 10.1

EXECUTION VERSION

CREDIT AGREEMENT

dated as of

April 1, 2013

among

DOLE FOOD COMPANY, INC.

SOLVEST, LTD.

The Lenders Party Hereto

BANK OF AMERICA, N.A.

and

COÖPERATIEVE CENTRALE

RAIFFEISEN - BOERENLEENBANK B.A.,

“RABOBANK NEDERLAND”, NEW YORK BRANCH,

and

THE BANK OF NOVA SCOTIA,

as Co-Documentation Agents

WELLS FARGO BANK, NATIONAL ASSOCIATION

as Syndication Agent

and

DEUTSCHE BANK AG NEW YORK BRANCH,

as Administrative Agent

DEUTSCHE BANK SECURITIES INC.

WELLS FARGO SECURITIES, LLC

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

and

COÖPERATIEVE CENTRALE

RAIFFEISEN - BOERENLEENBANK, B.A.,

“RABOBANK NEDERLAND”, NEW YORK BRANCH,

and

THE BANK OF NOVA SCOTIA,

as Joint Bookrunners and Joint Lead Arrangers

-i-

-ii-

Page

ARTICLE VII

Events of Default

ARTICLE VIII

The Administrative Agent

SCHEDULES:

Schedule 1.01	–	Mandatory Cost
Schedule 2.01	–	Commitments
Schedule 2.05	–	Existing Letters of Credit
Schedule 3.01	–	Subsidiaries
Schedule 3.05	–	Material Real Property
Schedule 4.01(c)	–	Bermuda Security Documents
Schedule 5.09(d)	–	Post-Closing Matters
Schedule 6.01	–	Existing Indebtedness
Schedule 6.02	–	Existing Liens
Schedule 6.05(f)	–	Existing Investments
Schedule 6.07	–	Affiliate Transactions
Schedule 9.01	–	Administrative Agent’s Office; Notices
EXHIBITS:

Exhibit A	–	Form of Assignment and Assumption
Exhibit B	–	Form of Tranche B Term Note
Exhibit C	–	Form of [U.S.][Alternative Currency] Revolving Note
Exhibit D	–	Form of U.S. Guarantee and Security Agreement
Exhibit E	–	Form of Borrowing Request
Exhibit F	–	Form of Swingline Loan Notice
Exhibit G	–	Form of Compliance Certificate
Exhibit H	–	Form of Mortgage

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Exhibit I-1	–	Form of U.S. Tax Certificate (For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Exhibit I-2	–	Form of U.S. Tax Certificate (For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)
Exhibit I-3	–	Form of U.S. Tax Certificate (For Non-U.S. Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Exhibit I-4	–	Form of U.S. Tax Certificate (For Non-U.S. Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
Exhibit J	–	Form of First Lien Intercreditor Agreement

-iv-

CREDIT AGREEMENT (this “Agreement”) dated as of April 1, 2013 among DOLE FOOD COMPANY, INC., SOLVEST, LTD., the LENDERS party hereto and DEUTSCHE BANK AG NEW YORK BRANCH, as Administrative Agent, Issuing Bank and Swingline Lender.

The parties hereto agree to the following:

ARTICLE I

Definitions

SECTION 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“Acquired Entity or Business” means each Person, property, business or assets acquired by the Company or a Subsidiary, to the extent not subsequently sold, transferred or otherwise disposed of by the Company or such Subsidiary.

“Additional Credit Extension Amendment” means an amendment to this Agreement (which may, at the option of the Administrative Agent, be in the form of an amendment and restatement of this Agreement) providing for any Incremental Term Loans, Replacement Term Loans, Extended Term Loans or Extended Revolving Commitments which shall be consistent with the applicable provisions of this Agreement relating to Incremental Term Loans, Replacement Term Loans, Extended Term Loans or Extended Revolving Commitments and otherwise satisfactory to the Administrative Agent and the Borrowers.

“Administrative Agent” means DBNY, in its capacity as administrative agent for the Lenders hereunder, or any successor administrative agent.

“Administrative Agent’s Office” means, with respect to any currency, the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 9.01 with respect to such currency, or such other address or account with respect to such currency as the Administrative Agent may from time to time notify to the Borrowers and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agency Fee Letter” means the administrative agency fee letter, dated as of the Closing Date, between the Company and the Administrative Agent.

“Agent Parties” has the meaning provided in Section 9.01(c).

“Agreement” has the meaning provided in the introductory paragraph hereto.

“Alternative Currencies” means (a) Dollars, (b) Euros, (c) Sterling and (d) such other currencies as are acceptable to each Alternative Currency Revolving Lender and the Administrative Agent.

“Alternative Currency Equivalent” means, at any time, with respect to any amount denominated in Dollars, the equivalent amount thereof in the applicable Alternative Currency as determined by the Administrative Agent or the applicable Issuing Bank, as the case may be, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of such Alternative Currency with Dollars.

“Alternative Currency L/C Advance” means, with respect to each Alternative Currency Revolving Lender, such Alternative Currency Revolving Lender’s funding of its participation in any Alternative Currency L/C Borrowing in accordance with its Applicable Percentage. All Alternative Currency L/C Advances shall be denominated in the same currency as the Alternative Currency Letter of Credit under which the applicable Alternative Currency L/C Borrowing occurred.

“Alternative Currency L/C Borrowing” means an extension of credit resulting from an Alternative Currency L/C Disbursement under any Alternative Currency Letter of Credit which has not been reimbursed on the date when made. All Alternative Currency L/C Borrowings shall be denominated in the currency in which the related Letter of Credit is denominated.

“Alternative Currency L/C Credit Extension” means, with respect to any Alternative Currency Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.

“Alternative Currency L/C Disbursement” means a payment made by an Issuing Bank pursuant to an Alternative Currency Letter of Credit.

“Alternative Currency L/C Exposure” means, at any time, the sum of (a) the aggregate Outstanding Amount of all Alternative Currency Letters of Credit at such time plus (b) the aggregate Outstanding Amount of all Alternative Currency L/C Disbursements, including Unreimbursed Amounts that have not yet been reimbursed by or on behalf of the Borrowers at such time. The Alternative Currency L/C Exposure of any Alternative Currency Revolving Lender at any time shall be its Applicable Percentage of the total Alternative Currency L/C Exposure at such time. For purposes of computing the amount available to be drawn under any Alternative Currency Letter of Credit, the amount of such Alternative Currency Letter of Credit shall be determined in accordance with Section 1.11. For all purposes of this Agreement, if on any date of determination an Alternative Currency Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Alternative Currency Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“Alternative Currency Letter of Credit” means a Letter of Credit issued pursuant to Section 2.05(a)(i)(y).

“Alternative Currency Revolving Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make Alternative Currency Revolving Loans and to acquire participations in Alternative Currency Letters of Credit and Alternative Currency Swingline Loans hereunder, expressed as an amount representing the maximum possible aggregate amount of such Lender’s Alternative Currency Revolving Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08, (b) increased from time to time pursuant to Section 2.19 and (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04 of this Agreement. The initial amount of each Lender’s Alternative Currency Revolving Commitment is set forth on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Alternative Currency Revolving Commitment, as applicable. The initial aggregate amount of the Lenders’ Alternative Currency Revolving Commitments is $75,000,000.

“Alternative Currency Revolving Credit Exposure” means, with respect to any Lender at any time, the sum of the outstanding Dollar Equivalent of such Lender’s Alternative Currency Revolving Loans and its Alternative Currency L/C Exposure and Alternative Currency Swingline Exposure at such time.

“Alternative Currency Revolving Lender” means each Lender that has an Alternative Currency Revolving Commitment or that holds Alternative Currency Revolving Credit Exposure.

“Alternative Currency Revolving Loan” means a Loan made pursuant to Section 2.01(c).

“Alternative Currency Swingline Exposure” means, at any time, the aggregate principal amount of all Alternative Currency Swingline Loans outstanding at such time. The Alternative Currency Swingline Exposure of any Lender at any time shall be its Applicable Percentage of the total Alternative Currency Swingline Exposure at such time.

“Alternative Currency Swingline Loan” means a Loan made pursuant to Section 2.04 as an “Alternative Currency Swingline Loan.”

“Applicable Percentage” means, with respect to any Lender, (a) with respect to Revolving Loans, L/C Exposure or Swingline Loans of any Class, a percentage equal to a fraction the numerator of which is such Lender’s Revolving Commitment of such Class and the denominator of which is the aggregate Revolving Commitment of such Class of all Revolving Lenders of such Class (or if the Revolving Commitments of such Class have terminated or expired, the Applicable Percentages shall be determined based upon such Lender’s share of the aggregate Revolving Credit Exposures of such Class at that time) and (b) with respect to the Term Loans of any Class, a percentage equal to a fraction the numerator of which is such Lender’s outstanding principal amount of the Term Loans of such Class and the denominator of which is the aggregate outstanding amount of the Term Loans of such Class.

“Applicable Period” has the meaning provided in the definition of “Applicable Rate.”

“Applicable Prepayment Percentage” means at any time, for purposes of Section 2.10(b)(iv) and the definition of “Retained Excess Cash Flow Amount,” 50%; provided that, so long as no Default or Event of Default is then in existence, (i) if the Consolidated Leverage Ratio is less than 2.50:1.00 but greater than or equal to 1.50:1.00 as at the last day of the most recently ended fiscal year of the Company (as set forth in an officer’s certificate delivered pursuant to Section 5.01(c) for the fiscal year of the Company then last ended), the Applicable Prepayment Percentage shall instead be 25% and (ii) if the Consolidated Leverage Ratio is less than 1.50:1.00 as at the last day of the most recently ended fiscal year of the Company (as set forth in an officer’s certificate delivered pursuant to Section 5.01(c) for the fiscal year of the Company then last ended), the Applicable Prepayment Percentage shall instead be 0%.

“Applicable Rate” means (A)(i) 3.75% in the case of Tranche B Term Loans that are Eurocurrency Loans and (ii) 2.75%, in the case of Tranche B Term Loans that are Base Rate Loans and (B) 3.75% in the case of Revolving Loans that are Eurocurrency Loans and (ii) 2.75%, in the case of Revolving Loans that are Base Rate Loans and Swingline Loans and (iii) 0.50%, in the case of commitment fees; provided that, the Applicable Rates with respect to Revolving Loans, Swingline Loans and commitment fees shall be subject to adjustment following each date of delivery of financial statements of the Company pursuant to Section 5.01(a) or (b) (“Financials”), based on the Consolidated Leverage Ratio, as follows:

Level	Consolidated Leverage Ratio	Eurocurrency Revolving Loans	Base Rate Revolving Loans and Swingline Loans	Commitment Fees
1	Greater than 2.50 to 1.0	3.75%	2.75%	0.50%
2	Less than or equal to 2.50 to 1.0	3.50%	2.50%	0.375%

Any increase or decrease in the Applicable Rates for Revolving Loans, Swingline Loans and commitment fees resulting from a change in the Consolidated Leverage Ratio shall become effective as of the first Business Day immediately following the date of delivery of the Financials; provided that at the option of the Required Revolving Lenders, Level 1 pricing shall apply (i) as of the first Business Day after the date on which such Financials were required to have been delivered but have not been delivered pursuant to Section 5.01(a) or (b) and shall continue to so apply to and including the date on which such Financials are so delivered (and thereafter the Level otherwise determined in accordance with this definition shall apply) and (ii) as of the first Business Day after an Event of Default under Article VII shall have occurred and be continuing and the Administrative Agent has notified the Company that Level 1 pricing applies, and shall continue to so apply to but excluding the date on which such Event of Default shall cease to be continuing (and thereafter the Level otherwise determined in accordance with this definition shall apply).

In the event that any Financials previously delivered were incorrect or inaccurate (regardless of whether this Agreement or the Commitments are in effect when such inaccuracy is discovered), and such inaccuracy, if corrected, would have led to the application of a higher Applicable Rate for any period (an “Applicable Period”) than the Applicable Rate applied for such Applicable Period, then (i) the Company shall as soon as practicable deliver to the Administrative Agent the correct Financials for such Applicable Period, (ii) the Applicable Rate shall be determined as if the Level for such higher Applicable Rate were applicable for such Applicable Period, and (iii) the Company shall within three Business Days of demand thereof by the Administrative Agent pay to the Administrative Agent the accrued additional interest owing as a result of such increased Applicable Rate for such Applicable Period, which payment shall be promptly applied by the Administrative Agent in accordance with this Agreement. This paragraph shall not limit the rights of the Administrative Agent and Lenders with respect to any Event of Default.

“Applicable Time” means, with respect to any borrowings and payments in any Alternative Currency, the local time in the place of settlement for such Alternative Currency as may be determined by the Administrative Agent or the Issuing Bank, as the case may be, to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arrangers” means Deutsche Bank Securities Inc., Wells Fargo Securities, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Coöperatieve Centrale Raiffeisen – Boerenleenbank B.A., “Rabobank Nederland”, New York Branch and The Bank of Nova Scotia.

“Asset Sale” means any Disposition of Property or series of related Dispositions of Property pursuant to clauses (j) or (k) of Section 6.11 which yields net cash proceeds to the Company or any of its Subsidiaries in excess of $15,000,000 in the aggregate for all such Dispositions in any fiscal year of the Company.

“Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.

“Assignment and Assumption” means an assignment and assumption agreement entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

“Attributable Receivables Indebtedness” at any time shall mean the principal amount of Indebtedness which (i) if a Permitted Receivables Facility is structured as a secured lending agreement, would constitute the principal amount of such Indebtedness or (ii) if a Permitted Receivables Facility is structured as a purchase agreement, would be outstanding at such time under the Permitted Receivables Facility if the same were structured as a secured lending agreement rather than a purchase agreement.

“Augmenting Lender” has the meaning assigned to such term in Section 2.19(a).

“Auto-Extension Letter of Credit” has the meaning provided in Section 2.05(b)(iii).

“Availability Period” means the period from and including the Closing Date to but excluding the earlier of the Revolving Credit Maturity Date and the date of termination of the Revolving Commitments in accordance with the provisions of this Agreement.

“Available Alternative Currency Revolving Commitment” means, as to any Lender on any date, the excess of (i) such Lender’s Alternative Currency Revolving Commitment on such date over (ii) such Lender’s Alternative Currency Revolving Loans and Alternative Currency L/C Exposure on such date.

“Available Amount” means, at any time:

(i) the cumulative amount of cash and Cash Equivalent proceeds received by the Company (other than from a Subsidiary) from the sale of its common stock following the Closing Date and at or prior to such time; plus

(ii) the Retained Excess Cash Flow Amount at such time; plus

(iii) $225,000,000; minus

(iv) the amount of outstanding Investments at such time made in reliance on the Available Amount pursuant to Section 6.05(l); minus

(v) the amount of Restricted Payments made in reliance on the Available Amount prior to such time pursuant to Section 6.04(g)(y); minus

(vi) the amount applied to make payments in respect of Specified Indebtedness in reliance on the Available Amount prior to such time pursuant to Section 6.06(a)(iv)(B).

“Available U.S. Revolving Commitment” means, as to any Lender on any date, the excess of (i) such Lender’s U.S. Revolving Commitment on such date over (ii) such Lender’s U.S. Revolving Loans and U.S. L/C Exposure on such date.

“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Effective Rate plus 1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by DBNY as its “prime rate” and (c) the LIBO Rate plus 1.00%. The “prime rate” is a rate set by DBNY based upon various factors, including DBNY’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above or below such announced rate. Any change in such prime rate announced by DBNY shall take effect at the opening of business on the day specified in the public announcement of such change. “Base Rate,” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Base Rate. Notwithstanding the foregoing, the Base Rate for any Borrowing of Tranche B Term Loans will be deemed to be 2.25% per annum if the Base Rate for such Tranche B Term Loans calculated pursuant to the foregoing provisions would otherwise be less than 2.25% per annum.

“Bermuda Borrower” means Solvest, Ltd., a company organized under the laws of Bermuda.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower” means the Company and/or the Bermuda Borrower, as the context may require. “Borrowers” means the Company and the Bermuda Borrower together.

“Borrowing” means (a) Revolving Loans of the same Class and Type, made, converted or continued on the same date and, in the case of Eurocurrency Loans, as to which a single Interest Period is in effect, (b) Term Loans of a single Class made on the same date and, in the case of Eurocurrency Loans, as to which a single Interest Period is in effect or (c) a Swingline Loan.

“Borrowing Request” means a request by any Borrower for a Revolving Borrowing in accordance with Section 2.03 or a request by the Company for a Borrowing of Term Loans pursuant to a written request in form reasonably satisfactory to the Administrative Agent.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office with respect to Obligations denominated in Dollars is located or the state of New York and:

(a) if such day relates to any interest rate settings as to a Eurocurrency Loan denominated in Dollars, any fundings, disbursements, settlements and payments in Dollars in respect of any such Eurocurrency Loan, or any other dealings in Dollars to be carried out pursuant to this Agreement in respect of any such Eurocurrency Loan, means any such day on which dealings in deposits in Dollars are conducted by and between banks in the London interbank eurodollar market;

(b) if such day relates to any interest rate settings as to a Eurocurrency Loan denominated in Euro, any fundings, disbursements, settlements and payments in Euro in respect of any such Eurocurrency Loan, or any other dealings in Euro to be carried out pursuant to this Agreement in respect of any such Eurocurrency Loan, means a TARGET Day;

(c) if such day relates to any interest rate settings as to a Eurocurrency Loan denominated in a currency other than Dollars or Euro, means any such day on which dealings in deposits in the relevant currency are conducted by and between banks in the London or other applicable offshore interbank market for such currency; and

(d) if such day relates to any fundings, disbursements, settlements and payments in a currency other than Dollars or Euro in respect of a Eurocurrency Loan denominated in a currency other than Dollars or Euro, or any other dealings in any currency other than Dollars or Euro to be carried out pursuant to this Agreement in respect of any such Eurocurrency Loan (other than any interest rate settings), means any such day on which banks are open for foreign exchange business in the principal financial center of the country of such currency.

“CAM Exchange” means the exchange of the Lenders’ interests on the CAM Exchange Date provided for in Article VII.

“CAM Exchange Date” means the earliest to occur of (x) the date on which any Event of Default referred to in clause (h) or (i) of Article VII shall occur with respect to the Company and (y) the date on which the Loans are accelerated pursuant to Article VII.

“CAM Percentage” means, as to each Lender, a fraction, expressed as a decimal, of which (a) the numerator shall be the aggregate Dollar Equivalent of the Designated Obligations owed to such Lender (whether or not at the time due and payable) immediately prior to the CAM Exchange Date and (b) the denominator shall be the aggregate Dollar Equivalent of the Designated Obligations owed to all the Lenders (whether or not at the time due and payable) on the CAM Exchange Date and immediately prior to the CAM Exchange.

“Capital Expenditures” means, for any period, the additions to property, plant and equipment and other capital expenditures of the Company and its Consolidated Subsidiaries that are (or are required to be) set forth in a consolidated statement of cash flows of the Company for such period prepared in accordance with GAAP.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP as in effect on the Closing Date, and the amount of such obligations as of any date shall be the capitalized amount thereof determined in accordance with GAAP as in effect on the Closing Date that would appear on a balance sheet of such Person prepared as of such date.

“Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the Issuing Bank and the Revolving Lenders, as collateral for the L/C Exposures, cash or deposit account balances (“Cash Collateral”) pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and the Issuing Bank (which documents are hereby consented to by the Revolving Lenders). Cash Collateral shall be maintained in blocked, non-interest bearing deposit accounts at DBNY.

“Cash Equivalents” means (i) Dollars, Euros, Sterling, Swedish Krona and, in the case of any of the Foreign Subsidiaries of the Company, such local currencies held by them from time to time in the ordinary course of their businesses, (ii) securities issued or directly fully guaranteed or insured by the governments of the United States, Switzerland, Japan, Canada and members of the European Union or any agency or instrumentality thereof (provided that the full faith and credit of the respective such government is pledged in support thereof) having maturities of not more than six months from the date of acquisition, (iii) securities issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within six months from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either

S&P or Moody’s, (iv) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers’ acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any domestic commercial bank or commercial bank of a foreign country recognized by the United States, (x) in the case of a domestic commercial bank, having capital and surplus in excess of $500,000,000 and outstanding debt which is rated “A” (or similar equivalent thereof) or higher by at least one nationally recognized statistical rating organization (as defined under Rule 436 under the Securities Act) and (y) in the case of a foreign commercial bank, having capital and surplus in excess of $250,000,000 (or the foreign currency equivalent thereof), (v) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iv) above entered into with any financial institution meeting the qualifications specified in clause (iv) above, (vi) commercial paper having a rating of at least A-1 from S&P or at least P-1 from Moody’s and in each case maturing within six months after the date of acquisition and (vii) investments in money market funds which invest substantially all their assets in securities of the types described in clauses (i) through (vi) above. Furthermore, with respect to Foreign Subsidiaries of the Company, Cash Equivalents shall include bank deposits (and investments pursuant to operating account agreements) maintained with various local banks in the ordinary course of business consistent with past practice of the Company’s Foreign Subsidiaries.

“Cash Management Bank” means any Person that was a Lender or an Affiliate of a Lender (x) on the Closing Date or (y) at the time the Company or any Subsidiary initially incurred any Cash Management Obligation to such Person.

“Cash Management Obligations” means obligations owed by the Company or any Subsidiary to any Lender or any Affiliate of a Lender in respect of (1) any overdraft and related liabilities arising from treasury, depository and cash management services or any automated clearing house transfers of funds and (2) the Company’s or any Subsidiary’s participation in commercial (or purchasing) card programs at the Lender or any Affiliate (“card obligations”).

“Casualty Event” means, with respect to any property of the Company or any Subsidiary, any loss or damage to, or any condemnation or other taking by a Governmental Authority of, such property for which the Company or any Subsidiary receives any insurance proceeds (other than proceeds of business interruption insurance) or condemnation awards in excess of $15,000,000 in the aggregate in any fiscal year of the Company.

“Change of Control” means:

(i) any “person” (as defined in Section 13(d) of the Exchange Act) other than the Permitted Holders shall become the owner, directly or indirectly, beneficially or of record, of shares representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the Company;

(ii) the Company shall at any time cease to own directly or indirectly 100% of the Equity Interests of the Bermuda Borrower;

(iii) the Board of Directors of the Company shall cease to consist of a majority of Continuing Directors; or

(iv) a “change of control” or similar event shall occur as provided in any Specified Indebtedness or any Permitted Refinancing Indebtedness in respect thereof.

“Change in Law” means (a) the adoption of any law, treaty, rule or regulation after the date of this Agreement, (b) any change in any law, treaty, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or any Issuing Bank (or, for purposes of Section 2.14(b), by any lending office of such Lender or by such Lender’s or such Issuing Bank’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law,” regardless of the date enacted, adopted or issued.

“Charges” has the meaning assigned to such term in Section 9.14.

“Class” when used in reference to any (x) Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are U.S. Revolving Loans, Alternative Currency Revolving Loans, Tranche B Term Loans, Incremental Term Loans of any series, Extended Term Loans of any series, Replacement Term Loans of any series, Alternative Currency Swingline Loans or U.S. Swingline Loans and (y) when used with respect to any Commitment, refers to whether such Commitment is a Tranche B Term Loan Commitment, U.S. Revolving Commitment, Alternative Currency Revolving Commitment or Extended Revolving Commitment of any series.

“Closing Date” means the date on which the conditions specified in Section 4.01 of this Agreement were satisfied (or waived in accordance with Section 9.02 of this Agreement).

“Closing Date Asset Sale” means the sale of the “DAL Shares” and the “DPF Interests” (each as defined in the Acquisition Agreement, dated as of September 17, 2012, by and between the Company and ITOCHU Corporation) and the other transactions contemplated in connection therewith pursuant to such acquisition agreement.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Co-Documentation Agent” means each of Merrill Lynch, Pierce, Fenner & Smith Incorporated Coöperatieve Centrale Raiffeisen – Boerenleenbank B.A., “Rabobank Nederland”, New York Branch and The Bank of Nova Scotia, in its capacity as co-documentation agent for the credit facility evidenced by this Agreement.

“Collateral” means all the “Collateral” as defined in any Collateral Document and all Mortgaged Properties (or any equivalent term).

“Collateral Documents” means, collectively the U.S. Guarantee and Security Agreement, each Foreign Guarantee and Security Agreement, each Mortgage, each security agreement, pledge agreement or other similar agreement delivered to the Administrative Agent and the Lenders pursuant to Section 5.09 and each of the other agreements, instruments or documents executed by any Loan Party that creates or purports to create a Lien in favor of the Administrative Agent for the benefit of the Secured Parties.

“Commitment” means a U.S. Revolving Commitment, Alternative Currency Revolving Commitment, Extended Revolving Commitment, Tranche B Term Loan Commitment or Delayed Draw Tranche B Term Loan Commitment.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Company” means Dole Food Company, Inc., a Delaware corporation.

“Company Materials” has the meaning assigned to such term in Section 5.01.

“Consolidated EBIT” means, for any period, the Consolidated Net Income (without giving effect to (x) any extraordinary gains or losses and (y) any gains or losses from sales of assets other than inventory sold in the ordinary course of business) before (i) total interest expense (inclusive of amortization of deferred financing fees and any other original issue discount) of the Company and its Consolidated Subsidiaries determined on a consolidated basis for such period, and (ii) provision for taxes based on income and foreign withholding taxes, in each case to the extent deducted in determining Consolidated Net Income for such period.

“Consolidated EBITDA” means for any period, Consolidated EBIT, adjusted by (x) adding thereto (in each case to the extent deducted in determining Consolidated Net Income for such period and not already added back in determining Consolidated EBIT) the amount of (i) all depreciation and amortization expense that were deducted in determining Consolidated EBIT for such period, (ii) any other non-cash charges incurred in such period, to the extent that same were deducted in arriving at Consolidated EBIT for such period, (iii) the amount of all fees and expenses incurred in connection with the Transactions (provided that the aggregate amount of such fees and expenses incurred following the 18 month anniversary of the Closing Date and added back pursuant to this clause (iii) shall not exceed $10,000,000 for all such periods) or any refinancing or amendment of any Indebtedness for such period to the extent same were deducted in arriving at Consolidated EBIT for such period, (iv) charges incurred in such period related to the European Commission Decisions and (v) any losses attributable to the interest component of cross-currency hedging arrangements even if such transactions are treated for GAAP purposes as foreign exchange transactions to the extent same were deducted in arriving at Consolidated EBIT for such period, and (y) subtracting therefrom, (i) to the extent included in arriving at Consolidated EBIT for such period, the amount of non-cash gains during such period, (ii) the aggregate amount of all cash payments made during such period in connection with non-cash charges incurred in a prior period, to the extent such non-cash charges were added back pursuant to clause (x)(ii) above (and, for the avoidance of doubt, not added back pursuant to any other component of this definition) in a prior period and (iii) any gains attributable to the interest component of cross-currency hedging arrangements even if such transactions are treated for GAAP purposes as foreign exchange transactions to the extent same were included in arriving at Consolidated EBIT for such period. Notwithstanding the foregoing, subject to adjustment for Specified Transactions occurring after the Closing Date, Consolidated EBITDA for the fiscal quarters ending June 16, 2012, October 6, 2012 and December 29, 2012 shall be deemed to be $81,058,000, $32,611,000 and $14,247,000, respectively.

“Consolidated Interest Coverage Ratio” means, for any Test Period, the ratio of (x) Consolidated EBITDA for such Test Period to (y) Consolidated Interest Expense payable in cash for such Test Period.

“Consolidated Interest Expense” means, for any period, (i) the total consolidated interest expense of the Company and its Consolidated Subsidiaries (including, without limitation, all commissions, discounts and other commitment and banking fees and charges (e.g., fees with respect to letters of credit and Swap Agreements, but only to the extent such commissions, discounts, and other fees and charges are treated as “interest expense” pursuant to GAAP) for such period, adjusted to exclude (to the extent same would otherwise be included in the calculation above in this clause (i)) (x) the amortization or write off of any deferred financing costs for such period (including in connection with the Transactions) and (y) any interest component of accruals for the European Commission Decision plus (ii) without duplication, (x) that portion of Capital Lease Obligations of the Company and its Subsidiaries on a consolidated basis representing the interest factor for such period, (y) the “deemed interest expense” (i.e., the interest expense which would have been applicable if the respective obligations were structured as on-balance sheet financing arrangements) with respect to all Indebtedness of the Company and its Subsidiaries of the type described in clause (viii) of the definition of Indebtedness contained herein (to the extent same does not arise from a financing arrangement constituting an operating lease) for such period and (z) gains or losses attributable to the interest component of cross-currency hedging arrangements even if such transactions are treated for GAAP purposes as foreign exchange transactions.

“Consolidated Leverage Ratio” means, for any Test Period, the ratio of (a) Consolidated Total Indebtedness as of the last day of such Test Period to (b) Consolidated EBITDA for such Test Period.

“Consolidated Net Income” means, for any period, the net income (or loss) of the Company and its Consolidated Subsidiaries determined on a consolidated basis for such period (taken as a single accounting period) in accordance with GAAP; provided that the following items shall be excluded in computing Consolidated Net Income (without duplication): (i) except for determinations expressly required to be made on a Pro Forma Basis, the net income (or loss) of any Person accrued prior to the date it becomes a Consolidated Subsidiary or all or substantially all of the property or assets of such Person are acquired by a Consolidated Subsidiary, (ii) the net income of any Consolidated Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Consolidated Subsidiary of such net income is not at the time permitted by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Consolidated Subsidiary and any non-cash share-based compensation expense.

“Consolidated Net Leverage Ratio” means, for any Test Period, the ratio of (a) Consolidated Total Net Indebtedness as of the last day of such Test Period to (b) Consolidated EBITDA for such Test Period

“Consolidated Subsidiaries” means Subsidiaries that are consolidated with the Company in accordance with GAAP.

“Consolidated Total Assets” means, as of the date of any determination thereof, total assets of the Company and its Subsidiaries calculated in accordance with GAAP on a consolidated basis as of such date.

“Consolidated Total Indebtedness” means at any time the sum, without duplication, of (i) the aggregate principal amount of Indebtedness of the Company and its Subsidiaries outstanding as of such time calculated on a consolidated basis (other than Indebtedness described in clause (ii), (v) or (vii) of the definition of “Indebtedness” (provided that there shall be included in Consolidated Total Indebtedness, any Indebtedness (x) in respect of drawings under letters of credit to the extent not reimbursed within two Business Days after the date of such drawing and (y) in respect of any Swap Agreement not permitted by Section 6.01(l))) plus (ii) the principal amount of any obligations of any Person (other than the Company or any Subsidiary) of the type described in the foregoing clause (i) that are Guaranteed by the Company or any Subsidiary (whether or not reflected on a consolidated balance sheet of the Company).

“Consolidated Total Net Indebtedness” means at any time the excess, of (i) Consolidated Total Indebtedness at such time over (ii) the aggregate amount of unrestricted cash and Cash Equivalents of the Company and its Subsidiaries at such time held free and clear of all Liens other than Liens securing the Obligations and bankers’ liens and similar inchoate Liens.

“Continuing Directors” means the directors of the Company on the Closing Date and each other director if such director’s election to, or nomination for the election to, the Board of Directors of the Company is recommended or approved by a majority of then Continuing Directors.

“Control” means, with respect to any Person, the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

“Credit Event” means each of the following: (a) a Borrowing and (b) an L/C Disbursement.

“Credit Exposure” means, as to any Lender at any time, the sum of (a) such Lender’s Revolving Credit Exposure at such time, plus (b) the aggregate amount of its Term Loans outstanding at such time.

“DBNY” means Deutsche Bank AG New York Branch, in its individual capacity and any successor corporation thereto by merger, consolidated or otherwise.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event or condition which constitutes an Event of Default or, which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Default Rate” has the meaning provided in Section 2.12(c).

“Defaulting Lender” means any Lender that (a) has failed to (i) fund all or any portion of any Class of Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Company in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, any Issuing Bank, the Swingline Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swingline Loans) within two Business Days of the date when due, (b) has notified the Company, the Administrative Agent or any Issuing Bank or Swingline Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Company, to confirm in writing to the Administrative Agent and the Company that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Company), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender upon delivery of written notice of such determination to the Company, each Issuing Bank, the Swingline Lender and each Lender.

“Delayed Draw Commitment Period” means the period from the Closing Date to the Delayed Draw Termination Date.

“Delayed Draw Termination Date” means the earliest of (i) 5:00 p.m. on the 180th day following the Closing Date, (ii) the date on which two borrowings have occurred in the aggregate since the Closing Date pursuant to Section 2.01(d) and (iii) the date on which the Delayed Draw Tranche B Term Loan Commitments are terminated pursuant to Section 2.08.

“Delayed Draw Tranche B Term Loan Commitment” means, as to any Lender, the obligation of such Lender, if any, to make a Tranche B Term Loan to the Borrowers pursuant to Section 2.01(d) as such commitment may be (a) reduced from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender’s Delayed Draw Tranche B Term Loan Commitment is set forth on Schedule 2.01, or in the Assignment and Assumption pursuant to which such Lenders shall have assumed a Delayed Draw Tranche B Term Loan Commitment, as applicable. The initial aggregate amount of the Lenders’ Delayed Draw Tranche B Term Loan Commitments is $125,000,000.

“Delayed Draw Commitment Fee Rate” means the rate per annum based on the number of days following the Closing Date pursuant to the following table:

No. of days after Closing Date	Delayed Draw Commitment Fee
0-30	0%
31-60	1.00%
61-120	2.50%
121-180	5.00%

“Designated Non-Cash Consideration” means the fair market value of non-cash consideration received by the Company or any Subsidiary in connection with a Disposition made pursuant to Section 6.11(k) that is designated as “Designated Non-Cash Consideration” on the date received pursuant to a certificate of a Responsible Officer of the Company setting forth the basis of such fair market value (with the amount of Designated Non-Cash Consideration in respect of any Disposition being reduced for purposes of Section 6.11(k) to the extent the Company or any Subsidiary converts the same to cash or Cash Equivalents following the closing of the applicable Disposition).

“Designated Obligations” means all obligations of the Borrowers with respect to (a) principal of and interest on the Loans, (b) unreimbursed L/C Disbursements and interest thereon, (c) the aggregate Outstanding Amount of all Letters of Credit at such time to the extent not cash collateralized and (d) accrued and unpaid fees under the Loan Documents.

“Disposition” means, with respect to any Property, any sale, lease, sale and leaseback, assignment, conveyance, transfer or other disposition thereof, and the terms “Dispose” and “Disposed of” shall have correlative meanings, but excluding, licenses, sublicenses, leases and subleases entered into in the ordinary course of business, or consistent with past practice, or that are customarily entered into by companies in the same or similar lines of business.

“Disqualified Equity Interests” means any Equity Interest which, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (a) matures or is mandatorily redeemable (other than solely for Qualified Equity Interests), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control, public equity offering or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control, public equity offering or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of the Commitments and the expiration, cancellation, termination or cash collateralization of any Letters of Credit in accordance with the terms hereof), (b) is redeemable at the option of the holder thereof (other than solely for Qualified Equity Interests and except as permitted in clause (a) above), in whole or in part, (c) requires the scheduled payments of dividends in cash (for this purpose, dividends shall not be considered required if the issuer has the option to permit them to accrue, cumulate, accrete or increase in liquidation preference or if the Company has the option to pay such dividends solely in Qualified Equity Interests), or (d) is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is 6 months after the Term Loan Maturity Date.

“Dollar Equivalent” means, at any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in any Alternative Currency, the equivalent amount thereof in Dollars as determined by the Administrative Agent or the Issuing Bank, as the case may be, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of Dollars with such Alternative Currency.

“Dollars” or “$” refers to lawful money of the United States of America.

“Domestic Subsidiary” means a Subsidiary organized under the laws of a jurisdiction located in the United States of America.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 9.04(b)(iii), (v) and (vi) (subject to such consents, if any, as may be required under Section 9.04(b)(iii)).

“EMU” means the economic and monetary union in accordance with the Treaty of Rome 1957, as amended by the Single European Act 1986, the Maastricht Treaty of 1992 and the Amsterdam Treaty of 1998.

“EMU Legislation” means the legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency.

“Environmental Claims” means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violation, investigations or proceedings relating in any way to any violation (or alleged violation) by the Company or any of its Subsidiaries under any Environmental Law or any permit issued to the Company or any of its Subsidiaries under any such law (hereunder “Claims”), including, without limitation, (a) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recover, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

“Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, imposing liability or standards of conduct concerning protection of the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or the effect of Hazardous Materials on the environment on health and safety matters.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Company or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Company, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) any “reportable event,” as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) with respect to any Plan, a failure to satisfy the minimum funding standard within the meaning of Section 412 of the Code or Section 302 of ERISA, whether or not waived; (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Company or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Company or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Company or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal of the Company or any of its ERISA Affiliates from any Plan or Multiemployer Plan; or (g) the receipt by the Company or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Company or any ERISA Affiliate of any notice, concerning the imposition upon the Company or any of its ERISA Affiliates of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

“Euro” and/or “EUR” means the single currency of the Participating Member States.

“Eurocurrency,” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the LIBO Rate.

“European Commission Decision” means the €45.6 million fine imposed by the European Commission on the Company and certain of its Subsidiaries as more particularly described in a press release issued by the European Commission on October 15, 2008.

“Event of Default” has the meaning assigned to such term in Article VII.

“Excess Cash Flow” means, for any period, (a) net cash flow provided by (used in) operating activities for such period as reported on the consolidated statements of cash flow of the Company and its Consolidated Subsidiaries for such period delivered under Section 5.01 minus (b) the sum of, in each case to the extent not otherwise reducing net cash flow provided by (used in) operating activities in such period, without duplication, (i) scheduled principal payments and payments of interest in each case made in cash on Indebtedness for borrowed money during such period (including for purposes hereof, sinking fund payments, payments in respect of the principal components under capital leases and the like relating thereto), in each case other than to the extent financed with equity proceeds, Equity Interests, asset sale proceeds, insurance proceeds or the proceeds of Indebtedness (excluding Indebtedness under any revolving credit facility), (ii) optional prepayments of Indebtedness for borrowed money (other than the Loans) during such period in each case other than to the extent financed with equity proceeds, Equity Interests, asset sale proceeds, insurance proceeds or the proceeds of Indebtedness (excluding Indebtedness under any revolving credit facility); provided that in the case of any revolving Indebtedness such repayment shall only be included in this clause (ii) to the extent that such repayment results in a permanent reduction of the commitments thereunder, (iii) the aggregate amount of all Capital Expenditures made by the Company and its Subsidiaries during such period other than to the extent financed with equity proceeds, Equity Interests, asset sale proceeds, insurance proceeds or the proceeds of Indebtedness (excluding Indebtedness under any revolving credit facility) and (iv) other than to the extent financed with equity proceeds, Equity Interests, asset sale proceeds, insurance proceeds or the proceeds of Indebtedness (excluding Indebtedness under any revolving credit facility), cash sums expended for Investments pursuant to Section 6.05 (other than with respect to any amount expended on such Investments through the use of the Available Amount) during such period.

“Excess Cash Flow Payment Period” means, with respect to any Excess Cash Flow Payment Date, the immediately preceding fiscal year of the Company commencing with the fiscal year ending December 28, 2013.

“Excess Cash Flow Payment Date” means the date occurring three (3) Business Days after the 90th day following the last day of a fiscal year of the Company.

“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason not to constitute an “eligible contract participant” as defined in the Commodity Exchange Act at the time the Guarantee of such Guarantor becomes effective with respect to such related Swap Obligation.

“Excluded Taxes” means, with respect to the Administrative Agent, any Lender, any Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of any Loan Party under any Loan Document, (a) income or franchise taxes imposed on (or measured by) its net income by any jurisdiction as a result of such recipient being organized or having its principal office located in or, in the case of any Lender, having its applicable lending office located in, such jurisdiction, (b) any branch profits taxes within the meaning of Section 884(a) of the Code, or any similar tax, imposed by any jurisdiction described in clause (a) above, (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Company under Section 2.18), making Loans to the Company, any U.S. federal withholding tax imposed with respect to any Loans made to the Company on amounts payable to such Foreign Lender pursuant to a Law in effect at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts with respect to such withholding tax pursuant to Section 2.16, (d) any withholding tax that is attributable to such Foreign Lender’s failure to comply with Section 2.16(e) and (e) any U.S. federal withholding Taxes imposed under FATCA.

“Existing Credit Agreements” means (a) the credit agreement among Dole Food Company, Inc., Solvest, Ltd, the various lending institutions party thereto, the other parties thereto and Deutsche Bank AG New York Branch, as administrative agent, dated as of March 28, 2003, amended and restated as of April 18, 2005 and further amended and restated as of April 12, 2006, as amended on March 18, 2009, as amended on October 26, 2009, as amended on March 2, 2010 and as amended on July 8, 2011 and (b) the credit agreement among Dole Food Company, Inc., as borrower, the various lenders party thereto, the other parties thereto and Deutsche Bank AG New York Branch, as administrative agent, dated as of April 12, 2006, as amended on March 18, 2009, as amended on October 26, 2009, as amended on March 2, 2010 and as amended on July 8, 2011.

“Existing Letters of Credit” means the Letters of Credit listed on Schedule 2.05.

“Existing Notes” means the Company’s (a) 8.75% Debentures due 2013, (b) 13.875% Senior Secured Notes due 2014 and (c) 8% Senior Secured Notes due 2016.

“Existing Term Loan Class” has the meaning set forth in Section 2.20(a).

“Extended Revolving Commitments” means revolving credit commitments established pursuant to Section 2.20 that are substantially identical to the Revolving Commitments of either Class except that such Revolving Commitments may have a later maturity date and different provision with respect to interest rates and fees than those applicable to the Revolving Commitments of such Class.

“Extended Term Loans” has the meaning set forth in Section 2.20(a).

“Extending Term Lender” has the meaning provided in Section 2.20(c).

“Extension Election” has the meaning set forth in Section 2.20(c).

“Extension Request” has the meaning provided in Section 2.20(a).

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof.

“Federal Funds Effective Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Effective Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to DBNY on such day on such transactions as determined by the Administrative Agent.

“Fee Letter” means the Fee Letter, dated as of the Closing Date, by and among the Arrangers and the Company.

“Financial Covenant Event of Default” has the meaning assigned to such term in Article VII.

“Financial Officer” means the chief financial officer, principal accounting officer, treasurer or controller of the Company.

“Financials” has the meaning provided in the definition of “Applicable Rate.”

“First Lien Intercreditor Agreement” means an intercreditor agreement, substantially in the form of Exhibit J (with such changes thereto as are reasonably acceptable to the Administrative Agent), by and between the Administrative Agent and the collateral agent for one or more classes of Refinancing Debt Securities that are intended to be secured by Liens ranking pari passu with the Liens securing the Obligations.

“Flood Insurance Laws” means, collectively, (i) the National Flood Insurance Act of 1968, (ii) the Flood Disaster Protection Act of 1973, (iii) the National Flood Insurance Reform Act of 1994 and (iv) the Flood Insurance Reform Act of 2004, or, in each case, any successor statute thereto.

“Foreign Casualty Event” has the meaning assigned to such term in Section 2.10(b)(vii).

“Foreign Disposition” has the meaning provided in Section 2.10(b)(vii).

“Foreign Guarantee and Security Agreement” means, collectively as the context requires, (i) with respect to any Foreign Guarantor, a guarantee agreement in form reasonably satisfactory to the Administrative Agent, pursuant to which such Foreign Guarantor shall Guarantee the payment and performance of the Foreign Obligations and (ii) with respect to each Foreign Loan Party, each security agreement, pledge agreement or other document reasonably requested by the Administrative Agent in order to secure the Foreign Obligations by the assets of such Foreign Loan Party to substantially the same extent as the Obligations are required to be secured by the U.S. Guarantee and Security Agreement and the provisions of Section 5.09, together with each other supplement thereto executed and delivered pursuant to Section 5.09.

“Foreign Guarantors” means (i) each Foreign Subsidiary of the Company that is party to a Foreign Guarantee and Security Agreement on the Closing Date and (ii) each Specified Foreign Subsidiary that becomes a party to the Foreign Guarantee and Security Agreement after the Closing Date pursuant to Section 5.09 or otherwise.

“Foreign Holding Company” means any Domestic Subsidiary (i) substantially all of the assets of which consist of Equity Interests and Indebtedness issued by Foreign Subsidiaries of the Company and (ii) which has not incurred any Indebtedness for money borrowed from any Person other than the Company or a Subsidiary, other than Guarantees of Indebtedness of Foreign Subsidiaries.

“Foreign Jurisdiction Deposit” means a deposit or Guarantee incurred in the ordinary course of business and required by any Governmental Authority in a foreign jurisdiction as a condition of doing business in such jurisdiction.

“Foreign Lender” means any Lender or Issuing Bank that is not a United States person within the meaning of
Section 7701(a)(30) of the Code.

“Foreign Loan Parties” means the Bermuda Borrower and any Foreign Guarantor.

“Foreign Obligations” means all Obligations in respect of (v) any Revolving Loans and Swingline Loans made to the Bermuda Borrower, (w) any L/C Credit Extension to the Bermuda Borrower, (x) any fees and expenses relating to the enforcement of this Agreement or any other Loan Document against any Foreign Loan Party, (y) any Cash Management Obligations incurred directly by a Foreign Subsidiary and (z) any Secured Hedge Agreement to which any Foreign Subsidiary is a party.

“Foreign Secured Parties” means the Administrative Agent, the Revolving Lenders (solely in respect of Foreign Obligations) and the other holders from time to time of any Foreign Obligations.

“Foreign Subsidiary” means any direct or indirect Subsidiary of the Company that is not a Domestic Subsidiary.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“Funded Debt” means all Indebtedness of the Company and the Subsidiaries for borrowed money that matures more than one year from the date of its creation or matures within one year from such date that is renewable or extendable, at the option of such Person, to a date more than one year from such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year from such date, including Indebtedness in respect of the Loans.

“GAAP” means generally accepted accounting principles in the United States of America.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the effect of rendering such person liable for any Indebtedness or other monetary obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other monetary obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other monetary obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other monetary obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or monetary obligation; provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Guarantee of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation, or portion thereof, in respect of which such Guarantee is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee, unless such primary obligation or the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee shall be such guaranteeing person’s maximum reasonably anticipated liability in respect thereof as determined by the Company in good faith.

“Guarantors” means the U.S. Guarantors and the Foreign Guarantors.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Hedge Bank” means any Person that is a Lender or an Affiliate of a Lender (x) on the Closing Date or (y) at the time it enters into a Secured Hedge Agreement, in its capacity as a party thereto.

“Honor Date” has the meaning provided in Section 2.05(c)(i).

“Increased Commitments” has the meaning provided in Section 2.19(a).

“Increasing Lender” has the meaning provided in Section 2.19(a).

“Incremental Substitute Indebtedness” means Indebtedness consisting of loans or debt securities issued or Guaranteed by the U.S. Loan Parties that is designated by the Company in a certificate of a Responsible Officer of the Company delivered to the Administrative Agent as “Incremental Substitute Indebtedness” prior to the date of incurrence; provided that (i) such Indebtedness does not have a final maturity that is prior to the Term Loan Maturity Date or a Weighted Average Life to Maturity that is shorter than the Weighted Average Life to Maturity of the then outstanding Term Loans of any Class, (ii) such Indebtedness is not secured by a Lien on any assets of the Company or any of its Subsidiaries except for Liens permitted by Section 6.02(w), (iii) such Indebtedness is not incurred or Guaranteed by any Subsidiaries that are not U.S. Loan Parties, (iv) on the date of incurrence of such Indebtedness (x) the Company shall be in compliance, calculated on a Pro Forma Basis (assuming for this purpose that all Increased Commitments were fully drawn), with the covenants contained in Section 6.09 as of the last day of the most recent fiscal quarter of the Company for which financial statements have been delivered pursuant to Section 5.01(a) or (b) prior to such time, (v) the aggregate principal amount of Incremental Substitute Indebtedness incurred following the Closing Date, when aggregated with the aggregate amount of all Increased Commitments and Incremental Term Loans (other than Refinancing Term Loans) established following the Closing Date shall not exceed the greater of (A) $150,000,000 and (B) any other amount so long as on a Pro Forma Basis (and assuming all Increased Commitments were fully drawn) the Senior Secured Net Leverage Ratio as of the last day of the most recent fiscal quarter of the Company for which financial statements have been delivered pursuant to Section 5.01(a) or (b) prior to such time would not exceed 2.50 to 1.0 and (vi) the other terms and conditions relating to such debt securities or loans (other than interest rates and call protection) are not in the aggregate materially more restrictive than the terms of this Agreement as determined in good faith by the Company.

“Incremental Term Loan” has the meaning assigned to such term in Section 2.19(a).

“Indebtedness” means, as to any Person, without duplication, (i) all indebtedness (including principal, interest, fees and charges) of such Person for borrowed money or for the deferred purchase price of property or services, (ii) the maximum amount available to be drawn or paid under all letters of credit, bankers’ acceptances, bank guaranties and similar obligations issued for the account of such Person and all unpaid drawings and unreimbursed payments in respect of such letters of credit, bankers’ acceptances, bank guaranties and similar obligations, (iii) all indebtedness of the types described in clause (i), (ii), (iv), (v), (vi) or (vii) of this definition secured by any Lien on any property owned by such Person, whether or not such indebtedness has been assumed by such Person (provided that, if the Person has not assumed or otherwise become liable in respect of such indebtedness, such indebtedness shall be deemed to be in an amount equal to the fair market value of the property to which such Lien relates as determined in good faith by such Person), (iv) the aggregate amount of all Capital Lease Obligations of such Person, (v) all obligations of such Person to pay a specified purchase price for goods or services, whether or not delivered or accepted, i.e., take-or-pay and similar obligations, (vi) all Guarantees by such Person of Indebtedness of others, (vii) all obligations under any Interest Rate Protection Agreement, any Other Hedging Agreement, Commodity Agreements or under any similar type of agreement and (viii) obligations arising under Synthetic Leases. Notwithstanding the foregoing, Indebtedness shall not include trade payables, accrued expenses and deferred tax and other credits incurred by any Person in accordance with customary practices and in the ordinary course of business of such Person.

“Indemnified Taxes” means Taxes other than Excluded Taxes.

“Indemnitee” has the meaning set forth in Section 9.03(b).

“Information” has the meaning specified in Section 9.12.

“Interest Election Request” means a request by the applicable Borrower (or the Company on behalf of the applicable Borrower) to convert or continue a Revolving Borrowing in accordance with Section 2.03.

“Interest Payment Date” means (a) with respect to any Base Rate Loan (including a Swingline Loan), the last Business Day of each March, June, September and December and (b) with respect to any Eurocurrency Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurocurrency Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period.

“Interest Period” means with respect to any Eurocurrency Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months, or any other period as may be agreed to and is available to all applicable Lenders, thereafter, as the applicable Borrower (or the Company on behalf of the applicable Borrower) may elect; provided that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Eurocurrency Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period pertaining to a Eurocurrency Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and, in the case of a Revolving Borrowing, thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests or debt or other securities of another Person or (b) a loan, advance or capital contribution to, Guarantee of Indebtedness of, assumption of Indebtedness of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person or (c) the purchase or other acquisition (in one transaction or a series of transactions) of all or substantially all of the property and assets or business of another Person or assets constituting a business unit, line of business or division of such Person. For purposes of Section 6.05,(i) the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment, and (ii) in the event the Company or any Subsidiary (an “Initial Investing Person”) transfers an amount of cash or other Property (the “Invested Amount”) for purposes of permitting the Company or one or more other Subsidiaries to ultimately make an Investment of the Invested Amount in the Company, any Subsidiary or any other Person (the Person in which such Investment is ultimately made, the “Subject Person”) through a series of substantially concurrent intermediate transfers of the Invested Amount to the Company or one or more other Subsidiaries other than the Subject Person (each an “Intermediate Investing Person”), including through the incurrence or repayment of intercompany Indebtedness, capital contributions or redemptions of Equity Interests, then, for all purposes of Section 6.05, any transfers of the Invested Amount to Intermediate Investing Persons in connection therewith shall be disregarded and such transaction, taken as a whole, shall be deemed to have been solely an Investment of the Invested Amount by the Initial Investing Person in the Subject Person and not an Investment in any Intermediate Investing Person.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).

“Issuer Documents” means, with respect to any Letter of Credit, the Letter of Credit Application and any other document, agreement and instrument entered into by the Issuing Bank and the Company (or any Subsidiary) or in favor of the Issuing Bank and relating to such Letter of Credit.

“Issuing Bank” means DBNY, and any other Lender (subject to such Lender’s consent) designated by the Company and consented to by the Administrative Agent that becomes an Issuing Bank, in each case in its capacity as an issuer of Letters of Credit hereunder, and any successors in such capacity as provided in Section 9.04. An Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate. Notwithstanding the foregoing, “Issuing Bank” with respect to each Existing Letter of Credit shall mean the Person listed as such on Schedule 2.05.

“knowledge” of any Person, means, except as otherwise set forth in this Agreement, the actual (but not the constructive or imputed) knowledge of such Person with any implication of verification or investigation concerning such knowledge.

“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities.

“L/C Advance” means a U.S. L/C Advance or an Alternative Currency L/C Advance.

“L/C Borrowing” means a U.S. L/C Borrowing or an Alternative Currency L/C Borrowing.

“L/C Credit Extension” means a U.S. L/C Credit Extension or an Alternative Currency L/C Credit Extension.

“L/C Disbursement” means a U.S. L/C Disbursement or an Alternative Currency L/C Disbursement.

“L/C Exposure” means the U.S. L/C Exposure or the Alternative Currency L/C Exposure.

“L/C Exposure Sublimit” means (i) from the Closing Date through the fifth day after the Closing Date (or such later date as may be agreed by the Administrative Agent in its sole discretion), $90,000,000 and (ii) thereafter $75,000,000.

“Lenders” means the Persons listed on Schedule 2.01 and any other Person that shall have become a Lender hereunder pursuant to Section 2.19 or pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption. Unless the context otherwise requires, the term “Lenders” includes the Swingline Lender.

“Letter of Credit” means a U.S. Letter of Credit or an Alternative Currency Letter of Credit.

“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the Issuing Bank.

“Letter of Credit Expiration Date” means the day that is five Business Days (or, in the case of a commercial letter of credit, 30 days) prior to the Revolving Credit Maturity Date (or, if such day is not a Business Day, the next preceding Business Day).

“LIBO Rate” means:

(a) for any Interest Period with respect to a Eurocurrency Borrowing, the rate per annum equal to the British Bankers Association LIBOR Rate (“BBA LIBOR”), as published by Reuters (or other commercially available source providing quotations of BBA LIBOR as designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for deposits in the relevant currency (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period. If such rate is not available at such time for any reason, then the “LIBO Rate” for such Interest Period shall be the rate per annum determined by the Administrative Agent to be the rate at which deposits in the relevant currency for delivery on the first day of such Interest Period in Same Day Funds in the approximate amount of the Eurocurrency Borrowing being made, continued or converted by DBNY and with a term equivalent to such Interest Period would be offered by DBNY’s London Branch (or other DBNY branch or Affiliate) to major banks in the London or other offshore interbank market for such currency at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period; and

(b) for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to (i) BBA LIBOR, at approximately 11:00 a.m., London time determined two London Banking Days prior to such date for Dollar deposits being delivered in the London interbank market for a term of one month commencing that day or (ii) if such published rate is not available at such time for any reason, the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the date of determination in same day funds in the approximate amount of the Base Rate Loan being made or maintained and with a term equal to one month would be offered by Deutsche Bank AG’s London Branch to major banks in the London interbank Eurodollar market at their request at the date and time of determination.

Notwithstanding the foregoing, the LIBO Rate with respect to any applicable Interest Period for a Borrowing of Tranche B Term Loans will be deemed to be 1.25% per annum if the LIBO Rate for such Interest Period for such Tranche B Term Loans calculated pursuant to the foregoing provisions would otherwise be less than 1.25% per annum

“Lien” means, with respect to any asset, any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset (or any capital lease having substantially the same economic effect as any of the foregoing).

“Loan Documents” means this Agreement, the Collateral Documents, any First Lien Intercreditor Agreement, any Second Lien Intercreditor Agreement, any Issuer Documents, each Additional Credit Extension Amendment, any promissory notes executed and delivered pursuant to Section 2.09(f), the Agency Fee Letter and any amendments, waivers, supplements or other modifications to any of the foregoing.

“Loan Parties” means, collectively, the U.S. Loan Parties and the Foreign Loan Parties.

“Loans” means the loans made by the Lenders to the Borrowers pursuant to this Agreement.

“Local Time” means (i) New York City time in the case of a Loan, Borrowing or L/C Disbursement denominated in Dollars to, or for the account of, the applicable Borrower and (ii) local time at the place of the relevant Loan, Borrowing or L/C Disbursement (or such earlier local time as is necessary for the relevant funds to be received and transferred to the Administrative Agent for same day value on the date the relevant reimbursement obligation is due) in the case of a Loan, Borrowing or L/C Disbursement which is denominated in an Alternative Currency or which is made to, or for the account of, the Bermuda Borrower.

“Mandatory Cost” means, in the case of any Loan denominated in a currency other than Dollars, the cost imputed to each Lender of compliance with any reserve asset requirements of the European Central Bank.

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, property or financial condition of the Company and its Subsidiaries taken as a whole, (b) the validity or enforceability against the Loan Parties of the Loan Documents, taken as a whole, (c) the material rights and remedies of the Administrative Agent or any Lender under the Loan Documents, taken as a whole, or (d) the ability of the Loan Parties, taken as a whole, to perform their material obligations under the Loan Documents, taken as a whole.

“Material Indebtedness” means Indebtedness (other than the Loans and Letters of Credit) of any one or more of the Company and its Subsidiaries in an aggregate principal amount exceeding $25,000,000.

“Material Real Property” means(i) as of the Closing Date, any real property owned by a Loan Party listed on Schedule 3.05 and (ii) at all times after the Closing Date, any real property acquired by any Loan party with a fair market value as of such date in excess of $10,000,000.

“Material Subsidiary” means any Subsidiary (or group of Subsidiaries as to which a specified condition applies) that would be a “significant subsidiary” under Rule 1-02(w) of Regulation S-X.

“Maximum Rate” has the meaning assigned to such term in Section 9.14.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Mortgage” means any agreement, including but not limited to, mortgages, deeds of trust, trust deeds, and deeds to secure debt, as the same may be amended from time to time, made by the Loan Parties in favor or for the benefit of the Administrative Agent on behalf of the Secured Parties substantially in the form of Exhibit H (with such changes as may be customary to account for local Law matters or as otherwise may be reasonably satisfactory to the Administrative Agent) encumbering a Mortgaged Property.

“Mortgaged Property” means each parcel of real property (together with all improvements and fixtures thereon and rights appurtenant thereto) required to be encumbered by a Mortgage pursuant to Section 5.09.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Net Cash Proceeds” means (a) with respect to any Asset Sale or any Casualty Event, an amount equal to (i) the sum of cash and Cash Equivalents received in connection with such Asset Sale or Casualty Event (including any cash or Cash Equivalents received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received and, with respect to any Casualty Event, any insurance proceeds or condemnation awards in respect of such Casualty Event actually received by the Company or any Subsidiary) less (ii) the sum of (A) reasonable transaction costs (including, without limitation, any underwriting, brokerage or other customary selling commissions, reasonable legal, advisory and other fees and expenses (including title and recording expenses), associated therewith and sales, VAT and transfer taxes arising therefrom), (B) with respect to any Asset Sale, payments of unassumed liabilities relating to the assets sold or otherwise disposed of at the time of, or within 30 days after, the date of such Asset Sale, (C) the amount of such gross cash proceeds required to be used to permanently repay any Indebtedness (other than Indebtedness owed to the Lenders pursuant to this Agreement or which is secured by Liens permitted by Section 6.02(w)) which is secured by the respective assets which were subject to such Asset Sale or Casualty Event, (D) the estimated net marginal increase in income taxes which will be payable by the Company consolidated group or any Subsidiary of the Company with respect to the fiscal year in which such Asset Sale or Casualty Event occurs as a result of such Asset Sale or Casualty Event; and in the event of any such Asset Sale or Casualty Event of assets owned by a non-wholly owned Subsidiary, the proportionate share thereof attributable to minority interests (based upon such Persons’ relative holdings of Equity Interests in such Subsidiary); provided, however, that such cash and Cash Equivalents shall not include any portion thereof which the Company determines in good faith should be reserved for post-closing adjustments (to the extent the Company delivers to the Lenders a certificate signed by its chief financial officer or treasurer, controller or chief accounting officer as to such determination), it being understood and agreed that on the day that all such post-closing adjustments have been determined (which shall not be later than six months following the date of the respective Asset Sale), the amount (if any) by which the reserved amount in respect of such Asset Sale exceeds the actual post-closing adjustments payable by the Company or any of its Subsidiaries shall constitute Net Cash Proceeds on such date received by the Company and/or any of its Subsidiaries from such sale or other disposition.

“Non-Extension Notice Date” has the meaning set forth in Section 2.05(b)(iii).

“Note” means a promissory note made by the applicable Borrower in favor of a Lender evidencing Loans made by such Lender to such Borrower, substantially in the form of Exhibit B or Exhibit C, as applicable.

“Obligations” means all indebtedness (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) and other monetary obligations of any of the Loan Parties to any of the Lenders, their Affiliates and the Administrative Agent, individually or collectively, existing on the Closing Date or arising thereafter (direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured) arising or incurred under this Agreement or any of the other Loan Documents or any Secured Hedge Agreement or Cash Management Obligation (including under any of the Loans made or reimbursement or other monetary obligations incurred or any of the Letters of Credit or other instruments at any time evidencing any thereof), in each case whether now existing or hereafter arising, whether all such obligations arise or accrue before or after the commencement of any bankruptcy, insolvency or receivership proceedings (and whether or not such claims, interest, costs, expenses or fees are allowed or allowable in any such proceeding). Notwithstanding the foregoing, “Obligations” shall not include any Excluded Swap Obligation.

“OID” has the meaning assigned in Section 2.19(a).

“Original Currency” has the meaning assigned in Section 2.17(a).

“Other Taxes” means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

“Outstanding Amount” means (i) with respect to Loans on any date, the Dollar Equivalent amount of the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of such Loans occurring on such date; (ii) with respect to Swingline Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of such Swingline Loans occurring on such date; and (iii) with respect to any L/C Obligations on any date, the Dollar Equivalent amount of the aggregate outstanding amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by the Borrowers of Unreimbursed Amounts.

“Overnight Rate” means, for any day, (a) with respect to any amount denominated in Dollars, the greater of (i) the Federal Funds Effective Rate and (ii) an overnight rate determined by the Administrative Agent, the Issuing Bank, or the Swingline Lender, as the case may be, in accordance with banking industry rules on interbank compensation, and (b) with respect to any amount denominated in an Alternative Currency, the rate of interest per annum at which overnight deposits in the applicable Alternative Currency, in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day by a branch or Affiliate of DBNY in the applicable offshore interbank market for such currency to major banks in such interbank market.

“Participant” has the meaning set forth in Section 9.04(d).

“Participant Register” has the meaning set forth in Section 9.04(d).

“Participating Member State” means each state so described in any EMU Legislation.

“Patriot Act” has the meaning provided in Section 9.13.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Perfection Certificate” means a certificate in the form of Annex 2 to the U.S. Guarantee and Security Agreement or any other form approved by the Administrative Agent.

“Perfection Certificate Supplement” means a supplement to the Perfection Certificate containing any information not included in the Perfection Certificate delivered to the Administrative Agent on the Closing Date (or in any previously delivered Perfection Certificate Supplement) with respect to matters required by Sections [1(a), (2), (4), (5), (6), (8), (9), (10) and (11)] of the Perfection Certificate.

“Permitted Acquisition” means (i) the purchase or other acquisition, in one or more series of transactions, of property and assets or businesses of any Person or of assets constituting a business unit, a line of business or division of such Person, or Equity Interests in a Person that, upon the consummation thereof, will be a Subsidiary of the Company (including as a result of a merger or consolidation) or (ii) any Investment in any Subsidiary (including by a merger or consolidation of existing Subsidiaries); provided that the following conditions are satisfied to the extent applicable:

(a) to the extent required by Section 5.09, each applicable Loan Party and any such newly created or acquired Subsidiary shall have complied with the requirements of Section 5.09, within the times specified therein;

(b) the aggregate amount of Investments (without duplication for any Investment made through a series of Investments) made by U.S. Loan Parties in Persons that are not U.S. Loan Parties prior to any such Investment, and do not become U.S. Loan Parties in connection therewith (excluding assets acquired in exchange for shares of common stock of the Company) does not exceed $100,000,000;

(c) the acquired Property, business or Person is in a business permitted under Section 6.12;

(d) the Company shall be in compliance, calculated on a Pro Forma Basis (assuming for this purpose that all Increased Commitments were fully drawn), with the covenants contained in Section 6.09 as of the last day of the most recent fiscal quarter of the Company for which financial statements have been delivered pursuant to Section 5.01(a) or (b) prior to such time and at the time of and immediately after giving effect thereto, no Event of Default shall have occurred and be continuing; and

(e) the Company shall have delivered to the Administrative Agent, for the benefit of the Lenders, no later than five (5) Business Days after the date on which any such purchase or other acquisition is consummated, a certificate of a Financial Officer, in form and substance reasonably satisfactory to the Administrative Agent, certifying that all of the requirements set forth in this definition have been satisfied or will be satisfied on or prior to the consummation of such purchase or other acquisition (or within the time periods required by Section 5.09).

“Permitted Business” means any business which (i) is the same, similar, ancillary or reasonably related to the business in which the Company or any of its Subsidiaries was engaged immediately prior to the Closing Date and prior to giving effect to the Closing Date Asset Sale or (ii) is conducted by any Person acquired pursuant to a Permitted Acquisition and which does not qualify as a “Permitted Business” pursuant to preceding clause (i), so long as (x) such business represents an immaterial portion of the businesses acquired pursuant to such Permitted Acquisition and (y) such business is sold or otherwise disposed of as soon as reasonably practicable following the consummation of such Permitted Acquisition (but, in any event, within one year following such Permitted Acquisition).

“Permitted Encumbrances” means:

(a) Liens imposed by law for taxes, assessments or other governmental charges that are not overdue for a period of more than thirty (30) days or are being contested in compliance with Section 5.04;

(b) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, landlords’, workmen’s, suppliers’ and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than sixty (60) days or are being contested in compliance with Section 5.04;

(c) (i) Liens, pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations or employment laws or to secure other public, statutory or regulatory obligations (including to support letters of credit or bank guarantees) and (ii) Liens, pledges or deposits in the ordinary course of business securing liability for premiums or reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing insurance to the Company or any Subsidiary;

(d) Liens or deposits to secure the performance of bids, trade contracts, governmental contracts, tenders, statutory bonds, leases, statutory obligations, surety, stay, customs, appeal and replevin bonds, performance bonds and other obligations of a like nature (including those to secure health, safety and environmental obligations), in each case in the ordinary course of business;

(e) Liens in respect of judgments, decrees, attachments or awards that do not constitute an Event of Default under clause (k) of Article VII;

(f) easements, restrictions (including zoning restrictions), rights-of-way, covenants, licenses, encroachments, protrusions and similar encumbrances and minor title defects affecting real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially interfere with the ordinary conduct of business of the Company or any Subsidiary; and

(g) any interest or title of a lessor, sublessor, licensor or sublicensor under any lease, sublease, license or sublicense entered into by the Company or any other Subsidiary in the ordinary course of its business and covering only the assets so leased;

provided that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness.

“Permitted Holders” means David H. Murdock, a Qualified Trust and any majority-owned and controlled Affiliate of David H. Murdock or a Qualified Trust.

“Permitted Receivables Facility” means the receivables facility or facilities created under the Permitted Receivables Facility Documents, providing for the sale or pledge by Foreign Subsidiaries of the Company (other than Foreign Loan Parties) and/or one or more other Receivables Sellers of Permitted Receivables Facility Assets (thereby providing financing to the Company and the Receivables Sellers) to the Receivables Entity (either directly or through another Receivables Seller), which in turn shall sell or pledge interests in the respective Permitted Receivables Facility Assets to third-party lenders or investors pursuant to the Permitted Receivables Facility Documents (with the Receivables Entity permitted to issue notes or other evidences of Indebtedness secured by Permitted Receivables Facility Assets or investor certificates, purchased interest certificates or other similar documentation evidencing interests in the Permitted Receivables Facility Assets) in return for the cash used by the Receivables Entity to purchase the Permitted Receivables Facility Assets from the applicable Foreign Subsidiaries and/or the respective Receivables Sellers.

“Permitted Receivables Facility Assets” means (i) Receivables (whether now existing or arising in the future) of the Foreign Subsidiaries of the Company (other than any Foreign Loan Party) which are transferred or pledged to the Receivables Entity pursuant to the Permitted Receivables Facility and any related Permitted Receivables Related Assets which are also so transferred or pledged to the Receivables Entity and all proceeds thereof and (ii) loans to any Foreign Subsidiary of the Company (other than a Foreign Loan Party) secured by Receivables (whether now existing or arising in the future) of any Foreign Subsidiary which are made pursuant to the Permitted Receivables Facility.

“Permitted Receivables Facility Documents” means each of the documents and agreements entered into in connection with the Permitted Receivables Facility, including all documents and agreements relating to the issuance, funding and/or purchase of certificates and purchased interests, or the issuance of notes or other evidence of Indebtedness secured by such notes, all of which documents and agreements shall be in form and substance reasonably customary for transactions of this type, in each case as such documents and agreements may be amended, modified, supplemented, refinanced or replaced from time to time so long as (in the good faith determination of the Company) either (i) the terms as so amended, modified, supplemented, refinanced or replaced are reasonably customary for transactions of this type or (ii)(x) any such amendments, modifications, supplements, refinancings or replacements do not impose any conditions or requirements on the Company or any of its Subsidiaries that, taken as a whole, are more restrictive in any material respect than those in existence immediately prior to any such amendment, modification, supplement, refinancing or replacement as determined by the Company in good faith and (y) any such amendments, modifications, supplements, refinancings or replacements are not adverse in any material respect to the interests of the Lenders as determined by the Company in good faith.

“Permitted Receivables Related Assets” means any assets that are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving receivables similar to Receivables and any collections or proceeds of any of the foregoing.

“Permitted Refinancing Indebtedness” means, with respect to any Person, any amendment, modification, refinancing, refunding, renewal, replacement or extension of any Indebtedness of such Person; provided that (a) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so modified, refinanced, refunded, renewed, replaced or extended except by an amount equal to unpaid accrued interest and premium thereon plus other reasonable amounts paid, and fees and expenses reasonably incurred, in connection with such modification, refinancing, refunding, renewal, replacement or extension and, solely in the case of the Indebtedness and facilities set forth in Schedule 6.01, by an amount equal to any existing commitments unutilized thereunder, (b) other than with respect to Permitted Refinancing Indebtedness in respect of Indebtedness permitted pursuant to Section 6.01(b), Section 6.01(e) and Section 6.01(q), such modification, refinancing, refunding, renewal, replacement or extension has a final maturity date equal to or later than the earlier of (x) the final maturity date of the Indebtedness so modified, refinanced, refunded, renewed, replaced or extended and (y) the date which is six months after the Term Loan Maturity Date, (c) other than with respect to Permitted Refinancing Indebtedness in respect of Indebtedness permitted pursuant to Section 6.01(e), such modification, refinancing, refunding, renewal, replacement or extension has a Weighted Average Life to Maturity equal to or greater than the remaining Weighted Average Life to Maturity of, the Indebtedness being modified, refinanced, refunded, renewed, replaced or extended and (d) to the extent such Indebtedness being modified, refinanced, refunded, renewed, replaced or extended is subordinated in right of payment to the Obligations, such modification, refinancing, refunding, renewal, replacement or extension is subordinated in right of payment to the Obligations on terms, taken as a whole, at least as favorable to the Lenders (in the good faith determination of the Borrower) as those contained in the documentation governing the Indebtedness being modified, refinanced, refunded, renewed, replaced or extended.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Company or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Post-Acquisition Period” means, with respect to any Permitted Acquisition, the period beginning on the date such Permitted Acquisition is consummated and ending on the one-year anniversary of the date on which such Permitted Acquisition is consummated.

“Pro Forma Adjustment” means, for any applicable period of measurement that includes all or any part of a fiscal quarter included in the Post-Acquisition Period, with respect to the Consolidated EBITDA of the applicable Acquired Entity or Business or the Consolidated EBITDA of the Company, the pro forma increase or decrease in such Consolidated EBITDA, projected by the Company in good faith as a result of (a) actions that have been taken during such Post-Acquisition Period for the purposes of realizing reasonably identifiable and factually supportable cost savings or (b) any additional costs incurred during such Post-Acquisition Period, in each case in connection with the combination of the operations of such Acquired Entity or Business with the operations of the Company and its Subsidiaries and, in each case, which are expected to have a continuing impact on the consolidated financial results of the Company, calculated assuming that such actions had been taken on, or such costs had been incurred since, the first day of such period; provided that any such pro forma increase or decrease to such Consolidated EBITDA shall be without duplication for cost savings or additional costs already included in such Consolidated EBITDA for such period of measurement.

“Pro Forma Basis” means with respect to compliance with any test covenant hereunder, that (A) to the extent applicable, the Pro Forma Adjustment shall have been made and (B) all Specified Transactions and the following transactions in connection therewith shall be deemed to have occurred as of the first day of the applicable period of measurement in such test or covenant: (a) income statement items (whether positive or negative) attributable to the Property or Person subject to such Specified Transaction, (i) in the case of a Disposition described in the definition of “Specified Transaction”, shall be excluded, and (ii) in the case of a Permitted Acquisition or Investment described in the definition of “Specified Transaction”, shall be included, (b) any retirement of Indebtedness and (c) any Indebtedness incurred or assumed by the Company or any of the Subsidiaries in connection therewith and if such Indebtedness has a floating or formula rate, shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate which is or would be in effect with respect to such Indebtedness as at the relevant date of determination; provided that, without limiting the application of the Pro Forma Adjustment pursuant to clause (A) above (but without duplication thereof), the foregoing pro forma adjustments may be applied to any such test or covenant solely to the extent that such adjustments are (x) consistent with the definition of Consolidated EBITDA and give effect to events (including operating expense reductions) that are in the good faith determination of the Company reasonably identifiable and factually supportable and (y) expected to have a continuing impact on the consolidated financial results of the Company.

“Property” means any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, including, without limitation, Equity Interests.

“Public Lender” has the meaning assigned in Section 5.01.

“Qualified Equity Interests” means Equity Interests of the Company other than Disqualified Equity Interests.

“Qualified Trust” means the David H. Murdock Living Trust, dated May 28, 1986, as amended or another trust established by Mr. Murdock to hold and control the Company’s common stock and, in each case, the remainder of his estate in the event of his death, so long as any such trust described above is at all times controlled by David H. Murdock or by a majority of experienced business persons and is not controlled by members of Mr. Murdock’s family.

“Receivables” means all accounts receivable (including, without limitation, all rights to payment created by or arising from sales of goods, leases of goods or the rendition of services rendered no matter how evidenced whether or not earned by performance).

“Receivables Entity” means a wholly owned Subsidiary of the Company which engages in no activities other than in connection with the financing of Receivable of the Receivables Sellers and which is designated (as provided below) as the “Receivables Entity” (a) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (i) is guaranteed by the Company or any other Subsidiary of the Company (excluding guarantees of obligations (other than the principal of, and interest on, Indebtedness)) pursuant to Standard Securitization Undertakings, (ii) is recourse to or obligates the Company or any other Subsidiary of the Company in any way (other than pursuant to Standard Securitization Undertakings) or (iii) subjects any property or asset of the Company or any other Subsidiary of the Company, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings, (b) with which neither the Company nor any of its Subsidiaries has any contract, agreement, arrangement or understanding (other than pursuant to the Permitted Receivables Facility Documents (including with respect to fees payable in the ordinary course of business in connection with the servicing of accounts receivable and related assets)) on terms less favorable to the Company or such Subsidiary than those that might be obtained at the time from persons that are not Affiliates of the Company (as determined by the Company in good faith), and (c) to which neither the Company nor any other Subsidiary of the Company has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results. Any such designation shall be evidenced to the Administrative Agent by filing with the Administrative Agent an officer’s certificate of the Company certifying that, to the best of such officer’s knowledge and belief after consultation with counsel, such designation complied with the foregoing conditions.

“Receivables Sellers” means any Foreign Subsidiary of the Company (other than Foreign Loan Parties or Receivables Entities) that are from time to time party to the Permitted Receivables Facility Documents.

“Refinanced Term Loans” has the meaning assigned to such term in Section 9.02.

“Refinancing Debt Securities” means any Indebtedness consisting of debt securities incurred or Guaranteed by U.S. Loan Parties following the Closing Date that are designated by the Company in a certificate of a Responsible Officer of the Company delivered to the Administrative Agent as “Refinancing Debt Securities”; provided that (i) such debt securities do not mature or have scheduled amortization or scheduled payments of principal and is not subject to mandatory redemption, repurchase, prepayment or sinking fund obligation (other than customary offers to repurchase upon a change of control, asset sale or casualty event and customary acceleration rights after an event of default) prior to the date that is six months after the Term Loan Maturity Date, (ii) such Indebtedness is not secured by any assets of the Company or any of its Subsidiaries except for Liens permitted by Section 6.02(w), (iii) such debt securities are not incurred or Guaranteed by any Subsidiaries that are not U.S. Loan Parties, and (iv) the other terms and conditions relating to such debt securities or loans (other than interest rates and call protection) are not in the aggregate materially more restrictive than the terms of this Agreement as determined in good faith by the Company.

“Refinancing Indebtedness” means (i) any Refinancing Term Loans and (ii) any Refinancing Debt Securities.

“Refinancing Term Loans” means Incremental Term Loans that are designated by a Responsible Officer of the Company as “Refinancing Term Loans” in a certificate of a Responsible Officer of the Company delivered to the Administrative Agent on or prior to the date of incurrence.

“Register” has the meaning set forth in Section 9.04(c).

“Regulation S-X” means Regulation S-X under the Securities Act of 1933, as amended.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees and advisors of such Person and of such Person’s Affiliates.

“Replacement Term Loans” has the meaning assigned to such term in Section 9.02.

“Repricing Transaction” means except in connection with a Change of Control, the prepayment or refinancing of all or a portion of the Tranche B Term Loans with the incurrence by any Loan Party of any long-term bank debt financing having an effective interest cost or weighted average yield (as reasonably determined by the Administrative Agent consistent with generally accepted financial practice and, in any event, excluding any arrangement or commitment fees in connection therewith) that is less than the interest rate for or weighted average yield (as determined by the Administrative Agent on the same basis) of the Tranche B Term Loans being prepaid or refinanced, including without limitation, as may be effected through any amendment to this Agreement relating to the interest rate for, or weighted average yield of, the Tranche B Term Loans.

“Required Alternative Currency Revolving Lenders” means, at any time, Lenders having Alternative Currency Revolving Credit Exposures and unused Alternative Currency Revolving Commitments representing more than 50% of the sum of the total Alternative Currency Revolving Credit Exposures and unused Alternative Currency Revolving Commitments at such time; provided that the Alternative Currency Revolving Commitment of, and the portion of the Alternative Currency Revolving Credit Exposure held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Alternative Currency Required Revolving Lenders.

“Required Lenders” means, at any time, Lenders having Credit Exposure and unused Commitments representing more than 50% of the sum of the total Credit Exposure and unused Commitments at such time; provided that the Commitment of, and the portion of the Credit Exposure held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

“Required Revolving Lenders” means, at any time, Lenders having more than 50% of (a) the aggregate Revolving Commitments or (b) after the termination or expiration of the Revolving Commitments, the aggregate Revolving Credit Exposure; provided that the Revolving Commitments and the Revolving Credit Exposure of any Defaulting Lender shall be excluded for the purposes of making a determination of Required Revolving Lenders.

“Required U.S. Revolving Lenders” means, at any time, Lenders having U.S. Revolving Credit Exposures and unused U.S. Revolving Commitments representing more than 50% of the sum of the total U.S. Revolving Credit Exposures and unused U.S. Revolving Commitments at such time; provided that the U.S. Revolving Commitment of, and the portion of the U.S. Revolving Credit Exposure held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required U.S. Revolving Lenders.

“Responsible Officer” means the chief executive officer, president, chief financial officer, treasurer of a Borrower. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restricted Payments” means any dividend or other distribution (whether in cash, securities or other property (other than Qualified Equity Interests)) with respect to any Equity Interests in the Company, or any payment (whether in cash, securities or other property (other than Qualified Equity Interests)), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests in the Company or any option, warrant or other right to acquire any such Equity Interests in the Borrower.

“Retained Excess Cash Flow Amount” shall initially be $0, which amount shall be (A) increased on each Excess Cash Flow Payment Date so long as any repayment required pursuant to Section 2.10(b)(iv) has been made, by an amount equal to the Excess Cash Flow for the immediately preceding Excess Cash Flow Payment Period multiplied by a percentage equal to (x) 100% minus (y) the Applicable Prepayment Percentage, and (B) reduced (but not below $0) on each Excess Cash Flow Payment Date where Excess Cash Flow for the immediately preceding Excess Cash Flow Payment Period is a negative number, by such amount.

“Returns” has the meaning provided in Section 3.09.

“Revaluation Date” means (a) with respect to any Loan, each of the following: (i) each date of a Borrowing of a Eurocurrency Loan denominated in an Alternative Currency, (ii) each date of a continuation of a Eurocurrency Loan denominated in an Alternative Currency, and (iii) such additional dates as the Administrative Agent shall determine or the Required Lenders shall require; and (b) with respect to any Letter of Credit, each of the following: (i) each date of issuance of a Letter of Credit denominated in an Alternative Currency, (ii) each date of an amendment of any such Letter of Credit having the effect of increasing the amount thereof, (iii) each date of any payment by the Issuing Bank under any Letter of Credit denominated in an Alternative Currency and (iv) such additional dates as the Administrative Agent or the Issuing Bank shall determine or the Required Lenders shall require.

“Revolving Commitment” means a U.S. Revolving Commitment or an Alternative Currency Commitment.

“Revolving Credit Exposure” means the U.S. Revolving Credit Exposure or the Alternative Currency Credit Exposure.

“Revolving Credit Maturity Date” means April 1, 2018.

“Revolving Lender” means a U.S. Revolving Lender or an Alternative Currency Revolving Lender.

“Revolving Loan” means a U.S. Revolving Loan or an Alternative Currency Revolving Loan.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw- Hill Companies, Inc., and any successor thereto.

“Same Day Funds” means (a) with respect to disbursements and payments in Dollars, immediately available funds, and (b) with respect to disbursements and payments in an Alternative Currency, same day or other funds as may be reasonably determined by the Administrative Agent or the Issuing Bank, as the case may be, to be customary in the place of disbursement or payment for the settlement of international banking transactions in the relevant Alternative Currency.

“SEC” means the Securities and Exchange Commission, any successor thereto and any analogous Governmental Authority succeeding to any of its principal functions.

“Second Lien Intercreditor Agreement” means an intercreditor agreement, in form reasonably acceptable to the Administrative Agent, by and between the Administrative Agent and the collateral agent for one or more classes of Indebtedness that is intended to be secured by Liens ranking junior to the Liens securing the Obligations providing that, inter alia, (i) the Liens securing Obligations rank prior to the Liens securing such other Indebtedness, (ii) all amounts received in connection with any enforcement action with respect to any Collateral or in connection with any United States or foreign bankruptcy, liquidation or insolvency proceeding shall first be applied to repay all Obligations (whether or not allowed in any such proceeding) prior to being applied to the obligations in respect of such other Indebtedness and (iii) until the repayment of the Obligations in full and termination of commitments hereunder (subject to customary limitations with respect to contingent obligations and other customary qualifications) the Administrative Agent shall have the sole right to take enforcement actions with respect to the Collateral.

“Secured Hedge Agreement” means any Swap Agreement that is entered into by and between any Loan Party or any Subsidiary and any Hedge Bank.

“Secured Parties” means, collectively, the Administrative Agent, the Issuing Bank, the Lenders, the Hedge Banks, the Cash Management Banks, any Affiliate of a Lender to which Obligations are owed and each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Article VIII.

“Senior Secured Net Leverage Ratio” means, for any Test Period, the ratio of (a) Consolidated Total Net Indebtedness as of the last day of such Test Period (but excluding for this purpose any Indebtedness that is not a Capitalized Lease Obligation or secured by any assets of the Borrower or any Subsidiary) to (b) Consolidated EBITDA for such Test Period.

“series” means, with respect to any Extended Term Loans, Incremental Term Loans or Replacement Term Loans, all such Term Loans that have the same maturity date, amortization and interest rate provision and that are designated as part of such “series” pursuant to the applicable Additional Credit Extension Amendment.

“Solvent” and “Solvency” mean, with respect to any Person on any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they become absolute and matured and (d) such Person is not engaged in any business, as conducted on such date and as proposed to be conducted following such date, for which such Person’s property would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Special Notice Currency” means at any time an Alternative Currency, other than the currency of a country that is a member of the Organization for Economic Cooperation and Development at such time located in North America or Europe.

“specified currency” has the meaning assigned in Section 2.21.

“Specified Domestic Subsidiary” means each wholly owned Domestic Subsidiary of the Company other than (i) any Foreign Holding Company, (ii) any Receivables Entity, (iii) any Domestic Subsidiary that is a direct or indirect Subsidiary of a Foreign Subsidiary and (iv) any Domestic Subsidiary that on a consolidated basis with its Subsidiaries did not have consolidated revenues in excess of 1% of the Company’s consolidated revenues for the most recently ended four fiscal quarter period of the Company for which financial statements have been delivered pursuant to Section 5.01(a) or (b) and did not have consolidated total assets in excess of 1% of Consolidated Total Assets as of the most recently ended fiscal quarter of the Company for which financial statements have been delivered on or prior to the Closing Date or pursuant to Section 5.01(a) or (b); provided that upon any wholly owned Domestic Subsidiary ceasing to meet the requirements of one or more of clauses (i) through (v) of this definition, the Company shall be deemed to have acquired a Specified Domestic Subsidiary at such time and shall cause such Domestic Subsidiary to comply with the applicable provisions of Section 5.09.

“Specified Foreign Subsidiary” means each wholly owned Foreign Subsidiary of the Company that is organized under the laws of Bermuda other than (v) any Foreign Subsidiary to the extent the provision of a guarantee and/or the granting of security over assets by such Foreign Subsidiary could reasonably be expected to result in adverse tax consequences (as determined in good faith by the Company and notified in writing to the Administrative Agent), (w) any Foreign Subsidiary that is prohibited by Law from becoming a Foreign Guarantor and/or granting security over its assets, (x) any Foreign Subsidiary to the extent that becoming a Foreign Guarantor and/or granting security over its assets would result in a breach of the fiduciary duties of the directors of such Foreign Subsidiary or could reasonably be expected to result in personal or criminal liability of any director, in each case, as determined in good faith by the Company and notified in writing to the Administrative Agent, (y) any Foreign Subsidiary that on a consolidated basis with its Subsidiaries did not have consolidated revenues in excess of 1% of the Company’s consolidated revenues for the most recently ended four fiscal quarter period of the Company for which financial statements have been delivered pursuant to Section 5.01(a) or (b) and did not have consolidated total assets in excess of 1% of Consolidated Total Assets as of the most recently ended fiscal quarter of the Company for which financial statements have been delivered on or prior to the Closing Date or pursuant to Section 5.01(a) or (b) and (z) any Foreign Subsidiary to the extent the cost of complying with legal requirements to obtain such Foreign Guarantee are, in the reasonable determination of the Administrative Agent (in consultation with the Company), excessive in relation to the value to be afforded to the Lenders thereby; provided that, upon any such Foreign Subsidiary ceasing to meet the requirements of one or more of subclauses (v) through (z) of this definition, the Company shall be deemed to have acquired a Specified Foreign Subsidiary at such time and shall cause such Foreign Subsidiary to comply with the applicable provisions of Section 5.09. Any Guarantee provided by a Specified Foreign Subsidiary under any Foreign Guarantee and Security Agreement shall be limited to the extent required by Law.

“Specified Indebtedness” means any Indebtedness incurred in reliance on Section 6.01(w).

“Specified Transaction” means, with respect to any Test Period, any of the following events occurring during such Test Period or, except for purposes of determining the Applicable Rate or whether an Event of Default has occurred under Section 6.09, after the first day of such Test Period and on or prior to the applicable date of determination: (i) any Investment by the Company or any Subsidiary in any Person (including in connection with a Permitted Acquisition) other than a Person that was a Subsidiary on the first day of such period or business unit, in either case, involving the acquisition of an identifiable stream of EBITDA (as determined in good faith by the Company) and involving consideration paid by the Company or any Subsidiary in excess of $30,000,000, (ii) any Asset Sale or Casualty Event, in each case, resulting in the loss of an identifiable stream of EBITDA (as determined in good faith by the Company) and involving assets with a fair market value in excess of $30,000,000, (iii) any incurrence or repayment of Indebtedness with a principal amount in excess of $15,000,000 (in each case, other than Revolving Loans, Swingline Loans and borrowings and repayments of Indebtedness in the ordinary course of business under revolving credit facilities except to the extent there is a reduction in the related Revolving Commitments or other revolving credit commitment) and (iv) any Restricted Payment involving consideration paid by the Company or any Subsidiary in excess of $15,000,000.

“Spot Rate” for a currency means the rate determined by the Administrative Agent or the Issuing Bank, as applicable, to be the rate quoted by the Person acting in such capacity as the spot rate for the purchase by such Person of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. on the date two Business Days prior to the date as of which the foreign exchange computation is made; provided that the Administrative Agent or the Issuing Bank may obtain such spot rate from another financial institution designated by the Administrative Agent or the Issuing Bank if the Person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency; and provided further that the Issuing Bank may use such spot rate quoted on the date as of which the foreign exchange computation is made in the case of any Letter of Credit denominated in an Alternative Currency.

“Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by the Company or any Subsidiary thereof in connection with the Permitted Receivables Facility which are reasonably customary in an accounts receivable financing transaction.

“Sterling” and “£” mean the lawful currency of the United Kingdom.

“subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing more than 50% of the ordinary voting power for the election of directors or other governing body are at the time beneficially owned, directly or indirectly, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Subsidiary” means any subsidiary of the Company, after giving effect to the Closing Date Asset Sale.

“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Company or the Subsidiaries shall be a Swap Agreement.

“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Swingline Lender” means DBNY, in its capacity as lender of Swingline Loans hereunder, or any successor swingline lender hereunder.

“Swingline Loan” means a Loan made pursuant to Section 2.04.

“Swingline Loan Notice” means a notice of a Swingline Loan Borrowing pursuant to Section 2.04, which if in writing, shall be substantially in the form of Exhibit F.

“Swingline Loan Sublimit” means $50,000,000.

“Synthetic Lease” means a lease transaction under which the parties intend that (i) the lease will be treated as an “operating lease” by the lessee and (ii) the lessee will be entitled to various tax and other benefits ordinarily available to owners (as opposed to lessees) of like property.

“TARGET Day” means any day on which the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET) payment system (or, if such payment system ceases to be operative, such other payment system (if any) determined by the Administrative Agent to be a suitable replacement) is open for the settlement of payments in Euro.

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Lender” means a Tranche B Term Lender or a Lender holding Incremental Term Loans or Extended Term Loans of any series.

“Term Loan Maturity Date” means April 1, 2020.

“Term Loans” means the Tranche B Term Loans, the Incremental Term Loans of each series and the Extended Term Loans of each series, collectively.

“Term Loan Standstill Period” has the meaning assigned to such term in Article VII.

“Test Period” means the period of four fiscal quarters of the Company ending on a specified date.

“Tranche B Closing Fee” has the meaning assigned to such term in Section 2.01(a).

“Tranche B Term Lender” means a Lender with a Delayed Draw Tranche B Term Loan Commitment, Tranche B Term Loan Commitment or holding Tranche B Term Loans.

“Tranche B Term Loan” means a loan made pursuant to Section 2.01(a) or (d).

“Tranche B Term Loan Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make a Tranche B Term Loan pursuant to Section 2.01(a), as such commitment may be (a) reduced from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender’s Tranche B Term Loan Commitment is set forth on Schedule 2.01, or in the Assignment and Assumption pursuant to which such Lender shall have assumed a Tranche B Term Loan Commitment, as applicable. The initial aggregate amount of the Lenders’ Tranche B Term Loan Commitments is $500,000,000.

“Transactions” means the Closing Date Asset Sale, the execution, delivery and performance by the Loan Parties of this Agreement and the other Loan Documents, the borrowing of Loans on the Closing Date, the use of the proceeds thereof to repay in full the Existing Credit Agreements and to discharge the Existing Notes and the payment of fees in connection therewith.

“Type,” when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Eurocurrency or the Base Rate.

“Uniform Commercial Code” means the Uniform Commercial Code as the same may from time to time be in effect in the State of New York.

“Unreimbursed Amount” has the meaning set forth in Section 2.05(c)(i).

“U.S. Guarantee and Security Agreement” means, collectively, the U.S. Guarantee and Security Agreement executed by the U.S. Loan Parties, substantially in the form of Exhibit D, together with each other security agreement supplement executed and delivered pursuant to Section 5.09 by any U.S. Guarantor.

“U.S. Guarantor” means (a) each Subsidiary that is party to the U.S. Guarantee and Security Agreement on the Closing Date and (b) each Domestic Subsidiary that becomes a party to the U.S. Guarantee and Security Agreement after the Closing Date pursuant to Section 5.09 or otherwise.

“U.S. L/C Advance” means, with respect to each U.S. Revolving Lender, such U.S. Revolving Lender’s funding of its participation in any U.S. L/C Borrowing in accordance with its Applicable Percentage. All U.S. L/C Advances shall be denominated in Dollars.

“U.S. L/C Borrowing” means an extension of credit resulting from a U.S. L/C Disbursement under any U.S. Letter of Credit which has not been reimbursed on the date when made or refinanced as Base Rate Revolving Borrowing. All U.S. L/C Borrowings shall be denominated in Dollars.

“U.S. L/C Credit Extension” means, with respect to any U.S. Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.

“U.S. L/C Disbursement” means a payment made by an Issuing Bank pursuant to a U.S. Letter of Credit.

“U.S. L/C Exposure” means, at any time, the sum of (a) the aggregate Outstanding Amount of all U.S. Letters of Credit at such time plus (b) the aggregate Outstanding Amount of all U.S. L/C Disbursements, including Unreimbursed Amounts, that have not yet been reimbursed by or on behalf of the Borrowers at such time. The U.S. L/C Exposure of any U.S. Revolving Lender at any time shall be its Applicable Percentage of the total U.S. L/C Exposure at such time. For purposes of computing the amount available to be drawn under any U.S. Letter of Credit, the amount of such U.S. Letter of Credit shall be determined in accordance with Section 1.11. For all purposes of this Agreement, if on any date of determination an U.S. Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such U.S. Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“U.S. Letter of Credit” means a Letter of Credit issued pursuant to Section 2.05(a)(i)(x).

“U.S. Loan Parties” means the Company and the U.S. Guarantors.

“U.S. Revolving Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make U.S. Revolving Loans and to acquire participations in U.S. Letters of Credit and U.S. Swingline Loans hereunder, expressed as an amount representing the maximum possible aggregate amount of such Lender’s U.S. Revolving Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08, (b) increased from time to time pursuant to Section 2.19 and (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04 of this Agreement. The initial amount of each Lender’s U.S. Revolving Commitment is set forth on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender shall have assumed its U.S. Revolving Commitment, as applicable. The initial aggregate amount of the Lenders’ U.S. Revolving Commitments is $75,000,000.

“U.S. Revolving Credit Exposure” means, with respect to any Lender at any time, the sum of such Lender’s outstanding U.S. Revolving Loans and its U.S. L/C Exposure and U.S. Swingline Exposure at such time.

“U.S. Revolving Lender” means each Lender that has a U.S. Revolving Commitment or that holds U.S. Revolving Credit Exposure.

“U.S. Revolving Loan” means a Loan made pursuant to Section 2.01(b).

“U.S. Swingline Exposure” means, at any time, the aggregate principal amount of all U.S. Swingline Loans outstanding at such time. The U.S. Swingline Exposure of any Lender at any time shall be its Applicable Percentage of the total U.S. Swingline Exposure at such time.

“U.S. Swingline Loan” means a Loan made pursuant to Section 2.04 as a “U.S. Swingline Loan.”

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the then outstanding aggregate principal amount of such Indebtedness into (b) the sum of the total of the products obtained by multiplying (i) the amount of each then remaining scheduled installment, sinking fund, serial maturity or other required payment of principal including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“wholly owned” means, with respect to a Subsidiary of a Person, a Subsidiary of such Person all of the outstanding Equity Interests of which (other than (x) director’s qualifying shares and (y) shares issued to foreign nationals to the extent required by applicable Law) are owned by such Person and/or by one or more wholly owned Subsidiaries of such Person.

“Yield” for any Indebtedness on any date of determination will be the internal rate of return on such Indebtedness determined by the Administrative Agent utilizing (a) the greater of (i) if applicable, any “LIBOR floor” applicable to such Indebtedness on such date and (ii) the forward LIBOR curve (calculated on a quarterly basis) as calculated by the Administrative Agent in accordance with its customary practice during the period from such date to the final maturity date of such Indebtedness; (b) the applicable margin for such Indebtedness on such date; and (c) the issue price of such Indebtedness (after giving effect to any original issue discount or upfront fees paid to the market in respect of such Indebtedness (converted to interest margin based on an assumed four year weighted average life) but excluding customary arranger, underwriting, structuring, syndication or other fees not paid to the lenders providing such Indebtedness generally).

SECTION 1.02. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “U.S. Revolving Loan”) or by Type (e.g., a “Eurocurrency Loan”) or by Class and Type (e.g., a “Eurocurrency U.S. Revolving Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Revolving Borrowing”) or by Type (e.g., a “Eurocurrency Borrowing”) or by Class and Type (e.g., a “Eurocurrency U.S. Revolving Borrowing”).

SECTION 1.03. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented, refinanced, restated, replaced or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights

SECTION 1.04. Accounting Terms; GAAP.

(a) Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that (i) if the Company notifies the Administrative Agent that the Company requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Closing Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Company that the Required Lenders request an amendment to any provision hereof for such purpose (or with respect to an amendment to the computation of any ratio set forth in Section 6.09, at the request of the Required Revolving Lenders)), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of

GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith and (ii) notwithstanding anything in GAAP to the contrary, for purposes of all financial calculations hereunder, the amount of any Indebtedness outstanding at any time shall be the stated principal amount thereof (except to the extent such Indebtedness provides by its terms for the accretion of principal, in which case the amount of such Indebtedness at any time shall be its accreted amount at such time).

(b) Notwithstanding anything to the contrary herein, for purposes of determining compliance with any test or covenant or the compliance with or availability of any basket contained in this Agreement, the Consolidated Leverage Ratio, the Consolidated Net Leverage Ratio and the Consolidated Interest Coverage Ratio shall be calculated with respect to such period on a Pro Forma Basis.

(c) Notwithstanding anything to the contrary herein, any change in GAAP following the Closing Date that would result in a change in whether any lease was required to be treated as an operating lease or capitalized lease shall be disregarded for all purposes of this Agreement.

SECTION 1.05. Payments on Business Days. When the payment of any Obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment or performance shall extend to the immediately succeeding Business Day and such extension of time shall be reflected in computing interest or fees, as the case may be; provided that, with respect to any payment of interest on or principal of Eurocurrency Loans, if such extension would cause any such payment to be made in the next succeeding calendar month, such payment shall be made on the immediately preceding Business Day.

SECTION 1.06. Rounding. Any financial ratios required to be maintained by the Company pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

SECTION 1.07. Additional Alternative Currencies.

(a) The Company may from time to time request that Alternative Currency Revolving Loans be made and/or Alternative Currency Letters of Credit be issued in a currency other than Dollars and those specifically listed in the definition of “Alternative Currency”; provided that such requested currency is a lawful currency (other than Dollars) that is readily available and freely transferable and convertible into Dollars. In the case of any such request with respect to the making of Alternative Currency Revolving Loans, such request shall be subject to the approval of the Administrative Agent and each of the Alternative Currency Revolving Lenders; and in the case of any such request with respect to the issuance of Alternative Currency Letters of Credit, such request shall be subject to the approval of the Administrative Agent and the applicable Issuing Bank.

(b) Any such request shall be made to the Administrative Agent not later than 1:00 p.m., twenty (20) Business Days prior to the date of the desired Credit Event (or such other time or date as may be agreed by the Administrative Agent and, in the case of any such request pertaining to Alternative Currency Letters of Credit, the Issuing Bank, in its or their sole discretion). In the case of any such request pertaining to Alternative Currency Revolving Loans, the Administrative Agent shall promptly notify each Alternative Currency Revolving Lender thereof; and in the case of any such request pertaining to Alternative Currency Letters of Credit, the Administrative Agent shall promptly notify Issuing Bank thereof. Each Alternative Currency Revolving Lender (in the case of any such request pertaining to Alternative Currency Revolving Loans) or the applicable Issuing Bank (in the case of a request pertaining to Alternative Currency Letters of Credit) shall notify the Administrative Agent, not later than 1:00 p.m., ten (10) Business Days after receipt of such request whether it consents, in its sole discretion, to the making of Alternative Currency Revolving Loans or the issuance of Alternative Currency Letters of Credit, as the case may be, in such requested currency.

(c) Any failure by an Alternative Currency Revolving Lender or an Issuing Bank, as the case may be, to respond to such request within the time period specified in the preceding sentence shall be deemed to be a refusal by such Alternative Currency Revolving Lender or such Issuing Bank, as the case may be, to permit Alternative

Currency Revolving Loans to be made or Alternative Currency Letters of Credit to be issued in such requested currency. If the Administrative Agent and all the Revolving Lenders consent to making Alternative Currency Revolving Loans in such requested currency, the Administrative Agent shall so notify the Company and such currency shall thereupon be deemed for all purposes to be an Alternative Currency hereunder for purposes of any Borrowings of Alternative Currency Revolving Loans; and if the Administrative Agent and the applicable Issuing Bank consent to the issuance of Alternative Currency Letters of Credit in such requested currency, the Administrative Agent shall so notify the Company and such currency shall thereupon be deemed for all purposes to be an Alternative Currency hereunder for purposes of any Alternative Currency Letter of Credit issuances. If the Administrative Agent shall fail to obtain consent to any request for an additional currency under this Section 1.08, the Administrative Agent shall promptly so notify the Company.

SECTION 1.08. Change of Currency.

(a) Each obligation of the Company to make a payment denominated in the national currency unit of any member state of the European Union that adopts the Euro as its lawful currency after the date hereof shall be redenominated into Euro at the time of such adoption (in accordance with the EMU Legislation). If, in relation to the currency of any such member state, the basis of accrual of interest expressed in this Agreement in respect of that currency shall be inconsistent with any convention or practice in the London interbank market for the basis of accrual of interest in respect of the Euro, such expressed basis shall be replaced by such convention or practice with effect from the date on which such member state adopts the Euro as its lawful currency; provided that if any Borrowing in the currency of such member state is outstanding immediately prior to such date, such replacement shall take effect, with respect to such Borrowing, at the end of the then current Interest Period.

(b) Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect the adoption of the Euro by any member state of the European Union and any relevant market conventions or practices relating to the Euro.

(c) Each provision of this Agreement also shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect a change in currency of any other country and any relevant market conventions or practices relating to the change in currency.

SECTION 1.09. Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

SECTION 1.10. Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the Dollar Equivalent of the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the Dollar Equivalent of the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

SECTION 1.11. Exchange Rates; Currency Equivalents.

(a) The Administrative Agent or the applicable Issuing Bank, as applicable, shall determine the Spot Rates as of each Revaluation Date to be used for calculating Dollar Equivalent amounts of Credit Events and Outstanding Amounts denominated in Alternative Currencies. Such Spot Rates shall become effective as of such Revaluation Date and shall be the Spot Rates employed in converting any amounts between the applicable currencies until the next Revaluation Date to occur. Except for purposes of financial statements delivered by Loan Parties hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of any currency (other than Dollars) for purposes of the Loan Documents shall be such Dollar Equivalent amount as so determined by the Administrative Agent or the applicable Issuing Bank, as applicable.

(b) Wherever in this Agreement in connection with a Borrowing, conversion, continuation or prepayment of a Eurocurrency Loan or the issuance, amendment or extension of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Borrowing, Eurocurrency Loan or Letter of

Credit is denominated in an Alternative Currency, such amount shall be the relevant Alternative Currency Equivalent of such Dollar amount (rounded to the nearest unit of such Alternative Currency, with 0.5 of a unit being rounded upward), as determined by the Administrative Agent or the applicable Issuing Bank, as the case may be.

ARTICLE II

The Credits

SECTION 2.01. Commitments.

(a) Subject to the terms and conditions set forth herein, each Lender having a Tranche B Term Loan Commitment severally agrees to make a loan (a “Tranche B Term Loan”) on the Closing Date to the Company in Dollars by making immediately available funds to the Administrative Agent’s account not later than the time specified by the Administrative Agent, which Tranche B Term Loans shall not exceed for any such Lender the Tranche B Term Loan Commitment of such Lender. Amounts repaid in respect of Tranche B Term Loans may not be reborrowed.

(b) Subject to the terms and conditions set forth herein, each U.S. Revolving Lender agrees to make U.S. Revolving Loans to either Borrower in Dollars from time to time during the Availability Period in an aggregate principal amount that will not result in (i) such Lender’s U.S. Revolving Credit Exposure exceeding such Lender’s U.S. Revolving Commitments or (ii) the total U.S. Revolving Credit Exposures exceeding the sum of the total U.S. Revolving Commitments. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrowers may borrow, prepay and reborrow U.S. Revolving Loans.

(c) Subject to the terms and conditions set forth herein, each Alternative Currency Revolving Lender agrees to make Alternative Currency Revolving Loans to either Borrower in Dollars or Alternative Currencies from time to time during the Availability Period in an aggregate principal amount that will not result in (i) the Dollar Equivalent of such Lender’s Alternative Currency Revolving Credit Exposure exceeding such Lender’s Alternative Currency Revolving Commitment or (ii) subject to Section 1.12, the Dollar Equivalent of the total Alternative Currency Revolving Credit Exposures exceeding the sum of the total Alternative Currency Revolving Commitments. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrowers may borrow, prepay and reborrow Alternative Currency Revolving Loans.

(d) Subject to the terms and conditions set forth herein, each Lender having a Delayed Draw Tranche B Term Loan Commitment severally agrees to make a Tranche B Term Loan on up to two occasions on or before the Delayed Draw Termination Date to the Company in Dollars by making immediately available funds to the Administrative Agent’s account not later than the time specified by the Administrative Agent, which Tranche B Term Loans shall not in the aggregate exceed for any such Lender the Delayed Draw Tranche B Term Loan Commitment of such Lender; provided that the Company shall be in compliance, calculated on a Pro Forma Basis, with the covenants contained in Section 6.09 as of the last day of the most recent fiscal quarter of the Company for which financial statements have been delivered pursuant to Section 5.01(a) or (b) prior to such time. Amounts repaid in respect of Tranche B Term Loans may not be reborrowed. The Delayed Draw Tranche B Term Loan Commitments shall terminate immediately upon the Delayed Draw Termination Date.

SECTION 2.02. Loans and Borrowings.

(a) Each Loan (other than a Swingline Loan) shall be made as part of a Borrowing consisting of Loans of the same Class and Type made by the Lenders ratably in accordance with their respective Commitments of the applicable Class. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required. Any Swingline Loan shall be made in accordance with the procedures set forth in Section 2.04.

(b) Subject to Section 2.13, each Revolving Borrowing and Term Loan Borrowing shall be comprised entirely of Base Rate Loans or Eurocurrency Loans as the applicable Borrower may request in accordance herewith.

Each Base Rate Loan shall only be made in Dollars. Each Swingline Loan shall be a Base Rate Loan. Each Lender at its option may make any Eurocurrency Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrowers to repay such Loan in accordance with the terms of this Agreement.

(c) Each Borrowing of, conversion to or continuation of Eurocurrency Loans shall be in an aggregate amount that is an integral multiple of $1,000,000 (or, if not an integral multiple, the entire available amount) and not less than $5,000,000 (or, in the case of Loans in Alternative Currencies, such other minimum amount and integral multiple specified by the Administrative Agent). Each Borrowing of, conversion to or continuation of Base Rate Loans (other than Swingline Loans which shall be subject to Section 2.04) shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $1,000,000; provided that Eurocurrency Loans and Base Rate Loans may be in an aggregate amount that is equal to the entire unused balance of the total, in the case of U.S. Revolving Loans, U.S. Revolving Commitments or, in the case of Alternative Currency Revolving Loans, Alternative Currency Revolving Commitments or that is required to finance the reimbursement of an L/C Disbursement as contemplated by Section 2.05(c). Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of ten (10) Eurocurrency Borrowings outstanding.

(d) Notwithstanding any other provision of this Agreement, neither Borrower shall be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested (i) with respect to a U.S. Revolving Borrowing or Alternative Currency Revolving Borrowing would end after the Revolving Credit Maturity Date or (ii) with respect to a Tranche B Term Loan Borrowing would end after the Term Loan Maturity Date.

SECTION 2.03. Requests for Borrowings. To request a Borrowing, a conversion of Loans from one Type to the other or a continuation of Eurocurrency Loans, the applicable Borrower, or the Company on behalf of the applicable Borrower, shall notify the Administrative Agent of such request, which may be given by telephone, not later than 2:00 p.m. (i) three Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Eurocurrency Loans (other than any Eurocurrency Loans denominated in a Special Notice Currency) or of any conversion of Eurocurrency Loans (other than any Eurocurrency Loans denominated in a Special Notice Currency) to Base Rate Loans, (ii) four Business Days in the case of Eurocurrency Loans denominated in a Special Notice Currency prior to the requested date of any Borrowing or continuation of Eurocurrency Loans denominated in a Special Notice Currency, and (iii) one Business Day prior to the requested date of any Borrowing of Base Rate Loans; provided, however, that if such Borrower wishes to request Eurocurrency Loans having an Interest Period other than one, two, three or six months in duration as provided in the definition of “Interest Period,” the applicable notice must be received by the Administrative Agent not later than 2:00 p.m. (i) four Business Days prior to the requested date of such Borrowing, conversion or continuation of Eurocurrency Loans (other than any Eurocurrency Loans denominated in a Special Notice Currency), or (ii) five Business Days prior to the requested date of such Borrowing, conversion or continuation of Eurocurrency Loans denominated in a Special Notice Currency, whereupon the Administrative Agent shall give prompt notice to the applicable Lenders of such request and determine whether the requested Interest Period is acceptable to all of them. Not later than 2:00 p.m., (i) three Business Days prior to the requested date of such Borrowing, conversion or continuation of Eurocurrency Loans (other than any Eurocurrency Loans denominated in a Special Notice Currency), or (ii) four Business Days prior to the requested date of such Borrowing, conversion or continuation of Eurocurrency Loans denominated in a Special Notice Currency, the Administrative Agent shall notify the applicable Borrower (which notice may be by telephone) whether or not the requested Interest Period has been consented to by all the applicable Lenders. Each Borrowing Request shall be irrevocable and, in the case of a telephonic Borrowing Request, shall be confirmed promptly by hand delivery or telecopy or transmission by electronic communication in accordance with Section 9.01(b) to the Administrative Agent of a written Borrowing Request in a form attached hereto as Exhibit E and signed by the applicable Borrower, or the Company on behalf of the applicable Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

(i) the Class of Loans to which such Borrowing Request relates;

(ii) the aggregate amount of the requested Borrowing, conversion or continuation;

(iii) the date of such Borrowing, conversion or continuation, which shall be a Business Day;

(iv) whether such Borrowing, conversion or continuation is to be a Base Rate Borrowing or a Eurocurrency Borrowing;

(v) in the case of a Eurocurrency Borrowing of Alternative Currency Revolving Loans, the currency in which such Borrowing is to be made, which shall be Dollars or an Alternative Currency;

(vi) in the case of a Eurocurrency Borrowing, the Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”;

(vii) the location and number of the applicable Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.06;

(viii) whether the applicable Borrower is requesting a new Borrowing, a conversion of Loans from one Type to the other, or a continuation of Eurocurrency Loans; and

(ix) the Type of Loans to be borrowed or to which existing Loans are to be converted.

If no election as to the Type of Borrowing is specified, then, in the case of a Borrowing denominated in Dollars to either Borrower, the requested Revolving Borrowing shall be a Base Rate Borrowing. In the case of a failure to timely request a conversion or continuation of Eurocurrency Loans, such Loans shall be continued as Eurocurrency Loans in their original currency with an Interest Period of one month’s duration. If no Interest Period is specified with respect to any requested Eurocurrency Borrowing or conversion or continuation of Eurocurrency Loans, then the applicable Borrower shall be deemed to have selected an Interest Period of one month’s duration. Any automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurocurrency Loans. Promptly following receipt of a Borrowing Request in accordance with this Section 2.03, the Administrative Agent shall advise each Lender of the details thereof and of the amount (and currency) of such Lender’s Loan to be made as part of the requested Borrowing. Except as otherwise provided herein, a Eurocurrency Loan may be continued or converted only on the last day of an Interest Period for such Eurocurrency Loan. During the existence of a Default, no Loans may be requested as, converted to or continued as Eurocurrency Loans (whether in Dollars or any Alternative Currency) without the consent of the Required Lenders, and the Required Lenders may demand that any or all of the then outstanding Eurocurrency Loans denominated in an Alternative Currency be prepaid, or redenominated into Dollars in the amount of the Dollar Equivalent thereof, on the last day of the then current Interest Period with respect thereto. No Loan may be converted into or continued as a Loan denominated in a different currency, but instead must be prepaid in the original currency of such Loan and reborrowed in the other currency.

SECTION 2.04. Swingline Loans.

(a) Subject to the terms and conditions set forth herein, the Swingline Lender agrees, in reliance upon the agreements of the other Lenders set forth in this Section 2.04, to make (x) U.S. Swingline Loans in Dollars to either Borrower from time to time during the Availability Period and (y) Alternative Currency Swingline Loans in Dollars to either Borrower from time to time during the Availability Period; provided that no such Swingline Loan shall be permitted if, after giving effect thereto, (i) the aggregate principal amount of outstanding Swingline Loans would exceed the Swingline Loan Sublimit, (ii) the aggregate U.S. Revolving Credit Exposures would exceed the total U.S. Revolving Commitments or (iii) the aggregate Alternative Currency Revolving Credit Exposures would exceed the total Alternative Currency Revolving Commitments; provided further that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrowers may borrow, prepay and reborrow Swingline Loans. Immediately upon the making of a Swingline Loan, each U.S. Revolving Lender, in the case of U.S. Swingline Loans, and each Alternative Currency Revolving Lender, in the case of Alternative Currency Swingline Loans, shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swingline Lender a risk participation in such Swingline Loan in an amount equal to the product of such Revolving Lender’s Applicable Percentage times the amount of such Swingline Loan.

(b) To request a Swingline Loan, the applicable Borrower, or the Company on behalf of the applicable Borrower, shall notify the Administrative Agent and Swingline Lender of such request, which may be given by telephone and shall be irrevocable. Each such notice must be received by the Swingline Lender and the Administrative Agent not later than 1:00 p.m. on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of $100,000, (ii) the requested borrowing date, which shall be a Business Day and (iii) whether such Swingline Loan shall constitute a U.S. Swingline Loan or an Alternative Currency Swingline Loan. Each such telephonic notice must be confirmed promptly by delivery to the Swingline Lender and the Administrative Agent of a written Swingline Loan Notice, appropriately completed and signed by a Responsible Officer of the applicable Borrower or of the Company on behalf of the applicable Borrower. Promptly after receipt by the Swingline Lender of any telephonic Swingline Loan Notice, the Swingline Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swingline Loan Notice and, if not, the Swingline Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Swingline Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Lender) prior to 3:00 p.m. on the date of the proposed Swingline Loan Borrowing (A) directing the Swingline Lender not to make such Swingline Loan as a result of the limitations set forth in Section 2.04(a), or (B) that one or more of the applicable conditions specified in Article IV is not then satisfied, then, the Swingline Lender shall make such Swingline Loan available to the applicable Borrower by means of a credit to the general deposit account of the applicable Borrower with the Swingline Lender (or, in the case of a Swingline Loan made to finance the reimbursement of an L/C Disbursement as provided in Section 2.05(c), by remittance to the relevant Issuing Bank) by 4:00 p.m., New York City time, on the requested date of such Swingline Loan.

(c) (i) The Swingline Lender at any time in its sole and absolute discretion may request, on behalf of the applicable Borrower (each of which hereby irrevocably authorizes the Swingline Lender to so request on its behalf), that each U.S. Revolving Lender, in the case of U.S. Swingline Loans, or Alternative Currency Revolving Lender, in the case of Alternative Currency Swingline Loans, make a Base Rate Revolving Loan in an amount equal to such Lender’s Applicable Percentage of the amount of the applicable Class of Swingline Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Borrowing Request for purposes hereof) and in accordance with the requirements of Section 2.02 and Section 2.03, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the Revolving Commitments of the applicable Class and the conditions set forth in Section 4.02. The Swingline Lender shall furnish the applicable Borrower with a copy of the applicable Borrowing Request promptly after delivering such notice to the Administrative Agent. Each U.S. Revolving Lender, in the case of U.S. Swingline Loans, or Alternative Currency Revolving Lender, in the case of Alternative Currency Swingline Loans, shall make an amount equal to its Applicable Percentage of the amount specified in such Borrowing Request available to the Administrative Agent in Same Day Funds for the account of the Swingline Lender at the Administrative Agent’s Office for Dollar-denominated payments not later than 1:00 p.m. on the day specified in such Borrowing Request, whereupon, subject to Section 2.04(c)(ii), each Lender that so makes funds available shall be deemed to have made an Base Rate Loan to the applicable Borrower in such amount. The Administrative Agent shall remit the funds so received to the Swingline Lender.

(ii) If for any reason any Swingline Loan cannot be refinanced by such Base Rate Loan in accordance with clause (i), the request for Base Rate Loans submitted by the Swingline Lender as set forth herein shall be deemed to be a request by the Swingline Lender that each of the U.S. Revolving Lenders, in the case of U.S. Swingline Loans, or Alternative Currency Revolving Lenders, in the case of Alternative Currency Swingline Loans, fund its risk participation in the relevant Swingline Loan and such Revolving Lender’s payment to the Administrative Agent for the account of the Swingline Lender pursuant to Section 2.04(c)(i) shall be deemed payment in respect of such participation. If any Revolving Lender fails to make available to the Administrative Agent for the account of the Swingline Lender any amount required to be paid by such Revolving Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(i), the Swingline Lender shall be entitled to recover from such Revolving Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swingline Lender at a rate per annum equal to the applicable Overnight Rate from time to time in effect, plus any administrative, processing or similar fees customarily charged by the Swingline Lender in connection with the foregoing. If such Revolving Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Revolving Lender’s Base Rate Loan included in the relevant Borrowing or funded participation in the relevant Swingline Loan, as the case may be. A certificate of the Swingline Lender submitted to any Revolving Lender (through the Administrative Agent) with respect to any amounts owing under this clause (ii) shall be conclusive absent manifest error.

(iii) Each Revolving Lender’s obligation to make Base Rate Loans or to purchase and fund risk participations in Swingline Loans pursuant to this Section 2.04(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Swingline Lender, either Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Revolving Lender’s obligation to make Base Rate Loans pursuant to this Section 2.04(c) is subject to the conditions set forth in Section 4.02. No such funding of risk participations shall relieve or otherwise impair the obligation of the Borrowers to repay Swingline Loans, together with interest as provided herein.

(d) (i) At any time after any Revolving Lender has purchased and funded a risk participation in a Swingline Loan, if the Swingline Lender receives any payment on account of such Swingline Loan, the Swingline Lender will distribute promptly to such Revolving Lender its Applicable Percentage thereof in the same funds as those received by the Swingline Lender.

(ii) If any payment received by the Swingline Lender in respect of principal or interest on any Swingline Loan is required to be returned by the Swingline Lender under any of the circumstances described in Section 9.08 (including pursuant to any settlement entered into by the Swingline Lender in its discretion), each U.S. Revolving Lender, in the case of U.S. Swingline Loans, or each Alternative Currency Revolving Lender, in the case of Alternative Currency Swingline Loans, shall pay to the Swingline Lender its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the applicable Overnight Rate. The Administrative Agent will make such demand upon the request of the Swingline Lender. The obligations of the Revolving Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e) The Swingline Lender shall be responsible for invoicing the applicable Borrower for interest on the Swingline Loans. Until each Revolving Lender funds its Base Rate Loan or risk participation pursuant to this Section 2.04 to refinance such Revolving Lender’s Applicable Percentage of any Swingline Loan, interest in respect of such Applicable Percentage shall be solely for the account of the Swingline Lender.

(f) The Borrowers shall make all payments of principal and interest in respect of the Swingline Loans directly to the Swingline Lender.

SECTION 2.05. Letters of Credit.

(a) The Letter of Credit Commitment.

(i) Subject to the terms and conditions set forth herein, (x) (A) each Issuing Bank agrees, in reliance upon the agreements of the U.S. Revolving Lenders set forth in this Section 2.05, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue U.S. Letters of Credit denominated in Dollars for the account of the Company or its Subsidiaries, and to amend or extend U.S. Letters of Credit previously issued by it, in accordance with subsection (b) below, and (2) to honor drawings under the U.S. Letters of Credit; and (B) the U.S. Revolving Lenders severally agree to participate in U.S. Letters of Credit issued for the account of the Company or its Subsidiaries and any drawings thereunder and (y) each Issuing Bank agrees, in reliance upon the agreements of the Alternative Currency Revolving Lenders set forth in this Section 2.05, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Alternative Currency Letters of Credit denominated in Dollars or in one or more Alternative Currencies for the account of the Company or its Subsidiaries, and to amend or extend Alternative Currency Letters of Credit previously issued by it, in accordance with subsection (b) below, and (2) to honor drawings under the Alternative Currency Letters of Credit; and (B) the Alternative Currency Revolving Lenders severally agree to participate in Alternative Currency Letters of Credit issued for the account of the Company or its Subsidiaries and any drawings thereunder; provided that after giving effect to any L/C Credit Extension with respect to any Letter of Credit, (A) the aggregate L/C Exposure shall not exceed the L/C Exposure Sublimit, (B) the total U.S. Revolving Credit Exposures shall not exceed the total U.S. Revolving Commitments and (C) subject to Section 1.12, the total Alternative Currency Revolving Credit Exposures shall not exceed the total Alternative Currency Revolving Commitments. Each request by the Company for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by the Company that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence. Within the foregoing limits, and subject to the terms and conditions hereof, the Company’s ability to obtain Letters of Credit shall be fully revolving, and accordingly the Company may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed. All Existing Letters of Credit denominated in U.S. Dollars shall be deemed to be U.S. Letters of Credit and all Existing Letters of Credit denominated in any other currency shall be deemed to be Alternative Currency Letters of Credit issued pursuant to this Agreement on the Closing Date and from and after the Closing Date shall be subject to and governed by the terms and conditions hereof.

(ii) No Issuing Bank shall issue any Letter of Credit, if (A) subject to Section 2.05(b)(iii), the expiry date of such requested Letter of Credit would occur more than twelve months after the date of issuance or last extension, unless the Required Lenders and the applicable Issuing Bank have approved such expiry date; or (B) the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless all the Revolving Lenders and the applicable Issuing Bank have approved such expiry date.

(iii) No Issuing Bank shall be under any obligation to issue any Letter of Credit if:

(A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such Issuing Bank from issuing such Letter of Credit, or any Law applicable to such Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such Issuing Bank shall prohibit, or request that such Issuing Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such Issuing Bank is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon such Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which such Issuing Bank in good faith deems material to it;

(B) the issuance of such Letter of Credit would violate one or more policies of such Issuing Bank applicable to letters of credit generally;

(C) except as otherwise agreed by the Administrative Agent and such Issuing Bank, such Letter of Credit is in an initial stated amount less than $100,000, in the case of a commercial Letter of Credit, or $500,000, in the case of a standby Letter of Credit;

(D) except as otherwise agreed by the Administrative Agent and such Issuing Bank, such Letter of Credit is to be denominated in a currency other than (x) in the case of U.S. Letters of Credit, Dollars and (y) in the case of Alternative Currency Letters of Credit, Dollars or an Alternative Currency;

(E) the Issuing Bank does not as of the issuance date of such requested Letter of Credit issue Letters of Credit in the requested currency;

(F) such Letter of Credit contains any provisions for automatic reinstatement of the stated amount after any drawing thereunder; or

(G) a default of any Revolving Lender’s (of the applicable Class) obligations to fund under Section 2.05(c) exists or any Revolving Lender (of the applicable Class) is at such time a Defaulting Lender hereunder, unless such Issuing Bank has entered into satisfactory arrangements (in the Issuing Bank’s sole and absolute discretion) with the Company or such Revolving Lender to eliminate the Issuing Bank’s risk with respect to such Revolving Lender.

(iv) No Issuing Bank shall amend any Letter of Credit if the Issuing Bank would not be permitted at such time to issue such Letter of Credit in its amended form under the terms hereof.

(v) No Issuing Bank shall be under any obligation to amend any Letter of Credit if (A) such Issuing Bank would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

(vi) Each Issuing Bank shall act on behalf of the applicable Revolving Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and each Issuing Bank shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article VII with respect to any acts taken or omissions suffered by such Issuing Bank in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article VII included such Issuing Bank with respect to such acts or omissions, and (B) as additionally provided herein with respect to such Issuing Bank.

(b) Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit.

(i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the applicable Borrower delivered to the applicable Issuing Bank (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the applicable Borrower (or of the Company on behalf of the applicable Borrower). Such Letter of Credit Application must be received by the applicable Issuing Bank and the Administrative Agent not later than noon at least two Business Days (or such later date and time as the applicable Issuing Bank may agree in a particular instance in its sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the applicable Issuing Bank: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount and currency thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; (G) whether such Letter of Credit shall constitute an U.S. Letter of Credit or an Alternative Currency Letter of Credit; and (H) such other matters as the applicable Issuing Bank may require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the applicable Issuing Bank (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as the applicable Issuing Bank may require. Additionally, the applicable Borrower shall furnish to the applicable Issuing Bank and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as the applicable Issuing Bank or the Administrative Agent may reasonably require.

(ii) Promptly after receipt of any Letter of Credit Application, the applicable Issuing Bank will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the applicable Borrower and, if not, such Issuing Bank will provide the Administrative Agent with a copy thereof. Unless an Issuing Bank has received written notice from any U.S. Revolving Lender, in the case of an U.S. Letter of Credit, or any Alternative Currency Revolving Lender, in the case of an Alternative Currency Letter of Credit, the Administrative Agent or any Loan Party, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Article IV shall not then be satisfied, then, subject to the terms and conditions hereof, such Issuing Bank shall, on the requested date, issue a Letter of Credit for the account of the applicable Borrower (or the applicable Subsidiary) or enter into the applicable amendment, as the case may be, in each case in accordance with such Issuing Bank’s usual and customary business practices. Immediately upon the issuance of (x) each U.S. Letter of Credit by an Issuing Bank, each U.S. Revolving Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from such Issuing Bank a risk participation in such U.S. Letter of Credit in an amount equal to the product of such Lender’s Applicable Percentage times the amount of such U.S. Letter of Credit and (y) each Alternative Currency Letter of Credit by an Issuing Bank, each Alternative Currency Revolving Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from such Issuing Bank a risk participation in such Alternative Currency Letter of Credit in an amount equal to the product of such Lender’s Applicable Percentage times the amount of such Alternative Currency Letter of Credit.

(iii) If either Borrower so requests in any applicable Letter of Credit Application, the applicable Issuing Bank may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit the applicable Issuing Bank to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the applicable Issuing Bank, the applicable Borrower shall not be required to make a specific request to an Issuing Bank for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the applicable Issuing Bank to permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided, however, that no Issuing Bank shall permit any such extension if (A) such Issuing Bank has determined that it would not be permitted at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clause (ii) or (iii) of Section 2.05(a) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is seven Business Days before the Non-Extension Notice Date (1) from the Administrative Agent that the Required Lenders have elected not to permit such extension or (2) from the Administrative Agent, or any U.S. Revolving Lender, in the case of a U.S. Letter of Credit, or any Alternative Currency Revolving Letter of Credit Lender, in the case of an Alternative Currency Letter of Credit, or the applicable Borrower that one or more of the applicable conditions specified in Section 4.02 is not then satisfied, and in each such case directing such Issuing Bank not to permit such extension.

(iv) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the Issuing Bank will also deliver to the applicable Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

(c) Drawings and Reimbursements; Funding of Participations.

(i) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the applicable Issuing Bank shall notify the applicable Borrower and the Administrative Agent thereof. In the case of an Alternative Currency Letter of Credit denominated in an Alternative Currency, the applicable Borrower shall reimburse the applicable Issuing Bank in such Alternative Currency, unless such Issuing Bank (at its option) shall have specified in such notice that it will require reimbursement in Dollars. In the case of any such reimbursement in Dollars of a drawing under an Alternative Currency Letter of Credit denominated in an Alternative Currency, the applicable Issuing Bank shall notify the applicable Borrower of the Dollar Equivalent of the amount of the drawing promptly following the determination thereof. Not later than noon on the Business Day following any payment by an Issuing Bank under a Letter of Credit to be reimbursed in Dollars, or the Applicable Time on the Business Day of any payment by an Issuing Bank under a Letter of Credit to be reimbursed in an Alternative Currency (each such date, an “Honor Date”), the applicable Borrower shall reimburse such Issuing Bank through the Administrative Agent in an amount equal to the amount of such drawing and in the applicable currency. If such Borrower fails to so reimburse such Issuing Bank by such time, the Administrative Agent shall promptly notify each applicable Revolving Lender of the Honor Date, the amount and currency of the unreimbursed drawing (the “Unreimbursed Amount”), and the amount of such Revolving Lender’s Applicable Percentage thereof. In such event, (x) in the case of an Unreimbursed Amount under a U.S. Letter of Credit, the applicable Borrower shall be deemed to have requested a U.S. Revolving Credit Borrowing of Base Rate Loans and (y) in the case of an Unreimbursed Amount under an Alternative Currency Letter of Credit, the applicable Borrower shall be deemed to have requested an Alternative Currency Revolving Credit Borrowing of Base Rate Loans, in each case, to be disbursed on the Business Day following the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the applicable Class of Revolving Commitments and the conditions set forth in Section 4.02 (other than the delivery of a Borrowing Notice). Any notice given by the applicable Issuing Bank or the Administrative Agent pursuant to this Section 2.05(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(ii) Each U.S. Revolving Lender, in the case of U.S. Letters of Credit, and each Alternative Currency Revolving Lender, in the case of Alternative Currency Letters of Credit, shall upon any notice pursuant to

Section 2.05(c)(i) make funds available to the Administrative Agent for the account of the applicable Issuing Bank, in Dollars, at the Administrative Agent’s office for Dollar-denominated payments in an amount equal to its Applicable Percentage of the Unreimbursed Amount not later than 2:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.05(c)(iii), such Revolving Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the applicable Borrower in such amount. The Administrative Agent shall remit the funds so received to the applicable Issuing Bank in Dollars.

(iii) With respect to any Unreimbursed Amount in respect of a U.S. Letter of Credit that is not fully refinanced by a U.S. Revolving Borrowing of Base Rate Loans because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the applicable Borrower shall be deemed to have incurred from the applicable Issuing Bank an U.S. L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which U.S. L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each U.S. Revolving Lender’s payment to the Administrative Agent for the account of the Issuing Bank pursuant to Section 2.05(c)(ii) shall be deemed payment in respect of its participation in such U.S. L/C Borrowing and shall constitute a U.S. L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.05. With respect to any Unreimbursed Amount in respect of an Alternative Currency Letter of Credit that is not fully refinanced by an Alternative Currency Borrowing of Base Rate Loans because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the applicable Borrower shall be deemed to have incurred from the applicable Issuing Bank an Alternative Currency L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which Alternative Currency L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Alternative Currency Lender’s payment to the Administrative Agent for the account of the Issuing Bank pursuant to Section 2.05(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an Alternative Currency L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.05.

(iv) Until each applicable Lender funds its Revolving Loan or L/C Advance pursuant to this Section 2.05(c) to reimburse an Issuing Bank for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Applicable Percentage of such amount shall be solely for the account of such Issuing Bank.

(v) Each Revolving Lender’s obligation to make Revolving Loans or L/C Advances to reimburse each Issuing Bank for amounts drawn under Letters of Credit of the applicable Class issued by it, as contemplated by this Section 2.05(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Revolving Lender may have against such Issuing Bank, either Borrower, any Subsidiary or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender’s obligation to make Revolving Loans pursuant to this Section 2.05(c) is subject to the conditions set forth in Section 4.02 (other than delivery of a Borrowing Request). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Borrowers to reimburse an Issuing Bank for the amount of any payment made by such Issuing Bank under any Letter of Credit, together with interest as provided herein.

(vi) If any Revolving Lender fails to make available to the Administrative Agent for the account of an Issuing Bank any amount required to be paid by such Revolving Lender pursuant to the foregoing provisions of this Section 2.05(c) by the time specified in Section 2.05(c)(ii), such Issuing Bank shall be entitled to recover from such Revolving Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such Issuing Bank at a rate per annum equal to the applicable Overnight Rate from time to time in effect, plus any administrative, processing or similar fees customarily charged by the Issuing Bank in connection with the foregoing. If such Revolving Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Revolving Lender’s Revolving Loan included in the relevant Borrowing or L/C Advance in respect of the relevant L/C Borrowing, as the case may be. A certificate of an Issuing Bank submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.

(d) Repayment of Participations.

(i) At any time after an Issuing Bank has made a payment under any Letter of Credit and has received from any Revolving Lender such Revolving Lender’s L/C Advance in respect of such payment in accordance with Section 2.05(c), if the Administrative Agent receives for the account of such Issuing Bank any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from either Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute promptly to such Revolving Lender its Applicable Percentage thereof in the same funds as those received by the Administrative Agent.

(ii) If any payment received by the Administrative Agent for the account of an Issuing Bank pursuant to Section 2.05(c)(i) is required to be returned under any of the circumstances described in Section 9.08 (including pursuant to any settlement entered into by such Issuing Bank in its discretion), each U.S. Revolving Lender, in the case of a U.S. Letter of Credit, or any Alternative Currency Revolving Lender, in the case of an Alternative Currency Letter of Credit, shall pay to the Administrative Agent for the account of such Issuing Bank its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Revolving Lender, at a rate per annum equal to the applicable Overnight Rate from time to time in effect. The obligations of the Revolving Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e) Obligations Absolute. The obligation of the Borrowers to reimburse each Issuing Bank for each drawing under each Letter of Credit issued by it and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following: (i) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Loan Document; (ii) the existence of any claim, counterclaim, setoff, defense or other right that the Company or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the applicable Issuing Bank or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction; (iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit; (iv) any payment by such Issuing Bank under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by such Issuing Bank under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; (v) any adverse change in the relevant exchange rates or in the availability of the relevant Alternative Currency to the Company or any Subsidiary or in the relevant currency markets generally; or (vi) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Company or any Subsidiary. The applicable Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with such Borrower’s instructions or other irregularity, such Borrower will promptly notify the applicable Issuing Bank. Each Borrower shall be conclusively deemed to have waived any such claim against the applicable Issuing Bank and its correspondents unless such notice is given as aforesaid.

(f) Role of Issuing Banks. Each Revolving Lender and the Borrowers agree that, in paying any drawing under any Letter of Credit, no Issuing Bank shall have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the Issuing Banks, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of any Issuing Bank shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document. Each Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude each Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the Issuing Banks, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of any Issuing Bank shall be liable or responsible for any of the matters described in clauses (i) through (v) of Section 2.05(e); provided, however, that anything in such clauses to the contrary notwithstanding, the applicable Borrower may have a claim against any Issuing Bank, and such Issuing Bank may be liable to such Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by such Borrower which such Borrower proves were caused by such Issuing Bank’s willful misconduct or gross negligence or such Issuing Bank’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, each Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and such Issuing Bank shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

(g) Cash Collateral.

(i) Upon the request of the Administrative Agent, (A) if any Issuing Bank has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, or (B) if, as of the Letter of Credit Expiration Date, any L/C Exposure for any reason remains outstanding, the Borrowers shall, in each case, immediately Cash Collateralize the then L/C Exposure of all L/C Exposures.

(ii) In addition, if the Administrative Agent notifies the Company at any time that the L/C Exposure at such time exceeds 100% of the L/C Exposure Sublimit then in effect, then, within one Business Day (or such later time as the Administrative Agent may agree in its sole discretion) after receipt of such notice, the Company shall Cash Collateralize the L/C Exposure in an amount equal to the amount by which the L/C Exposure exceeds the L/C Exposure Sublimit.

(iii) The Administrative Agent may, at any time and from time to time after the initial deposit of Cash Collateral, request that additional Cash Collateral be provided in order to protect against the results of exchange rate fluctuations.

(h) Applicability of ISP and UCP. Unless otherwise expressly agreed by the Issuing Bank and the applicable Borrower when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), (i) the rules of the ISP shall apply to each standby Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce at the time of issuance shall apply to each commercial Letter of Credit.

(i) Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.

(j) Letters of Credit Issued for Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary, the Company shall be obligated to reimburse the applicable Issuing Bank hereunder for any and all drawings under such Letter of Credit. The Company hereby acknowledges that the issuance of Letters of Credit for the account of Subsidiaries inures to the benefit of the Company, and that the Company’s business derives substantial benefits from the businesses of such Subsidiaries.

SECTION 2.06. Funding of Borrowings.

(a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds (i) in the case of Loans denominated in Dollars by 2:00 p.m., New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders in an amount equal to such Lender’s Applicable Percentage or other percentage provided for herein and (ii) in the case of each Loan denominated in an Alternative Currency by the Applicable Time specified by the Administrative Agent for such currency; provided that Swingline Loans shall be made as provided in Section 2.04; provided further that the Tranche B Term Loans made pursuant to the Delayed Draw Tranche B Term Loan Commitments shall initially be in the form of a pro rata increase in each Borrowing of the then outstanding Tranche B Term Loans. The Administrative Agent will make such Loans available to the applicable Borrower by promptly crediting the amounts so received, in like funds, to (x) an account designated by the applicable Borrower (or by the Company on behalf of the applicable Borrower) in the applicable Borrowing Request, in the case of Loans denominated in Dollars and (y) an account of the applicable Borrower in the relevant jurisdiction and designated by the applicable Borrower (or by the Company on behalf of the applicable Borrower) in the applicable Borrowing Request, in the case of Loans denominated in an Alternative Currency; provided that Base Rate Revolving Loans made to finance the reimbursement of an L/C Disbursement as provided in Section 2.05(c) shall be remitted by the Administrative Agent to the relevant Issuing Bank.

(b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed time of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section 2.06 and may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the applicable Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to such Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the Overnight Rate or (ii) in the case of such Borrower, the interest rate applicable to Base Rate Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.

SECTION 2.07. Market Disruption. Notwithstanding the satisfaction of all conditions referred to in Article II and Article IV with respect to any Revolving Borrowing to be effected in any Alternative Currency, if (i) there shall occur on or prior to the date of such Borrowing any change in national or international financial, political or economic conditions or currency exchange rates or exchange controls which would in the reasonable opinion of the Administrative Agent, the relevant Issuing Bank (if such Credit Event is an Alternative Currency Letter of Credit) or the Required Lenders make it impracticable for the applicable Eurocurrency Borrowings or Alternative Currency Letters of Credit comprising such Credit Event to be denominated in the Alternative Currency specified by the applicable Borrower or (ii) the Dollar Equivalent of such currency is not readily calculable, then the Administrative Agent shall forthwith give notice thereof to such Borrower, the Lenders and, if such Credit Event is an Alternative Currency Letter of Credit, the relevant Issuing Bank, and such Credit Events shall not be denominated in such Alternative Currency but shall, except as otherwise set forth in Section 2.06, be made on the date of such Credit Event in Dollars, (a) if such Credit Event is a Borrowing, in an aggregate principal amount equal to the Dollar Equivalent of the aggregate principal amount specified in the related Borrowing Request or Interest Election Request, as the case may be, unless such Borrower notifies the Administrative Agent at least one (1) Business Day before such date that (i) it elects not to borrow on such date or (ii) it elects to borrow on such date in a different Alternative Currency, as the case may be, in which the denomination of such Loans would, in the reasonable opinion of the Administrative Agent or the Required Lenders, as applicable, be practicable and in an aggregate principal amount equal to the Dollar Equivalent of the aggregate principal amount specified in the related Borrowing Request or Interest Election Request, as the case may be or (b) if such Credit Event is an Alternative Currency Letter of Credit, in a face amount equal to the Dollar Equivalent of the face amount specified in the related request or application for such Alternative Currency Letter of Credit, unless such Borrower notifies the Administrative Agent at least one (1) Business Day before such date that (i) it elects not to request the issuance of such Alternative Currency Letter of Credit on such date or (ii) it elects to have such Alternative Currency Letter of Credit issued on such date in a different currency, as the case may be, in which the denomination of such Alternative Currency Letter of Credit would in the reasonable opinion of the relevant Issuing Bank, the Administrative Agent or the Required Lenders, as applicable, be practicable and in face amount equal to the Dollar Equivalent of the face amount specified in the related request or application for such Alternative Currency Letter of Credit, as the case may be.

SECTION 2.08. Termination and Reduction of Commitments.

(a) Unless previously terminated, (i) the Tranche B Term Loan Commitments shall terminate at 5:00 p.m., New York City time, on the Closing Date and (ii) all Revolving Commitments shall terminate on the Revolving Credit Maturity Date.

(b) The Borrowers may at any time terminate, or from time to time reduce, the Revolving Commitments of any Class; provided that (i) each reduction of the Revolving Commitments of any Class shall be in an amount that is an integral multiple of $1,000,000 and not less than $1,000,000, (or, if less, the remaining amount of such Commitments), (ii) the Borrowers shall not terminate or reduce the U.S. Revolving Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.10, the total U.S. Revolving Credit Exposures would exceed the total U.S. Revolving Commitments and (iii) the Borrowers shall not terminate or reduce the Alternative Currency Revolving Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.10, the Dollar Equivalent of the total Alternative Currency Revolving Credit Exposures would exceed the total Alternative Currency Revolving Commitments.

(c) The Company may, upon notice to the Administrative Agent, terminate the Delayed Draw Tranche B Term Loan Commitments or from time to time permanently reduce the Delayed Draw Tranche B Term Loan Commitments; provided that (x) any such notice shall be received by the Administrative Agent no later than 2:00 p.m., New York City time, three Business Days prior to the date of termination or reduction, (y) any such notice shall be irrevocable, and (z) any such partial reduction shall be in an aggregate amount of $10,000,000 or any whole multiple of $1,000,000 in excess thereof. Each such reduction or termination shall be applied ratably to the Delayed Draw Tranche B Term Loan Commitments of each Lender.

(d) The Borrowers shall notify the Administrative Agent by telephone (confirmed by telecopy or transmission by electronic communication in accordance with Section 9.01(b)) of any election to terminate or reduce the Commitments under paragraph (b) of this Section not later than 12:00 p.m. three (3) Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrowers pursuant to this Section shall be irrevocable; provided that a notice of termination of the Commitments delivered by the Borrowers may state that such notice is conditioned upon the effectiveness of other credit facilities or instruments of Indebtedness or the occurrence of any other specified event, in which case such notice may be revoked by the Borrowers (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments shall be permanent. Subject to Section 2.20(d), each reduction of the Commitments of any Class shall be made ratably among the Lenders in accordance with their respective Commitments of such Class.

SECTION 2.09. Repayment of Loans; Evidence of Debt.

(a) The Borrowers hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Revolving Loan made to either Borrower on the Revolving Credit Maturity Date in the currency of such Loan and (ii) to the Swingline Lender the then unpaid principal amount of each Swingline Loan on the earlier of the Revolving Credit Maturity Date and the 14th day following the incurrence thereof; provided that, if the 14th day is not a Business Day, such Swingline Loan shall be repaid on the next Business Day; provided further that on each date that a Revolving Loan is made, the Borrowers shall repay all Swingline Loans then outstanding.

(b) The Company promises to repay the Tranche B Term Loans to the Lenders on each March 31, June 30, September 30 and December 31 of each year (commencing on June 30, 2013), an amount equal to the aggregate principal amount of the Tranche B Term Loans originally borrowed hereunder on or prior to each such date multiplied by 0.25%, with the remainder due and payable on the Term Loan Maturity Date; provided that if any such date is not a Business Day, such payment shall be due on the next preceding Business Day.

(c) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of each Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(d) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class, currency and Type thereof and the Interest Period, if any, applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(e) The entries made in the accounts maintained pursuant to paragraph (c) or (d) of this Section 2.09 shall be prima facie evidence of the existence and amounts of the obligations recorded therein absent manifest error; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrowers to repay the Loans in accordance with the terms of this Agreement.

(f) Any Lender may request that Loans made by it be evidenced by promissory notes. In such event, the applicable Borrowers shall prepare, execute and deliver to such Lender promissory notes payable to such Lender and its registered assigns and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory notes and interest thereon shall at all times (including after assignment pursuant to Section 9.04 of this Agreement) be represented by one or more promissory notes in such form payable to the payee named therein and its registered assigns.

SECTION 2.10. Prepayment of Loans .

(a) Optional Prepayments. (i) The applicable Borrower shall have the right at any time and from time to time to prepay any Borrowing of any Class in whole or in part, without premium or penalty except as set forth in clause (c) below, subject to prior notice in accordance with paragraph (a)(ii) of this Section; provided, however, that no prepayments of any Extended Term Loans of any series shall be permitted pursuant to this Section 2.10(a) so long as any Term Loans of any Existing Term Loan Class from which such Extended Term Loans were converted remain outstanding unless such prepayment is accompanied by a pro rata (or greater proportionate) prepayment of Term Loans of such Existing Term Loan Class.

(ii) The applicable Borrower shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the Swingline Lender) by telephone (confirmed by telecopy or transmission by electronic communication in accordance with Section 9.01(b)) of any prepayment hereunder (i) (x) in the case of prepayment of a Eurocurrency Borrowing in Dollars, not later than 2:00 p.m., New York City time, three (3) Business Days before the date of prepayment, or (y) four Business Days (or five, in the case of prepayment of Loans denominated in Special Notice Currencies) prior to any date of prepayment of Eurocurrency Loans denominated in Alternative Currencies, (ii) in the case of prepayment of a Base Rate Borrowing, not later than noon, New York City time, on the date of prepayment or (iii) in the case of prepayment of a Swingline Loan, not later than 2:00 p.m., New York City time, on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date, the Class or Classes of Loans to be repaid and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.08, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.08. Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02. Each prepayment of Term Loans pursuant to this Section 2.10(a) shall be applied to repayments thereof required pursuant to Section 2.09(b) in the order selected by the applicable Borrower (or by the Company on behalf of the applicable Borrower). Each prepayment of a Borrowing shall be applied ratably to the Loans included in the notice of prepayment. Prepayments pursuant to this Section 2.10(a) shall be accompanied by accrued interest to the extent required by Section 2.12 and shall be subject to Section 2.15.

(iii) In the event that, prior to the first anniversary of the Closing Date, any Loan Party (x) makes any prepayment of Tranche B Term Loans in connection with any Repricing Transaction, or (y) effects any amendment of this Agreement resulting in a Repricing Transaction, the Company shall pay to the Administrative Agent, for the ratable account of each applicable Lender, (I) in the case of clause (x), a prepayment premium of 1% of the amount of the affected Tranche B Term Loans of such Lender being prepaid and (II) in the case of clause (y), a payment equal to 1% of the aggregate amount of the applicable Tranche B Term Loans of such Lender outstanding immediately prior to such amendment.

(b) Mandatory Prepayments.

(i) If the Administrative Agent notifies the Borrowers at any time that (x) the U.S. Revolving Credit Exposure at such time exceeds an amount equal to 100% of the U.S. Revolving Commitments then in effect, then, within two Business Days after receipt of such notice, the Borrowers shall prepay Loans and/or Cash Collateralize the U.S. L/C Exposure in an aggregate amount sufficient to reduce such U.S. Revolving Credit Exposure as of such date of payment to an amount not to exceed 100% of the U.S. Revolving Commitments then in effect or (y) the Alternative Currency Revolving Credit Exposure at such time exceeds an amount equal to 100% of the Alternative Currency Revolving Commitments then in effect, then, within two Business Days after receipt of such notice, the Borrowers shall prepay Loans and/or Cash Collateralize the Alternative Currency L/C Exposure in an aggregate amount sufficient to reduce such Alternative Currency Revolving Credit Exposure as of such date of payment to an amount not to exceed 100% of the Alternative Currency Revolving Commitments then in effect; provided, however, that, subject to the provisions of Section 2.05(g)(ii), the Borrowers shall not be required to Cash Collateralize the L/C Exposures pursuant to this Section 2.10(b) unless after the prepayment in full of the Loans the U.S. Revolving Credit Exposure or Alternative Currency Revolving Credit Exposure, as applicable, exceed the U.S. Revolving Commitments or Alternative Currency Commitments, respectively, then in effect. The Administrative Agent may, at any time and from time to time after the initial deposit of such Cash Collateral for the Alternative Currency L/C Exposure, reasonably request that additional Cash Collateral be provided in order to protect against the results of further material exchange rate fluctuations.

(ii) (A) If the Company or any Subsidiary receives any Net Cash Proceeds from any Asset Sale or Casualty Event, the Company shall apply an amount equal to 100% of such Net Cash Proceeds in accordance with Section 2.10(b)(vi) on or prior to the date which is ten (10) Business Days after the date of the realization or receipt of such Net Cash Proceeds; provided that no such prepayment shall be required pursuant to this Section 2.10(b)(ii)(A) with respect to such Net Cash Proceeds that the Company shall reinvest in accordance with Section 2.10(b)(ii)(B);

(B) With respect to any Net Cash Proceeds realized or received with respect to any Asset Sale or Casualty Event, at the option of the Company, the Company may reinvest all or any portion of such Net Cash Proceeds in assets useful for the Company’s or a Subsidiary’s business within (x) twelve (12) months following receipt of such Net Cash Proceeds or (y) if the Company or a Subsidiary enters into a legally binding commitment to reinvest such Net Cash Proceeds within twelve (12) months following receipt thereof, within six (6) months following the last day of such twelve month period; provided that any such Net Cash Proceeds that are not so reinvested within the applicable time period set forth above shall be applied as set forth in Section 2.10(b)(ii)(A) within five (5) Business Days after the end of the applicable time period set forth above.

(iii) If the Company or any Subsidiary incurs or issues any Refinancing Indebtedness or any Indebtedness not expressly permitted to be incurred or issued pursuant to Section 6.01 (without prejudice to the restrictions therein), the Company shall apply an amount equal to 100% of such Net Cash Proceeds received by the Company or any Subsidiary therefrom in accordance with Sections 2.10(b)(viii) and (ix) on or prior to the date which is three (3) Business Days after the receipt of such Net Cash Proceeds.

(iv) On each Excess Cash Flow Payment Date, an amount equal to the remainder (if positive) of (x) the Applicable Prepayment Percentage of the Excess Cash Flow for the relevant Excess Cash Flow Payment Period minus (y) the aggregate amount of principal repayments of Loans made as voluntary prepayments pursuant to Section 2.10(a) hereof with internally generated funds during the relevant Excess Cash Flow Payment Period shall be applied as a mandatory repayment in accordance with the requirements of Sections 2.10(b)(viii) and (ix).

(v) [Reserved].

(vi) The Company shall notify the Administrative Agent in writing of any mandatory prepayment of Term Loans required to be made pursuant to clauses (i) through (iii) of this Section 2.10(b) at least three (3) Business Days prior to the date of such prepayment. Each such notice shall specify the date of such prepayment and provide a reasonably detailed calculation of the amount of such prepayment. The Administrative Agent will promptly notify each Term Lender of the contents of the Company’s prepayment notice and of such Term Lender’s pro rata share of the prepayment.

(vii) Notwithstanding any other provisions of this Section 2.10(b) to the contrary, no Net Cash Proceeds of any Asset Sale by a Foreign Subsidiary (a “Foreign Disposition”) or the Net Cash Proceeds of any Casualty Event from a Foreign Subsidiary (a “Foreign Casualty Event”) will be required to repay Term Loans pursuant to Section 2.10(b).

(viii) Each prepayment of Term Loans pursuant to this Section 2.10(b) shall be applied pro rata to each Class of Term Loans (on a pro rata basis to the Term Loans of the Lenders with such Class of Term Loans) and shall be further applied to such Class of Term Loans in direct order of maturity to repayments thereof required pursuant to Section 2.09(b); provided that the amount thereof shall be applied first to Base Rate Loans to the full extent thereof before application to Eurocurrency Loans, in each case in a manner that minimizes the amount payable by the Borrowers in respect of such prepayment pursuant to Section 2.15.

(ix) Any prepayment of Term Loans pursuant to this Section 2.10(b) shall be accompanied by accrued interest to the extent required by Section 2.12 and shall be subject to Section 2.15.

SECTION 2.11. Fees.

(a) The Borrowers, jointly and severally, agree to pay to the Administrative Agent for the account of each Revolving Lender a commitment fee in Dollars, which shall accrue at the Applicable Rate on the daily amount of (i) the Available Alternative Currency Revolving Commitment of such Lender and (ii) the Available U.S. Revolving Commitment of such Lender during the period from and including the Closing Date to but excluding the date on which such Commitment terminates; provided, however, that any commitment fee accrued with respect to the Revolving Commitment of a Defaulting Lender during the period prior to the time such Lender became a Defaulting Lender and unpaid at such time shall not be payable by the Borrowers so long as such Lender shall be a Defaulting Lender except to the extent that such commitment fee shall otherwise have been due and payable by the Borrowers prior to such time; and provided further that no commitment fee shall accrue on the Revolving Commitment of a Defaulting Lender so long as such Lender shall be a Defaulting Lender. Accrued commitment fees shall be payable in arrears on the last Business Days of March, June, September and December of each year and on the date on which the Revolving Commitments of the applicable Class terminate, commencing on the first such date to occur after the Closing Date. All commitments fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(b) Each Borrower agrees to pay (i) to the Administrative Agent for the account of each Revolving Lender a participation fee with respect to its participations in Letters of Credit issued for the account of such Borrower (or, in the case of a Letter of Credit issued for the account of a Subsidiary that is not a Borrower, the Company agrees to pay such fee), which shall accrue at the same Applicable Rate used to determine the interest rate applicable to Eurocurrency Revolving Loans on the average daily Dollar Equivalent of such Lender’s L/C Exposure (excluding any portion thereof attributable to unreimbursed L/C Disbursements) in respect of each Letter of Credit during the period from and including the Closing Date to but excluding the later of the date on which such Lender’s Revolving Commitment terminates and the date on which such Lender ceases to have any L/C Exposure and (ii) to each Issuing Bank a fronting fee, which shall accrue at the rate of 0.125% per annum on the average daily Dollar Equivalent of the L/C Exposure (excluding any portion thereof attributable to unreimbursed L/C Disbursements) attributable to Letters of Credit issued by such Issuing Bank for such Borrower (or, in the case of a Letter of Credit issued for the account of a Subsidiary that is not a Borrower, the Company agrees to pay such fee) during the period from and including the Closing Date to but excluding the later of the date of termination of the Revolving Commitments and the date on which there ceases to be any L/C Exposure, as well as such Issuing Bank’s standard fees and commissions with respect to the issuance, amendment, cancellation, negotiation, transfer, presentment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Unless otherwise specified above, participation fees and fronting fees accrued through and including the last Business Day of March, June, September and December of each year shall be payable on the third Business Day following such last day, commencing on the first such date to occur after the Closing Date; provided that all such fees shall be payable on the date on which the Revolving Commitments of the applicable Class terminate and any such fees accruing after the date on which the

Revolving Commitments terminate shall be payable on demand. Any other fees payable to an Issuing Bank pursuant to this paragraph shall be payable within ten (10) days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(c) The Company agrees to pay to the Administrative Agent, for the account of each Lender (other than any Defaulting Lender) with a Delayed Draw Tranche B Term Loan Commitment a commitment fee for the period from and including the Closing Date to but excluding the last day of the Delayed Draw Commitment Period, computed at the Delayed Draw Commitment Fee Rate on the actual daily amount of the Delayed Draw Tranche B Term Loan Commitment of such Lender during the period for which payment is made, payable quarterly in arrears on the last Business Day of June and September and on the Delayed Draw Termination Date. All fees pursuant to this clause (c) shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first but excluding the last).

(d) The Borrowers, jointly and severally, agree to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Company and the Administrative Agent.

(e) All fees payable hereunder shall be paid on the dates due, in Dollars and immediately available funds, to the Administrative Agent (or to the relevant Issuing Bank, in the case of fees payable to it) for distribution, in the case of commitment fees and participation fees, to the Lenders. Fees paid shall not be refundable under any circumstances.

SECTION 2.12. Interest.

(a) The Loans comprising each Base Rate Borrowing (including each Swingline Loan) shall bear interest at the Base Rate in effect from time to time plus the Applicable Rate.

(b) The Loans comprising each Eurocurrency Borrowing shall bear interest at the LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate plus (in the case of a Eurocurrency Loan of any Lender which is lent from a lending office in the United Kingdom or a Participating Member State) the Mandatory Cost.

(c) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrowers hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section 2.12 or (ii) in the case of any other amount, 2% plus the rate applicable to Base Rate Loans as provided in paragraph (a) of this Section 2.12 (the “Default Rate”).

(d) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Revolving Loans, upon termination of the Revolving Commitments; provided that (i) interest accrued pursuant to paragraph (c) of this Section 2.12 shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an Base Rate Revolving Loan prior to the end of the Availability Period or a Swingline Loan), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurocurrency Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(e) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest (i) computed by reference to the Base Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and (ii) for Borrowings denominated in Sterling shall be computed on the basis of a year of 365 days, and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Base Rate, Eurocurrency or LIBO Rate shall be determined by the Administrative Agent in accordance with the provisions of this Agreement, and such determination shall be conclusive absent manifest error.

SECTION 2.13. Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurocurrency Borrowing:

(a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the LIBO Rate for such Interest Period; or

(b) the Administrative Agent is advised by the Required Lenders that the LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Company and the Lenders by telephone or telecopy or transmission by electronic communication in accordance with Section 9.01 as promptly as practicable thereafter and, until the Administrative Agent notifies the Company and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Revolving Borrowing to, or continuation of any Revolving Borrowing as, a Eurocurrency Borrowing shall be ineffective and (ii) if any Borrowing Request requests a Eurocurrency Revolving Borrowing, such Borrowing shall be made as a Base Rate Borrowing.

SECTION 2.14. Increased Costs.

(a) If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any Issuing Bank;

(ii) subject a Lender (or its applicable lending office) or Issuing Bank to any additional Tax (other than any Excluded Taxes or Indemnified Taxes indemnified under Section 2.16) with respect to any Loan Document; or

(iii) impose on any Lender or any Issuing Bank or the London interbank market any other condition affecting this Agreement or Eurocurrency Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurocurrency Loan or of maintaining its obligation to make any such Loan (including, without limitation, pursuant to any conversion of any Borrowing denominated in any currency into a Borrowing denominated in any other currency) or to increase the cost to such Lender or such Issuing Bank of participating in, issuing or maintaining any Letter of Credit (including, without limitation, pursuant to any conversion of any Borrowing denominated in any currency into a Borrowing denominated in any other currency) or to reduce the amount of any sum received or receivable by such Lender or such Issuing Bank hereunder, whether of principal, interest or otherwise (including, without limitation, pursuant to any conversion of any Borrowing denominated in any currency into a Borrowing denominated in any other currency), in each case by an amount deemed by such Lender or such Issuing Bank to be material in the context of its making of, and participation in, extensions of credit under this Agreement, then, upon the request of such Lender or such Issuing Bank, the Borrowers will pay to such Lender or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

(b) If any Lender or any Issuing Bank determines in good faith that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s or such Issuing Bank’s capital or on the capital of such Lender’s or such Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such

Lender’s or such Issuing Bank’s policies and the policies of such Lender’s or such Issuing Bank’s holding company with respect to capital adequacy), then from time to time, upon the request of such Lender or such Issuing Bank, the Borrowers will pay to such Lender or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company for any such reduction suffered.

(c) A certificate of a Lender or an Issuing Bank setting forth in reasonable detail the amount or amounts necessary to compensate such Lender or such Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section 2.14 shall be delivered to the Borrowers and shall be conclusive absent manifest error. The Borrowers shall pay such Lender or such Issuing Bank, as the case may be, the amount shown as due on any such certificate within ten (10) days (or such later date as may be agreed by the applicable Lender) after receipt thereof.

(d) Failure or delay on the part of any Lender or any Issuing Bank to demand compensation pursuant to this Section 2.14 shall not constitute a waiver of such Lender’s or such Issuing Bank’s right to demand such compensation; provided that the Borrowers shall not be required to compensate a Lender or an Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 270 days prior to the date that such Lender or such Issuing Bank, as the case may be, notifies the Company of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or such Issuing Bank’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.

SECTION 2.15. Break Funding Payments. In the event of (a) the payment of any principal of any Eurocurrency Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default or as a result of any prepayment pursuant to Section 2.10), (b) the conversion of any Eurocurrency Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Eurocurrency Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.10 and is revoked in accordance therewith) or (d) the assignment of any Eurocurrency Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Company pursuant to Section 2.18 or the CAM Exchange, then, in any such event, the Borrowers shall compensate each Lender for the loss, cost and expense (excluding loss of anticipated profit) attributable to such event. Such loss, cost or expense to any Lender may be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the LIBO Rate that would have been applicable to such Loan (and excluding any Applicable Rate), for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for deposits in the relevant currency of a comparable amount and period from other banks in the eurocurrency market. A certificate of any Lender setting forth in reasonable detail any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Company and shall be conclusive absent manifest error. The Borrowers shall pay such Lender the amount shown as due on any such certificate within ten (10) days (or such later date as may be agreed by the applicable Lender) after receipt thereof.

SECTION 2.16. Taxes.

(a) Any and all payments by or on account of any obligation of each Loan Party under any Loan Document shall be made free and clear of and without deduction for any Taxes unless required by applicable Laws. If any applicable withholding agent shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable by the applicable Loan Party shall be increased as necessary so that after all required deductions have been made (including deductions applicable to additional sums payable under this Section 2.16) the Administrative Agent, Lender or Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the applicable withholding agent shall make such deductions and (iii) the applicable withholding agent shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(b) In addition, the Borrowers shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c) The Borrowers shall indemnify the Administrative Agent, each Lender and each Issuing Bank, within ten (10) days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent, such Lender or such Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of any Loan Party under any Loan Document hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 2.16), and any other Other Taxes, and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Company by a Lender or an Issuing Bank, or by the Administrative Agent on its own behalf or on behalf of a Lender or an Issuing Bank, shall be conclusive absent manifest error.

(d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by either Borrower to a Governmental Authority, such Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e) Any Lender that is legally entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the relevant Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Company (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Company as will permit such payments to be made without withholding or at a reduced rate. Each such Lender shall, whenever a lapse in time or change in circumstances renders any such documentation (including any specific documentation referred to in the paragraph below) obsolete, expired or inaccurate in any material respect, deliver promptly to the Company and the Administrative Agent updated or other appropriate documentation (including any new documentation reasonably requested by the Company or the Administrative Agent) or promptly notify the Company and the Administrative Agent of its inability to do so.

Without limiting the generality of the foregoing, with respect to any Loan made to either Borrower, any Foreign Lender shall, to the extent it may lawfully do so, deliver to the Company and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Company or the Administrative Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:

(i) duly completed copies of Internal Revenue Service Form W-8BEN (or any successor forms) claiming eligibility for benefits of an income tax treaty to which the United States of America is a party,

(ii) duly completed copies of Internal Revenue Service Form W-8ECI (or any successor forms),

(iii) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate, in substantially the form of Exhibit I-1, Exhibit I-2, Exhibit I-3, Exhibit I-4, as applicable, or any other form approved by the Administrative Agent, to the effect that such Foreign Lender is not (A) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the Company within the meaning of Section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code, and that no payments in connection with the Loan Documents are effectively connected with such Foreign Lender’s conduct of a U.S. trade or business and (y) duly completed copies of Internal Revenue Service Form W-8BEN (or any successor forms),

(iv) to the extent a Foreign Lender is not the beneficial owner (for example, where the Foreign Lender is a partnership or a participating Lender), Internal Revenue Service Form W-8IMY (or any successor forms) of the Foreign Lender, accompanied by a Form W-8ECI, W-8BEN, United States Tax Compliance Certificate, Form W-9, Form W-8IMY or any other required information (or any successor forms) from each beneficial owner, as applicable (provided that, if one or more beneficial owners are claiming the portfolio interest exemption, the United States Tax Compliance Certificate may be provided by such Foreign Lender on behalf of such beneficial owner), or

(v) any other form prescribed by applicable requirements of Law as a basis for claiming exemption from or a reduction in U.S. federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable requirements of Law to permit the Company and the Administrative Agent to determine the withholding or deduction required to be made, and

(vi) if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Company and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Company or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Company or the Administrative Agent as may be necessary for the Company and the Administrative Agent to comply with their obligations under FATCA, to determine whether such Lender has complied with such Lender’s obligations under FATCA and to determine whether any amount is required to be deducted and withheld from such payment. Solely for purposes of this clause (vi), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(f) If the Administrative Agent, an Issuing Bank or a Lender determines, in its sole good faith discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by a Loan Party or with respect to which a Loan Party has paid additional amounts pursuant to this Section 2.16, it shall promptly pay over such refund to such Loan Party (but only to the extent of indemnity payments made, or additional amounts paid, by such Loan Party under this Section 2.16 with respect to the Taxes or Other Taxes giving rise to such refund), net of all reasonable out-of-pocket expenses (including any Taxes) of the Administrative Agent, such Issuing Bank or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that such Loan Party, upon the request of the Administrative Agent, such Issuing Bank or such Lender, agrees to repay the amount paid over to such Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent, such Issuing Bank or such Lender in the event the Administrative Agent, such Issuing Bank or such Lender is required to repay such refund to such Governmental Authority. The Administrative Agent, such Issuing Bank or such Lender shall, at the Company’s request, provide the Company with a copy of any notice of assessment or other evidence of the requirement to repay such refund received from the relevant Governmental Authority (provided that the Administrative Agent, such Issuing Bank or such Lender may delete any information therein that the Administrative Agent, such Issuing Bank or such Lender deems confidential). This Section 2.16 shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Company or any other Person.

(g) For purposes of this Section 2.16, the term “Lender” shall include any Swingline Lender and any Issuing Bank.

SECTION 2.17. Payments Generally; Pro Rata Treatment; Sharing of Setoffs.

(a) The Borrowers shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of L/C Disbursements, or of amounts payable under Section 2.14, 2.15 or 2.16, or otherwise) without condition or deduction for any counterclaim, defense, recoupment or setoff prior to (i) in the case of payments by the Borrowers denominated in Dollars, 2:00 p.m., New York City time and (ii) in the case of payments denominated in an Alternative Currency, 2:00 p.m., Local Time, in the city of the Administrative Agent’s Office for such currency, in each case on the date when due, in immediately available funds. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made (i) in the same currency in which the applicable Credit Event was made (or where such currency has been converted to Dollars, in Dollars) and (ii) to the Administrative Agent at its offices for Dollar denominated Credit Events or, in the case of a Credit Event denominated in an Alternative Currency, the Administrative Agent’s Office for such currency, except payments to be made directly to an Issuing Bank or Swingline Lender as expressly provided herein and except that payments pursuant to Sections 2.14, 2.15, 2.16 and 9.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments denominated in the same currency received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. Notwithstanding the foregoing provisions of this Section 2.17, if, after the making of any Credit Event in any Alternative Currency, currency control or exchange regulations are imposed in the country which issues such currency with the result that the type of currency in which the Credit Event was made (the “Original Currency”) no longer exists or the Borrowers are not able to make payment to the Administrative Agent for the account of the Lenders in such Original Currency, then all payments to be made by the Borrowers hereunder in such currency shall instead be made when due in Dollars in an amount equal to the Dollar Equivalent (as of the date of repayment) of such payment due, it being the intention of the parties hereto that the Borrowers take all risks of the imposition of any such currency control or exchange regulations.

(b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed L/C Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably based on the Dollar Equivalent amount thereof among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed L/C Disbursements then due hereunder, ratably based on the Dollar Equivalent amount thereof among the parties entitled thereto in accordance with the amounts of principal and unreimbursed L/C Disbursements then due to such parties.

(c) If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in L/C Disbursements or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations in L/C Disbursements and Swingline Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and participations in L/C Disbursements and Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participations in L/C Disbursements and Swingline Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrowers pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in L/C Disbursements and Swingline Loans to any assignee or participant in accordance with Section 9.04. Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.

(d) Unless the Administrative Agent shall have received notice from the relevant Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the relevant Issuing Bank hereunder that such Borrower will not make such payment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or such Issuing Bank, as the case may be, the amount due. In such event, if the relevant Borrower has not in fact made such payment, then each of the Lenders or the relevant Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or the Issuing Bank, in Same Day Funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Overnight Rate. A notice of the Administrative Agent to any Lender or the Company with respect to any amount owing under this subsection (d) shall be conclusive, absent manifest error.

(e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04, 2.05, 2.06, 2.17 or 9.03, then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid. The obligations of the Lenders hereunder to make Loans, to fund participations in Letters of Credit and Swingline Loans and to make payments are several and not joint. The failure of any Lender to make any Loan, to fund any such participation or to make any payment on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payments.

SECTION 2.18. Mitigation Obligations; Replacement of Lenders.

(a) If any Lender requests compensation under Section 2.14, or if the Borrowers are required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the good faith judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.14 or 2.16, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrowers hereby agrees to pay all reasonable out-of-pocket costs and expenses incurred by any Lender in connection with any such designation or assignment. Any Lender claiming reimbursement of such costs and expenses shall deliver to the Company a certificate setting forth such costs and expenses in reasonable detail which shall be conclusive absent manifest error.

(b) If any Lender requests compensation under Section 2.14, or if the Borrowers are required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, if any Lender is a Defaulting Lender, if any Lender fails to grant a consent in connection with any proposed change, waiver, discharge or termination of the provisions of this Agreement as contemplated by Section 9.02 for which the consent of each Lender or each affected Lender is required but the consent of the Required Lenders is obtained or if any other circumstance exists hereunder that gives the Company the right to replace a Lender as a party hereto, then the Company may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, but excluding the consents required by, Section 9.04), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(i) the Company shall have paid to the Administrative Agent the assignment fee specified in Section 9.04 (unless otherwise agreed by the Administrative Agent);

(ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and L/C Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 2.15) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts);

(iii) in the case of any such assignment resulting from a claim for compensation under Section 2.14 or payments required to be made pursuant to Section 2.16, such assignment will result in a reduction in such compensation or payments thereafter; and

(iv) such assignment does not conflict with applicable Laws.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Company to require such assignment and delegation cease to apply.

SECTION 2.19. Expansion Option.

(a) The Company may from time to time after the Closing Date elect to increase the U.S. Revolving Commitments, Alternative Currency Revolving Commitments or any Extended Revolving Commitments (“Increased Commitments”) or enter into one or more tranches of term loans denominated in Dollars (each, an “Incremental Term Loan”), in each case in an aggregate principal amount of not less than $20,000,000 so long as, after giving effect thereto, the aggregate amount of all such Increased Commitments and all such Incremental Term Loans (other than Refinancing Term Loans), when taken together with the aggregate principal amount of Incremental Substitute Indebtedness does not exceed the greater of (A) $150,000,000 and (B) any other amount so long as on a Pro Forma Basis (and assuming all Increased Commitments were fully drawn) the Senior Secured Net Leverage Ratio as of the last day of the most recent fiscal quarter of the Company for which financial statements have been delivered pursuant to Section 5.01(a) or (b) prior to such time would not exceed 2.50 to 1.0. The Company may arrange for any such increase or tranche to be provided by one or more Lenders (each Lender so agreeing to an increase in its U.S. Revolving Commitment, Alternative Currency Revolving Commitments or Extended Revolving Commitment, or to participate in such Incremental Term Loan, an “Increasing Lender”), or by one or more new banks, financial institutions or other entities (each such new bank, financial institution or other entity, an “Augmenting Lender”), to increase their existing U.S. Revolving Commitment, Alternative Currency Revolving Commitments or Extended Revolving Commitment, or to participate in such Incremental Term Loan, or extend U.S. Revolving Commitments, Alternative Currency Revolving Commitments or Extended Revolving Commitments, as the case may be; provided that each Augmenting Lender (and, in the case of an Increased Commitment, each Increasing Lender) shall be subject to the approval of the Company and the Administrative Agent and, in the case of an Increased Commitment, each Issuing Bank and Swingline Lender (such consents not to be unreasonably withheld or delayed). Without the consent of any Lenders other than the relevant Increasing Lenders or Augmenting Lenders, this Agreement and the other Loan Documents may be amended pursuant to an Additional Credit Extension Amendment as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Company, to effect the provisions of this Section 2.19. Increases of U.S. Revolving Commitments, Alternative Currency Revolving Commitments and Extended Revolving Commitment and new Incremental Term Loans created pursuant to this Section 2.19 shall become effective on the date agreed by the Company, the Administrative Agent and the relevant Increasing Lenders or Augmenting Lenders and the Administrative Agent shall notify each Lender thereof. Notwithstanding the foregoing, no increase in the U.S. Revolving Commitments, Alternative Currency Revolving Commitments or Extended Revolving Commitments or Incremental Term Loans shall be permitted under this paragraph unless (i) on the proposed date of the effectiveness of such increase in the U.S. Revolving Commitments, Alternative Currency Revolving Commitments or Extended Revolving Commitments or borrowing of such Incremental Term Loan, the conditions set forth in paragraphs (a) and (b) of Section 4.02 shall be satisfied or waived by the Required Lenders and the Administrative Agent shall have received a certificate to that effect dated such date and executed by a Financial Officer of the Company and (ii) the Company shall be in compliance, calculated on a Pro Forma Basis (assuming for this purpose that all Increased Commitments were fully drawn), with the covenants contained in Section 6.09 as of the last day of the most recent fiscal quarter of the Company for which financial statements have been delivered pursuant to Section 5.01(a) or (b) prior to such time. On the effective date of any increase in the U.S. Revolving Commitments, Alternative Currency Revolving Commitment or Extended Revolving Commitments or any Incremental Term Loans being made, (i) each relevant Increasing Lender and Augmenting Lender shall make available to the Administrative Agent such amounts in immediately available funds as the Administrative Agent shall determine, for the benefit of the other Lenders, as being required in order to cause, after giving effect to such increase and the use of such amounts to make payments to such other Lenders, each Lender’s portion of the outstanding Loans of all the Lenders to equal its Applicable Percentage of such outstanding Loans, and (ii) except in the case of any Incremental Term Loans, if, on the date of such increase, there are any Revolving Loans of the applicable Class outstanding, such Revolving Loans shall on or prior to the effectiveness of such Increased Commitments be prepaid to the extent necessary from the proceeds of additional Revolving Loans made hereunder by the Increasing Lenders and Augmenting Lenders, so that, after giving effect to such prepayments and any borrowings on such date of all or any portion of such Increased Commitments, the principal balance of all outstanding Revolving Loans of such Class owing to each Lender with a Revolving Commitment of such Class is equal to such Lender’s pro rata share (after giving effect to any nonratable Increased Commitment pursuant to this

Section 2.19) of all then outstanding Revolving Loans of such Class. The Administrative Agent and the Lenders hereby agree that the borrowing notice, minimum borrowing, pro rata borrowing and pro rata payment requirements contained elsewhere in this Agreement shall not apply to the transactions effected pursuant to the immediately preceding sentence. The deemed payments made pursuant to clause (ii) of the second preceding sentence shall be accompanied by payment of all accrued interest on the amount prepaid and, in respect of each Eurocurrency Loan, shall be subject to indemnification by the Borrowers pursuant to the provisions of Section 2.15 if the deemed payment occurs other than on the last day of the related Interest Periods. The terms of any Incremental Term Loans shall be as set forth in the amendment to this Agreement providing for such Incremental Term Loans; provided that (i) the final maturity date of any Incremental Term Loans shall be no earlier than the Term Loan Maturity Date, (ii) the Weighted Average Life to Maturity of such Incremental Term Loans shall not be shorter than the then remaining Weighted Average Life to Maturity of the Tranche B Term Loans, (iii) Incremental Term Loans shall not participate on a greater than pro rata basis with the Tranche B Term Loans in any optional or mandatory prepayment hereunder, (iv) the provisions with respect to payment of interest, original issue discount (“OID”) and upfront fees shall be as set forth in the amendment providing for such Incremental Term Loans; provided further that if the Yield of any Incremental Term Loans (other than Refinancing Term Loans) exceeds the Yield of the Tranche B Term Loans by more than 50 basis points, then the Applicable Rate for the Tranche B Term Loans shall be increased to the extent required so that the Yield of such Class or Classes of Term Loans is equal to the Yield of such Incremental Term Loans minus 50 basis points and (v) all other terms applicable to such Incremental Term Loans (other than provisions specified in clauses (i) through (iv) above) shall be consistent with the terms of the then outstanding Tranche B Term Loans. For the avoidance of doubt, no Lender shall have any obligation to provide any Increased Commitment or Incremental Term Loan.

(b) This Section 2.19 shall override any provisions in Section 9.02 to the contrary.

SECTION 2.20. Extended Term Loans and Extended Revolving Commitments.

(a) The Company may at any time and from time to time request that all or a portion of the Term Loans of any Class in an aggregate principal amount of not less than $50,000,000 (an “Existing Term Loan Class”) be converted to extend the scheduled maturity date(s) of any payment of principal with respect to all or a portion of any principal amount of such Term Loans (any such Term Loans which have been so converted, “Extended Term Loans”) and to provide for other terms consistent with this Section 2.20. In order to establish any Extended Term Loans, the Company shall provide a notice to the Administrative Agent (who shall provide a copy of such notice to each of the Lenders under the Existing Term Loan Class) (an “Extension Request”) setting forth the proposed terms of the Extended Term Loans to be established, which shall be consistent with the Term Loans under the Existing Term Loan Class from which such Extended Term Loans are to be converted except that:

(i) all or any of the scheduled amortization payments of principal of the Extended Term Loans may be delayed to later dates than the scheduled amortization payments of principal of the Term Loans of such Existing Term Loan Class to the extent provided in the applicable Additional Credit Extension Amendment;

(ii) the interest margins with respect to the Extended Term Loans may be different than the Applicable Rate for the Term Loans of such Existing Term Loan Class and upfront fees may be paid to the Extending Term Lenders to the extent provided in the applicable Additional Credit Extension Amendment; and

(iii) the Additional Credit Extension Amendment may provide for other covenants and terms that apply only after the Term Loan Maturity Date.

(b) Any Extended Term Loans converted pursuant to any Extension Request shall be designated a series of Extended Term Loans for all purposes of this Agreement; provided that, subject to the limitations set forth in clause (a) above, any Extended Term Loans converted from an Existing Term Loan Class may, to the extent provided in the applicable Additional Credit Extension Amendment and consistent with the requirements set forth above, be designated as an increase in any previously established Class of Term Loans.

(c) The Company shall provide the applicable Extension Request at least ten (10) Business Days, or such shorter period as the Administrative Agent may agree, prior to the date on which Lenders under the applicable Existing Term Loan Class are requested to respond. No Lender shall have any obligation to agree to have any of its Term Loans of any Existing Term Loan Class converted into Extended Term Loans pursuant to any Extension Request. Any Lender wishing to have all or a portion of its Term Loans under the Existing Term Loan Class subject to such Extension Request (such Lender an “Extending Term Lender”) converted into Extended Term Loans shall notify the Administrative Agent (an “Extension Election”) on or prior to the date specified in such Extension Request of the amount of its Term Loans under the Existing Term Loan Class which it has elected to request be converted into Extended Term Loans (subject to any minimum denomination requirements reasonably imposed by the Administrative Agent and acceptable to the Company). In the event that the aggregate amount of Term Loans under the Existing Term Loan Class subject to Extension Elections exceeds the amount of Extended Term Loans requested pursuant to an Extension Request, Term Loans of the Existing Term Loan Class subject to Extension Elections shall be converted to Extended Term Loans on a pro rata basis based on the amount of Term Loans included in each such Extension Election (subject to any minimum denomination requirements reasonably imposed by the Administrative Agent and acceptable to the Company).

(d) The Borrowers may, with the consent of each Person providing an Extended Revolving Commitment, the Administrative Agent and any Person acting as swingline lender or issuing bank under such Extended Revolving Commitments, amend this Agreement pursuant to an Additional Credit Extension Amendment to provide for Extended Revolving Commitments and to incorporate the terms of such Extended Revolving Commitments into this Agreement on substantially the same basis as provided with respect to the applicable Revolving Commitments; provided that (i) the establishment of any such Extended Revolving Commitments shall be accompanied by a corresponding reduction in the Revolving Commitments of the applicable Class, (ii) any reduction in the applicable Revolving Commitments may, at the option of the Borrowers, be directed to a disproportional reduction of such Revolving Commitments of any Lender providing an Extended Revolving Commitment and (iii) any Extended Revolving Commitments provided pursuant to this clause (d) shall be in a minimum principal amount of $50,000,000.

(e) Extended Term Loans and Extended Revolving Commitments shall be established pursuant to an Additional Credit Extension Amendment to this Agreement among the Borrowers, the Administrative Agent and each Extending Term Lender or Lender providing an Extended Revolving Commitment which shall be consistent with the provisions set forth above (but which shall not require the consent of any other Lender other than those consents required pursuant to this Agreement). Each Additional Credit Extension Amendment shall be binding on the Lenders, the Loan Parties and the other parties hereto. In connection with any Additional Credit Extension Amendment, the Loan Parties and the Administrative Agent shall enter into such amendments to the Collateral Documents as may be reasonably requested by the Administrative Agent (which shall not require any consent from any Lender other than those consents provided pursuant to this Agreement) in order to ensure that the Extended Term Loans or Extended Revolving Commitments are provided with the benefit of the applicable Collateral Documents and shall deliver such other documents, certificates and opinions of counsel in connection therewith as may be reasonably requested by the Administrative Agent. No Lender shall be under any obligation to provide any Extended Term Loan or Extended Revolving Commitment.

(f) The provisions of this Section 2.20 shall override any provision of Section 9.02 to the contrary.

SECTION 2.21. Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due from the Borrowers hereunder in the currency expressed to be payable herein (the “specified currency”) into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the specified currency with such other currency at the Administrative Agent’s main New York City office on the Business Day preceding that on which final, non appealable judgment is given. The obligations of the Borrowers in respect of any sum due to any Lender or the Administrative Agent hereunder shall, notwithstanding any judgment in a currency other than the specified currency, be discharged only to the extent that on the Business Day following receipt by such Lender or the Administrative Agent (as the case may be) of any sum adjudged to be so due in such other currency such Lender or the Administrative Agent (as the case may be) may in accordance with normal, reasonable banking procedures purchase the specified currency with such other currency. If the amount of the specified currency so purchased is less than the sum originally due to such Lender or the Administrative Agent, as the case may be, in the specified currency, the Borrowers agree, to the fullest extent that they may effectively do so, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender or the Administrative Agent, as the case may be, against such loss, and if the amount of the specified currency so purchased exceeds (a) the sum originally due to any Lender or the Administrative Agent, as the case may be, in the specified currency and (b) any amounts shared with other Lenders as a result of allocations of such excess as a disproportionate payment to such Lender under Section 2.17, such Lender or the Administrative Agent, as the case may be, agrees to remit such excess to the Borrowers.

ARTICLE III

Representations and Warranties

The Borrowers, jointly and severally, represent and warrant to the Lenders as of the Closing Date and (except as to representations and warranties made as of a date certain) as of the date such representations and warranties are deemed to be made under Section 4.02 of this Agreement, that:

SECTION 3.01. Organization; Powers; Subsidiaries. Each of the Company and each of its Subsidiaries (i) is duly organized and validly existing in good standing (or its equivalent) under the laws of the jurisdiction of its organization, (ii) has the power and authority to own its property and assets and to transact the business in which it is engaged and presently proposes to engage and (iii) is duly qualified and is authorized to do business and is in good standing (or its equivalent) in all jurisdictions where it is required to be so qualified (or its equivalent) and where the failure to be so qualified has had, or could reasonably be expected to have, a Material Adverse Effect. Schedule 3.01 correctly sets forth, as of the Closing Date, (i) the percentage ownership (direct and indirect) of the Company in each class of capital stock or other Equity Interests of each of its Subsidiaries and also identifies the direct owner thereof and (ii) the jurisdiction of organization of each such Subsidiary. All outstanding shares of capital stock or other Equity Interests of each Subsidiary of the Company have been duly and validly issued, are fully paid and non-assessable and have been issued free of preemptive rights. Except as set forth on Part B of Schedule 3.01 attached hereto, no Subsidiary of the Company, as of the Closing Date, has outstanding: (i) any securities convertible into or exchangeable for its capital stock or other Equity Interests, (ii) any right to subscribe for or to purchase, or any options or warrants for the purchase of, or any agreement providing for the issuance (contingent or otherwise) of or any calls, commitments or claims of any character relating to, its capital stock or (iii) other Equity Interests or any stock appreciation or similar rights.

SECTION 3.02. Authorization; Enforceability. Each Loan Party has the power and authority to execute, deliver and carry out the terms and provisions of the Loan Documents to which it is a party and has taken all necessary action to authorize the execution, delivery and performance of the Loan Documents to which it is a party. Each Loan Party has duly executed and delivered each Loan Document to which it is a party and each such Loan Document constitutes the legal, valid and binding obligation of such Loan Party enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

SECTION 3.03. Governmental Approvals; No Conflicts. Except as may have been obtained or made on or prior to the Closing Date (and which remain in full force and effect on the Closing Date), no order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by, any foreign or domestic governmental or public body or authority, or any subdivision thereof, is required to authorize or is required in connection with (i) the execution, delivery and performance of any Loan Document or (ii) the legality, validity, binding effect or enforceability of any Loan Document. Neither the execution, delivery or performance by any Loan Party of the Loan Documents to which it is a party, nor compliance by any Loan Party with the terms and provisions thereof, nor the consummation of the transactions contemplated herein or therein, (i) will contravene any material provision of any applicable law, statute, rule or regulation, or any order, writ, injunction or decree of any court or governmental instrumentality, (ii) will conflict or be inconsistent with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or (other than pursuant to the Collateral Documents) result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the material property or assets of the Company or any of its Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, credit agreement or any other material agreement, contract or instrument to which the Company or any of its Subsidiaries is a party or by which it or any of its material property or assets are bound or to which it may be subject or (iii) will violate any provision of the certificate of incorporation, by-laws, certificate of partnership, partnership agreement, certificate of limited liability company, limited liability company agreement or equivalent organizational document, as the case may be, of the Loan Parties.

SECTION 3.04. Financial Statements; No Material Adverse Effect.

(a) The audited consolidated statements of financial condition of the Company and its Subsidiaries for the fiscal years ended December 29, 2012, December 31, 2011 and January 1, 2011 and the related consolidated statements of operations, comprehensive income (loss) and cash flows and changes in shareholders’ equity of the Company and its Subsidiaries for each such fiscal year ended on such dates, in each case furnished to the Lenders prior to the Closing Date, present fairly in all material respects the consolidated financial position of the Company and its Subsidiaries at the date of said financial statements and the results for the respective periods covered thereby.

(b) Since December 29, 2012, nothing has occurred that has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

SECTION 3.05. Properties.

(a) All Material Real Property and vessels owned by the Company or any of its Subsidiaries, and all material leaseholds leased by the Company or any of its Subsidiaries, in each case as of the Closing Date, and the nature of the interest therein, are correctly set forth on Schedule 3.05. Each of the Company and its Subsidiaries has good and marketable title to, or a validly subsisting leasehold interest in, all material properties owned or leased by it, including all real property and vessels set forth on such Schedule and reflected in the financial statements referred to in Section 3.04(a) (except (x) such properties sold in the ordinary course of business since the dates of the respective financial statements referred to therein, (y) such properties otherwise sold or transferred after the Closing Date as permitted by the terms of this Agreement and (z) such real properties owned by the Company or any of its Subsidiaries which may be subject to defects of title which do not materially impair the use of such real property or the business conducted by the Company or such Subsidiary thereon), free and clear of all Liens, other than Permitted Encumbrances.

(b) No Mortgage encumbers improved real property that is located in an area that has been identified by the Federal Emergency Management Agency (or any successor agency) as a Special Flood Hazard Area with respected to which flood insurance has been made available under the National Flood Insurance Act of 1968 (as now or hereinafter in effect, or any successor thereto) unless flood insurance available under such Act has been obtained in accordance with Section 5.05.

(c) Each of the Company and its Subsidiaries owns or has the right to use all domestic and foreign patents, trademarks, permits, domain names, service marks, trade names, copyrights, licenses, franchises, inventions, trade secrets, proprietary information and knowhow of any type, whether or not written (including, but not limited to, rights in computer programs and databases) and formulas, or other rights with respect to the foregoing, and has obtained assignments of all leases, licenses and other rights of whatever nature, in each case necessary for the conduct of its business, without, to the knowledge of any Responsible Officer of the Company, any conflict with the rights of others which, or the failure to obtain which, as the case may be, individually or in the aggregate, has had, or could reasonably be expected to have, a Material Adverse Effect.

(d) Each Mortgaged Property and the present and contemplated use and occupancy thereof comply with all applicable zoning ordinances, building codes, land use and subdivision laws, setback or other development and use requirements of Governmental Authorities and with all private restrictions and agreements affecting such Mortgaged Property whether or not recorded, except where the failure so to comply could not result in, as of any date of determination and whether individually or in the aggregate, any event, circumstance, occurrence or condition which has caused or resulted in (or would reasonably be expected to cause or result in) a Material Adverse Effect.

(e) As of the date hereof, the Loan Parties have neither received any notice of nor does any Responsible Officer of the Company have any knowledge of any disputes regarding boundary lines, location, encroachments or possession of any portions of the Mortgaged Property that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and no Responsible Officer of the Company has any knowledge of any state of facts that may exist which could give rise to any such claims.

(f) There are no options or rights of first refusal to purchase or acquire all or any portion of any Mortgaged Property other than as disclosed to the Administrative Agent in the Perfection Certificate or any Perfection Certificate Supplement.

SECTION 3.06. Litigation. There are no actions, suits, proceedings or investigations pending or, to the knowledge of any Responsible Officer of the Company, threatened that have had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Additionally, there does not exist any judgment, order or injunction prohibiting or imposing material adverse conditions upon the making of a Loan.

SECTION 3.07. Compliance with Laws and Agreements. Each of the Company and its Subsidiaries is in compliance with (i) all applicable statutes, regulations, rules and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property and (ii) all contracts and agreements to which it is a party, except such non-compliances as have not had, and could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

SECTION 3.08. Investment Company Status. Neither the Company nor any of its Subsidiaries is required to register as an “investment company” as defined in the Investment Company Act of 1940.

SECTION 3.09. Taxes. The Company and each of its Subsidiaries has timely filed (including applicable extensions), or has had filed on its behalf, with the appropriate taxing authority, all material returns, statements, forms and reports for taxes (the “Returns”) required to be filed by or with respect to the income, properties or operations of the Company and each of its Subsidiaries. The Returns accurately reflect in all material respects all liability for taxes of the Company and each of its Subsidiaries as a whole for the periods covered thereby. The Company and each of its Subsidiaries have paid all material taxes payable by them other than those contested in good faith and adequately disclosed and for which adequate reserves have been established in accordance with GAAP. Except as disclosed in writing to the Lenders prior to the Closing Date, as of the Closing Date, there is no action, suit, proceeding, investigation, audit, or claim now pending or, to the knowledge of any Responsible Officer of the Company, threatened by any authority regarding any taxes relating to the Company and each of its Subsidiaries. Except as disclosed in writing to the Lenders prior to the Closing Date, as of the Closing Date, neither the Company nor any of its Subsidiaries has entered into an agreement or waiver or been requested to enter into an agreement or waiver extending any statute of limitations relating to the payment or collection of taxes of the Company or any of its Subsidiaries, or is aware of any circumstances that would cause the taxable years or other taxable periods of the Company or any of its Subsidiaries not to be subject to the normally applicable statute of limitations.

SECTION 3.10. Solvency. On and as of the Closing Date, on a pro forma basis after giving effect to the Transactions, the Company and its Subsidiaries, on a consolidated basis, are Solvent.

SECTION 3.11. Environmental Matters.

(a) Except as would not reasonably be expected to have Material Adverse Effect, each of the Company and its Subsidiaries has complied with all applicable Environmental Laws and the requirements of any permits issued under such Environmental Laws and neither the Company nor any of its Subsidiaries is liable for any penalties, fines or forfeitures for failure to comply with any of the foregoing. Except as would not reasonably be expected to have Material Adverse Effect, there are no pending or past or, to the knowledge of any Responsible Officer of the Company, threatened Environmental Claims against the Company or any of its Subsidiaries or any real property owned, leased or operated by the Company or any of its Subsidiaries (including any such claim arising out of the ownership, lease or operation by the Company or any of its Subsidiaries of any real property formerly owned, leased or operated by the Company or any of its Subsidiaries but no longer owned, leased or operated by the Company or any of its Subsidiaries). Except as would not reasonably be expected to have Material Adverse Effect, there are no facts, circumstances, conditions or occurrences on any real property owned, leased or operated by the Company or any of its Subsidiaries (including, to the knowledge of a Responsible Officer of the Company, any real property formerly owned, leased or operated by the Company or any of its Subsidiaries but no longer owned, leased or operated by the Company or any of its Subsidiaries) or on any property adjoining or in the vicinity of any such real property that would reasonably be expected (i) to form the basis of an Environmental Claim against the Company or any of its Subsidiaries or any such real property or (ii) to cause any such real property to be subject to any restrictions on the ownership, occupancy, use or transferability of such real property by the Company or any of its Subsidiaries under any applicable Environmental Law.

SECTION 3.12. Labor Relations. Neither the Company nor any of its Subsidiaries is engaged in any unfair labor practice that has had, or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. There is (i) no unfair labor practice complaint pending against the Company or any of its Subsidiaries or, to the knowledge of any Responsible Officer of the Company, threatened against any of them, before the National Labor Relations Board or any similar foreign tribunal or agency, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Company or any of its Subsidiaries or, to the knowledge of any Responsible Officer of the Company, threatened against any of them, (ii) no strike, labor dispute, slowdown or stoppage pending against the Company or any of its Subsidiaries or, to the knowledge of any Responsible Officer, threatened against the Company or any of its Subsidiaries and (iii) no union representation question existing with respect to the employees of the Company or any of its Subsidiaries and no union organizing activities are taking place, except (with respect to any matter specified in clause (i), (ii) or (iii) above, either individually or in the aggregate) such as has not had, and could not reasonably be expected to have, a Material Adverse Effect.

SECTION 3.13. Disclosure. All factual information (taken as a whole) heretofore or contemporaneously furnished by or on behalf of the Company or any of its Subsidiaries in writing to the Administrative Agent or any Lender (including, without limitation, the Information Memorandum and all information contained in the Loan Documents) for purposes of or in connection with this Agreement, the other Loan Documents or any transaction contemplated herein or therein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of any such Persons in writing to the Administrative Agent or any Lender will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any material fact necessary to make such information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information was provided, it being understood and agreed that for purposes of this Section 3.13, such factual information shall not include any financial projections or pro forma financial information and information of a general economic or general industry nature. The projections and pro forma information contained in the materials referenced above have been prepared on a basis consistent with the financial statements referred to in Section 3.04(a) and are based on good faith estimates and assumptions made by the management of the Company, and on the date such projections and pro forma information were delivered, the Company believed that such financial information was reasonable and attainable, it being recognized by the Lenders that such projections of future events are not to be viewed as facts and that actual results during the period or periods covered by any such financial information may differ from the projected results contained therein.

SECTION 3.14. Federal Reserve Regulations. No part of the proceeds of any Loan have been used or will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X.

SECTION 3.15. Security Interests. The provisions of each Collateral Document are effective to create legal and valid Liens on all the Collateral in respect of which and to the extent such Collateral Document purports to create Liens in favor of the Administrative Agent, for the benefit of the Secured Parties or the Foreign Secured Parties, as applicable; and upon the proper filing of UCC financing statements, the proper filing of Mortgages with respect to Material Real Properties and the taking of all other actions to be taken pursuant to the terms of the Collateral Documents, such Liens constitute perfected and continuing Liens on the Collateral, securing the Obligations, enforceable against the applicable Loan Party and all third parties to the extent required by the Collateral Documents.

SECTION 3.16. PATRIOT Act. Each of the Loan Parties and each of their respective Subsidiaries are in compliance, in all material respects, with the Patriot Act. No part of the proceeds of the Loans will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

SECTION 3.17. OFAC. None of the Company, any Subsidiary nor, to the knowledge of a Responsible Officer of the Company, any director or officer of the Company or any Subsidiary is subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Borrowers will not directly or indirectly use the proceeds of any extensions of credit hereunder or otherwise make available such proceeds to any Person, for the purpose of financing the activities of any Person subject to any U.S. sanctions administered by OFAC.

ARTICLE IV

Conditions

SECTION 4.01. Initial Credit Events. Except as contemplated by Schedule 5.09(d), the obligations of the Lenders to make Loans and of the Issuing Banks to issue Letters of Credit on the Closing Date are subject to each of the following conditions being satisfied on or prior to the Closing Date:

(a) The Administrative Agent (or its counsel) shall have received from (i) each party thereto either (A) a counterpart of this Agreement signed on behalf of such party or (B) written evidence reasonably satisfactory to the Administrative Agent (which may include telecopy or electronic mail transmission in accordance with Section 9.01) that such party has signed a counterpart of this Agreement;

(b) The Administrative Agent (or its counsel) shall have received from the Company and each initial U.S. Guarantor either (A) a counterpart of the U.S. Guarantee and Security Agreement signed on behalf of such U.S. Loan Party or (B) written evidence reasonably satisfactory to the Administrative Agent (which may include telecopy or electronic mail transmission in accordance with Section 9.01 of a signed signature page of the U.S. Guarantee and Security Agreement) that such party has signed a counterpart of the U.S. Guarantee and Security Agreement, together with:

(i) a duly completed Perfection Certificate signed by the Company;

(ii) Uniform Commercial Code financing statements naming each U.S. Loan Party as debtor and the Administrative Agent as secured party in appropriate form for filing in the jurisdiction of incorporation or formation of each such U.S. Loan Party;

(iii) certificates representing all certificated Equity Interests owned directly by any U.S. Loan Party to the extent pledged (and required to be delivered) under the U.S. Guarantee and Security Agreement together with stock powers executed in blank;

(iv) all notes, chattel paper and instruments owned by any U.S. Loan Party to the extent pledged (and required to be delivered) pursuant to the U.S. Guarantee and Security Agreement duly endorsed in blank or with appropriate instruments of transfer; and

(v) short form security agreements in appropriate form for filing with the United States Patent & Trademark Office and the United States Copyright Office, as appropriate, with respect to the intellectual property of the U.S. Loan Parties registered with such offices and listed in the Perfection Certificate and constituting Collateral;

(c) The Administrative Agent (or its counsel) shall have received from the Bermuda Borrower (A) counterparts of the documents listed on Schedule 4.01(c) signed on behalf of the Bermuda Borrower and the applicable Foreign Guarantors or (B) written evidence reasonably satisfactory to the Administrative Agent (which may include telecopy or electronic mail transmission in accordance with Section 9.01 of a signed signature page of the applicable documents on Schedule 4.01(c)) that the Foreign Guarantors have signed a counterpart of such documents together with all documents required to be delivered thereby on or prior to the Closing Date;

(d) The Administrative Agent shall have received the executed legal opinions of (i) Paul Hastings LLP, special counsel to the Company and (ii) Appleby, special Bermuda counsel to the Foreign Loan Parties, in each case, dated the Closing Date and in form reasonably satisfactory to the Administrative Agent. The Company hereby requests such counsel to deliver such opinion;

(e) The Administrative Agent shall have received such customary closing documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the initial Loan Parties, the authorization of the Transactions and any other legal matters relating to such Loan Parties, the Loan Documents or the Transactions, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel;

(f) The Administrative Agent shall have received evidence reasonably satisfactory to it that substantially concurrently with the making of the initial Loans hereunder, (i) the Closing Date Asset Sale shall be consummated, (ii) all Indebtedness under the Existing Credit Agreements and all amounts payable thereunder have been paid in full, all commitments to extend credit thereunder shall have terminated, and all Liens securing obligations thereunder shall have been released and (iii) the indentures governing the Existing Notes have been defeased or discharged in accordance with their terms and that all Existing Notes shall be repaid or redeemed within six months after the Closing Date;

(g) The Administrative Agent shall have received a certificate attesting to the Solvency of the Company and its Subsidiaries (taken as a whole) on the Closing Date after giving effect to the Transactions, from a Financial Officer of the Company;

(h) The Administrative Agent shall have received copies of a recent Lien and judgment search in each jurisdiction reasonably requested by the Administrative Agent with respect to the Loan Parties;

(i) The Lenders shall have received on or prior to the Closing Date all documentation and other information reasonably requested in writing by them at least three business days prior to the Closing Date in order to allow the Lenders to comply with the Patriot Act and other “know your customer” Laws;

(j) The Administrative Agent and the Arrangers shall have received all fees and other amounts due and payable on or prior to the Closing Date, including, to the extent invoiced, reimbursement or payment of all reasonable out-of-pocket expenses required to be reimbursed or paid by the Borrowers hereunder;

(k) The Administrative Agent shall have received Notes executed by the applicable Borrowers in favor of each Lender requesting a Note at least three Business Days prior to the Closing Date;

(l) The Administrative Agent shall have received a certificate signed by a Responsible Officer of the Company certifying (A) that the conditions specified in Sections 4.02(a) and (b) have been satisfied and (B) that there has been no event or circumstance since the date of the audited financial statements that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect;

(m) The Administrative Agent shall have received certificates of insurance, naming the Administrative Agent, on behalf of the Lenders, as an additional insured or loss payee, as the case may be, under all insurance policies maintained with respect to the assets and properties of the Loan Parties that constitute Collateral; and

(n) The Administrative Agent shall have received such other assurances, certificates, documents, consents or opinions as the Administrative Agent, the Issuing Bank, the Swingline Lender or the Required Lenders reasonably may require.

SECTION 4.02. Subsequent Credit Events. The obligation of each Lender to make a Loan on the occasion of any Borrowing (but not a conversion or continuation of Loans), and of the Issuing Banks to issue, amend, renew or extend any Letter of Credit, in each case, following the Closing Date is subject to the satisfaction of the following conditions:

(a) The representations and warranties of the Borrowers set forth in this Agreement and the other Loan Documents shall be true and correct in all material respects (except to the extent that any representation and warranty that is qualified by materiality shall be true and correct in all respects) on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable, except where any representation and warranty is expressly made as of a specific earlier date, such representation and warranty shall be true in all material respects as of any such earlier date.

(b) At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing.

Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrowers on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section 4.02.

ARTICLE V

Affirmative Covenants

Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated or been cash collateralized on terms satisfactory to the Issuing Bank and all L/C Disbursements shall have been reimbursed, the Borrowers, jointly and severally, covenant and agree with the Lenders that:

SECTION 5.01. Financial Statements and Other Information. The Company will furnish to the Administrative Agent (who shall promptly furnish a copy to each Lender):

(a) as soon as available, but in any event within ninety (90) days after the end of each fiscal year of the Borrower, commencing with the fiscal year ending December 28, 2013, the audited consolidated balance sheet of the Company and its Consolidated Subsidiaries and related statements of operations, stockholders’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by Deloitte & Touche LLP or other independent public accountants of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial position and results of operations of the Company and its Consolidated Subsidiaries on a consolidated basis in accordance with GAAP;

(b) as soon as available, but in any event within forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year of the Company, commencing with the fiscal quarter ending March 23, 2013, the unaudited consolidated balance sheet of the Company and its Consolidated Subsidiaries and related statements of operations and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial position and results of operations of the Company and its Consolidated Subsidiaries on a consolidated basis in accordance with GAAP, subject to normal year-end audit adjustments and the absence of footnotes;

(c) concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate substantially in the form of Exhibit G executed by a Financial Officer of the Company (w)

certifying as to whether, to the knowledge of such Financial Officer after reasonable inquiry, a Default has occurred and is continuing and, if so, specifying the details thereof and any action taken or proposed to be taken with respect thereto; (x) in the case of any such certificate delivered for any fiscal period ending on or after June 15, 2013, setting forth reasonably detailed calculations of the Consolidated Leverage Ratio and Consolidated Interest Coverage Ratio demonstrating compliance with Section 6.09, (y) in the case of any such certificate delivered for any fiscal year ending on or after December 28, 2013, setting forth reasonably detailed calculations of Excess Cash Flow for the applicable Excess Cash Flow Payment Period and the amount required to be paid pursuant to Section 2.10(b)(iv) on the relevant Excess Cash Flow Payment Date;

(d) concurrently with any delivery of financial statements under clause (a) above, (x) a Perfection Certificate Supplement or a certificate of a Financial Officer of the Company stating that there has been no change in the information set forth in the last Perfection Certificate or Perfection Certificate Supplement, as the case may be, most recently delivered to the Administrative Agent, (y) a description of any assets acquired by any Foreign Loan Party which are not subject to a security interest in favor of the Administrative Agent and which have a fair market value in excess of $10,000,000 and (z) a certificate of a Financial Officer stating that the Company has complied with Section 5.09;

(e) concurrently with any delivery of financial statements under clause (a) above, a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any failure to comply with Section 6.09 to the extent the Company was required to comply with such Section during such fiscal year (which certificate may be limited to the extent required by accounting rules or guidelines or by such accounting firm’s professional standards and customs of the profession);

(f) not more than 90 days after the commencement of each fiscal year of the Company commencing after the Closing Date, financial projections in form reasonably satisfactory to the Administrative Agent (including projected statements of income, sources and uses of cash and balance sheets, taking into account any sale of any Material Real Property intended to be consummated during such fiscal year) prepared by the Company (i) for each of the four fiscal quarters of such fiscal year prepared in detail and (ii) for each of the immediately succeeding two fiscal years prepared in summary form, in each case, on a consolidated basis, for the Company and its consolidated Subsidiaries and setting forth, with appropriate discussion, the principal assumptions upon which such financial projections are based;

(g) promptly after the same become publicly available, copies of all annual, quarterly and current reports and proxy statements filed by the Company or any Subsidiary with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission; and

(h) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Company or any Subsidiary, or compliance with the terms of this Agreement, as the Administrative Agent or any Lender (through the Administrative Agent) may reasonably request.

Additionally, at the request of the Administrative Agent, the Company shall, within 30 days after the financial statements of the Company are delivered as provided above for any fiscal year of the Company, commencing with the financial statements for the fiscal year ending December 28, 2013, hold a meeting (which may be by conference call or teleconference), at a time and place selected by the Company and reasonably acceptable to the Administrative Agent, with all of the Lenders that choose to participate, to review the financial results of the previous fiscal year and the financial condition of the Company and its Subsidiaries.

Financial statements and other information required to be delivered pursuant to Sections 5.01(a), 5.01(b) and 5.01(f) shall be deemed to have been delivered if such statements and information shall have been posted by the Company on its website or shall have been posted on IntraLinks or similar site to which all of the Lenders have been granted access or are publicly available on the SEC’s website pursuant to the EDGAR system.

The Company acknowledges that (a) the Administrative Agent will make available information provided on or behalf of the Borrowers (the “Company Materials”) to the Lenders by posting such information on IntraLinks or similar electronic means and (b) certain of the Lenders may be “public side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Company, its subsidiaries or its securities) (each, a “Public Lender”). The Company agrees to identify that portion of the information to be provided to Public Lenders hereunder as “PUBLIC” and that such information will not contain material non-public information relating to the Company or its Subsidiaries (or any of their securities).

SECTION 5.02. Notices of Material Events. The Company will furnish to the Administrative Agent (for prompt notification to each Lender) prompt (but in any event within five (5) Business Days) written notice after any Financial Officer of the Company obtains knowledge of the following:

(a) the occurrence of any Default (whether or not continuing);

(b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Company or any Subsidiary thereof that could reasonably be expected to result in a Material Adverse Effect; and

(c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect.

Each notice delivered under this Section 5.02 shall be accompanied by a statement of a Financial Officer or other executive officer of the Company setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

SECTION 5.03. Existence; Conduct of Business. The Company will, and will cause each of its Material Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect (i) its legal existence, and (ii) the rights, licenses, permits, privileges and franchises material to the conduct of its business, except, in the case of the preceding clause (ii), to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect; provided that the foregoing shall not prohibit any transaction permitted under Section 6.03 or 6.11.

SECTION 5.04. Payment of Obligations. The Company will, and will cause each of its Subsidiaries to, pay its obligations (other than Indebtedness), including Tax liabilities, before the same shall become delinquent or in default, except where (a) (i) the validity or amount thereof is being contested in good faith by appropriate proceedings and (ii) the Company or such Subsidiary has set aside on its books reserves with respect thereto to the extent required by GAAP or (b) the failure to make payment could not reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect.

SECTION 5.05. Maintenance of Properties; Insurance.

(a) The Company will, and will cause each of its Material Subsidiaries to, (i) keep and maintain all Property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted and casualty or condemnation excepted, except if the failure to do so could not reasonably be expected to have a Material Adverse Effect, and (ii) maintain, with financially sound and reputable insurance companies or through self-insurance, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations. The Company will, and will cause each of the other Loan Parties to name the Administrative Agent as loss payee or mortgagee, as its interest may appear, and/or additional insured with respect to any general and umbrella liability insurance providing liability coverage or coverage in respect of any Collateral, and cause each provider of any such insurance to agree, by endorsement upon the policy or policies issued by it or by independent instruments furnished to the Administrative Agent, that it will give the Administrative Agent prior written notice before any such policy or policies shall be altered or canceled.

(b) If any portion of any Mortgaged Property is materially improved with a permanent structure and is at any time located in an area identified by the Federal Emergency Management Agency (or any successor agency) as a Special Flood Hazard Area with respect to which flood insurance has been made available under the National Flood Insurance Act of 1968 (as now or hereafter in effect or successor act thereto), (x) maintain, or cause to be maintained, with a financially sound and reputable insurer, flood insurance in an amount and otherwise sufficient to comply with all applicable rules and regulations promulgated pursuant to the Flood Insurance Laws and (y) deliver to the Administrative Agent evidence of such compliance in form and substance reasonably acceptable to the Administrative Agent.

SECTION 5.06. Inspection Rights. The Company will, and will cause each of its Subsidiaries to, permit any representatives designated by the Administrative Agent or, during the continuance of an Event of Default, any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its senior officers and use commercially reasonable efforts to make its independent accountants available to discuss the affairs, finances and condition of the Company and its Subsidiaries, all at such reasonable times and as often as reasonably requested and in all cases subject to applicable Law and the terms of applicable confidentiality agreements; provided that (i) the Lenders will conduct such requests for visits and inspections through the Administrative Agent and (ii) unless an Event of Default has occurred and is continuing, such visits and inspections can occur no more frequently than once per year. The Administrative Agent and the Lenders shall give the Company the opportunity to participate in any discussions with the Company’s independent accountants.

SECTION 5.07. Compliance with Laws; Compliance with Agreements. The Company will, and will cause each of its Subsidiaries to, (i) comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property (including without limitation Environmental Laws) and (ii) perform in all material respects its obligations under material agreements (other than in respect of Indebtedness) to which it is a party, in each case except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

SECTION 5.08. Use of Proceeds and Letters of Credit. (i) The proceeds of the Tranche B Term Loans made on the Closing Date and made pursuant to the Delayed Draw Tranche B Term Loan Commitments will be used to finance the Transactions and to pay related fees, costs, and expenses and for acquisitions, investments, Restricted Payments and other general corporate purposes and (iii) the proceeds of other Loans and other Credit Events made following the Closing Date will be used to finance the working capital needs, and for general corporate purposes (including refinancing or repayment of existing Indebtedness, acquisitions and other investments), of the Company and its Subsidiaries. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X.

SECTION 5.09. Further Assurances; Additional Security and Guarantees.

(a) The Company shall, and shall cause each applicable Subsidiary to, at the Company’s expense, comply with the requirements of the Collateral Documents and take all action reasonably requested by the Administrative Agent to carry out more effectively the purposes of the Collateral Documents (including, without limitation, any such action reasonably requested by the Administrative Agent in connection with the delivery by the Company of any Perfection Certificate Supplement or information with respect to assets acquired by Foreign Loan Parties) or to grant a security interest in the assets of each Foreign Loan Party to substantially the same extent as is the case for the U.S. Loan Parties under the Mortgages and the U.S. Guarantee and Security Agreement (subject to clause (d) below).

(b) Upon the formation or acquisition of any Specified Domestic Subsidiary by the Company or any Specified Foreign Subsidiary (and, in the case of clause (v) below, upon the acquisition of any Material Real Property by any Loan Party), within thirty (30) days after such formation or acquisition or such longer period as may be reasonably acceptable to the Administrative Agent:

(i) cause any such Domestic Subsidiary to deliver such information as the Administrative Agent may reasonably request for purposes of establishing security interests in the assets of such Domestic Subsidiary;

(ii) deliver all certificated Equity Interests of such Subsidiary held by any Loan Party that are Collateral pursuant to the Collateral Documents to the Administrative Agent together with appropriately completed stock powers or other instruments of transfer executed in blank by a duly authorized officer of such Loan Party and all intercompany notes owing from such Subsidiary to any Loan Party required to be delivered pursuant to the Collateral Documents together with instruments of transfer executed and delivered in blank by a duly authorized officer of such Loan Party;

(iii) cause each such Specified Domestic Subsidiary to execute a supplement to the U.S. Guarantee and Security Agreement and take all actions reasonably requested by the Administrative Agent in order to cause the Lien created by the U.S. Guarantee and Security Agreement to be duly perfected to the extent required by such agreement in accordance with all applicable requirements of Law, including the filing of financing statements in such jurisdictions as may be reasonably requested by the Administrative Agent;

(iv) cause each such Specified Foreign Subsidiary to execute a Foreign Guarantee and Security Agreement or a supplement to a Foreign Guarantee and Security Agreement and to take the actions reasonably required by the Administrative Agent in order to cause the Lien created by the Foreign Guarantee and Security Agreement to be enforceable against such Specified Foreign Subsidiaries and third parties in accordance with all applicable requirements of Law, including registering such security interest in such jurisdictions as may be reasonable required by the Administrative Agent;

(v) cause any such Specified Domestic Subsidiary or the applicable Loan Party to the extent reasonably requested by the Administrative Agent to duly execute and deliver to the Administrative Agent counterparts of a Mortgage together with other items set for in paragraphs (ii) to (xi) of Schedule 5.09(d), with respect to any Material Real Property; and

(vi) if requested by the Administrative Agent, deliver a customary opinion of counsel to the Company with respect to the guarantee and security provided by such Specified Domestic Subsidiary or Specified Foreign Subsidiary.

(c) The Company will, and will cause its Subsidiaries which are Loans Parties to, grant to the Administrative Agent security interests and mortgages (each, an “Additional Vessel Mortgage”) in each vessel acquired by such Person after the Closing Date and having an initial book value in excess of $5,000,000. All such Additional Vessel Mortgages shall be granted pursuant to documentation in form reasonably satisfactory to the Administrative Agent.

(d) To the extent not completed prior to the Closing Date, the Company shall satisfy the requirements set forth on Schedule 5.09(d) on or prior to the dates set forth on such Schedule (or such later dates as shall be reasonably acceptable to the Administrative Agent).

SECTION 5.10. Maintenance of Ratings. The Company will use commercially reasonable efforts to cause the extensions of credit under this Agreement and the Company to become and continue to be rated by both S&P and Moody’s (but not to maintain a specific rating).

ARTICLE VI

Negative Covenants

From the Closing Date until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit have expired or terminated or been cash collateralized on terms satisfactory to the Issuing Bank and all L/C Disbursements shall have been reimbursed, the Borrowers, jointly and severally, covenant and agree with the Lenders that:

SECTION 6.01. Indebtedness. The Company will not create, incur, assume or permit to exist, and will not permit any Subsidiary to create, incur, assume or permit to exist, any Indebtedness, except:

(a) Indebtedness created under the Loan Documents;

(b) Indebtedness existing on the Closing Date and set forth in Schedule 6.01 or that could be incurred on the Closing Date pursuant to commitments set forth in Schedule 6.01 and Permitted Refinancing Indebtedness in respect of Indebtedness permitted by this clause (b);

(c) Indebtedness of (i) any Loan Party to any other Loan Party, (ii) any Subsidiary that is not a Loan Party to the Company or any other Subsidiary, (iii) any Loan Party to any Subsidiary that is not a Loan Party; provided all such Indebtedness permitted under subclause (i) (with respect to Indebtedness of a U.S. Loan Party owing to a Foreign Loan Party) and subcaluse (iii) shall be subordinated to the Obligations of the issuer of such Indebtedness;

(d) Guarantees of Indebtedness of the Company or any other Subsidiary, all to the extent permitted by Section 6.05;

(e) Indebtedness incurred to finance the acquisition, construction, repair, replacement or improvement of any fixed or capital assets, including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and any Permitted Refinancing Indebtedness in respect of Indebtedness permitted by this clause (e); provided that (i) such Indebtedness (other than Permitted Refinancing Indebtedness permitted above in this clause (e)) is incurred prior to or within two hundred seventy (270) days after such acquisition or the completion of such construction, repair, replacement or improvement and (ii) the aggregate principal amount of Indebtedness permitted by this clause (e) shall not exceed the sum of (A) the greater of (x) $50,000,000 and (y) 2.0% of Consolidated Total Assets at any time outstanding and (B) solely in the case of any Indebtedness to finance the acquisition, construction, repair, replacement or improvement of any ships, including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such ships and any Permitted Refinancing Indebtedness in respect of any of the foregoing, $75,000,000;

(f) Indebtedness in respect of letters of credit (including trade letters of credit), bank guarantees or similar instruments issued or incurred in the ordinary course of business, including in respect of card obligations or any overdraft and related liabilities arising from treasury, depository and cash management services or any automated clearing house transfers, workers compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Indebtedness with respect to reimbursement-type obligations regarding workers’ compensation claims;

(g) Indebtedness in respect of letters of credit for the account of Foreign Subsidiaries in an aggregate amount outstanding not to exceed $40,000,000;

(h) Indebtedness supported by a Letter of Credit, in a principal amount not to exceed the face amount of such Letter of Credit;

(i) (x) Indebtedness of Foreign Subsidiaries incurred in connection with grower loan programs in an aggregate principal amount not to exceed $50,000,000 at any time outstanding and (y) unsecured Indebtedness of the Company evidenced by a guaranty of Indebtedness permitted pursuant to preceding subclause (x) of this clause (i);

(j) Indebtedness of Foreign Subsidiaries (other than any Foreign Loan Party) incurred pursuant to Permitted Receivables Facilities; provided that the Attributable Receivables Indebtedness thereunder shall not exceed at any time outstanding $25,000,000;

(k) Indebtedness of Foreign Subsidiaries that are not Foreign Loan Parties, provided that Indebtedness shall be permitted to be incurred pursuant to this clause (k) only if at the time such Indebtedness is incurred the aggregate principal amount of Indebtedness outstanding pursuant to this clause (k) at such time (including such Indebtedness) would not exceed $50,000,000;

(l) Indebtedness under Swap Agreements entered into in the ordinary course of business and not for speculative purposes;

(m) Indebtedness in respect of bid, performance, surety, stay, customs, appeal or replevin bonds or performance and completion guarantees and similar obligations issued or incurred in the ordinary course of business, including guarantees or obligations of any Subsidiary with respect to letters of credit, bank guarantees or similar instruments supporting such obligation, in each case, not in connection with Indebtedness for money borrowed;

(n) Indebtedness in respect of judgments, decrees, attachments or awards that do not constitute an Event of Default under clause (k) of Article VII;

(o) Indebtedness of the Company or any of its Subsidiaries evidenced by appeal bonds and/or guaranties issued in respect of obligations arising in connection with the European Commission Decision pending appeal by the Company or such Subsidiaries of such decision in an aggregate amount not to exceed €59,000,000 at any time outstanding;

(p) Indebtedness consisting of bona fide purchase price adjustments, earn-outs, indemnification obligations, obligations under deferred compensation or similar arrangements and similar items incurred in connection with acquisitions and asset sales not prohibited by Section 6.05 or 6.11;

(q) (i) Indebtedness of a Person existing at the time such Person becomes a Subsidiary and not created in contemplation thereof; provided that, after giving effect to the acquisition of such Person, on a Pro Forma Basis, the Company would be in compliance with Section 6.09 as of the last day of the most recent fiscal year or fiscal quarter for which financial statements have been delivered pursuant to Section 5.01(a) or 5.01(b) and (ii) any Permitted Refinancing Indebtedness in respect of Indebtedness permitted by this clause (q);

(r) Indebtedness in the form of reimbursements owed to officers, directors, consultants and employees;

(s) Indebtedness consisting of obligations to make payments to current or former officers, directors and employees, their respective estates, spouses or former spouses with respect to the cancellation, or to finance the purchase or redemption, of Equity Interests of the Company until permitted by Section 6.04;

(t) Cash Management Obligations and other Indebtedness in respect of card obligations, netting services, overdraft protections and similar arrangements in each case in connection with deposit accounts;

(u) Indebtedness consisting of (i) the financing of insurance premiums with the providers of such insurance or their affiliates or (ii) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business;

(v) Foreign Jurisdiction Deposits;

(w) (i) additional Indebtedness of any of the U.S. Loan Parties with no scheduled payments of principal occurring prior to the date that is six months after the Term Loan Maturity Date so long as (x) no Event of Default has occurred and is continuing or would arise after giving effect thereto and (y) on a Pro Forma Basis the Company would be in compliance with Section 6.09 as of the last day of the most recent fiscal quarter for which financial statements have been delivered pursuant to Section 5.01(a) or (b) and (ii) any Permitted Refinancing Indebtedness in respect of Indebtedness permitted by this clause (w);

(x) other Indebtedness of the Loan Parties; provided that Indebtedness shall be permitted to be incurred pursuant to this clause (x) only if at the time such Indebtedness is incurred the aggregate principal amount of Indebtedness outstanding pursuant to this clause (x) at such time (including such Indebtedness) would not exceed the greater of (i) $50,000,000 and (ii) 2.0% of Consolidated Total Assets (as of the most recently ended fiscal quarter of the Company for which financial statements have been delivered pursuant to Section 5.01(a) or (b));

(y) Indebtedness in respect of Investments permitted by Section 6.05(t);

(z) Incremental Substitute Indebtedness and any Permitted Refinancing Indebtedness in respect of Indebtedness permitted by this clause (z);

(aa) Refinancing Debt Securities and any Permitted Refinancing Indebtedness in respect of Indebtedness permitted by this clause (aa);

(bb) additional unsecured Indebtedness of the Company consisting of unsecured guarantees of (i) obligations (which guaranteed obligations do not themselves constitute Indebtedness) of one or more Subsidiaries of the Company, (ii leases pursuant to which one or more Subsidiaries of the Company are the respective lessees and (iii) Indebtedness of Subsidiaries of the Company of the type permitted pursuant to clause (p);

(cc) Indebtedness of the Company which may be deemed to exist under its non-qualified excess savings plan for employees; and

(dd) all premiums (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in clauses (a) through (cc) above.

SECTION 6.02. Liens. The Company will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any Property now owned or hereafter acquired by it, except:

(a) Permitted Encumbrances;

(b) Liens pursuant to any Loan Document;

(c) any Lien on any Property of the Company or any Subsidiary existing on the Closing Date and set forth in Schedule 6.02 and any modifications, replacements, renewals or extensions thereof; provided that (i) such Lien shall not apply to any other Property of the Company or any Subsidiary other than (A) improvements and after-acquired Property that is affixed or incorporated into the Property covered by such Lien or financed by Indebtedness permitted under Section 6.01, and (B) proceeds and products thereof, and (ii) such Lien shall secure only those obligations which it secures on the Closing Date and any Permitted Refinancing Indebtedness in respect thereof;

(d) any Lien existing on any Property prior to the acquisition thereof by the Company or any Subsidiary or existing on any Property of any Person that becomes a Subsidiary after the Closing Date prior to the time such Person becomes a Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (ii) such Lien shall not apply to any other Property of the Company or any other Subsidiary (other than the proceeds or products thereof and other than improvements and after-acquired property that is affixed or incorporated into the Property covered by such Lien) and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be and Permitted Refinancing Indebtedness in respect thereof;

(e) Liens on fixed or capital assets acquired, constructed, repaired, replaced or improved by the Company or any Subsidiary; provided that (i) such security interests secure Indebtedness permitted by clause (e) of Section 6.01, (ii) such security interests and the Indebtedness secured thereby (other than Permitted Refinancing Indebtedness permitted by clause (e) of Section 6.01) are incurred prior to or within two hundred seventy (270) days after such acquisition or the completion of such construction, repair or replacement or improvement, (iii) the Indebtedness secured thereby does not exceed the cost of acquiring, constructing or improving such fixed or capital assets and (iv) such security interests shall not apply to any other Property of the Company or any Subsidiary except for accessions to such Property, Property financed by such Indebtedness and the proceeds and products thereof; provided further that individual financings of equipment provided by one lender may be cross-collateralized to other financings of equipment provided by such lender;

(f) rights of setoff and similar arrangements and Liens in respect of Cash Management Obligations and in favor of depository and securities intermediaries to secure obligations owed in respect of card obligations or any overdraft and related liabilities arising from treasury, depository and cash management services or any automated clearing house transfers of funds and fees and similar amounts related to bank accounts or securities accounts (including Liens securing letters of credit, bank guarantees or similar instruments supporting any of the foregoing);

(g) Liens on assets of a Subsidiary which is not a Loan Party securing Indebtedness of such Subsidiary pursuant to Section 6.01(k);

(h) Liens (i) on “earnest money” or similar deposits or other cash advances in connection with acquisitions permitted by Section 6.05 or (ii) consisting of an agreement to Dispose of any Property in a Disposition permitted under Section 6.11 including customary rights and restrictions contained in such agreements;

(i) Liens on cash and cash equivalents securing Indebtedness permitted by Section 6.01(l);

(j) Liens on Property of Subsidiaries that are not Loan Parties in connection with Indebtedness permitted by Section 6.01(g) or (k);

(k) leases, licenses, subleases or sublicenses granted to others in the ordinary course of business which do not (i) interfere in any material respect with the business of the Company or any Subsidiary or (ii) secure any Indebtedness;

(l) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(m) Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection and (ii) attaching to commodity trading accounts or other commodities brokerage accounts incurred in the ordinary course of business, including Liens encumbering reasonable customary initial deposits and margin deposits;

(n) Liens on property or Equity Interests (i) of any Foreign Subsidiary that is not a Loan Party and (ii) that do not constitute Collateral, which Liens secure Indebtedness of such Foreign Subsidiary permitted under Section 6.01;

(o) Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by the Company or any Subsidiary in the ordinary course of business permitted by this Agreement;

(p) Liens deemed to exist in connection with Investments in repurchase agreements permitted under Section 6.05;

(q) rights of setoff relating to purchase orders and other agreements entered into with customers of the Company or any Subsidiary in the ordinary course of business;

(r) ground leases in respect of real property on which facilities owned or leased by the Company or any of its Subsidiaries are located and other Liens affecting the interest of any landlord (and any underlying landlord) of any real property leased by the Company or any Subsidiary;

(s) Liens on equipment owned by the Company or any Subsidiary and located on the premises of any supplier and used in the ordinary course of business and not securing Indebtedness;

(t) any restriction or encumbrance with respect to the pledge or transfer of the Equity Interests of Equity Interests of any joint venture that is not a Subsidiary;

(u) Liens not otherwise permitted by this Section 6.02, provided that a Lien shall be permitted to be incurred pursuant to this clause (u) only if at the time such Lien is incurred the aggregate principal amount of the obligations secured at such time (including such Lien) by Liens outstanding pursuant to this clause (u) would not exceed the greater of (x) $50,000,000 and (y) 2.0% of Consolidated Total Assets (as of the most recently ended fiscal quarter of the Company for which financial statements have been delivered pursuant to Section 5.01(a) or (b));

(v) Liens on any Property of (i) any Loan Party in favor of any other Loan Party, (ii) any Foreign Subsidiary in favor of any Loan Party and (iii) any Subsidiary that is not a Loan Party in favor of the Company or any other Subsidiary;

(w) Liens on the Collateral of the U.S. Loan Parties securing Indebtedness of the U.S. Loan Parties permitted by Section 6.01(z) or (aa) so long as the holders of such Indebtedness, or a trustee or agent acting on their behalf, are parties to the First Lien Intercreditor Agreement or the Second Lien Intercreditor Agreement, as applicable;

(x) Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(y) Liens arising from Uniform Commercial Code financing statement filings regarding operating leases or consignments entered into by the Company and its Subsidiaries in the ordinary course of business;

(z) Liens, pledges or deposits made in the ordinary course of business to secure liability to insurance carriers;

(aa) Liens securing insurance premiums financing arrangements; provided that such Liens are limited to the applicable unearned insurance premiums;

(bb) restrictions imposed in the ordinary course of business and consistent with past practices on the sale or distribution of designated inventory pursuant to agreements with customers under which such inventory is consigned by the customer or such inventory is designated for sale to one or more customers; and

(cc) Liens over promissory notes evidencing grower loans pledged in favor of financial institutions securing Indebtedness permitted to be incurred pursuant to clause (i) of Section 6.01.

SECTION 6.03. Fundamental Changes. The Company will not, and will not permit any Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Event of Default shall have occurred and be continuing:

(a) any Subsidiary may be merged or consolidated with or into any Person and any Subsidiary may be liquidated or dissolved or change its legal form, in each case in order to consummate any Investment otherwise permitted by Section 6.05 or Disposition otherwise permitted by Section 6.11; provided that if a Borrower is a party to any such merger or consolidation transaction, such Borrower shall be the surviving Person in such merger or consolidation;

(b) any Loan Party may merge or consolidate with any other Person in a transaction in which such Loan Party is the surviving Person in such merger or consolidation;

(c) any Subsidiary that is not a Loan Party may merge or consolidate with (i) any other Subsidiary that is not a Loan Party or (ii) any Loan Party in a transaction in which such Loan Party is the surviving Person in such merger or consolidation; and

(d) the Company may be consolidated with or merged into any Person; provided that any Investment in connection therewith is otherwise permitted by Section 6.05; and provided further that, simultaneously with such transaction, (x) the Person formed by such consolidation or into which the Company is merged shall expressly assume all obligations of the Company under the Loan Documents, (y) the Person formed by such consolidation or into which the Company is merged shall be a corporation organized under the laws of a State in the United States and shall take all actions as may be required to preserve the enforceability of the Loan Documents and validity and perfection of the Liens of the Collateral Documents and (z) the Company shall have delivered to the Administrative Agent an officer’s certificate and an opinion of counsel, each stating that such merger or consolidation and such supplement to this Agreement or any Collateral Document comply with this Agreement.

SECTION 6.04. Restricted Payments. The Company will not, and will not permit any of its Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except (a) the Company or any Subsidiary may declare and pay dividends or other distributions with respect to its Equity Interests payable solely in additional shares of its Qualified Equity Interests or options to purchase Qualified Equity Interests; (b) Subsidiaries may declare and make Restricted Payments ratably with respect to their Equity Interests; (c) the Company may make Restricted Payments pursuant to and in accordance with stock option plans or other benefit plans for present or former officers, directors, consultants or employees of the Company and its Subsidiaries in an amount not to exceed $10,000,000 in any fiscal year (with any unused amount of such base amount available for use in the next succeeding fiscal year); (d) to the extent constituting Restricted Payments, the Company and the Subsidiaries may enter into and consummate transactions expressly permitted by any provision of Section 6.03 or 6.07 (other than Section 6.07(a)); (e) repurchases of Equity Interests in the Company or any Subsidiary deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants; (f) the Company may cancel a portion of any equity compensation award in connection with the payment of withholding taxes by the Company and its Subsidiaries thereon on behalf of employees and directors of the Company and its Subsidiaries, (g) the Company may make other Restricted Payments in an aggregate amount not to exceed the sum of (x) $20,000,000 less the aggregate principal amount of Specified Indebtedness repurchased or prepaid pursuant to Section 6.06(a)(iv)(A), plus (y) the Available Amount; provided that the Company may only make the Restricted Payments permitted under the foregoing clause (g) so long as (A) no Event of Default has occurred and is continuing or would arise after giving effect to such Restricted Payment and (B) after giving pro forma effect to such Restricted Payment, the Company would be in compliance with Section 6.09; (h) the payment of cash in lieu of the issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exercisable for Qualified Equity Interests of the Company and (i) the Company may distribute rights to holders of the Company’s common stock pursuant to a customary shareholder rights plan and the redemption of such rights for nominal consideration.

SECTION 6.05. Investments. The Company will not, and will not allow any of its Subsidiaries to make or hold any Investments, except:

(a) Investments by the Company or a Subsidiary in cash and Cash Equivalents;

(b) loans or advances to officers, directors, consultants and employees of the Company and the Subsidiaries (i) for reasonable and customary business-related travel, entertainment, relocation and analogous ordinary business purposes, (ii) in connection with such Person’s purchase of Equity Interests of the Borrower, provided that the amount of such loans and advances shall be contributed to the Company in cash as common equity, and (iii) for purposes not described in the foregoing subclauses (i) and (ii), in an aggregate principal amount outstanding not to exceed $5,000,000;

(c) Investments by (i) any U.S. Loan Party in any U.S. Loan Party, (ii) any Foreign Subsidiary (including any Foreign Loan Party) in any Loan Party or, to the extent consisting of a transfer of funds (other than identifiable proceeds of Collateral from an Asset Sale or Casualty Event), any Subsidiary that is not a Loan Party, (iii) any Subsidiary that is not a Loan Party in the Company or any Subsidiary and (iv) any U.S. Loan Party in any Foreign Loan Party or any Loan Party in any Subsidiary that is not a Loan Party; provided that at no time shall the aggregate outstanding amount of all such Investments made pursuant to this subclause (iv) exceed $25,000,000;

(d) (i) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and (ii) Investments (including debt obligations and Equity Interests) received in satisfaction or partial satisfaction thereof from financially troubled account debtors and other credits to suppliers in the ordinary course of business or received in connection with the bankruptcy or reorganization of suppliers and customers or in settlement of delinquent obligations of, or other disputes with, customers and suppliers arising in the ordinary course of business or upon the foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment;

(e) Investments resulting from the receipt of promissory notes and other non-cash consideration in connection with any Disposition permitted by Section 6.11(c)(i), (i), (j) or (l) or Restricted Payments permitted by Section 6.04;

(f) (i) Investments existing or contemplated on the Closing Date and set forth on Schedule 6.05(f) and any modification, replacement, renewal, reinvestment or extension thereof and (ii) Investments existing on the Closing Date by the Company or any Subsidiary in the Company or any other Subsidiary and any modification, renewal or extension thereof; provided that the amount of the original Investment is not increased except by the terms of such Investment or as otherwise permitted by this Section 6.05;

(g) Investments in Swap Agreements permitted under Section 6.01(l);

(h) Permitted Acquisitions;

(i) Investments in the ordinary course of business in prepaid expenses, negotiable instruments held for collection and lease, utility and worker’s compensation, performance and other similar deposits provided to third parties;

(j) Investments in the ordinary course of business consisting of endorsements for collection or deposit;

(k) Investments in the ordinary course of business consisting of the licensing or contribution of intellectual property pursuant to development, marketing or manufacturing agreements or arrangements or similar agreements or arrangements with other Persons;

(l) any Investment; provided that the amount of such Investment (valued at cost) does not exceed the Available Amount at the time such Investment is made; provided further that (A) no Event of Default has occurred and is continuing or would arise after giving effect to such Investment and (B) after giving pro forma effect to such Investment, the Company would be in compliance with Section 6.09

(m) advances of payroll payments, fees or other compensation to officers, directors, consultants or employees, in the ordinary course of business;

(n) Investments to the extent that payment for such Investments is made solely with Qualified Equity Interests of the Borrower;

(o) Investments held by a Subsidiary acquired after the Closing Date or of a corporation merged into the Company or merged or consolidated with a Subsidiary in accordance with Section 6.03 after the Closing Date to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation;

(p) lease, utility and other similar deposits in the ordinary course of business;

(q) so long as no Event of Default has occurred and is continuing, loans or advances by the Company or any Subsidiary of the Company in connection with grower loan programs; provided that at no time shall the aggregate outstanding principal amount of all such loans and advances made pursuant to this clause (q) exceed $50,000,000 (determined without regard to write-downs or write-offs thereof);

(r) Investments resulting from the creation of a Lien permitted under Section 6.02 and Investments resulting from Dispositions permitted under Section 6.03(b), Restricted Payments permitted under Section 6.04 and payments in respect of Indebtedness not prohibited by Section 6.06;

(s) customary Investments in connection with Permitted Receivables Facilities;

(t) so long as no Event of Default has occurred and is continuing, any Investment; provided that an Investment shall be permitted to be made pursuant to this clause (t) only if at the time such Investment is made the aggregate amount of Investments outstanding at such time (including such Investment) pursuant to this clause (t) (valued at cost and net of any return representing a return of capital in respect of any such Investment) would not exceed the greater of (x) $50,000,000 and (y) 2.0% of Consolidated Total Assets (as of the most recently ended fiscal quarter of the Company for which financial statements have been delivered pursuant to Section 5.01(a) or (b)); and

(u) so long as on a Pro Forma Basis the Senior Secured Net Leverage Ratio as of the last day of the most recent fiscal quarter of the Company for which financial statements have been delivered pursuant to Section 5.01(a) or (b) prior to such time would not exceed 3.50 to 1.0, Investments in any Subsidiary made from the Net Cash Proceeds of any Disposition of land in Hawaii that was not being actively utilized in the business of the Borrower and its Subsidiaries which Investment is made for purposes of allowing such Subsidiary to reinvest such Net Cash Proceeds in assets or properties used or useful in the business of the Company or any Subsidiary.

SECTION 6.06. Prepayments, Etc. of Indebtedness.

(a) The Company will not, and will not permit any of its Subsidiaries to, prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner (it being understood that payments of regularly scheduled interest shall be permitted) any Specified Indebtedness or make any payment in violation of any subordination terms of any Specified Indebtedness, except (i) refinancing of Specified Indebtedness with the Net Cash Proceeds of any Permitted Refinancing Indebtedness in respect thereof, (ii) payments upon the conversion of any Specified Indebtedness to cash or Qualified Equity Interests of the Company in accordance with its terms and the repurchase of any Specified Indebtedness required by the terms thereof, (iii) the prepayment of Indebtedness of the Company or any Subsidiary to the Company or any Subsidiary to the extent permitted by the Collateral Documents, (iv) prepayments, redemptions, purchases, defeasances and other payments in respect of Specified Indebtedness in an aggregate amount not to exceed the sum of (A) $20,000,000 minus the amount of Restricted Payments made pursuant to
Section 6.04(g)(x) plus (B) the Available Amount so long as (A) no Event of Default has occurred and is continuing or would arise after giving effect to such prepayment, redemption, purchase, defeasance or other payment and (B) after giving pro forma effect to such prepayment, redemption, purchase, defeasance or other payment, the Company would be in compliance with Section 6.09 and (v) the prepayments of subordinated and unsecured Indebtedness of non-Loan Parties.

(b) The Company will not, and will not permit any of its Subsidiaries to, amend, modify or change in any manner materially adverse to the interests of the Lenders any term or condition of any Specified Indebtedness.

SECTION 6.07. Transactions with Affiliates. The Company will not, and will not permit any of its Subsidiaries to, sell, lease or otherwise transfer any Property to, or purchase, lease or otherwise acquire any Property from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) at prices and on terms and conditions substantially as favorable to the Company or such Subsidiary (in the good faith determination of the Borrower) as could reasonably be obtained on an arm’s-length basis from unrelated third parties, (b) transactions between or among the Company and its Subsidiaries and any entity that becomes a Subsidiary as a result of such transaction not involving any other Affiliate, (c) the payment of customary compensation and benefits and reimbursements of out-of-pocket costs to, and the provision of indemnity on behalf of, directors, officers, consultants, employees and members of the Boards of Directors of the Company or such Subsidiary, (d) loans and advances to officers, directors, consultants and employees in the ordinary course of business, (e) Restricted Payments and other payments permitted under Section 6.04 or 6.06, (f) employment, incentive, benefit, consulting and severance arrangements entered into in the ordinary course of business with officers, directors, consultants and employees of the Company or its Subsidiaries, (g) the transactions pursuant to the agreements set forth in Schedule 6.07 or any amendment thereto to the extent such an amendment, taken as a whole, is not adverse to the Lenders in any material respect (as determined in good faith by the Company), (h) the payment of fees and expenses related to the Transactions, (i) the issuance of Qualified Equity Interests of the Company and the granting of registration or other customary rights in connection therewith, (j) the existence of, and the performance by the Company or any Subsidiary of its obligations under the terms of, any limited liability company agreement, limited partnership or other organizational document or securityholders agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party on the Closing Date and which is set forth on Schedule 6.07, and similar agreements that it may enter into thereafter, provided that the existence of, or the performance by the Company or any Subsidiary of obligations under, any amendment to any such existing agreement or any such similar agreement entered into after the Closing Date shall only be permitted by this Section 6.07(j) to the extent not more adverse to the interest of the Lenders in any material respect when taken as a whole (in the good faith determination of the Company) than any of such documents and agreements as in effect on the Closing Date, (k) consulting services to joint ventures in the ordinary course of business and any other transactions between or among the Company , its Subsidiaries and joint ventures in the ordinary course of business, (l) transactions with landlords, customers, clients, suppliers, joint venture partners or purchasers or sellers of goods and services, in each case in the ordinary course of business and not otherwise prohibited by this Agreement, (m) transactions effected as a part of a Qualified Receivables Transaction, and (n) the provision of services to directors or officers of the Company or any of its Subsidiaries of the nature provided by the Company or any of its Subsidiaries to customers in the ordinary course of business or transactions substantially similar to those that have been disclosed in the Company’s annual proxy statements filed with the SEC prior to the Closing Date.

SECTION 6.08. Changes in Fiscal Year. The Company will cause its fiscal year to end on the Saturday closest to December 31 of each calendar year.

SECTION 6.09. Financial Covenants. With respect to the Revolving Commitments, Revolving Loans and Increased Commitments only:

(a) the Company will not permit the Consolidated Interest Coverage Ratio for the period of four fiscal quarters of the Company ending on the last day of any fiscal quarter of the Company to be less than 2.5 to 1:0;

(b) the Company will not permit the Consolidated Net Leverage Ratio as of the last day of any fiscal quarter of the Company to exceed 5.0 to 1.0.

SECTION 6.10. Restrictive Agreements. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon the ability of any Subsidiary that is not a Guarantor to pay dividends or other distributions with respect to holders of its Equity Interests; provided that the foregoing shall not apply to (i) prohibitions, restrictions and conditions imposed by law or by this Agreement and any Permitted Refinancing Indebtedness in respect thereof, (ii) prohibitions, restrictions and conditions existing on the Closing Date (or any extension, refinancing, replacement or renewal thereof or any amendment or modification thereto that is not, taken as a whole, materially more restrictive (in the good faith determination of the Company) than any such restriction or condition), (iii) prohibitions, restrictions and conditions arising in connection with any Disposition permitted by Section 6.11 with respect to the Property subject to such Disposition, (iv) customary prohibitions, restrictions and conditions contained in agreements relating to a Permitted Receivables Facility, (v) agreements or arrangements binding on a Subsidiary at the time such Subsidiary becomes a Subsidiary of the Company or any permitted extension, refinancing, replacement or renewal of, or any amendment or modification to, any such agreement or arrangement so long as any such extension, refinancing, renewal, amendment or modification is not, take as a whole, materially more restrictive (in the good faith determination of the Company) than such agreement or arrangement, (vi) prohibitions, restrictions and conditions set forth in Indebtedness of a Subsidiary that is not a Loan Party which is permitted by this Agreement, (vii) agreements or arrangements that are customary provisions in joint venture agreements and other similar agreements or arrangements applicable to joint ventures, (viii) prohibitions, restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such prohibitions, restrictions or conditions apply only to the Subsidiaries incurring or Guaranteeing such Indebtedness, (ix) customary provisions in leases, subleases, licenses, sublicenses or permits so long as such prohibitions, restrictions or conditions relate only to the property subject thereto, (x) customary provisions in leases restricting the assignment or subletting thereof, (xi) customary provisions restricting assignment or transfer of any contract entered into in the ordinary course of business or otherwise permitted hereunder, (xii) prohibitions, restrictions or conditions on cash or other deposits imposed by customers under contracts entered into in the ordinary course of business, (xiii) prohibitions, restrictions or conditions imposed by a Lien permitted by Section 6.02 with respect to the transfer of the Property subject thereto, (xiv) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business, (xv) any limitation or prohibition on the disposition or distribution of assets or property in asset sale agreements, stock sale agreements and other similar agreements, which limitation or prohibition is applicable only to the assets that are the subject of such agreements and (xvi) prohibitions, restrictions or conditions on cash or other deposits imposed by customers under contracts entered into in the ordinary course of business.

SECTION 6.11. Dispositions. The Company will not, and will not permit any Subsidiary to, make any Disposition, except:

(a) Dispositions of obsolete or worn out Property and Dispositions of property no longer used or useful in the conduct of the business of the Company and the Subsidiaries, in each case, in the ordinary course of business;

(b) Dispositions of inventory and other assets in the ordinary course of business;

(c) Dispositions of Property to the extent that (i) such Property is exchanged for credit against the purchase price of similar replacement Property or (ii) the proceeds of such Disposition are promptly applied to the purchase price of such replacement Property;

(d) Dispositions of Property (i) to the Company or to a Subsidiary; provided that if the transferor of such Property is a Loan Party, the transferee thereof must be a Loan Party, (ii) to the extent such transaction constitutes an Investment permitted under Section 6.05 and (iii) consisting of Equity Interests of Foreign Subsidiaries to other Foreign Subsidiaries;

(e) Dispositions permitted by Sections 6.03, 6.04 and 6.05 and Liens permitted by Section 6.02 and Dispositions of Receivables and Related Assets in connection with Permitted Receivables Facilities;

(f) Dispositions of cash and Cash Equivalents in the ordinary course of business;

(g) Dispositions of accounts receivable in connection with the collection or compromise thereof;

(h) [Reserved];

(i) transfers of Property to the extent subject to Casualty Events;

(j) any Disposition of Property; provided that (i) at the time of such Disposition (other than any such Disposition made pursuant to a legally binding commitment entered into at a time when no Event of Default exists), no Event of Default shall exist or would result from such Disposition, (ii) at the time of any such Disposition, the aggregate book value of all property Disposed of in reliance on this clause (j) (including such Disposition) during any fiscal year of the Company would not exceed the greater of (x) $50,000,000 and (y) 2.0% of Consolidated Total Assets as of the last day of the most recent fiscal year or fiscal quarter for which financial statements of the Company have been delivered pursuant to Section 5.01(a) or 5.01(b); provided that, in addition to such maximum annual amount, Subsidiaries that are not Loan Parties may Dispose of additional assets with an aggregate fair market value (as determined in good faith by the Borrower) not to exceed $100,000,000 in any fiscal year so long as the Net Cash Proceeds of any Disposition pursuant to this proviso are applied within (x) twelve (12) months following receipt of such Net Cash Proceeds or (y) if the Company or a Subsidiary enters into a legally binding commitment to reinvest such Net Cash Proceeds within twelve (12) months following receipt thereof, within six (6) months following the last day of such twelve month period to purchase assets used or useful in the business of the Company or a Subsidiary or used to acquire an entity engaged in a Permitted Business and (iv) with respect to any Disposition pursuant to this clause (j) for a purchase price in excess of $10,000,000, the Company or a Subsidiary shall receive not less than 75% of such consideration in the form of cash or Cash Equivalents; provided, however, that for the purposes of this clause (iv), each of the following shall be deemed to be cash: (A) any liabilities (as shown on the Company’s or such Subsidiary’s most recent balance sheet provided hereunder or in the footnotes thereto) of the Company or such Subsidiary, other than liabilities that are by their terms subordinated to the payment in cash of the Obligations, that are assumed by the transferee with respect to the applicable Disposition and for which the Company and all of the Subsidiaries shall have been validly released by all applicable creditors in writing, (B) any securities received by the Company or such Subsidiary from such transferee that are converted by the Company or such Subsidiary into cash (to the extent of the cash received) within 180 days following the closing of the applicable Disposition and (C) Designated Non-Cash Consideration in an aggregate principal amount outstanding not to exceed $10,000,000 at any time;

(k) Dispositions disclosed in writing to the Lenders prior to the Closing Date; provided that the Company or a Subsidiary shall receive not less than 75% of the consideration for any such Disposition in the form of cash or Cash Equivalents;

(l) Dispositions of Investments in, and issuances of any Equity Interests in, joint ventures to the extent required by, or made pursuant to customary buy/sell arrangements between, the joint venture parties set forth in joint venture arrangements and similar binding arrangements;

(m) any Subsidiary may liquidate or dissolve if the Company determines in good faith that such liquidation or dissolution is in the best interests of the Company and is not materially disadvantageous to the Lenders;

(n) so long as no Event of Default has occurred and is continuing, the Company and its Subsidiaries may transfer inventory in a non-cash or cash transfer to Subsidiaries of the Company in the ordinary course of its business;

(o) so long as no Event of Default exists at the time of the respective transfer or immediately after giving effect thereto, Loan Parties shall be permitted to transfer additional assets (other than inventory, cash, Cash Equivalents and Equity Interests in any Loan Party) to other Subsidiaries of the Company, so long as cash in an amount at least equal to the fair market value of the assets so transferred is received by the respective transferor; and

(p) the Company and its Subsidiaries may sell or exchange specific items of equipment, in connection with the exchange or acquisition of replacement items of equipment which are useful in a Permitted Business.

provided that any Disposition of any Property to the extent classified pursuant to one or more of Sections 6.11(j) and (k) shall be for no less than the fair market value of such Property at the time of such Disposition in the good faith determination of the Company.

SECTION 6.12. Lines of Business. The Company will not, and will not permit any of its Subsidiaries to, engage to any material extent in any business other than a Permitted Business.

ARTICLE VII

Events of Default

If any of the following events (each an “Event of Default”) shall occur and be continuing:

(a) either Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any L/C Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b) either Borrower shall fail to pay (i) any interest on any Loan or any fee when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five (5) Business Days or (ii) any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five (5) Business Days after notice to either Borrower by the Administrative Agent or any Lender,

(c) (i) any representation, warranty or statement made or deemed made by any Loan Party herein or in any other Loan Document (other than a Foreign Guarantee and Security Agreement) or in any statement or certificate delivered pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made, (ii) any representation, warranty or statement which is qualified by a materiality standard of any kind and is made or deemed made by any Foreign Loan Party in any Foreign Guarantee and Security Agreement or in any statement or certificate delivered pursuant to any Foreign Guarantee and Security Agreement shall prove to be untrue in any material respect on the date as of which made or deemed made and (ii) any material representation, warranty or statement which is not qualified by a materiality standard of any kind and is made or deemed made by any Foreign Loan Party in any Foreign Guarantee and Security Agreement or in any statement or certificate delivered pursuant to any Foreign Guarantee and Security Agreement shall prove to be untrue in any material respect on the date as of which made or deemed made;

(d) the Company shall fail to observe or perform any covenant, condition or agreement contained in Article VI or in the Fee Letter (other than the payment of fees referred to in clause (b) of this Article); provided that a Default as a result of a breach of Section 6.09 (a “Financial Covenant Event of Default”) shall not constitute an Event of Default with respect to any Tranche B Term Loans unless and until the Required Revolving Lenders declare all such amounts outstanding under the Revolving Loans to be immediately due and payable in accordance with this Agreement and such declaration has not been rescinded on or before such date (the “Term Loan Standstill Period”);

(e) any Loan Party, as applicable, shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clause (a), (b) or (d) of this Article) or any other Loan Document, and such failure shall continue unremedied for a period of thirty (30) days after written notice thereof from the Administrative Agent to the Company;

(f) (i) the Company or any Material Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness (other than any Swap Agreement), when and as the same shall become due and payable, or if a grace period shall be applicable to such payment under the agreement or instrument under which such Indebtedness was created, beyond such applicable grace period; or (ii) the occurrence under any Swap Agreement of an “early termination date” (or equivalent event) of such Swap Agreement resulting from any event of default or “termination event” under such Swap Agreement as to which the Company or any Material Subsidiary is the “defaulting party” or “affected party” (or equivalent term) and, in either event, the termination value with respect to any such Swap Agreement owed by the Company or any Material Subsidiary as a result thereof is greater than $25,000,000 and the Company or any Material Subsidiary fails to pay such termination value when due after applicable grace periods;

(g) the Company or any Subsidiary shall default in the performance of any obligation in respect of any Material Indebtedness or any “change of control” (or equivalent term) shall occur with respect to any Material Indebtedness, in each case, that results in such Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both, but after giving effect to any applicable grace period) the holder or holders of such Material Indebtedness or any trustee or agent on its or their behalf to cause such Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity (other than solely in Qualified Equity Interests); provided that this clause (g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness or as a result of a casualty event affecting such property or assets;

(h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Company or any Material Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or any Material Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed or unstayed for sixty (60) days or an order or decree approving or ordering any of the foregoing shall be entered;

(i) the Company or any Material Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or any Material Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any corporate action for the purpose of effecting any of the foregoing;

(j) the Company or any Material Subsidiary shall become generally unable, admit in writing its inability generally or fail generally to pay its debts as they become due;

(k) one or more judgments or decrees shall be entered against the Company or any of its Material Subsidiaries involving a liability (to the extent not paid or covered by a reputable and solvent insurance company (with any portion of any judgment or decree not so covered to be included in any determination hereunder)) equal to or in excess of $50,000,000 for all such judgments and decrees and all such judgments or decrees shall either be final and non-appealable or shall not have been vacated, discharged or stayed or bonded pending appeal for any period of 60 consecutive days; provided, however, that for the avoidance of doubt, the European Commission Decision shall be deemed to have been stayed for so long as such decision is not final and non-appealable and the Company and its applicable Subsidiaries are diligently pursuing an appeal of such decision and have complied with all requirements of the European Commission with respect to the posting of bonds, bank guarantees or other security for the European Commission Decision (after giving effect to any waiver by the European Commission of any such requirements); provided, further, that the rendering of any such other judgment(s) or decree(s) by courts outside of the United States and Bermuda shall not be an Event of Default under this clause (k) unless (i) the Company and its Subsidiaries which are subject to the judgment(s) or decree(s), as of the date of the issuance of such judgment(s) or decree(s) (or any later date while such judgment(s) or decree(s) are still in effect) have at least $50,000,000 in net assets (determined on a book basis without regard to any write-down or write-off of such assets as a result of such judgment(s) or decree(s)) located in the jurisdictions (i.e., the relevant country or countries or any larger jurisdiction of the respective court(s)) of the courts rendering such judgment(s) or decree(s) (which is (or are) final and non-appealable or has (or have) not been vacated, discharged, stayed or bonded pending appeal for any period of 60 consecutive days) or (ii) an order or orders enforcing such judgment(s) or decree(s) (which is (or are) final and non-appealable or has (or have) not been vacated, discharged, stayed or bonded pending appeal for any period of 60 consecutive days) is entered by a court or courts of competent jurisdiction in a jurisdiction or jurisdictions where the U.S. Borrower and/or its Subsidiaries subject to the order, as of the date of the entry of such order of enforcement (or any later date while any such order is still in effect), have at least $50,000,000 in net assets located in such jurisdiction or jurisdictions (determined on a book basis without regard to any write-down or write-off of such assets as a result of such judgment(s) or decree(s));

(l) an ERISA Event shall have occurred that, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect or in the imposition of a Lien or security interest on any assets of the Company or any Subsidiary under Sections 401(a)(29) or 430(k) of the Code or under Section 4068 of ERISA;

(m) a Change of Control shall occur; or

(n) any material provision of any Collateral Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder (including as a result of a transaction permitted under Section 6.03 or 6.11) or as a result of acts or omissions by the Administrative Agent or any Lender or the satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party contests in writing the validity or enforceability of any provision of any Collateral Document; or any Loan Party denies in writing that it has any or further liability or obligation under any Collateral Document (other than as a result of repayment in full of the Obligations and termination of the Commitments), or purports in writing to revoke or rescind any Collateral Document, in each case with respect to a material portion of the Collateral purported to be covered by the Collateral Documents;

then, and in every such event (other than an event with respect to the Company described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders (or, if a Financial Covenant Event of Default occurs and is continuing and prior to the expiration of the Term Loan Standstill Period, at the request of the Required Revolving Lenders only, and in such case only with respect to the Revolving Commitments, Revolving Loans, Swingline Loans and L/C Exposure) shall, by notice to the Company, take any or all of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, (ii) require the Borrowers to cash collateralize the aggregate L/C Exposure and (iii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Company accrued hereunder and under the other Loan Documents, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company; and in case of any event with respect to the Company described in clause (h) or (i) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other Obligations accrued hereunder and under the other Loan Documents, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company.

On the CAM Exchange Date, (i) the Commitments shall automatically and with-out further act be terminated in accordance with Article VII, (ii) the Lenders shall automatically and without further act be deemed to have exchanged interests in the Designated Obligations such that, in lieu of the interests of each Lender in the Designated Obligations under each Class of Loans and Commitments in which it shall participate immediately prior to the CAM Exchange, such Lender shall own an interest equal to such Lender’s CAM Percentage in the Designated Obligations under each Class of Loans and Commitments immediately following the CAM Exchange and (iii) simultaneously with the deemed exchange of interests pursuant to clause (ii) above, the interests in the Designated Obligations to be received in such deemed exchange shall, automatically and with no further action required, be converted into Dollars based on the Dollar Equivalent thereof, determined as of the CAM Exchange Date, of such amount and on and after such date all amounts accruing and owed to the Lenders in respect of such Designated Obligations shall accrue and be payable in Dollars at the rate otherwise applicable hereunder. Each Lender, each Person acquiring a participation from any Lender as contemplated by Section 9.04 and each Borrower hereby consents and agrees to the CAM Exchange. Each of the Borrowers and the Lenders agrees from time to time to execute and deliver to the Administrative Agent all such promissory notes and other instruments and documents as the Administrative Agent shall reasonably request to evidence and confirm the respective interests and obligations of the Lenders after giving effect to the CAM Exchange, and each Lender agrees to surrender any promissory notes originally received by it in connection with its Loans hereunder to the Administrative Agent against delivery of any promissory notes so executed and delivered; provided that the failure of any Borrower to execute or deliver or of any Lender to accept any such promissory note, instrument or document shall not affect the validity or effectiveness of the CAM Exchange.

As a result of the CAM Exchange, on and after the CAM Exchange Date, each payment received by the Administrative Agent pursuant to any Loan Document in respect of the Designated Obligations shall be distributed to the Lenders pro rata in accordance with their respective CAM Percentages (to be redetermined as of each such date of payment or distribution to the extent required by the next paragraph below).

In the event that, on or after the CAM Exchange Date, the aggregate amount of the Designated Obligations shall change as a result of the making of an L/C Disbursement that is not reimbursed by any Borrower, then (i) each Revolving Lender shall, in accordance with Section 2.05(c), promptly pay its Applicable Percentage of such L/C Disbursement to the relevant Issuing Bank in respect of such unreimbursed L/C Disbursement (without giving effect to the CAM Exchange), (ii) the Administrative Agent shall redetermine the CAM Percentages after giving effect to such disbursement and the making of such payments and the Lenders shall automatically and without further act be deemed to have exchanged interests in the Designated Obligations such that each Lender shall own an interest equal to such Lender’s CAM Percentage in the Designated Obligations under each of the tranches (and the interests in the Designated Obligations to be received in such deemed exchange shall, automatically and with no further action required, be converted into the Dollar Equivalent of such amount in accordance with the first sentence of the preceding paragraph), and (iii) in the event distributions shall have previously been made with respect to the Designated Obligations in accordance with the preceding paragraph, the Lenders shall make such payments to one another as shall be necessary in order that the amounts received by them shall be equal to the amounts they would have received had each such L/C Disbursement been outstanding on the CAM Exchange Date. Each such redetermination shall be binding on each of the Lenders and their successors and assigns and shall be conclusive, absent manifest error.

ARTICLE VIII

The Administrative Agent

(a) Each of the Lenders, the Issuing Banks and the other Secured Parties hereby irrevocably appoints DBNY as its agent and authorizes DBNY to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof and the other Loan Documents, together with such actions and powers as are reasonably incidental thereto. Each of the Lenders, the Issuing Banks and the other Secured Parties hereby irrevocably appoints DBNY as its collateral agent and authorizes DBNY to take such actions on its behalf and to exercise such powers as are delegated to the collateral agent by the terms hereof and the other Loan Documents, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, the collateral agent, the Lenders, the Issuing Bank and the Secured Parties, and no Loan Party shall have rights as a third party beneficiary of any of such provisions.

(b) The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Company or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

(c) The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing; (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise in writing as directed by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or by the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law; and (c) except as expressly set forth herein and in the other Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Company or any of its Subsidiaries that is communicated to or obtained by the Person serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided herein) or in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice describing such Default thereof is given to the Administrative Agent by the Company, a Lender or the Issuing Bank, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement or any other Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

(d) The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the Issuing Bank, the Administrative Agent may presume that such condition is satisfactory to such Lender or the Issuing Bank unless the Administrative Agent shall have received notice to the contrary from such Lender or the Issuing Bank prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Company), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

(e) The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

(f) The Administrative Agent may at any time give notice of its resignation to the Lenders, the Issuing Bank and the Company. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Company and (unless an Event of Default under clause (a), (b), (h) or (i) of Article VII shall have occurred and be continuing) with the consent of the Company (which consent of the Company shall not be unreasonably withheld or delayed), to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders and the Issuing Bank, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that if the Administrative Agent shall notify the Company and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the Issuing Bank under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (2) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the Issuing Bank directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this subsection). The fees payable by the Company to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Company and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent. Any resignation by DBNY as Administrative Agent pursuant to this Section shall also constitute its resignation as Issuing Bank and Swingline Lender. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Issuing Bank and Swingline Lender, (b) the retiring Issuing Bank and Swingline Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (c) the successor Issuing Bank shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring Issuing Bank to effectively assume the obligations of the retiring Issuing Bank with respect to such Letters of Credit. If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition of “Defaulting Lender,” the Required Lenders may, to the extent permitted by applicable law, by notice in writing to the Company and such Person, remove such Person as Administrative Agent, and the Company in consultation with the Lenders shall, unless an Event of Default shall have occurred and be continuing, in which case the Required Lenders in consultation with the Company shall, appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States; provided that, without the consent of the Company (not to be unreasonably withheld), the Required Lenders shall not be permitted to select a successor that is not a U.S. financial institution described in Treasury Regulation Section 1.1441-1(b)(2)(ii) or a U.S. branch of a foreign bank described in Treasury Regulation Section 1.1441-1(b)(2)(iv)(A).] If no such successor shall have been appointed by the Company or the Required Lenders, as applicable, and shall have accepted such appointment within thirty (30) days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with notice on the Removal Effective Date.

(g) Each Lender and the Issuing Bank acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and the Issuing Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

(h) To the extent required by any applicable Laws, the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding Tax. Without limiting or expanding the provisions of Section 2.16, each Lender shall indemnify and hold harmless the Administrative Agent against, and shall make payable in respect thereof within 30 days after demand therefor, any and all Taxes and any and all related losses, claims, liabilities and expenses (including fees, charges and disbursements of any counsel for the Administrative Agent) incurred by or asserted against the Administrative Agent by the Internal Revenue Service or any other

Governmental Authority as a result of the failure of the Administrative Agent to properly withhold Tax from amounts paid to or for the account of such Lender for any reason (including, without limitation, because the appropriate form was not delivered or not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstance that rendered the exemption from, or reduction of withholding Tax ineffective). A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due the Administrative Agent under this subsection (i). The agreements in this subsection (i) shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations. For the avoidance of doubt, a “Lender” shall, for purposes of this subsection (i), include any Swingline Lender and any Issuing Bank.

(i) The Lenders irrevocably agree:

(i) that any Lien on any Property granted to or held by the Administrative Agent under any Loan Document shall be automatically released (A) upon termination of the Commitments and payment in full of all Obligations (in each case, other than (x) obligations under Secured Hedge Agreements, (y) Cash Management Obligations and (z) contingent reimbursement and indemnification obligations, in each case not yet accrued and payable) and the expiration or termination or cash collateralization of all Letters of Credit, (B) at the time the Property subject to such Lien is transferred or to be transferred as part of or in connection with any transfer permitted hereunder or under any other Loan Document to any Person (other than in the case of a transfer by a Loan Party, any transfer to another Loan Party), (C) subject to Section 9.02, if the release of such Lien is approved, authorized or ratified in writing by the Required Lenders (or such greater number of Lenders as may be required pursuant to Section 9.02), or (D) if the Property subject to such Lien is owned by a Guarantor, upon release of such Guarantor from its obligations under its Guarantee under the U.S. Guarantee and Security Agreement or Foreign Guarantee and Security Agreement, as applicable, pursuant to clause (iii) below;

(ii) (A) to release or subordinate any Lien on any Property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 6.02(e) and (B) that the Administrative Agent is authorized (but not required) to release or subordinate any Lien on any Property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such Property that is permitted by any other clause of Section 6.02; and

(iii) that any Guarantor shall be automatically released from its obligations under the U.S. Guarantee and Security Agreement or Foreign Guarantee and Security Agreement, as applicable, if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder.

Upon request by the Administrative Agent at any time, the Required Lenders (or such greater number of Lenders as may be required pursuant to Section 9.02) will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of Property, or to release any Guarantor from its obligations under the U.S. Guarantee and Security Agreement or Foreign Guarantee and Security Agreement, as applicable, pursuant to this subsection (i). In each case as specified in this subsection (i), the Administrative Agent will (and each Lender irrevocably authorizes the Administrative Agent to), at the Company’s expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release or subordination of such item of Collateral from the assignment and security interest granted under the Collateral Documents, or to evidence the release of such Guarantor from its obligations under the U.S. Guarantee and Security Agreement or Foreign Guarantee and Security Agreement, as applicable, in each case in accordance with the terms of the Loan Documents and this subsection (i).

Anything herein to the contrary notwithstanding, none of the Arrangers, Co-Documentation Agents and Syndication Agent listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or the Issuing Bank hereunder.

ARTICLE IX

Miscellaneous

SECTION 9.01. Notices.

(a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i) if to a Borrower, the Administrative Agent, the Issuing Bank or the Swingline Lender, to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 9.01; and

(ii) if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire.

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).

(b) Electronic Communications. Notices and other communications to the Lenders and the Issuing Bank hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or the Issuing Bank pursuant to Article II if such Lender or the Issuing Bank, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Company (on behalf of the Borrowers) may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c) The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE INFORMATION. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Loan Parties, any Lender, the Issuing Bank or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Company’s or the Administrative Agent’s transmission of Company Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to the Company, any Lender, the Issuing Bank or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

(d) Change of Address, Etc. Each of the Company (on behalf of the Borrowers), the Administrative Agent, the Issuing Bank and the Swingline Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the Company, the Administrative Agent, the Issuing Bank and the Swingline Lender. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States Federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Company or its securities for purposes of United States Federal or state securities laws.

(e) Reliance by Administrative Agent, Issuing Bank and Lenders. The Administrative Agent, the Issuing Bank and the Lenders shall be entitled to rely and act upon any notices (including telephonic Borrowing Requests and Swingline Loan Notices) purportedly given by or on behalf of either Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrowers shall indemnify the Administrative Agent, the Issuing Bank, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of either Borrower unless due to such Person’s gross negligence or willful misconduct. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

SECTION 9.02. Waivers; Amendments.

(a) No failure or delay by the Administrative Agent, any Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Banks and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Company therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 9.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default at the time.

(b) Except as otherwise set forth in this Agreement or any other Loan Document (with respect to such Loan Document), neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrowers and the Required Lenders (or, in respect of any waiver, amendment or modification of Section 6.09 only, the Required Revolving Lenders) or by the Borrowers and the Administrative Agent with the consent of the Required Lenders; provided, that no such agreement shall (i) increase the Commitment of any Lender without the written consent of each Lender directly affected thereby, it being understood that a waiver of any condition precedent set forth in Section 4.02 or the waiver of any Default or mandatory prepayment shall not constitute an increase of any

Commitment of any Lender, (ii) reduce the principal amount of any Loan or L/C Disbursement or reduce the rate of interest or premium thereon, or reduce any fees payable hereunder, without the written consent of each Lender directly affected thereby, it being understood that any change to the definition of “Consolidated Leverage Ratio” or in the component definitions thereof shall not constitute a reduction in the rate; provided that only the consent of the Required Lenders shall be necessary to amend Section 2.12(c) or to waive any obligation of the Borrowers to pay interest at the rate set forth therein, (iii) postpone the scheduled date of payment of the principal amount of any Loan or L/C Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender directly affected thereby, it being understood that the waiver of (or amendment to the terms of) any mandatory prepayment of the Term Loans shall not constitute a postponement of any date scheduled for the payment of principal or interest, (iv) change Section 2.17(b) or (c) or the CAM Exchange in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender directly affected thereby, (v) change any of the provisions of this Section 9.02, the definition of “Required Lenders,” the definition of “Required Revolving Lenders” or the definition of “Alternative Currencies” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder without the written consent of each Lender, (vi) release all or substantially all of the Guarantors from their obligations under the U.S. Guarantee and Security Agreement and the Foreign Guarantee and Security Agreement without the written consent of each Lender, (vii) after the Closing Date, waive or modify any condition precedent set forth in Section 4.02 with respect to Borrowings of U.S. Revolving Loans or Alternative Currency Revolving Loans, without the written consent of the Required U.S. Revolving Lenders or the Required Alternative Currency Revolving Lenders, as applicable, (viii) release all or substantially all of the Collateral from the Lien of the Collateral Documents, without the written consent of each Lender or (ix) contractually subordinate the payment of the Obligations to any other Indebtedness or subordinate the Liens in favor of the Administrative Agent to Liens securing other Funded Debt without the consent of each Lender; provided that (1) no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, any Issuing Bank or the Swingline Lender hereunder without the prior written consent of the Administrative Agent, the relevant Issuing Bank or the Swingline Lender, as the case may be and (2) the Administrative Agent and the Borrowers may, with the consent of the other but without the consent of any other Person, amend, modify or supplement this Agreement and any other Loan Document to cure any ambiguity, typographical or technical error, defect or inconsistency. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder which does not require the consent of each affected Lender (it being understood that any Commitments or Loans held or deemed held by any Defaulting Lender shall be excluded for a vote of the Lenders hereunder requiring any consent of less than all affected Lenders).

Notwithstanding the foregoing, this Agreement and the other Loan Documents may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Borrowers (i) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Term Loans and Revolving Credit Exposures and the accrued interest and fees in respect thereof and (ii) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders.

In addition, notwithstanding the foregoing, this Agreement and the other Loan Documents may be amended with the written consent of the Administrative Agent, the Borrowers and the Lenders providing the Replacement Term Loans (as defined below) to permit the refinancing of all outstanding Term Loans of any Class (“Refinanced Term Loans”) with a replacement term loan tranche denominated in Dollars (“Replacement Term Loans”) hereunder; provided that (a) the aggregate principal amount of such Replacement Term Loans shall not exceed the aggregate principal amount of such Refinanced Term Loans, (b) the Applicable Rate for such Replacement Term Loans shall not be higher than the Applicable Rate for such Refinanced Term Loans, (c) the Weighted Average Life to Maturity of such Replacement Term Loans shall not be shorter than the Weighted Average Life to Maturity of such Refinanced Term Loans at the time of such refinancing (except to the extent of nominal amortization for periods where amortization has been eliminated as a result of prepayment of the Term Loans) and (d) all other terms applicable to such Replacement Term Loans shall be substantially identical to, or less favorable to the Lenders providing such Replacement Term Loans than, those applicable to such Refinanced Term Loans (as determined by the Company in good faith), except to the extent necessary to provide for covenants and other terms applicable to any period after the latest final maturity of the Term Loans in effect immediately prior to such refinancing.

SECTION 9.03. Expenses; Indemnity; Damage Waiver.

(a) The Borrowers shall pay (i) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, the Arrangers and their Affiliates, including the reasonable and documented fees, charges and disbursements of a single counsel for the Arrangers and the Administrative Agent (and, if necessary, one local counsel in each applicable jurisdiction and regulatory counsel), in connection with the syndication of the credit facilities provided for herein, the preparation and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable and documented out-of-pocket expenses incurred by the relevant Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, any Issuing Bank or any Lender, including the reasonable and documented fees, charges and disbursements of a single counsel (and, if necessary, one local counsel in each applicable jurisdiction, regulatory counsel and one additional counsel for each party in the event of a conflict of interest), in connection with the enforcement or protection of its rights in connection with this Agreement, including its rights under this Section 9.03, or in connection with the Loans made or Letters of Credit issued hereunder, including all such reasonable and documented out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b) The Borrowers shall, jointly and severally, indemnify the Administrative Agent, the Arrangers, each Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related reasonable and documented out-of-pocket expenses, including the reasonable and documented fees, charges and disbursements of a single counsel for the Indemnitees (and, if necessary, one local counsel in each applicable jurisdiction and one additional counsel for each Indemnitee in the event of a conflict of interest), incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by any Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) to the extent relating to or arising from any of the foregoing, any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Company or any of its Subsidiaries, or any Environmental Liability related in any way to the Company or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto and whether brought by a Borrower, their respective equityholders or any third party; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or any of its officers, directors, employees or controlling Persons.

(c) To the extent that the Borrowers fail to pay any amount required to be paid by it to the Administrative Agent, an Issuing Bank or the Swingline Lender under paragraph (a) or (b) of this Section 9.03, each Lender severally agrees to pay to the Administrative Agent, the relevant Issuing Bank or the Swingline Lender, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, such Issuing Bank or the Swingline Lender in its capacity as such.

(d) To the extent permitted by applicable law, no party hereto shall assert, and each party hereto hereby waives, any claim against any other party hereto and any Indemnitee on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof; provided, that this clause (d) shall in no way limit the Borrowers’ indemnification obligations set forth in this Section 9.03.

(e) All amounts due under this Section 9.03 shall be payable not later than fifteen (15) days after written demand therefor; provided, however, that an Indemnitee shall promptly refund any amount received under this Section 9.03 to the extent that there is a final judicial or arbitral determination that such Indemnitee was not entitled to indemnification rights with respect to such payment pursuant to the express terms of this Section 9.03.

SECTION 9.04. Successors and Assigns.

(a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section 9.04 or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section 9.04 (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section 9.04 and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this subsection (b), participations in L/C Disbursement and in Swingline Loans) at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i) Minimum Amounts.

(A) in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitments of any Class and the Loans at the time owing to it of such Class or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B) in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the “Trade Date”, shall not be less than $5,000,000, in the case of any assignment in respect of any U.S. Revolving Commitment or Alternative Currency Revolving Commitment, or $1,000,000, in the case of any assignment in respect of the Term Loans unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Company otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met.

(ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not (A) apply to the Swingline Lender’s rights and obligations in respect of Swingline Loans or (B) prohibit any Lender from assigning all or a portion of its rights and obligations among separate Classes on a non-pro rata basis;

(iii) Required Consents. No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:

(A) the consent of the Company (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default pursuant to Article VII(a), (b), (h) or (i) has occurred and is continuing at the time of such assignment or (2) such assignment is an assignment of a Term Loan to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Company shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof;

(B) the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of (1) any Term Commitment or Revolving Commitment if such assignment is to a Person that is not a Lender, an Affiliate of such Lender or an Approved Fund with respect to such Lender or (2) any Term Loan to a Person that is not a Lender, an Affiliate of a Lender or an Approved Fund;

(C) the consent of the Issuing Bank (such consent not to be unreasonably withheld or delayed) shall be required for any assignment that increases the obligation of the assignee to participate in exposure under one or more Letters of Credit (whether or not then outstanding); and

(D) the consent of the Swingline Lender (such consent not to be unreasonably withheld or delayed) shall be required for any assignment in respect of any Revolving Credit Commitment.

(iv) Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v) No Assignment to Company. No such assignment shall be made to the Company or any of the Company’s Affiliates or Subsidiaries.

(vi) No Assignment to Natural Persons. No such assignment shall be made to a natural person.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section 9.04, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 2.14, 2.15, 2.16 and 9.03 with respect to facts and circumstances occurring prior to the effective date of such assignment. Upon request, the Borrowers (at the Company’s expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section 9.04.

(c) Register. The Administrative Agent, acting solely for this purpose as an agent of the Company, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts and interest thereon of the Loans and L/C Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the

Company, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Company and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d) Participations. Any Lender may at any time, without the consent of, or notice to, the Company or the Administrative Agent, sell participations to any Person (other than a natural person or the Company or any of the Company’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Disbursements and/or Swingline Loans) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Administrative Agent, the Lenders and the Issuing Bank shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in Section 9.02(b)(i) that affects such Participant. Subject to subsection (e) of this Section, the Borrowers agree that each Participant shall be entitled to the benefits of Sections 2.14, 2.15 and 2.16 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender; provided such Participant agrees to be subject to Sections 2.17 and 2.18 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Company, maintain a register on which it enters the name and address of each Participant and the principal amounts and interest thereon of each participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish in connection with a Tax audit or Tax proceeding that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of the participation in question for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(e) Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Section 2.14 or 2.16 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Company’s prior written consent or results from a Change in Law after the sale of such participation. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.16 unless the Company is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Company, to comply with Section 2.16 as though it were a Lender.

(f) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note(s), if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(g) Resignation as Issuing Bank or Swingline Lender after Assignment. Notwithstanding anything to the contrary contained herein, DBNY may, (i) upon 30 days’ notice to the Company and the Lenders, resign as Issuing Bank and/or (ii) upon 30 days’ notice to the Company, resign as Swingline Lender. In the event of any such resignation as Issuing Bank or Swingline Lender, the Company shall be entitled to appoint from among the Lenders a successor Issuing Bank or Swingline Lender hereunder; provided, however, that no failure by the Company to appoint any such successor shall affect the resignation of DBNY as Issuing Bank or Swingline Lender, as the case may be. If DBNY resigns as Issuing Bank, it shall retain all the rights, powers, privileges and duties of the Issuing Bank hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as Issuing Bank and all L/C Disbursement with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.05(c)). If DBNY resigns as Swingline Lender, it shall retain all the rights of the Swingline Lender provided for hereunder with respect to Swingline Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swingline Loans pursuant to Section 2.04. Upon the appointment of a successor Issuing Bank and/or Swingline Lender, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Issuing Bank or Swingline Lender, as the case may be, and (b) the successor Issuing Bank shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to DBNY to effectively assume the obligations of DBNY with respect to such Letters of Credit.

SECTION 9.05. Survival. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Event, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding. The provisions of Sections 2.14, 2.15, 2.16 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any other Loan Document or any provision hereof or thereof.

SECTION 9.06. Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or pdf shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 9.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 9.08. Right of Setoff.

(a) If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final and in whatever currency denominated) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrowers against any of and all the Obligations of the Borrowers now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section 9.08 are in addition to other rights and remedies (including other rights of setoff) which such Lender may have. Notwithstanding anything herein or in any other Loan Document to the contrary, in no event shall the assets of any Foreign Subsidiary that is not a Loan Party constitute collateral security for payment of the Obligations of the Company or any Domestic Subsidiary, it being understood that (a) the Equity Interests of any Foreign Subsidiary that is a first-tier Subsidiary of a Loan Party do not constitute such an asset (if owned by a Loan Party) and (b) the provisions hereof shall not limit, reduce or otherwise diminish in any respect the Borrowers’ obligations to make any mandatory prepayment pursuant to Section 2.10(b)(ii).

(b) To the extent that any payment by or on behalf of the Borrowers is made to the Administrative Agent, the Issuing Bank or any Lender, or the Administrative Agent, the Issuing Bank or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, the Issuing Bank or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (i) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (ii) each Lender and the Issuing Bank severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the applicable Overnight Rate from time to time in effect, in the applicable currency of such recovery or payment. The obligations of the Lenders and the Issuing Bank under clause (ii) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

(c) NOTWITHSTANDING THE FOREGOING SUBSECTIONS (a) and (b), AT ANY TIME THAT THE LOANS OR ANY OTHER OBLIGATION SHALL BE SECURED BY REAL PROPERTY LOCATED IN CALIFORNIA, NO LENDER OR THE ADMINISTRATIVE AGENT SHALL EXERCISE A RIGHT OF SETOFF, LIEN OR COUNTERCLAIM OR TAKE ANY COURT OR ADMINISTRATIVE ACTION OR INSTITUTE ANY PROCEEDING TO ENFORCE ANY PROVISION OF THIS AGREEMENT OR ANY NOTE UNLESS IT IS TAKEN WITH THE CONSENT OF THE REQUIRED LENDERS OR APPROVED IN WRITING BY THE ADMINISTRATIVE AGENT, IF SUCH SETOFF OR ACTION OR PROCEEDING WOULD OR MIGHT (PURSUANT TO CALIFORNIA CODE OF CIVIL PROCEDURE SECTIONS 580a, 580b, 580d AND 726 OF THE CALIFORNIA CODE OF CIVIL PROCEDURE OR SECTION 2924 OF THE CALIFORNIA CIVIL CODE, IF APPLICABLE, OR OTHERWISE) AFFECT OR IMPAIR THE VALIDITY, PRIORITY OR ENFORCEABILITY OF THE LIENS GRANTED TO THE COLLATERAL AGENT PURSUANT TO THE SECURITY DOCUMENTS OR THE ENFORCEABILITY OF THE NOTES AND OTHER OBLIGATIONS HEREUNDER, AND ANY ATTEMPTED EXERCISE BY ANY LENDER OR THE ADMINISTRATIVE AGENT OF ANY SUCH RIGHT WITHOUT OBTAINING SUCH CONSENT OF THE REQUIRED LENDERS OR THE ADMINISTRATIVE AGENT SHALL BE NULL AND VOID. THIS SUBSECTION (b) SHALL BE SOLELY FOR THE BENEFIT OF EACH OF THE LENDERS AND THE ADMINISTRATIVE AGENT HEREUNDER.

SECTION 9.09. Governing Law; Jurisdiction; Consent to Service of Process.

(a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

(b) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. The foregoing shall not affect any right that any party hereto may otherwise have to bring any action or proceeding relating to this Agreement against any other party or its properties in the courts of any jurisdiction. Each Borrower hereby irrevocably designates, appoints and empowers CT Corporation Systems, with offices on the Closing Date at 111 Eighth Avenue, New York, NY 10011, as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and in respect of its property, service of any and all legal process, summons, notices and documents which may be served in any such action or proceeding. If for any reason such designee, appointee and agent shall cease to be available to act as such, each Borrower agrees to designate a new designee, appointee and agent in New York City on the terms and for the purposes of this provision reasonably satisfactory to the Administrative Agent under this Agreement.

(c) Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section 9.09. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 9.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 9.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 9.12. Confidentiality. Each of the Administrative Agent, the Lenders and the Issuing Bank agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, trustees, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested or required by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process (provided, that to the extent practicable and permitted by law, the Company has been notified prior to such disclosure so that the Company may seek, at the Company’s sole expense, a protective order or other appropriate remedy), (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section 9.12, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or any Eligible Assignee invited to be a Lender pursuant to Section 2.19 or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to a Borrowers and their obligations, (g) with the consent of the Company or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, any Lender, the Issuing Bank or any of their respective Affiliates on a nonconfidential basis from a source other than the Company. For purposes of this Section, “Information” means all information received from the Company or any Subsidiary relating to the Company or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or the Issuing Bank on a nonconfidential basis. Any Person required to maintain the confidentiality of Information as provided in this Section 9.12 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Each of the Administrative Agent, the Lenders and the Issuing Bank acknowledges that (a) the Information may include material non-public information concerning the Company or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including United States Federal and state securities Laws.

SECTION 9.13. USA PATRIOT Act. Each Lender that is subject to the Patriot Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Loan Parties that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), it is required to obtain, verify and record information that identifies the Company and each other Loan Party, which information includes the name and address of the Company and each other Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Company and each other Loan Party in accordance with the Patriot Act. The Company shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act.

SECTION 9.14. Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable Law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable Law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

SECTION 9.15. No Fiduciary Duty. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Company and each other Loan Party acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent and the Arrangers are arm’s-length commercial transactions between the Company, each other Loan Party and their respective Affiliates, on the one hand, and the Administrative Agent and the Arrangers, on the other hand, (B) each of the Company and the other Loan Parties has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) the Company and each other Loan Party is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Administrative Agent, each Arranger and each Lender is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Company, any other Loan Party or any of their respective Affiliates, or any other Person and (B) neither the Administrative Agent nor any Arranger nor any Lender has any obligation to the Company, any other Loan Party or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent, the Arrangers, the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, the other Loan Parties and their respective Affiliates, and neither the Administrative Agent nor any Arranger nor any Lender has any obligation to disclose any of such interests to the Company, any other Loan Party or any of their respective Affiliates. To the fullest extent permitted by law, each of the Company and the other Loan Parties hereby waives and releases any claims that it may have against the Administrative Agent, the Arrangers and the Lenders with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

DOLE FOOD COMPANY, INC.

By:	/s/ C. MICHAEL CARTER
	Name:	C. Michael Carter
	Title:	President and Chief Operating Officer

By:	/s/ BETH POTILLO
	Name:	Beth Potillo
	Title:	SVP and Treasurer

SOLVEST, LTD.

By:	/s/ BETH POTILLO
	Name:	Beth Potillo
	Title:	VP and Treasurer

By:	/s/ ELISA BAGWELL
	Name:	Elisa Bagwell
	Title:	Assistant Treasurer

S-1

DEUTSCHE BANK AG NEW YORK BRANCH, individually as a Lender, as the Swingline Lender, as the Issuing Bank and as Administrative Agent

By:	/s/ DUSAN LAZAROV
	Name:	Dusan Lazarov
	Title:	Director

By:	/s/ ERIN MORRISSEY
	Name:	Erin Morrissey
	Title:	Director

S-2

SCHEDULE 1.01

Mandatory Cost

MANDATORY COST FORMULAE

1.	The Mandatory Cost (to the extent applicable) is an addition to the interest rate to compensate Lenders for the cost of compliance with:

(a)	the requirements of the Bank of England and/or the Financial Services Authority (or, in either case, any other authority which replaces all or any of its functions); or

(b)	the requirements of the European Central Bank.

2.	On the first day of each Interest Period (or as soon as possible thereafter) the Administrative Agent shall calculate, as a percentage rate, a rate (the “Additional Cost Rate”) for each Lender, in accordance with the paragraphs set out below. The Mandatory Cost will be calculated by the Administrative Agent as a weighted average of the Lenders’ Additional Cost Rates (weighted in proportion to the percentage participation of each Lender in the relevant Loan) and will be expressed as a percentage rate per annum. The Administrative Agent will, at the request of the Borrower or any Lender, deliver to the Borrower or such Lender as the case may be, a statement setting forth the calculation of any Mandatory Cost.

3.	The Additional Cost Rate for any Lender lending from a lending office in a Participating Member State will be the percentage notified by that Lender to the Administrative Agent. This percentage will be certified by such Lender in its notice to the Administrative Agent to be its reasonable determination of the cost (expressed as a percentage of such Lender’s participation in all Loans made from such lending office) of complying with the minimum reserve requirements of the European Central Bank in respect of Loans made from that lending office.

4.	The Additional Cost Rate for any Lender lending from a lending office in the United Kingdom will be calculated by the Administrative Agent as follows:

(a)	in relation to any Loan in Sterling:

AB+C(B-D)+E x 0.01	per cent per annum
100 - (A+C)

(b)	in relation to any Loan in any currency other than Sterling:

E x 0.01	per cent per annum
300

Where:

“A”	is the percentage of Eligible Liabilities (assuming these to be in excess of any stated minimum) which that Lender is from time to time required to maintain as an interest free cash ratio deposit with the Bank of England to comply with cash ratio requirements.

“B”	is the percentage rate of interest (excluding the Applicable Rate, the Mandatory Cost and any interest charged on overdue amounts pursuant to Section 2.11(d) and, in the case of interest (other than on overdue amounts) charged at the Default Rate, without counting any increase in interest rate effected by the charging of the Default Rate) payable for the relevant Interest Period of such Loan.

“C”	is the percentage (if any) of Eligible Liabilities which that Lender is required from time to time to maintain as interest bearing Special Deposits with the Bank of England.

“D”	is the percentage rate per annum payable by the Bank of England to the Administrative Agent on interest bearing Special Deposits.

“E”	is designed to compensate Lenders for amounts payable under the Fees Rules and is calculated by the Administrative Agent as being the average of the most recent rates of charge supplied by the Lenders to the Administrative Agent pursuant to paragraph 7 below and expressed in pounds per £1,000,000.

5.	For the purposes of this Schedule:

(a)	“Eligible Liabilities” and “Special Deposits” have the meanings given to them from time to time under or pursuant to the Bank of England Act 1998 or (as may be appropriate) by the Bank of England;

(b)	“Fees Rules” means the rules on periodic fees contained in the FSA Supervision Manual or such other law or regulation as may be in force from time to time in respect of the payment of fees for the acceptance of deposits;

(c)	“Fee Tariffs” means the fee tariffs specified in the Fees Rules under the activity group A.1 Deposit acceptors (ignoring any minimum fee or zero rated fee required pursuant to the Fees Rules but taking into account any applicable discount rate); and

(d)	“Tariff Base” has the meaning given to it in, and will be calculated in accordance with, the Fees Rules.

6.	In application of the above formulae, A, B, C and D will be included in the formulae as percentages (i.e. 5% will be included in the formula as 5 and not as 0.05). A negative result obtained by subtracting D from B shall be taken as zero. The resulting figures shall be rounded to four decimal places.

7.	If requested by the Administrative Agent or the Borrower, each Lender with a lending office in the United Kingdom or a Participating Member State shall, as soon as practicable after publication by the Financial Services Authority, supply to the Administrative Agent and the Borrower, the rate of charge payable by such Lender to the Financial Services Authority pursuant to the Fees Rules in respect of the relevant financial year of the Financial Services Authority (calculated for this purpose by such Lender as being the average of the Fee Tariffs applicable to such Lender for that financial year) and expressed in pounds per £1,000,000 of the Tariff Base of such Lender.

8.	Each Lender shall supply any information required by the Administrative Agent for the purpose of calculating its Additional Cost Rate. In particular, but without limitation, each Lender shall supply the following information in writing on or prior to the date on which it becomes a Lender:

(a)	the jurisdiction of the lending office out of which it is making available its participation in the relevant Loan; and

(b)	any other information that the Administrative Agent may reasonably require for such purpose.

Each Lender shall promptly notify the Administrative Agent in writing of any change to the information provided by it pursuant to this paragraph.

9.	The percentages of each Lender for the purpose of A and C above and the rates of charge of each Lender for the purpose of E above shall be determined by the Administrative Agent based upon the information supplied to it pursuant to paragraphs 7 and 8 above and on the assumption that, unless a Lender notifies the Administrative Agent to the contrary, each Lender’s obligations in relation to cash ratio deposits and Special Deposits are the same as those of a typical bank from its jurisdiction of incorporation with a lending office in the same jurisdiction as its lending office.

10.	The Administrative Agent shall have no liability to any Person if such determination results in an Additional Cost Rate which over- or under-compensates any Lender and shall be entitled to assume that the information provided by any Lender pursuant to paragraphs 3, 7 and 8 above is true and correct in all respects.

11.	The Administrative Agent shall distribute the additional amounts received as a result of the Mandatory Cost to the Lenders on the basis of the Additional Cost Rate for each Lender based on the information provided by each Lender pursuant to paragraphs 3, 7 and 8 above.

12.	Any determination by the Administrative Agent pursuant to this Schedule in relation to a formula, the Mandatory Cost, an Additional Cost Rate or any amount payable to a Lender shall, in the absence of manifest error, be conclusive and binding on all parties hereto.

13.	The Administrative Agent may from time to time, after consultation with the Borrower and the Lenders, determine and notify to all parties any amendments which are required to be made to this Schedule in order to comply with any change in law, regulation or any requirements from time to time imposed by the Bank of England, the Financial Services Authority or the European Central Bank (or, in any case, any other authority which replaces all or any of its functions) and any such determination shall, in the absence of manifest error, be conclusive and binding on all parties hereto.

Schedule 2.01

Commitments

Lender	Alternative Currency Revolving Commitment	U.S. Revolving Commitment	Tranche B Term Loan Commitment	Delayed Draw Tranche B Term Loan Commitment
DEUTSCHE BANK AG NEW YORK BRANCH	$19,500,000	$19,500,000	$130,000,000	$32,500,000
BANK OF AMERICA, N.A.	$15,750,000	$15,750,000	$105,000,000	$26,250,000
COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., “RABOBANK NEDERLAND”, NEW YORK BRANCH	$15,750,000	$15,750,000	$105,000,000	$26,250,000
WELLS FARGO BANK, N.A.	$15,750,000	$15,750,000	$105,000,000	$26,250,000
THE BANK OF NOVA SCOTIA	$8,250,000	$8,250,000	$55,000,000	$13,750,000
Total	$75,000,000	$75,000,000	$500,000,000	$125,000,000

SCHEDULE 2.05

Existing Letters of Credit

	Agents Ref #	Issuer	Dole entity	LC Beneficiary	Guarantee Beneficiary	Guarantee Number	Gtee expiry	Outs Type	Currency	lc amount	USD Equivalent	Effective Date	Expiry Date
6008SB506371/11		BANK OF AMERICA	Dole Food Company	Lloyds TSB Maritime Leasing Ltd				SBLC	GBP	21,511,627.93	32,324,017.48	8-Nov-11	8-Nov-13	decrease 1/15/13, decrease 2/8/13
68052415		BANK OF AMERICA	Dole Food Company	Deutsche Bank AG NY				SBLC	EUR	424,574.30	551,755.53	23-Aug-10	20-Aug-13
	DBS17488	DBNY	Dole Food Company	DVB Container Finance America				SBLC	USD	3,200,016.00	3,200,016.00	30-Aug-10	24-Apr-13
	DBS18081	DBNY	Dole Food Company	Bank of The West				SBLC	USD	575,000.00	575,000.00	30-Aug-10	25-Nov-12
	DBS18115	DBNY	Dole Food Company	Bank of The West				SBLC	USD	475,000.00	475,000.00	30-Aug-10	10-Dec-12
	DBS-18925	DBNY	Dole Food Company	DB MILAN	DOGANO DI LIVORNO	896BGC0500148	open ended	SBLC	EUR	1,033,915.00	1,343,624.24	24-Aug-10	24-Aug-13
	DBS-18926	DBNY	Dole Food Company	DB MILAN	MINISTERO DEL COMMERCIO ESTERO	896BGC0501181	open ended	SBLC	EUR	48,525.00	63,060.66	24-Aug-10	24-Aug-13
	DBS-18927	DBNY	Dole Food Company	DB MILAN	MINISTERIO DELLE ATTIVITA PRODUTTIVE	896BGC0600162	open ended	SBLC	EUR	20,000.00	25,991.00	24-Aug-10	24-Aug-13
	DBS-18928	DBNY	Dole Food Company	DB MILAN	AMMINISTRAZIONE DELLE DOGANO RICEVITORIA	896BGC0600686	open ended	SBLC	EUR	200,000.00	259,910.00	24-Aug-10	24-Aug-13
	DBS-18929	DBNY	Dole Food Company	DB MILAN	AMMINISTRAZIONE DELLE DOGANO RICEVITORIA	896BGC0600687	open ended	SBLC	EUR	3,000,000.00	3,898,650.00	24-Aug-10	24-Aug-13
	DBS-18930	DBNY	Dole Food Company	DB MILAN	POLYMER LOGISTICS BV	896BGC0700271	open ended	SBLC	EUR	35,000.00	45,484.25	24-Aug-10	24-Aug-13
	DBS-18954	DBNY	Dole Food Company	DB AMSTERDAM	VAT SERVICES BV	504BGA1002782	open ended	SBLC	EUR	20,000.00	25,991.00	27-Aug-10	27-Aug-13
	DBS-19020	DBNY	Dole Food Company	National Union Fire Ins Co				SBLC	USD	554,000.00	554,000.00	12-Oct-10	1-Oct-13
	DBS-19021	DBNY	Dole Food Company	Zurich American Insurance Co				SBLC	USD	450,000.00	450,000.00	12-Oct-10	15-Aug-13
	DBS-19022	DBNY	Dole Food Company	Zurich American Insurance Co				SBLC	USD	1,200,000.00	1,200,000.00	12-Oct-10	1-Oct-13
	DBS-19023	DBNY	Dole Food Company	U.S. Fidelity and Guaranty Co				SBLC	USD	50,000.00	50,000.00	12-Oct-10	22-May-13	decrease $137,000 eff 2/14/13
	DBS-19041	DBNY	Dole Food Company	DB MILAN	AMMINISTRAZIONE FINANZIARIA	896BGC1001543	open ended	SBLC	EUR	93,752.76	121,836.40	25-Oct-10	30-Nov-12
	DBS-19059	DBNY	Dole Food Company	XL SPECIALTY INS CO				SBLC	USD	1,423,540.00	1,423,540.00	16-Nov-10	15-Nov-12
	DBS19606	DBNY	Dole Food Company	DB FRANKFURT	HAUPTZOLLAMT HAMBURG		open ended	SBLC	EUR	2,000,000.00	2,599,100.00	5-Apr-12	5-Apr-13
	DBS19607	DBNY	Dole Food Company	DB FRANKFURT	HAUPTZOLLAMT HAMBURG		open ended	SBLC	EUR	250,000.00	324,887.50	5-Apr-12	5-Apr-13
	DBS-19661	DBNY	Dole Food Company	DB MILAN	DELL’ AMMINIS- TRAZIONEFINANZIARIA	896BGC0900981	open ended	SBLC	EUR	51,310.23	66,680.21	13-Jun-12	13-Jun-13
	DBS-19660	DBNY	Dole Food Company	DB MILAN	DELL’ AMMINIS- TRAZIONEFINANZIARIA	896BGC1100597	open ended	SBLC	EUR	141,208.97	183,508.12	13-Jun-12	13-Jun-13
	DBS-19659	DBNY	Dole Food Company	DB MILAN	DELL’ AMMINIS- TRAZIONEFINANZIARIA	896BGC1200033	open ended	SBLC	EUR	188,247.97	244,637.65	13-Jun-12	13-Jun-13
	DBS-19680	DBNY	Dole Food Company	DB MILAN	DELL’ AMMINIS- TRAZIONEFINANZIARIA		open ended	SBLC	EUR	241,953.00	314,430.02	6-Jul-12	6-Jul-13
	DBS19681	DBNY	Dole Food Company	DB MILAN	DELL’ AMMINIS- TRAZIONEFINANZIARIA		open ended	SBLC	EUR	1,568,242.00	2,038,008.89	6-Jul-12	6-Jul-13
	DBS19899	DBNY	Dole Food Company	DB MILAN	AGENZIA ENTRATE DIREZIONE REGIONALE		open ended	SBLC	EUR	89,400.14	116,179.95	24-Jan-13	14-Jan-14
											52,475,308.90

SCHEDULE 3.01

SUBSIDIARIES

Business Entity	Domestic Jurisdiction	Percent Owned	Owner Name
*	*	*	*
*	*	*	*
*	*	*	*
AG 1970, Inc.	California	100.000000	Dole Holdings, Inc.
AG 1971, Inc.	California	100.000000	Dole Holdings, Inc.
AG 1972, Inc.	California	100.000000	Dole Holdings, Inc.
*	*	*	*
*	*	*	*
*	*	*	*
*	*	*	*
*	*	*	*
*	*	*	*
*	*	*	*
*	*	*	*
*	*	*	*
*	*	*	*
*	*	*	*
*	*	*	*
*	*	*	*
*	*	*	*
*	*	*	*
Agroindustrial Pinas del Bosque S.A.	Costa Rica	100.000000	Standard Fruit Company de Costa Rica, S.A.
*	*	*	*
*	*	*	*
*	*	*	*
*	*	*	*
*	*	*	*
*	*	*	*
Alyssum Corporation	California	100.000000	Cerulean, Inc.
*	*	*	*
*	*	*	*

* Confidential treatment requested

*	*	*	*
Bananapuerto Puerto Bananero S.A.	Ecuador	99.998000	Cookstown Financial, Limited
Bananera Antillana (Colombia), Inc.	Delaware	100.000000	Dole Fresh Fruit Company
*	*	*	*
*	*	*	*
*	*	*	*
*	*	*	*
*	*	*	*
Barclay Hollander Corporation	California	100.000000	Calicahomes, Inc.
*	*	*	*
*	*	*	*
*	*	*	*
*	*	*	*
*	*	*	*
Blue Anthurium, Inc.	Hawaii	100.000000	Dole Food Company, Inc.
*	*	*	*
*	*	*	*
Bud Antle, Inc.	California	100.000000	Dole Fresh Vegetables, Inc.
*	*	*	*
Calazo Corporation	Arizona	100.000000	Blue Anthurium, Inc.
Calicahomes, Inc.	California	100.000000	La Petite d’Agen, Inc.
California Polaris, Inc.	California	100.000000	Dole Food Company, Inc.
*	*	*	*
*	*	*	*
*	*	*	*
Cerulean, Inc.	Hawaii	39.400400	Blue Anthurium, Inc.
Cerulean, Inc.	Hawaii	60.599600	La Petite d’Agen, Inc.
*	*	*	*
Clovis Citrus Association	Delaware	100.000000	Dole Food Company, Inc.
*	*	*	*
*	*	*	*
*	*	*	*
*	*	*	*
*	*	*	*
*	*	*	*
*	*	*	*
*	*	*	*
*	*	*	*

* Confidential treatment requested

*	*	*	*
*	*	*	*
*	*	*	*
*	*	*	*
Cool Advantage, Inc.	Florida	100.000000	Cool Care, Inc.
Cool Care, Inc.	Florida	100.000000	Dole Holdings, Inc.
*	*	*	*
Copdeban S.A.C.	Peru	100.000000	Banaplus Incorporated
County Line Mutual Water Company	California	100.000000	Dole Citrus
DB North, LLC	California	100.000000	Dole Food Company, Inc.
DB South, LLC	California	100.000000	Dole Food Company, Inc.
Delphinium Corporation	Delaware	100.000000	Blue Anthurium, Inc.
*	*	*	*
*	*	*	*
*	*	*	*
*	*	*	*
*	*	*	*
Diversified Imports Co.	Nevada	100.000000	Dole Holdings, Inc.
DNW Services Company	Washington	100.000000	Dole Northwest, Inc.
*	*	*	*
*	*	*	*
*	*	*	*
Dole ABPIK, Inc.	California	100.000000	Dole Orland, Inc.
*	*	*	*
Dole Arizona Dried Fruit and Nut Company	California	100.000000	Alyssum Corporation
Dole Assets, Inc.	Nevada	100.000000	Dole Holdings, Inc.
*	*	*	*
Dole Berry Company (fka “Sunnyridge Farm, Inc.”)	Florida	100.000000	Dole Fresh Vegetables, Inc.
*	*	*	*
*	*	*	*
*	*	*	*
Dole Chile S.A.	Chile	3.620554	Standard Fruit and Steamship Company
Dole Chile S.A.	Chile	43.547127	Castle & Cooke Worldwide Limited
Dole Chile S.A.	Chile	52.832319	Solvest, Ltd.
Dole Citrus	California	100.000000	Dole Holdings, Inc.
Dole DF&N, Inc.	California	100.000000	Dole Dried Fruit and Nut Company, a California general partnership
Dole Diversified, Inc.	Hawaii	100.000000	Dole Food Company, Inc.
Dole Dried Fruit and Nut Company, a California general partnership	California	13.230000	Alyssum Corporation

* Confidential treatment requested

Dole Dried Fruit and Nut Company, a California general partnership	California	26.710000	Dole Orland, Inc.
Dole Dried Fruit and Nut Company, a California general partnership	California	25.930000	M K Development, Inc.
Dole Dried Fruit and Nut Company, a California general partnership	California	22.250000	Muscat, Inc.
Dole Dried Fruit and Nut Company, a California general partnership	California	2.700000	Blue Anthurium, Inc.
Dole Dried Fruit and Nut Company, a California general partnership	California	4.480000	Zante Currant, Inc.
Dole Dried Fruit and Nut Company, a California general partnership	California	1.070000	Delphinium Corporation
Dole Dried Fruit and Nut Company, a California general partnership	California	1.680000	Lindero Property, Inc.
*	*	*	*
Dole Europe Company	Delaware	100.000000	Dole Fresh Fruit Company
*	*	*	*
*	*	*	*
*	*	*	*
*	*	*	*
*	*	*	*
Dole Farming, Inc.	California	100.000000	Dole Food Company, Inc.
Dole Foods Flight Operations, Inc.	Delaware	100.000000	Dole Food Company, Inc.
*	*	*	*
*	*	*	*
*	*	*	*
*	*	*	*
Dole Fresh Fruit Company	Nevada	100.000000	Dole Holdings, Inc.
Dole Fresh Fruit Europe OHG	Germany	0.033000	Dole Fresh Fruit Company
Dole Fresh Fruit Europe OHG	Germany	99.967000	Dole Europe Company
*	*	*	*
Dole Fresh Fruit International, Limited	Bermuda	99.500000	Castle & Cooke Worldwide Limited
*	*	*	*
*	*	*	*
Dole Fresh Vegetables, Inc.	California	100.000000	Dole Food Company, Inc.
*	*	*	*
Dole Holdings, Inc.	Nevada	100.000000	Dole Food Company, Inc.
*	*	*	*
Dole Italia spa	Italy	80.769231	Dole Europe B.V.
Dole Italia spa	Italy	19.230769	Solvest, Ltd.
Dole Land Company, Inc.	Hawaii	100.000000	Dole Food Company, Inc.

* Confidential treatment requested

Dole LLC 1	Delaware	100.000000	Dole Fresh Fruit Company
Dole LLC 2	Delaware	100.000000	Dole Fresh Fruit Company
Dole LLC 3	Delaware	100.000000	Castle & Cooke Worldwide Limited
Dole LLC 4	Delaware	100.000000	Castle & Cooke Worldwide Limited
Dole Logistics Services, Inc.	Nevada	100.000000	Dole Food Company, Inc.
*	*	*	*
*	*	*	*
*	*	*	*
*	*	*	*
*	*	*	*
*	*	*	*
Dole Northwest, Inc.	Delaware	100.000000	Dole Holdings, Inc.
Dole Ocean Cargo Express, Inc.	Nevada	100.000000	Dole Fresh Fruit Company
Dole Ocean Liner Express, Inc.	Nevada	100.000000	Dole Fresh Fruit Company
Dole Orland, Inc.	California	100.000000	Dole Food Company, Inc.
Dole Packaged Foods Corporation	Hawaii	100.000000	Dole Food Company, Inc.
*	*	*	*
*	*	*	*
*	*	*	*
*	*	*	*
Dole South Africa (Proprietary) Limited	South Africa	100.000000	Solvest, Ltd.
Dole Sunfresh Express, Inc.	Delaware	100.000000	Dole Food Company, Inc.
*	*	*	*
*	*	*	*
*	*	*	*
*	*	*	*
E. T. Wall Company	California	100.000000	Dole Holdings, Inc.
Earlibest Orange Association, Inc.	California	100.000000	Dole Food Company, Inc.
*	*	*	*
*	*	*	*
*	*	*	*
*	*	*	*
*	*	*	*
*	*	*	*
*	*	*	*
*	*	*	*
*	*	*	*
*	*	*	*
*	*	*	*

* Confidential treatment requested

*	*	*	*
*	*	*	*
*	*	*	*
Fallbrook Citrus Company, Inc.	California	100.000000	Dole Citrus
*	*	*	*
*	*	*	*
*	*	*	*
*	*	*	*
*	*	*	*
*	*	*	*
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*	*	*	*
*	*	*	*
*	*	*	*
*	*	*	*
*	*	*	*

* Confidential treatment requested

*	*	*	*
La Petite d’Agen, Inc.	Hawaii	100.000000	Dole Food Company, Inc.
*	*	*	*
Lallymix Farms, LLP	Florida	100.000000	SunnyRidge Farm, Inc.
Lanai Institute for Business	Hawaii	100.000000	Dole Food Company, Inc.
Lindero Headquarters Company, Inc.	California	100.000000	Dole Food Company, Inc.
Lindero Property, Inc.	California	100.000000	Dole Food Company, Inc.
*	*	*	*
*	*	*	*
M K Development, Inc.	Hawaii	100.000000	Dole Food Company, Inc.
*	*	*	*
*	*	*	*
Malaga Company, Inc.	Hawaii	100.000000	Dole Food Company, Inc.
*	*	*	*
*	*	*	*
*	*	*	*
*	*	*	*
*	*	*	*
*	*	*	*
Milagro Ranch, LLC	California	100.000000	Dole Berry Company, LLC
*	*	*	*
*	*	*	*
*	*	*	*
*	*	*	*
*	*	*	*
Muscat, Inc.	Hawaii	100.000000	Cerulean, Inc.
*	*	*	*
*	*	*	*
*	*	*	*
*	*	*	*
*	*	*	*
*	*	*	*
*	*	*	*
*	*	*	*
Oahu Transport Company, Limited	Hawaii	100.000000	Dole Food Company, Inc.
Oceanview Produce LLC (fka “Oceanview Produce Company”)	California	100.000000	Bud Antle, Inc.
*	*	*	*

* Confidential treatment requested

Pacific Coast Truck Company	Washington	100.000000	Dole Food Company, Inc.
Pan-Alaska Fisheries, Inc.	Washington	100.000000	Dole Food Company, Inc.
*	*	*	*
*	*	*	*
*	*	*	*
*	*	*	*
*	*	*	*
*	*	*	*
Prairie Vista, Inc.	California	100.000000	Cerulean, Inc.
*	*	*	*
*	*	*	*
Rancho Manana, LLC	California	100.000000	Dole Berry Company, LLC
*	*	*	*
*	*	*	*
*	*	*	*
Renaissance Capital Corporation	Nevada	100.000000	Dole Food Company, Inc.
*	*	*	*
Royal Packing LLC (fka “Royal Packing Co.”)	California	100.000000	Bud Antle, Inc.
*	*	*	*
*	*	*	*
Saba Fresh Cuts AB	Sweden	100.000000	Saba Frukt & Gront AB
*	*	*	*
Saba Frukt & Gront AB	Sweden	100.000000	SABA Trading Holding AB
*	*	*	*
*	*	*	*
*	*	*	*
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*	*	*	*
*	*	*	*
*	*	*	*
*	*	*	*

* Confidential treatment requested

*	*	*	*
*	*	*	*
Solvest, Ltd.	Bermuda	1.686241	Dole Fresh Fruit International, Inc.
Solvest, Ltd.	Bermuda	98.313759	Standard Fruit Company (Bermuda) Ltd.
Standard Fruit and Steamship Company	Delaware	100.000000	Dole Holdings, Inc.
Standard Fruit Company	Delaware	100.000000	Dole Fresh Fruit Company
Standard Fruit Company (Bermuda) Ltd.	Bermuda	100.000000	Dole Fresh Fruit International, Limited
Standard Fruit Company de Costa Rica, S.A.	Costa Rica	50.000000	Solvest, Ltd.
Standard Fruit Company de Costa Rica, S.A.	Costa Rica	50.000000	Standard Fruit Company
*	*	*	*
Standard Fruit De Honduras, S.A. (Stanfrusa)	Honduras	99.973333	Inversiones y Valores Montecristo, S.A. (INVAMON)
*	*	*	*
*	*	*	*
Sun Giant, Inc.	Nevada	100.000000	Dole Food Company, Inc.
*	*	*	*
*	*	*	*
*	*	*	*
*	*	*	*
*	*	*	*
*	*	*	*
*	*	*	*
*	*	*	*
*	*	*	*
*	*	*	*
Union de Bananeros Ecuatorianos, S.A. (UBESA)	Ecuador	*	*
Union de Bananeros Ecuatorianos, S.A. (UBESA)	Ecuador	*	*
Veltman Terminal Co.	California	100.000000	Dole Food Company, Inc.
Ventura Trading Ltd.	Bermuda	100.000000	Dole Fresh Fruit International, Limited
*	*	*	*
*	*	*	*
*	*	*	*
*	*	*	*
Wahiawa Water Company, Inc.	Hawaii	100.000000	Dole Food Company, Inc.
West Foods, Inc.	Delaware	100.000000	Dole Fresh Vegetables, Inc.
*	*	*	*
Zante Currant, Inc.	Hawaii	100.000000	Dole Diversified, Inc.

* Confidential treatment requested

SCHEDULE 3.05

MATERIAL REAL PROPERTY

Entity of Record	Common Name and Address	Purpose/Use	Owned/Leased
BUD ANTLE, INC.	Marina Cooler 315 Neponset Road, Salinas CA	Cooling Facility	Owned
BUD ANTLE, INC.	Bessemer City Plant 220 Southbridge Pkwy, Bessemer City NC	Packing Facility	Owned
DOLE FRESH VEGETABLES, INC.	Soledad Facility – 32655 Camphora-Gloria Road, Soledad CA	Packing Facility	Owned
DOLE FRESH VEGETABLES, INC.	Yuma Plant 3450 and 3650 E 40th Street and 3701 S. Avenue 3E, Yuma AZ	Processing Facility	Owned
LINDERO HEADQUARTERS COMPANY, INC.	Lindero Headquarters – One Dole Drive, Westlake Village CA	Corporate Offices	Owned
DOLE DRIED FRUIT AND NUT COMPANY,	Springfield OH Plant 600 Benjamin Dr, Springfield, OH	Processing Facility	Owned
DOLE FOOD COMPANY, INC	Acreage in Oahu Hawaii (See Attachment No. 1)	Agricultural	Owned
LA PETITE D’ AGEN, INC.	Acreage in Oahu Hawaii (See Attachment No. 2)	Agricultural	Owned
WAHIAWA WATER COMPANY, INC.	Acreage in Oahu Hawaii (See Attachment No. 3)	Agricultural	Owned
BUD ANTLE, INC.	Livingston Ranch 3485 Sturgis Road, Camarillo CA	Agricultural	Owned
BUD ANTLE, INC.	Gonzalez Packing Shed State Hwy 101 Soledad CA	Agricultural/Packing Shed	Owned

Entity of Record	Common Name and Address	Purpose/Use	Owned/Leased
BUD ANTLE, INC.	Huron Cooler 16199 9th Street Huron CA	Agricultural/Cooling Facility	Owned
BUD ANTLE, INC. AND DOLE FRESH VEGETABLES, INC.	Salinas Central Op 639 S. Sanborn Road 1077 Terven Ave. Salinas CA	Agricultural / Farm Buildings	Owned

Schedule 4.01(c)

Bermuda Security Documents

Bermuda Subsidiaries Guaranty, dated as of April 1, 2013, by and among the Administrative Agent, the Bermuda Borrower and the guarantors party thereto

Bermuda Charge Agreement, dated as of April 1, 2013, by and among the Administrative Agent, the Bermuda Borrower and the other chargors party thereto

SCHEDULE 5.09(d)

Post-Closing Matters

Within 30 days after the Closing Date (or such later date as the Administrative Agent may agree to in its sole discretion), the Administrative Agent shall have either directly received each of the following documents with respect to each Material Real Property or received confirmation that each of the following documents with respect to each Material Real Property has been delivered to the Title Company:

(i) Mortgages. One or more counterparts of mortgages or deeds of trust (each, a “Mortgage”), duly executed and acknowledged by the holder of the fee interest in such Mortgaged Property, in favor of the Administrative Agent for its benefit and the benefit of the Secured Parties, in proper form for recording in the land records in the jurisdiction in which such Mortgaged Property is located (the “Land Records”), in form and substance satisfactory to the Administrative Agent and sufficient to create a valid and enforceable first priority mortgage lien on such Mortgaged Property in favor of the Administrative Agent for its benefit and the benefit of the Secured Parties, securing the Obligations of the Company and the Guarantors under this Agreement, the other Loan Documents, the Collateral Documents, any First Lien Intercreditor Agreement and any Second Lien Intercreditor Agreement, subject only to Permitted Encumbrances, together with evidence that a counterpart of such Mortgage has been delivered to the Title Company (as hereinafter defined) for recording in the Land Records;

(ii) Title Insurance. A lender’s policy of title insurance (or commitment to issue such a policy having the effect of a policy of title insurance) issued by a nationally recognized title insurance company reasonably acceptable to the Administrative Agent (the “Title Company”) insuring (or committing to insure) the lien of the applicable Mortgage as valid and enforceable first priority mortgage lien on the Mortgaged Property described therein (each, a “Title Policy”) which insures the Administrative Agent that such Mortgage creates a valid and enforceable first priority mortgage lien on such Mortgaged Property, in an amount not less than the fair market value of such Mortgaged Property as reasonably determined, in good faith, by the Company and reasonably acceptable to the Administrative Agent, free and clear of all defects and encumbrances except Permitted Encumbrances, together with such endorsements as the Administrative Agent reasonably requests (to the extent available without a survey in the applicable jurisdiction where the specific Mortgaged Property is located), including, without limitation, to the extent available at commercially reasonably rates and to the extent not already covered by a 2006 policy jacket, a “tie-in” or “cluster” endorsement, if available under applicable law (i.e., policies which insure against losses regardless of location or allocated value of the insured property up to a stated maximum coverage amount), endorsements on matters relating to usury, first loss, zoning, contiguity, future advances, doing business, public road access, variable rate, environmental lien, subdivision, separate tax lot, revolving credit, so-called comprehensive coverage over covenants and restrictions and for any and all other matters that the Administrative Agent may reasonably request, such Title Policy shall not include an exception for mechanics’ liens, and shall provide for affirmative insurance and such reinsurance (including direct access agreements) as the Administrative Agent may reasonably request.

(iii) Other Real Property Documents. Confirmation from the Title Company that the holder of the fee interest in each Mortgaged Property has delivered to the Title Company such affidavits, certificates, information (including financial data), instruments of indemnification (including a so-called “gap” indemnification) and other documents as may be reasonably necessary to cause the Title Company to issue the Title Policies and endorsements contemplated by clause (ii) above;

(iv) Fixture Filings. Proper fixture filings under the Uniform Commercial Code on
Form UCC-1 for filing under the Uniform Commercial Code in the appropriate jurisdictions in which the Mortgaged Properties are located, necessary to perfect the security interests in fixtures purported to be created by the Mortgages in favor of the Administrative Agent for its benefit and the benefit of the Secured Parties; provided, however, that to the extent local counsel opines that any Mortgage would constitute a valid and effective fixture filing in the jurisdiction in which the applicable Mortgaged Property is located, in form and substance satisfactory to the Administrative Agent, a fixture filing on Form UCC-1 shall not be required with respect to such Mortgaged Property;

(v) Counsel Opinions. Opinions addressed to the Administrative Agent for its benefit and for the benefit of the Secured Parties of (i) local counsel in each jurisdiction where a Mortgaged Property is located with respect to the enforceability and perfection of the Mortgages and other matters customarily included in such opinions and (ii) counsel for the Company regarding due authorization, execution and delivery of the Mortgages, in each case, substantially in the form of those opinions previously delivered to the administrative agent under the Existing Credit Agreements either by local counsel or counsel for the Company with respect to corresponding mortgaged property, which forms are satisfactory to the Administrative Agent;

(vi) Flood Hazard Determinations. With respect to each Mortgaged Property that is materially improved with a permanent structure, a “Life-of Loan” Federal Emergency Management Agency Standard Flood Hazard Determination and, if the area in which any permanent structure is located on any Mortgaged Property is designated in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency) as a Special Flood Hazard Area with respect to which flood insurance has been made available under the National Flood Insurance Act of 1968 (as now or hereafter in effect or successor act thereto), flood insurance, in favor of the Administrative Agent for its benefit and the benefit of the Secured Parties in an amount that would be considered sufficient under the Flood Insurance Laws and otherwise, in form and substance reasonably satisfactory to the Administrative Agent;

(vii) Insurance. Policies or certificates of insurance required by Section 5.05 of this Agreement (including flood insurance, if applicable) covering the Mortgaged Property and any personal property located on such Mortgaged Property of the Company and the U.S. Guarantors and naming the Administrative Agent as additional insured (with respect to liability insurance) and loss payee and mortgagee (with respect to property insurance), bearing endorsements otherwise in form and substance reasonably acceptable to the Administrative Agent;

(viii) Real Property Collateral Fees and Expenses. Evidence reasonably satisfactory to the Administrative Agent of payment by the Company of all Title Policy premiums, search and examination charges, escrow charges and related charges, mortgage recording taxes, fees, charges, costs and expenses required for the recording of the Mortgages, fixture filings and other documents and issuance of the Title Policies and endorsements contemplated by clause (ii) above;

Within 30 days after the Closing Date (or such later date as the Administrative Agent may agree to in its sole discretion), the Administrative Agent shall have received each of the following documents:

(ix) Vessel Mortgages. Vessel mortgages (and related documentation reasonably requested by Administrative Agent, including, as applicable, deeds of covenants collateral thereto) on any material vessels (the “Vessels”) owned by any of the Loan Parties, in favor of the Administrative Agent for its benefit and the benefit of the Secured Parties, in proper form for recording in the maritime registry in the jurisdiction in which such Vessel is registered;

(x) Control Agreements. Duly executed Control Agreements (as defined in the U.S. Guarantee and Security Agreement) with respect to each deposit, commodity and securities account listed on Schedule 12 to the Perfection Certificate (other than Excluded Accounts), together with all consents from all banks and other financial institutions with which such deposit, commodity or securities accounts are maintained and (B) terminations of any control agreements securing the obligations under the Existing Credit Agreements;

(xi) Assignments of Insurances. Duly executed Assignments of Insurances in favor of the Administrative Agent with respect to each applicable Foreign Guarantor’s right, title and interest in, to and under, policies and contracts of insurance, in form and substance reasonably acceptable to the Administrative Agent;

(xii) UCC Filings. Proper filings under the Uniform Commercial Code on Form UCC-1 for filing under the Uniform Commercial Code in the appropriate jurisdictions necessary to perfect the security interests purported to be created by the Assignments of Insurances (to the extent that the security interests created thereby may be perfected by means of the filing of financing statements under the Uniform Commercial Code) in favor of the Administrative Agent for its benefit and the benefit of the Secured Parties;

(xiii) Local Counsel Opinions. Favorable written opinions, addressed to the Administrative Agent and the Lenders party to the Credit Agreement, of local counsel to the Credit Parties in each jurisdiction (i) where a Mortgaged Property is located and (ii) where the applicable Credit Party granting the Mortgage on said Mortgaged Property is organized, regarding the due execution and delivery and enforceability of the applicable Loan Documents, the corporate formation, existence and good standing of the applicable Credit Party, and such other matters as may be reasonably requested by the Administrative Agent, each in form and substance reasonably satisfactory to the Administrative Agent;

(xiv) Foreign Security Release Documents. Duly executed foreign release documents with respect to the release of all liens on security interests related to the existing term loan credit facility in the following jurisdictions: Colombia, Costa Rica and Turkey; and duly executed release documents with respect to the release of the vessel mortgages under the existing term loan facility; and

(xv) Stock Certificates. Certificates representing all certificated Equity Interests owned directly by any U.S. Loan Party to the extent pledged (and required to be delivered) under the U.S. Guarantee and Security Agreement together with stock powers executed in blank together with a related legal opinion of Paul Hastings LLP in form and substance reasonably acceptable to the Administrative Agent.

Within 3 days after the Closing Date (or such later date as the Administrative Agent may agree to in its sole discretion), the Administrative Agent shall have received the following document:

(i) Bermuda Counsel Opinion. An opinion addressed to the Administrative Agent, for its benefit and for the benefit of the Secured Parties, of Appleby, special Bermuda counsel to the Foreign Loan Parties, as to each Foreign Guarantor not included in the opinion of Appleby delivered on the Closing Date, in form and substance satisfactory to the Administrative Agent.

SCHEDULE 6.01

EXISTING INDEBTEDNESS

$ thousands

Loans for Grower Advances Borrower	Bank	Borrowing Date	Maturity Date	Interest Rate	Amount
Dole Chile SA	ITAU	10/Jan/13	9/Apr/13	1.38%	2,000
Dole Chile SA	Banco Santander	15/Nov/12	13/May/13	1.50%	1,000
Dole Chile SA	Banco de Chile	13/Mar/13	23/May/13	0.97%	3,500
Dole Chile SA	Banco Santander	13/Mar/13	6/Jun/13	0.56%	2,500
Dole Chile SA	Banco Santander	13/Mar/13	6/Jun/13	0.56%	2,500
Dole Chile SA	Banco de Chile	27/Mar/13	25/Jun/13	1.08%	3,000
					14,500

Capital Leases Borrower	Bank	Borrowing Date	Maturity Date	Interest Rate	Amount
Ventura (One vessel Dole Chile)	Lloyds	Nov,1999	Apr, 2026	2.65%	27,257
Ventura (One vessel Dole Colombia)	Lloyds	Dec,1999	Apr, 2026	2.60%	26,779
Sfco. Costa Rica SA.	Parque Central S.A.	01 June 09	01 June 19	8.00%	340
DFFI	Parque Central S.A.	01 June 09	01 June 19	8.00%	629
SunnyRidge	Florida Lift Systems	01/01/11	12/24/13	4.60%	8

Other Debt Borrower	Bank	Borrowing Date	Maturity Date	Interest Rate	Amount
SunnyRidge (Lallymix)	Farm Credit of Central Florida	21-Sep-09	30-Jun-12		-
SunnyRidge (Lallymix)	Farm Credit of Central Florida	30-May-06	1-Jul-20	7.60%	736
SunnyRidge (Lallymix)	Farm Credit of Central Florida	30-May-06	1-Jan-20	6.25%	1,013
SunnyRidge (Lallymix)	Farm Credit of Central Florida	9-Apr-08	1-Jul-20	5.80%	122
SunnyRidge (Lallymix)	Farm Credit of Central Florida	9-Apr-08	1-Jul-13	4.75%	164
Dole Fresh Vegetables	US Bank		08/01/14	3.00%	2,015

Schedule IV

Intercompany Notes

2/23/2013

Lender	Borrower	Currency	Amount
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*	*	*	*

* Confidential treatment requested

1-Apr-13

CORPORATE GUARANTIES OF SUBSIDIARY OBLIGATIONS

Guaranteed Party	Guaranteed Subsidiary	Purpose	Date Issued	Expiry Date	US$ Amount Outstanding

LATIN AMERICA

*.	*	*	*	*	*

*	*	*	*	*	*

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NORTH AMERICA

*	*.	*	*	*	*

*	*	*	*	*	*

*	*.	*	*	*	*

*	*	*	*	*	*

*	*	*	*	*	*

		Corporate Guaranties of Subsidiary Obligations			*

* Confidential treatment requested

SCHEDULE 6.02

EXISTING LIENS

Debtor	Jurisdiction	Scope of Search	Type of filing found	Secured Party	Collateral	Original File Date	Original File Number	Amdt. File Date	Amdt. File Number
Dole Berry Company	Delaware SOS		UCC-1	Deere Credit, Inc.	Specific Equipment	07/08/2010	2010 2375222
Dole Food Company, Inc.	Delaware SOS		UCC-1	Dell Financial Services, L.P.	Leased Equipment	10/29/2007	2007 4102603
Dole Food Company, Inc.	Delaware SOS		UCC-3 Assignment	NFS Leasing Inc.	Leased Equipment	10/29/2007	2007 4102603	01/30/2009	2009 0413077
Dole Food Company, Inc.	Delaware SOS		UCC-3 Continuation	NFS Leasing Inc.	Leased Equipment	10/29/2007	2007 4102603	09/14/2012	2012 3556281
Dole Food Company, Inc.	Delaware SOS		UCC-1	Verizon Credit Inc.	Leased Equipment	11/02/2007	2007 4182001
Dole Food Company, Inc.	Delaware SOS		UCC-3 Continuation	Verizon Credit Inc.	Leased Equipment	11/02/2007	2007 4182001	09/25/2012	2012 3693357
Dole Food Company, Inc.	Delaware SOS		UCC-1	Solarcom Capital LLC and Key Equipment Finance Inc.	Specific Equipment	02/08/2008	2008 0485530
Dole Food Company, Inc.	Delaware SOS		UCC-3 Amendment	Solarcom Capital LLC and Popular Equipment Finance, Inc.	Specific Equipment	02/08/2008	2008 0485530	04/23/2008	2008 1411931
Amended Secured Party’s name.

Debtor	Jurisdiction	Scope of Search	Type of filing found	Secured Party	Collateral	Original File Date	Original File Number	Amdt. File Date	Amdt. File Number
Dole Food Company, Inc.	Delaware SOS		UCC-1	Solarcom Capital LLC and Key Equipment Finance Inc.	Specific Equipment	02/14/2008	2008 0556900
Dole Food Company, Inc.	Delaware SOS		UCC-3 Amendment	Solarcom Capital LLC and U.S. Ban corp Business Equipment Finance	Specific Equipment	02/14/2008	2008 0556900	07/02/2008	2008 2266441
Amended Secured Party’s name.
Dole Food Company, Inc.	Delaware SOS		UCC-1	Solarcom Capital LLC and Key Equipment Finance Inc.	Specific Equipment	02/14/2008	2008 0557221
Dole Food Company, Inc.	Delaware SOS		UCC-1	Presido Technology Capital, LLC and Key Equipment Finance Inc.	Specific Equipment	07/22/2008	2008 2506465
Dole Food Company, Inc.	Delaware SOS		UCC-1	NFS Leasing, Inc.	Leased Equipment	05/05/2009	2009 1411351
Dole Food Company, Inc.	Delaware SOS		UCC-1	Wells Fargo Financial Leasing, Inc.	Leased Equipment	05/11/2009	2009 1555876
Dole Food Company, Inc.	Delaware SOS		UCC-1	NFS Leasing, Inc. and Davernsbank	Leased Equipment	06/02/2009	2009 1734034
Dole Food Company, Inc.	Delaware SOS		UCC-1	Presido Technology Capital, LLC and Heartland Business Credit	Specific Equipment	09/24/2009	2009 30580689

Debtor	Jurisdiction	Scope of Search	Type of filing found	Secured Party	Collateral	Original File Date	Original File Number	Amdt. File Date	Amdt. File Number
Dole Food Company, Inc.	Delaware SOS		UCC-1	Forsythe/McArthur Associates, Inc.	Leased Equipment	10/05/2009	2009 3191936
Dole Food Company, Inc.	Delaware SOS		UCC-1	Presido Technology Capital, LLC and Heartland Business Credit	Specific Equipment	10/30/2009	2009 3494272
Dole Food Company, Inc.	Delaware SOS		UCC-1	IBM Credit LLC	Leased Equipment	12/31/2009	2009 4191380
Dole Food Company, Inc.	Delaware SOS		UCC-1	Presido Technology Capital, LLC and Heartland Business Credit	Specific Equipment	01/14/2010	2010 0148969
Dole Food Company, Inc.	Delaware SOS		UCC-1	Credential Leasing Corp.	Specific Equipment	10/22/2010	2010 3710765
Dole Food Company, Inc.	Delaware SOS		UCC-1	Presido Technology Capital, LLC	Specific Equipment	03/31/2011	2011 1199762
Dole Food Company, Inc.	Delaware SOS		UCC-1	Hewlett-Packard Financial Services Company	Leased Equipment	04/08/2011	2011 1323040
Dole Food Company, Inc.	Delaware SOS		UCC-1	Western Finance & Lease and Presido Technology Capital, LLC	Specific Equipment	05/10/2011	2011 1760977
Dole Food Company, Inc.	Delaware SOS		UCC-1	Western Finance & Lease and Presido Technology Capital, LLC	Specific Equipment	05/20/2011	2011 1912842

Debtor	Jurisdiction	Scope of Search	Type of filing found	Secured Party	Collateral	Original File Date	Original File Number	Amdt. File Date	Amdt. File Number
Dole Food Company, Inc.	Delaware SOS		UCC-1	Presido Technology Capital, LLC	Specific Equipment	08/25/2011	2011 3317446
Dole Food Company, Inc.	Delaware SOS		UCC-1	Var Resources, Inc.	Leased Equipment	04/17/2012	2012 1468117
Dole Foods Flight Operations, Inc. and Castle & Cooke Aviation, Inc.	Delaware SOS		UCC-1	General Electric Capital Corporation	Aircraft (Equipment)	04/01/2003	3084542 3
Dole Foods Flight Operations, Inc. and Castle & Cooke Aviation, Inc.	Delaware SOS		UCC-3 Continuation	General Electric Capital Corporation	Aircraft (Equipment)	04/01/2003	3084542 3	11/16/2007	2007 4381033
Dole Fresh Vegetables, Inc.	California SOS		UCC-1	Santa Barbara Bank & Trust/Leasing	Specific Equipment	07/18/2003	0320460568
Dole Fresh Vegetables, Inc.	California SOS		UCC-3 Assignment	Leaf Funding, Inc.	Specific Equipment	07/18/2003	0320460568	07/31/2007	07-71236345
Dole Fresh Vegetables, Inc.	California SOS		UCC-3 Continuation	Leaf Funding, Inc.	Specific Equipment	07/18/2003	0320460568	03/25/2008	08-71517393
Dole Fresh Vegetables, Inc.	California SOS		UCC-1	Wells Fargo Equipment Finance, Inc.	Leased Equipment	08/15/2003	032160449
Dole Fresh Vegetables, Inc.	California SOS		UCC-3 Continuation	Wells Fargo Equipment Finance, Inc.	Leased Equipment	08/15/2003	032160449	06/26/2008	08-71629841
Dole Fresh Vegetables, Inc.	California SOS		UCC-1	Farm Credit Leasing Services Corporation	Leased Equipment	02/18/2004	0405560915

Debtor	Jurisdiction	Scope of Search	Type of filing found	Secured Party	Collateral	Original File Date	Original File Number	Amdt. File Date	Amdt. File Number
Dole Fresh Vegetables, Inc.	California SOS		UCC-3 Continuation	Farm Credit Leasing Services Corporation	Leased Equipment	02/18/2004	0405560915	12/23/2008	08-71824578
Dole Fresh Vegetables, Inc.	California SOS		UCC-1	De Lage Landen Financial Services, Inc.	Leased Equipment	05/14/2004	0414360036
Dole Fresh Vegetables, Inc.	California SOS		UCC-3 Continuation	De Lage Landen Financial Services, Inc.	Leased Equipment	05/14/2004	0414360036	04/08/2009	09-71929261
Dole Fresh Vegetables, Inc.	California SOS		UCC-1	Farm Credit Leasing Services Corporation	Leased Equipment	02/11/2005	05-7015716911
Dole Fresh Vegetables, Inc.	California SOS		UCC-3 Continuation	Farm Credit Leasing Services Corporation	Leased Equipment	02/11/2005	05-7015716911	11/20/2009	09-72149388
Dole Fresh Vegetables, Inc.	California SOS		UCC-1	Farm Credit Leasing Services Corporation	Leased Equipment	03/14/2005	05-7019139904
Dole Fresh Vegetables, Inc.	California SOS		UCC-3 Continuation	Farm Credit Leasing Services Corporation	Leased Equipment	03/14/2005	05-7019139904	12/21/2009	09-72174984
Dole Fresh Vegetables, Inc.	California SOS		UCC-1	NMHG Financial Services, Inc.	Leased Equipment	03/27/2006	06-7063951633
Dole Fresh Vegetables, Inc.	California SOS		UCC-3 Continuation	NMHG Financial Services, Inc.	Leased Equipment	03/27/2006	06-7063951633	01/21/2011	11-72582391
Dole Fresh Vegetables, Inc.	California SOS		UCC-1	Citicapital Commerical Corporation	Specific Equipment	02/28/2007	07-7104349752

Debtor	Jurisdiction	Scope of Search	Type of filing found	Secured Party	Collateral	Original File Date	Original File Number	Amdt. File Date	Amdt. File Number
Dole Fresh Vegetables, Inc.	California SOS		UCC-3 Amendment	Citicapital Commerical Corporation	Specific Equipment	02/28/2007	07-7104349752	12/05/2011	11-72931021
Amended Secured Party’s name.
Dole Fresh Vegetables, Inc.	California SOS		UCC-3 Continuation	Citicapital Commerical Corporation	Specific Equipment	02/28/2007	07-7104349752	12/05/2011	11-72931070
Dole Fresh Vegetables, Inc.	California SOS		UCC-1	Toyota Motor Credit Corporation Assignor SP Name Salinas Valley Ford Sales	Specific Equipment	02/06/2008	08-7146299501
Dole Fresh Vegetables, Inc.	California SOS		UCC-1	Toyota Motor Credit Corporation Assignor SP Name Salinas Valley Ford Sales	Specific Equipment	02/11/2008	08-7146809104

Debtor	Jurisdiction	Scope of Search	Type of filing found	Secured Party	Collateral	Original File Date	Original File Number	Amdt. File Date	Amdt. File Number
Dole Fresh Vegetables, Inc.	California SOS		UCC-3 Amendment Added Collateral	Toyota Motor Credit Corporation Assignor SP Name Salinas Valley Ford Sales	Specific Equipment	02/11/2008	08-7146809104	02/26/2010	10-72240959
Dole Fresh Vegetables, Inc.	California SOS		UCC-1	Toyota Motor Credit Corporation Assignor SP Name Salinas Valley Ford Sales	Specific Equipment	02/14/2008	08-714284819
Dole Fresh Vegetables, Inc.	California SOS		UCC-1	RDO Equipment Co.	Specific Equipment	04/03/2008	08-7152779804
Dole Fresh Vegetables, Inc.	California SOS		UCC-1	General Electric Capital Corporation	Leased Equipment	04/28/2008	08-715589987
Dole Fresh Vegetables, Inc.	California SOS		UCC-3 Amendment Restated Collateral	General Electric Capital Corporation	Leased Equipment	04/28/2008	08-715589987	08/08/2008	08-71681682
Dole Fresh Vegetables, Inc.	California SOS		UCC-1	Motion Industries, Inc.	Consigned Goods	05/07/2008	08-7156872448
Dole Fresh Vegetables, Inc.	California SOS		UCC-1	General Electric Capital Corporation	Leased Equipment	05/30/2008	08-7159766776

Debtor	Jurisdiction	Scope of Search	Type of filing found	Secured Party	Collateral	Original File Date	Original File Number	Amdt. File Date	Amdt. File Number
Dole Fresh Vegetables, Inc.	California SOS		UCC-1	US Bancorp	Specific Equipment	08/28/2008	08-7170284784
Dole Fresh Vegetables, Inc.	California SOS		UCC-3 Assignment	Co Activ	Specific Equipment	08/28/2008	08-7170284784	10/14/2008	08-71751658
Dole Fresh Vegetables, Inc.	California SOS		UCC-1	General Electric Capital Corporation	Leased Equipment	09/26/2008	08-7173351762
Dole Fresh Vegetables, Inc.	California SOS		UCC-1	RDO Equipment Co.	Specific Equipment	11/05/2008	08-7177608488
Dole Fresh Vegetables, Inc.	California SOS		UCC-1	IKON Financial Svcs	Leased Equipment	11/09/2008	08-7177958520
Dole Fresh Vegetables, Inc.	California SOS		UCC-1	RDO Equipment Co.	Specific Equipment	03/02/2009	09-7189208276
Dole Fresh Vegetables, Inc.	California SOS		UCC-1	Wells Fargo Bank, N.A.	Specific Equipment	08/20/2009	09-7206163195
Dole Fresh Vegetables, Inc.	California SOS		UCC-1	Smurfit-Stone Container Enterprises, Inc.	Leased Equipment	08/31/2009	0907206992125
Dole Fresh Vegetables, Inc.	California SOS		UCC-1	Toyota Motor Credit Corporation Assignor SP Name Toyota Material Handling Midwest, Inc.	Leased Equipment	09/09/2009	09-7207701639

Debtor	Jurisdiction	Scope of Search	Type of filing found	Secured Party	Collateral	Original File Date	Original File Number	Amdt. File Date	Amdt. File Number
Dole Fresh Vegetables, Inc.	California SOS		UCC-3 Amendment Restated Collateral	Toyota Motor Credit Corporation Assignor SP Name Toyota Material Handling Midwest, Inc.	Leased Equipment	09/09/2009	09-7207701639	09/10/2009	09-72078284
Dole Fresh Vegetables, Inc.	California SOS		UCC-1	IKON Financial SVCS	Leased Equipment	10/31/2009	09-7212900535
Dole Fresh Vegetables, Inc.	California SOS		UCC-1	General Electric Capital Corporation	Leased Equipment	12/07/2009	09-7216383786
Dole Fresh Vegetables, Inc.	California SOS		UCC-3 Amendment Restated Collateral	General Electric Capital Corporation	Leased Equipment	12/07/2009	09-7216383786	02/05/2010	1072223937
Dole Fresh Vegetables, Inc.	California SOS		UCC-3 Amendment Restated Collateral	General Electric Capital Corporation	Leased Equipment	12/07/2009	09-7216383786	09/01/2010	1072438485
Dole Fresh Vegetables, Inc.	California SOS		UCC-1	General Electric Capital Corporation	Leased Equipment	01/04/2010	10-7218902363

Debtor	Jurisdiction	Scope of Search	Type of filing found	Secured Party	Collateral	Original File Date	Original File Number	Amdt. File Date	Amdt. File Number
Dole Fresh Vegetables, Inc.	California SOS		UCC-1	Smurfit Container Enterprises, Inc. DBA Smurfit Recylcing	Specific Equipment	04/23/2010	10-7229616185
Dole Fresh Vegetables, Inc.	California SOS		UCC-1	IBM Credit LLC	Leased Equipment	06/30/2010	10-7236828714
Dole Fresh Vegetables, Inc.	California SOS		UCC-1	Smurfit-Stone Container Corporation	Leased Equipment	09/03/2010	10-7243835255
Dole Fresh Vegetables, Inc.	California SOS		UCC-1	Smurfit-Stone Container Corporation	Leased Equipment	09/09/2010	10-7244374557
Dole Fresh Vegetables, Inc.	California SOS		UCC-1	General Electric Capital Corporation	Leased Equipment	10/27/2110	10-7249651499
Dole Fresh Vegetables, Inc.	California SOS		UCC-1	De Lage Landen Financial Services, Inc.	Leased Equipment	10/28/2010	10-7249839215
Dole Fresh Vegetables, Inc.	California SOS		UCC-1	General Electric Capital Corporation	Leased Equipment	12/30/2010	11-7256417549
Dole Fresh Vegetables, Inc.	California SOS		UCC-1	Cisco Systems Capital Corporation	Leased Equipment	01/26/2011	11-7258834776
Dole Fresh Vegetables, Inc.	California SOS		UCC-1	General Electric Capital Corporation	Leased Equipment	02/28/2011	11-7261905709
Dole Fresh Vegetables, Inc.	California SOS		UCC-1	Smurfit-Stone Container Corporation	Leased Equipment	03/11/2011	11-7263101840
Dole Fresh Vegetables, Inc.	California SOS		UCC-1	Smurfit-Stone Container Corporation	Leased Equipment	04/11/2011	11-7266021571

Debtor	Jurisdiction	Scope of Search	Type of filing found	Secured Party	Collateral	Original File Date	Original File Number	Amdt. File Date	Amdt. File Number
Dole Fresh Vegetables, Inc.	California SOS		UCC-1	De Lage Landen Financial Services, Inc.	Leased Equipment	05/16/2011	11-7270225522
Dole Fresh Vegetables, Inc.	California SOS		UCC-1	NMHG Financial Services, Inc.	Leased Equipment	06/01/2011	11-7271498414
Dole Fresh Vegetables, Inc.	California SOS		UCC-1	Toyota Motor Credit Corporation Assignor SP Name Madland Toyota-Lift, Inc..	Leased Equipment	06/17/2011	11-7273591753
Dole Fresh Vegetables, Inc.	California SOS		UCC-3 Amendment Amended Secured Party’s address	Toyota Motor Credit Corporation Assignor SP Name Madland Toyota-Lift, Inc..	Leased Equipment	06/17/2011	11-7273591753	06/22/2011	11-72742304
Dole Fresh Vegetables, Inc.	California SOS		UCC-1	Toyota Motor Credit Corporation Assignor SP Name Toyota Material Handling Midwest, Inc..	Leased Equipment	07/07/2011	11-7276025900

Debtor	Jurisdiction	Scope of Search	Type of filing found	Secured Party	Collateral	Original File Date	Original File Number	Amdt. File Date	Amdt. File Number
Dole Fresh Vegetables, Inc.	California SOS		UCC-3 Amendment Restated Collateral	Toyota Motor Credit Corporation Assignor SP Name Toyota Material Handling Midwest, Inc..	Leased Equipment	07/07/2011	11-7276025900	07/11/2011	11-72763560
Dole Fresh Vegetables, Inc.	California SOS		UCC-1	RockTenn CP, LLC	Leased Equipment	08/16/2011	11-7281027291
Dole Fresh Vegetables, Inc.	California SOS		UCC-1	General Electric Capital Corporation	Leased Equipment	10/07/2011	11-7287319009
Dole Fresh Vegetables, Inc.	California SOS		UCC-3 Amendment Restated Collateral	General Electric Capital Corporation	Leased Equipment	10/07/2011	11-7287319009	12/20/2011	1172949278
Dole Fresh Vegetables, Inc.	California SOS		UCC-3 Amendment Restated Collateral	General Electric Capital Corporation	Leased Equipment	10/07/2011	11-7287319009	03/19/2012	1273071697
Dole Fresh Vegetables, Inc.	California SOS		UCC-1	RockTenn CP, LLC	Specific Equipment	02/08/2012	12-7300930893
Dole Fresh Vegetables, Inc.	California SOS		UCC-1	Gelco Corporation DBA	Leased Equipment	03/08/2012	12-7303965834
Dole Fresh Vegetables, Inc.	California SOS		UCC-1	GE Capital Commerical Inc.	Leased Equipment	06/29/2012	12-7319020873

Debtor	Jurisdiction	Scope of Search	Type of filing found	Secured Party	Collateral	Original File Date	Original File Number	Amdt. File Date	Amdt. File Number
Dole Fresh Vegetables, Inc.	California SOS		UCC-1	General Electric Capital Corporation pf Temmessee	Leased Equipment	07/02/2012	12-7319705237
Dole Fresh Vegetables, Inc.	California SOS		UCC-1	General Electric Capital Corporation pf Temmessee	Leased Equipment	07/02/2012	12-7319705358
Dole Fresh Vegetables, Inc.	California SOS		UCC-1	RockTenn CP, LLC	Specific Equipment	09/11/2012	12-7328437390
Dole Fresh Vegetables, Inc.	California SOS		UCC-1	General Electric Capital Corporation	Leased Equipment	11/13/2012	12-7336803164
Lallymix Farms, LLP	Florida SOS		UCC-1	Farm Credit of Central Florida, ACA as agent/nominee	Specific Equipment	06/02/2006	200602798033
Lallymix Farms, LLP	Florida SOS		UCC-3 Amendment Restated Collateral	Farm Credit of Central Florida, ACA as agent/nominee	Specific Equipment	06/02/2006	200602798033	11/04/2009	20090146644X
Lallymix Farms, LLP	Florida SOS		UCC-3 Continuation	Farm Credit of Central Florida, ACA as agent/nominee	Specific Equipment	06/02/2006	200602798033	04/25/2011	20110446987X
Oceanview Produce Company	California SOS		UCC-1	AGCO Finance LLC	Leased Equipment	07/13/2003	0316960442

Debtor	Jurisdiction	Scope of Search	Type of filing found	Secured Party	Collateral	Original File Date	Original File Number	Amdt. File Date	Amdt. File Number
Oceanview Produce Company	California SOS		UCC-3 Amendment Amended Debtor’s information to remove Tax ID	AGCO Finance LLC	Leased Equipment	07/13/2003	0316960442	12./15/2003	03353C0099
Oceanview Produce Company	California SOS		UCC-3 Continuation	AGCO Finance LLC	Leased Equipment	07/13/2003	0316960442	04/14/2008	08-71542919
Oceanview Produce Company	California SOS		UCC-1	Toyota Motor Credit Corp.	Leased Equipment	11/23/2009	09-7215171821
Oceanview Produce Company	California SOS		UCC-1	Toyota Motor Credit Corp.	Leased Equipment	04/26/2010	10-7229766717
Oceanview Produce Company	California SOS		UCC-1	Toyota Motor Credit Corp.	Leased Equipment	06/04/2010	10-7234060295
Prairie Visa LLC	California SOS		UCC-1	Luther Burbank Savings	Specific Equipment	11/30/2010	10-725891722
Royal Packing Co.	California SOS		UCC-1	CNH Capital America LLC	Specific Equipment	10/10/2008	08-7174879758
Royal Packing Co.	California SOS		UCC-1	CNH Capital America LLC	Specific Equipment	10/10/2008	08-7174879879
Royal Packing Co.	California SOS		UCC-1	CNH Capital America LLC	Specific Equipment	12/31/2008	08-7183085000

Debtor	Jurisdiction	Scope of Search	Type of filing found	Secured Party	Collateral	Original File Date	Original File Number	Amdt. File Date	Amdt. File Number
Royal Packing Co.	California SOS		UCC-1	CNH Capital America LLC	Specific Equipment	07/27/2010	10-7239488759
Royal Packing Co.	California SOS		UCC-1	CNH Capital America LLC	Specific Equipment	01/01/2011	11-7256255084
Royal Packing Co.	California SOS		UCC-1	RDO Equipment Co.	Specific Equipment	06/22/2011	11-7274216475
Royal Packing Co.	California SOS		UCC-1	RDO Equipment Co.	Specific Equipment	07/20/2011	11-7277498814
Royal Packing Co.	California SOS		UCC-1	CNH Capital America LLC	Specific Equipment	09/01/2011	11-7283183226
Royal Packing Co.	California SOS		UCC-1	CNH Capital America LLC	Specific Equipment	09/01/2011	11-7283184095
Royal Packing Co.	California SOS		UCC-1	CNH Capital America LLC	Specific Equipment	09/01/2011	11-7283184116
Royal Packing Co.	California SOS		UCC-1	RDO Equipment Co.	Specific Equipment	06/17/2012	12-7317397252
Royal Packing Co.	California SOS		UCC-1	RDO Equipment Co.	Specific Equipment	06/20/2012	12-7317830577
Royal Packing Co.	California SOS		UCC-1	RDO Equipment Co.	Specific Equipment	06/27/2012	12-7318673604
Royal Packing Co.	California SOS		UCC-1	CNH Capital America LLC	Specific Equipment	12/22/2012	12-7342066304

The Liens securing any obligations owing under the Existing Credit Agreements to the extent the Loan Parties have not failed to comply with Schedule 5.09(d)(xiii).

SCHEDULE 6.05(f)

EXISTING AND CONTEMPLATED INVESTMENTS

Existing Equity Investments

Entity Name	Jurisdiction	Ownership (%)
*	*	*

*	*	*

*	*	*

Compagnie Financiere de Participation	France	40.0

*	*	*

*	*	*

*	*	*

*	*	*

*	*	*

*	*	*

Healthy Foods LLC	US	30.0

*	*	*

*	*	*

*	*	*

*	*	*

*	*	*

*	*	*

*	*	*

*	*	*

* Confidential treatment requested

Grower Advances

Total Grower Advances outstanding as of February 23, 2013	$19,107,000

Contemplated Investments
Proposed/Potential Entity(ies)	Description	Amount
*	*	*

*	*	*

*	*	*

*	*	*

*	*	*

*	*	*

*	*	*

*	*	*

*	*	*

*	*	*

*	*	*

*	*	*

*	*	*

*	*	*

*	*	*

*	*	*

*	*	*

*	*	*

* Confidential treatment requested

SCHEDULE 6.07

AFFILIATE TRANSACTIONS

DOLE FOOD COMPANY, INC.

2012 SUMMARY OF AFFILIATED TRANSACTIONS

SUMMARY A

Transactions between Dole Food Company, Inc. or its affiliates and David H. Murdock and his affiliates including Castle & Cooke.

TAB	DESCRIPTION	Total 2012 (1)	Less Paid	Pay/(Rec) 12/29/12		Total 2011 (1)

1	Transportation Products and Services:
	Flexi-Van
	¡ Rental of Chassis and Generator Sets	$3,769,048	$(3,769,048)	$-		$3,739,209

2	Warehouse Services:
	Madison Warehouse	1,791,410	(1,791,410)	0		3,444,714
	Castle & Cooke Cold Storage (formerly Inland Cold Storage)	921,780	(921,780)	0		1,432,249

		2,713,190	(2,713,190)	0		4,876,963

3	Country Club, Hotel and Restaurant:
	The Regency Club
	¡ Business Meals Hosted by Executives	0	0	0		822
	¡ Monthly Dues	0	0	0		1,950

		0	0	0		2,772

	The Four Seasons Westlake Village Hotel
	¡ Itochu events	83,430	(83,430)	0		0
	¡ Chervon World Challenge	2,611	(2,611)	0		41,369
	¡ Other Functions	80,460	(80,460)	0		30,702

		166,501	(166,501)	0		72,071

	Sherwood Lake Club
	¡ ChevronWorld Challenge - Meals	0	0	0		3,583
	¡ Business Meals	0	0	0		775

		0	0	0		4,358

4	Aircraft Usage and Operations:
	Global Express
	¡ Aircraft Co-ownership Agreement	(1,322,729)	884,339	(438,390	) (b)	(788,769)
	¡ Hangar/Office Rent	255,435	(255,435)	0		255,800

		(1,067,294)	628,904	(438,390)		(532,969)

5	Office Lease:
	Research Center - Sublease from North Carolina State University
	¡ 600 Laureate Way, Kannapolis, NC	669,840 (d)	0	0		722,046 (d)

		669,840	0	0		722,046

6	Land Transactions		See note below (e)

33

DOLE FOOD COMPANY, INC.

2012 SUMMARY OF AFFILIATED TRANSACTIONS

SUMMARY A

Transactions between Dole Food Company, Inc. or its affiliates and David H. Murdock and his affiliates including Castle & Cooke.

TAB	DESCRIPTION	Total 2012 (1)	Less Paid	Pay/(Rec) 12/29/12	Total 2011 (1)
7	Miscellaneous Transactions:
	¡ Landscape Maintenance Services	120,000	(100,000)	20,000	(a)	120,000
	¡ Land Services Fee	5,880	(5,472)	408	(b)	10,849
	¡ Rent paid for Coffee Facility owned by Castle	51,462	(51,462)	0		51,462
	¡ Oahu Land Property Tax	10,411	(5,261)	5,150	(b)	10,531
	¡ Purchase of Dole Products	(488,435)	451,611	(36,824)	(c)	474,412)
	¡ Transfer Related to Land Exchange	(35,273)	29,744	(5,529)	(c)	(49,821)
	¡ Trademark Licensing Agreement	(128,135)	100,635	(27,500)	(b)	(118,407)
	¡ Plantation Water and Sewer Costs	(20,000)	0	(20,000)	(b)	(18,000)
	¡ Other business related expenses	(158)	158	0		784

		(484,248)	419,953	(64,295)		(467,014)

8	Executive Transactions		See note below (f)

9	Shared Costs
	¡ Administrative and Jet operations	(206,114)	0	(206,114)	(b)	(230,391)
	¡ Legal services related to Lanai transaction	(146,880)	146,880	0		0

		(352,994)	146,880	(206,114)		(230,391)

	Net Total (excluding Research Center sublease)	$4,744,203	$(5,453,002)	$(708,799)		$7,464,999

	Total Due by Dole to Castle	$7,091,927	$(7,066,369)	$25,558		$9,144,799

	Total Due to Dole by Castle	(2,347,724)	1,613,367	(734,357)		(1,679,800)

	Net Total	$4,744,203	$(5,453,002)	$(708,799)		$7,464,999

(1)	Amounts without brackets represent payments due by Dole to David H. Murdock and his affiliates including Castle & Cooke. Amounts with brackets are payments due by DHM and his affiliates including Castle & Cooke to Dole.

(a)	Amounts fully settled as of Jan 26, 2013.

(b)	Amounts not yet settled.

(c)	Amounts partially settled.

(d)	Amounts not paid directly to Castle & Cooke.

(e)	In 2010, Dole sought tax recovery from the Honduras government related to a land transfer to Mr. Murdock that was not effectuated.

(f)	Scott Griswold and Roberta Wieman were officers of Dole and Castle & Cooke in 2012. They received compensation and fringe benefits from these two companies.

34

Schedule 9.01

Administrative Agent’s Office; Notices

To a Borrower or any Loan Party:

c/o Dole Food Company, Inc.

One Dole Drive

Westlake Village, CA 91362

Attention: General Counsel

Tel: 818-879-6613

To the Administrative Agent, Issuing Bank or Swingline Lender:

Deutsche Bank AG New York Branch

60 Wall Street

New York, NY 10005

Attention: Dusan Lazarov

Tel.: 212-250-0211

EXHIBIT A

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each] Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each] Assignee identified in item 2 below ([the][each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees] hereunder are several and not joint.] Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the respective facilities identified below (including, without limitation, the Letters of Credit and the Swingline Loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”). Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.

1.	Assignor[s]:

2.	Assignee[s]:

[for each Assignee, indicate [Affiliate][Approved Fund] of [identify Lender]]

Form of Assignment and Assumption

3.	Borrowers: Dole Food Company, Inc. (the “Company”) and Solvest, Ltd. (the “Bermuda Borrower” and, together with the Company, the “Borrowers”)

4.	Administrative Agent: Deutsche Bank AG New York Branch, as the administrative agent under the Credit Agreement

5.

Credit Agreement: Credit Agreement, dated as of April 1, 2013, among the Borrowers, the Lenders from time to time party thereto, and Deutsche Bank AG New York Branch, as Administrative Agent, Swingline Lender and Issuing Bank.

6.	Assigned Interest:

Assignor[s]	Assignee[s]	Facility Assigned	Aggregate Amount of Commitment/Loans for all Lenders	Amount of Commitment/ Loans Assigned	Percentage Assigned of Commitment/ Loans	CUSIP Number
			$	$	%
			$	$	%
			$	$	%

[7.	Trade Date: ]

Form of Assignment and Assumption

Effective Date:                     , 20     [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR
[NAME OF ASSIGNOR]

By:
Title:

ASSIGNEE
[NAME OF ASSIGNEE]

By:
Title:

[Consented to and] Accepted:

DEUTSCHE BANK AG NEW YORK BRANCH, as

  Administrative Agent

By:
Title:

By:
Title:

[Consented to:]

By:
Title:

Form of Assignment and Assumption

ANNEX 1 TO ASSIGNMENT AND ASSUMPTION

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1. Assignor. [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][[the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrowers, any of their respective Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrowers, any of their respective Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2. Assignee. [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 9.04(b)(iii), (v) and (vi) of the Credit Agreement (subject to such consents, if any, as may be required under Section 9.04(b)(iii) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by [the][such] Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire [the][such] Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 5.01(a) and (b) thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, and (vii) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance upon the Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

Form of Assignment and Assumption

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Effective Date.

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York without regard to the conflict of law principles thereof to the extent that the application of the laws of another jurisdiction would be required thereby.

Form of Assignment and Assumption

EXHIBIT B

FORM OF TRANCHE B TERM NOTE

                    ,

FOR VALUE RECEIVED, the undersigned (the “Company”), hereby promises to pay to                      or registered assigns (the “Lender”), in accordance with the provisions of the Agreement (as hereinafter defined), the principal amount of the Tranche B Term Loan from time to time made by the Lender to the Company under that certain Credit Agreement, dated as of April 1, 2013 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among the Company, Solvest, Ltd., the Lenders from time to time party thereto, and Deutsche Bank AG New York Branch, as Administrative Agent, Swingline Lender and Issuing Bank.

The Company promises to pay interest on the unpaid principal amount of the Tranche B Term Loan made by the Lender from the date of such Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement. All payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in Dollars in immediately available funds at the Administrative Agent’s Office. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.

This Tranche B Term Note is one of the Notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. This Tranche B Term Note is also entitled to the benefits of the U.S. Guarantee and Security Agreement and is secured by the Collateral. Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Tranche B Term Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement. The Tranche B Term Loan made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Tranche B Term Note and endorse thereon the date, amount, currency and maturity of its Loans and payments with respect thereto.

The Company hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Tranche B Term Note.

THE ASSIGNMENT OF THIS TRANCHE B TERM NOTE AND ANY RIGHTS WITH RESPECT THERETO IS SUBJECT TO THE PROVISIONS OF THE AGREEMENT INCLUDING THE PROVISIONS GOVERNING THE REGISTER AND THE PARTICIPANT REGISTER.

Form of Tranche B Term Note

THIS TRANCHE B TERM NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE SUPREME COURT OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS TRANCHE B TERM NOTE, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

DOLE FOOD COMPANY, INC.

By:
Name:
Title:

Form of Tranche B Term Note

LOANS AND PAYMENTS WITH RESPECT THERETO

Date	Type of Loan Made	Currency and Amount of Loan Made	End of Interest Period	Amount of Principal or Interest Paid This Date	Outstanding Principal Balance This Date	Notation Made By

Form of Tranche B Term Note

EXHIBIT C

FORM OF [U.S.][ALTERNATIVE CURRENCY] REVOLVING NOTE

                    ,

FOR VALUE RECEIVED, the undersigned (the “Borrower”), hereby promises to pay to                      or registered assigns (the “Lender”), in accordance with the provisions of the Agreement (as hereinafter defined), the principal amount of each [U.S.][Alternative Currency] Revolving Loan from time to time made by the Lender to either Borrower under that certain Credit Agreement, dated as of April 1, 2013 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among each Borrower, the Lenders from time to time party thereto, and Deutsche Bank AG New York Branch, as Administrative Agent, Swingline Lender and Issuing Bank.

The Borrower promises to pay interest on the unpaid principal amount of each [U.S.][Alternative Currency] Revolving Loan from the date of such Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement. Except as otherwise provided in Section 2.04(f) of the Agreement with respect to Swingline Loans, all payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in the currency in which such Loan was denominated in Same Day Funds at the Administrative Agent’s Office. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.

This [U.S.][Alternative Currency] Revolving Note is one of the Notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. This [U.S.][Alternative Currency] Revolving Note is also entitled to the benefits of the U.S. Guarantee and Security Agreement [and the Foreign Guarantee and Security Agreement]1 and is secured by the Collateral as provided therein. Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this [U.S.][Alternative Currency] Revolving Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement. [U.S.][Alternative Currency] Revolving Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this [U.S.][Alternative Currency] Revolving Note and endorse thereon the date, amount, currency and maturity of its [U.S.][Alternative Currency] Revolving Loans and payments with respect thereto.

[1]	Include for note signed by Solvest, Ltd.

Form of Revolving Note

The Borrower hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this [U.S.][Alternative Currency] Revolving Note.

THIS [U.S.][ALTERNATIVE CURRENCY] REVOLVING NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE SUPREME COURT OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS TERM NOTE, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

[DOLE FOOD COMPANY, INC.] [SOLVEST, LTD.]

By:
Name:
Title:

Form of Revolving Note

LOANS AND PAYMENTS WITH RESPECT THERETO

Date	Type of Loan Made	Currency and Amount of Loan Made	End of Interest Period	Amount of Principal or Interest Paid This Date	Outstanding Principal Balance This Date	Notation Made By

Form of Revolving Note

EXHIBIT D

FORM OF U.S. GUARANTEE AND

SECURITY AGREEMENT

[SEE ATTACHED]

D-1

Form of U.S. Guarantee and Security Agreement

EXECUTION VERSION

U.S. GUARANTEE AND SECURITY AGREEMENT

made by

DOLE FOOD COMPANY, INC.

and the U.S. GUARANTORS

in favor of

DEUTSCHE BANK AG NEW YORK BRANCH,

as Administrative Agent

Dated as of April 1, 2013

TABLE OF CONTENTS

Page

SECTION 1.
DEFINED TERMS

1.1	Definitions	2
1.2	Other Definitional Provisions	4

SECTION 2.
GUARANTEE

2.1	Guarantee	5
2.2	Right of Contribution	6
2.3	No Subrogation	6
2.4	Amendments, etc., with Respect to the Obligations	6
2.5	Guarantee Absolute and Unconditional	7
2.6	Reinstatement	8
2.7	Payments	8

SECTION 3.
GRANT OF SECURITY INTEREST

SECTION 4.
REPRESENTATIONS AND WARRANTIES

4.1	Title; No Other Liens	10
4.2	Perfected First Priority Liens	10
4.3	Name; Jurisdiction of Organization; Chief Executive Office	11
4.4	Investment Property	11
4.5	Receivables	12
4.6	Intellectual Property	12
4.7	Commercial Tort Claims	12

SECTION 5.
COVENANTS

5.1	Delivery of Certificated Securities, Instruments and Chattel Paper	12
5.2	Limited Liability Company or Limited Partnership Interests	13
5.3	Maintenance of Perfected Security Interest; Further Documentation	13
5.4	Changes in Name, etc.	13
5.5	Notices	14
5.6	Investment Property	14
5.7	Intellectual Property	15
5.8	Commercial Tort Claims	17
5.9	Deposit Accounts	17

-i-

SCHEDULES
Schedule 1	U.S. Guarantors
Schedule 2	Filings and Other Actions for Perfection of Security Interests
ANNEXES
Annex 1	Assumption Agreement
Annex 2	Perfection Certificate

-ii-

U.S. GUARANTEE AND SECURITY AGREEMENT

U.S. GUARANTEE AND SECURITY AGREEMENT, dated as of April 1, 2013, made by each of the signatories identified on the signature pages hereto as a “Grantor” (collectively, and together with any other entity that may become a party hereto as provided herein, the “Grantors”), in favor of DEUTSCHE BANK AG NEW YORK BRANCH, as Administrative Agent (in such capacity, the “Administrative Agent”) for the banks and other financial institutions or entities (the “Lenders”) from time to time parties to the Credit Agreement, dated as of April 1, 2013 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among DOLE FOOD COMPANY, INC. (the “Company”), SOLVEST, LTD., (together with the Company, the “Borrowers”) certain other parties thereto, the Lenders and the Administrative Agent, and for the other Secured Parties (as defined in the Credit Agreement).

W I T N E S S E T H:

WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make extensions of credit to the Borrowers upon the terms and subject to the conditions set forth therein;

WHEREAS, the Company is a member of an affiliated group of companies that includes each other Grantor;

WHEREAS, the proceeds of the extensions of credit under the Credit Agreement will be used in part to enable the Company to make valuable transfers to one or more of the other Grantors in connection with the operation of their respective businesses;

WHEREAS, the Company and the other Grantors are engaged in related businesses, and each Grantor will derive substantial direct and indirect benefit from the making of the extensions of credit under the Credit Agreement, the entering into the Specified Hedge Agreement and the incurrence of the Cash Management Obligations; and

WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective extensions of credit to the Company under the Credit Agreement that the Grantors shall have executed and delivered this Agreement to the Administrative Agent for the ratable benefit of the Secured Parties;

NOW, THEREFORE, in consideration of the premises and the agreements hereinafter set forth and to induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Company thereunder, each Grantor hereby agrees with the Administrative Agent, for the ratable benefit of the Secured Parties, as follows:

SECTION 1.

DEFINED TERMS

1.1	Definitions.

(a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement, and capitalized terms used herein that are defined in the New York UCC shall have the meanings given to them in the New York UCC; provided that in any event the following terms are used herein as defined in the New York UCC: Accounts, Bank, Certificated Security, Chattel Paper, Commercial Tort Claims, Deposit Accounts, Documents, Entitlement Orders, Equipment, Fixtures, General Intangibles, Goods, Instruments, Inventory, Letter-of-Credit Rights, Securities Accounts, Securities Intermediary and Supporting Obligations.

(b) The following terms shall have the following meanings:

“Agreement”: this U.S. Guarantee and Security Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

“Collateral”: as defined in Section 3.

“Collateral Account”: any collateral account established by the Administrative Agent as provided in Section 6.1 or 6.4.

“Control” shall mean (i) in the case of each Deposit Account, “control,” as such term is defined in Section 9-104 of the UCC and (ii) in the case of any Security Entitlement, “control,” as such term is defined in Section 8-106 of the UCC.

“Control Agreement” shall mean, an agreement in a form that is reasonably satisfactory to the Administrative Agent establishing the Administrative Agent’s Control with respect to any Deposit Account or Securities Account, as applicable.

“Copyrights”: (i) all copyrights arising under the laws of the United States, whether registered or unregistered (including, without limitation, those listed in Schedule 10(b) to the Perfection Certificate), all registrations and recordings thereof, and all applications for registration of copyrights, including, without limitation, all registrations, recordings and applications in the United States Copyright Office, and (ii) the right to obtain all renewals thereof.

“Copyright Licenses”: all written agreements providing for the grant by or to any Grantor of any right under any Copyright, including, without limitation, the grant of rights to manufacture, distribute, exploit and sell materials covered by any Copyright, including, without limitation, any of the foregoing referred to on Schedule 10(b) to the Perfection Certificate.

“Excluded Accounts”: collectively, (i) Deposit Accounts established and maintained solely for the purpose of funding payroll, payroll taxes, withholding taxes, workman’s compensation and other compensation and benefits to employees, (ii) Deposit Accounts used solely as zero balance accounts and (iii) any Deposit Account or Securities Account with amounts on deposit that that do not exceed $500,000 individually for such Deposit Account or

Securities Account; provided that such amounts, when aggregated with the amounts on deposit in all other Deposit Accounts and Securities Account for which control agreements have not been obtained as a result of the operation of this clause (iii) do not exceed $5,000,000 in the aggregate at any time.

“Excluded Property”: as defined in Section 3.

“Foreign Subsidiary Voting Stock”: the voting Equity Interests of any Foreign Subsidiary or Foreign Holding Company.

“Grantors”: the collective reference to each Grantor.

“Intellectual Property”: the collective reference to all rights, priorities and privileges relating to all intellectual property, whether arising under United States, multinational or foreign laws, including, without limitation, the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks and the Trademark Licenses, and all rights to sue at law or in equity for any infringement or other violation of rights therein, including the right to receive all proceeds and damages therefrom.

“Intercompany Note”: any promissory note evidencing loans made by any Grantor to another Grantor or any of its Subsidiaries.

“Investment Property”: the collective reference to (i) all “investment property” as such term is defined in Section 9-102(a)(49) of the New York UCC (other than any Foreign Subsidiary Voting Stock excluded from the definition of “Pledged Stock”) and (ii) whether or not constituting “investment property” as so defined, all Pledged Notes and all Pledged Stock.

“Issuers”: the collective reference to each issuer of any Investment Property.

“New York UCC”: the Uniform Commercial Code as from time to time in effect in the State of New York.

“Patents”: (i) all letters patent of the United States or any other country and all reissues and extensions thereof, including, without limitation, any of the foregoing referred to in Schedule 10(a) to the Perfection Certificate, (ii) all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof, including, without limitation, any of the foregoing referred to in Schedule 10(a) to the Perfection Certificate, and (iii) all rights to obtain any reissues or extensions of the foregoing.

“Patent License”: all written agreements providing for the grant by or to any Grantor of any right to manufacture, use or sell any invention covered in whole or in part by a Patent, including, without limitation, any of the foregoing referred to in Schedule 10(a) to the Perfection Certificate.

“Perfection Certificate”: that certain perfection certificate dated as of even date herewith, executed by each of the Grantors and delivered to the Administrative Agent, as supplemented from time to time in accordance with Section 5.01(d) of the Credit Agreement and/or upon execution and delivery of an Assumption Agreement in accordance with Section 8.13.

“Pledged Notes”: all promissory notes listed on Schedule 9 to the Perfection Certificate, all Intercompany Notes at any time issued to any Grantor and all other promissory notes issued to or held by any Grantor.

“Pledged Stock”: the Equity Interests listed on Schedules 8(a) and (b) to the Perfection Certificate, together with any other shares, stock certificates, options, interests or rights of any nature whatsoever in respect of the Equity Interests of any Person that may be owned by any Grantor while this Agreement is in effect; provided that in no event shall (i) more than 65% of the total outstanding Foreign Subsidiary Voting Stock of any Foreign Subsidiary or Foreign Holding Company be pledged hereunder or (ii) any Equity Interests of any non-wholly owned Subsidiary be pledged hereunder to the extent that the granting of a security interest in such Equity Interests is prohibited by the applicable joint-venture, shareholder, stock purchase or similar agreement (after giving effect to the Uniform Commercial Code of any applicable jurisdiction or any other applicable law (including the Bankruptcy Code) or principles of equity).

“Proceeds”: all “proceeds” as such term is defined in Section 9-102(a)(64) of the New York UCC and, in any event, shall include, without limitation, all dividends or other income from the Investment Property, collections thereon or distributions or payments with respect thereto.

“Receivable”: any right to payment for goods sold or leased or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper and whether or not it has been earned by performance (including, without limitation, any Account).

“Securities Act”: the Securities Act of 1933, as amended.

“Trademarks”: (i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and all goodwill connected with the use of and symbolized thereby, all registrations and recordings thereof, and all applications for registration of any of the foregoing, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States or any State thereof or any other country or any political subdivision thereof, and all common-law rights related thereto, including, without limitation, any of the foregoing referred to in Schedule 10(a) to the Perfection Certificate, (ii) the goodwill of the business connected with the use of, and symbolized by, each of the above and (iii) the right to obtain all renewals thereof.

“Trademark License”: all written agreements providing for the grant by or to any Grantor of any right to use, manufacture, distribute, exploit and sell materials covered by any Trademark (including, without limitation, any of the foregoing referred to in Schedule 10(a) to the Perfection Certificate).

1.2	Other Definitional Provisions.

(a) The words “hereof,” “herein”, “hereto” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified. Section 1.03 of the Credit Agreement shall apply herein mutatis mutandis.

(b) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(c) Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor’s Collateral or the relevant part thereof.

SECTION 2.

GUARANTEE

2.1	Guarantee.

(a) Each of the Grantors hereby, jointly and severally, unconditionally and irrevocably, guarantees to the Administrative Agent, for the ratable benefit of the Secured Parties and their respective successors, and permitted indorsees, transferees and assigns, the prompt and complete payment and performance of the Obligations.

(b) Anything herein or in any other Loan Document to the contrary notwithstanding, the maximum liability of each Grantor hereunder and under the other Loan Documents in respect of the Obligations shall in no event exceed the amount which can be guaranteed by such Grantor under applicable federal and state laws relating to the insolvency of debtors (after giving effect to the right of contribution established in Section 2.2).

(c) Each Grantor agrees that the Obligations may at any time and from time to time exceed the amount of the liability of such Grantor hereunder without impairing the guarantee contained in this Section 2 or affecting the rights and remedies of the Administrative Agent or any other Secured Party hereunder.

(d) The guarantee contained in this Section 2 shall remain in full force and effect until (i) all the Obligations (other than contingent indemnification and contingent expense reimbursement obligations and any Obligations in respect of Secured Hedge Agreements and Cash Management Obligations) of each Grantor under the guarantee contained in this Section 2 shall have been satisfied by payment in full, (ii) either no Letter of Credit shall be outstanding or each outstanding Letter of Credit has been cash collateralized so that it is fully secured to the reasonable satisfaction of the Issuing Bank and (iii) the Commitments shall be terminated, notwithstanding that from time to time during the term of the Credit Agreement any Loan Party may be free from any of the Obligations.

(e) Except as provided in Section 8.14, no payment made by any of the Grantors, any other guarantor or any other Person or received or collected by the Administrative Agent or any Lender from any of the Grantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Grantor hereunder which shall, notwithstanding any such payment (other than any payment made by such Grantor in respect of the Obligations or any payment received or collected from such Grantor in respect of the Obligations), remain liable for the Obligations up to the maximum liability of such Grantor hereunder until the Obligations are paid in full, either no Letter of Credit shall be outstanding or each outstanding Letter of Credit has been cash collateralized so that it is fully secured to the reasonable satisfaction of Issuing Bank and the Commitments are terminated.

2.2 Right of Contribution. Each Grantor hereby agrees that to the extent that a Grantor shall have paid more than its proportionate share of any payment made hereunder, such Grantor shall be entitled to seek and receive contribution from and against any other Grantor hereunder which has not paid its proportionate share of such payment. Each Grantor’s right of contribution shall be subject to the terms and conditions of Section 2.3. The provisions of this Section 2.2 shall in no respect limit the obligations and liabilities of any Grantor to the Administrative Agent and the Lenders, and each Grantor shall remain liable to the Administrative Agent and the Lenders for the full amount guaranteed by such Grantor hereunder.

2.3 No Subrogation. Notwithstanding any payment made by any Grantor hereunder or any set-off or application of funds of any Grantor by the Administrative Agent or any other Secured Party, no Grantor shall seek to enforce any right of subrogation in respect of any of the rights of the Administrative Agent or any other Secured Party against any Grantor or any collateral security or guarantee or right of offset held by the Administrative Agent or any other Secured Party for the payment of the Obligations, nor shall any Grantor seek any contribution or reimbursement from any other Grantor in respect of payments made by such Grantor hereunder, until all amounts owing to the Administrative Agent and the other Secured Parties by the Loan Parties on account of the Obligations (other than contingent indemnification and contingent expense reimbursement obligations and any Obligations in respect of Secured Hedge Agreements and Cash Management Obligations) are paid in full, (ii) either no Letter of Credit shall be outstanding or each outstanding Letter of Credit has been cash collateralized so that it is fully secured to the reasonable satisfaction of the Issuing Bank and (iii) the Commitments are terminated. If any amount shall be paid to any Grantor on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held by such Grantor in trust for the Administrative Agent and the other Secured Parties, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Administrative Agent in the exact form received by such Grantor (duly indorsed by such Grantor to the Administrative Agent, if required), to be applied against the Obligations, whether matured or unmatured, in such order as the Administrative Agent may determine. For the avoidance of doubt, nothing in the foregoing agreement by the Grantor shall operate as a waiver of any subrogation rights.

2.4 Amendments, etc., with Respect to the Obligations. To the fullest extent permitted by applicable law, each Grantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Grantor and without notice to or further assent by any Grantor, any demand for payment of any of the Obligations made by the Administrative Agent or any other Secured Party may be rescinded by the Administrative Agent or such Secured Party and any of the Obligations continued, and the Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Administrative

Agent or any other Secured Party, and the Credit Agreement and the other Loan Documents, any other documents executed and delivered in connection therewith, any Swap Agreement and any agreement giving rise to Cash Management Obligations may be amended, modified, supplemented or terminated, in whole or in part, as the Administrative Agent (or the Required Lenders or all Lenders, as the case may be, or, solely in the case of any Swap Agreement or any agreement giving rise to Cash Management Obligations, the applicable Hedge Bank or Cash Management Bank) may deem reasonably advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Administrative Agent or any other Secured Party for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. Neither the Administrative Agent nor any other Secured Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations or for the guarantee contained in this Section 2 or any property subject thereto.

2.5 Guarantee Absolute and Unconditional. To the fullest extent permitted by applicable law, each Grantor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Administrative Agent or any other Secured Party upon the guarantee contained in this Section 2 or acceptance of the guarantee contained in this Section 2; the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Section 2; and all dealings between the Borrowers and the Grantors, on the one hand, and the Administrative Agent and the other Secured Parties, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 2. To the fullest extent permitted by applicable law, each Grantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon any of the Grantors with respect to the Obligations. Each Grantor understands and agrees that the guarantee contained in this Section 2, to the fullest extent permitted by applicable law, shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity or enforceability of the Credit Agreement or any other Loan Document, any of the Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Administrative Agent or any other Secured Party, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by either Borrower or any other Person against the Administrative Agent or any other Secured Party, or (c) any other circumstance whatsoever (with or without notice to or knowledge of such Grantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of such Grantor under the guarantee contained in this Section 2, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Grantor, the Administrative Agent or any other Secured Party may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against any Grantor or any other Person or against any collateral security or guarantee for the Obligations or any right of offset with respect thereto, and any failure by the Administrative Agent or any other Secured Party to make any such demand, to pursue such other rights or remedies or to collect any payments from any other Grantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of any other Grantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Grantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent or any Lender against any Grantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

2.6 Reinstatement. The guarantee contained in this Section 2 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any other Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Grantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, any Grantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

2.7 Payments. Each Grantor hereby guarantees that payments hereunder will be paid in Dollars to the Administrative Agent without set-off or counterclaim at the Administrative Agent’s Office with respect to Dollars.

SECTION 3.

GRANT OF SECURITY INTEREST

Each of the Grantors hereby assigns to the Administrative Agent, and hereby pledges and grants to the Administrative Agent, for the benefit of the Secured Parties, a security interest in, all of such Grantor’s right, title and interest in and to all of the following property, in each case, wherever located and whether now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest, other than Excluded Property (collectively, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations:

a.	all Accounts;

b.	all Chattel Paper;

c.	all Commercial Tort Claims set forth on Schedule 11 to the Perfection Certificate;

d.	all Documents;

e.	all Equipment;

f.	all Fixtures;

g.	all General Intangibles;

h.	all Instruments;

i.	all Intellectual Property;

j.	all Inventory;

k.	all Investment Property;

l.	all Letters of Credit and Letter-of-Credit Rights;

m.	all Money and all Deposit Accounts;

n.	all other Goods and personal property not otherwise described above (except for Excluded Property, any property specifically excluded from any clause in this section above, and any property specifically excluded from any defined term used in any clause of this section above);

o.	all books and records pertaining to the Collateral; and

p.	to the extent not otherwise included, all Proceeds, Supporting Obligations and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing;

provided, however, that notwithstanding any of the other provisions set forth in this Section 3, the term Collateral and the terms set forth in this Section defining the components of Collateral shall not include, and this Agreement shall not constitute a grant of a security interest in, any of the following (the “Excluded Property”): (i) any property to the extent that such grant of a security interest is prohibited by any requirements of Law of a Governmental Authority, requires a consent not obtained of any Governmental Authority pursuant to such requirement of Law, except to the extent that such requirement of Law is ineffective under applicable law (after giving effect to Sections 9-406(d), 9-407(a), 9-408(a) or 9-409 of the UCC (or any successor provision or provisions) or any other applicable law (including the Bankruptcy Code)); (ii) any General Intangibles or any other rights arising under any contract, license, agreement, instrument or other document to the extent and for so long as such grant of a security interest is prohibited by or constitutes a breach or default under or results in the termination of or gives rise to a right on the part of the parties thereto other than the Company and its Subsidiaries to terminate (or materially modify) or requires any consent not obtained under, such contract, license, agreement, instrument or other document, except to the extent that or the term in such contract, license, agreement, instrument or other document or agreement providing for such prohibition, breach, default or right of termination or modification or requiring such consent is ineffective under applicable law (after giving effect to Sections 9-406(d), 9-407(a), 9-408(a) or 9-409 of the UCC (or any successor provision or provisions) or any other applicable law (including the Bankruptcy Code)) and provided, however, that the right to receive payments of money in respect of such contract, license, agreement, instrument or other document shall not be excluded from the “Collateral” or the security interest created hereunder, (iii) any property hereafter acquired that is subject to a Lien permitted by Section 6.02(d) of the Credit Agreement if the contract or other agreement in which such Lien is granted (or the documentation providing for the obligation secured by such Lien) prohibits the creation of any other Lien on such property; (iv) any property owned by any Grantor on the date hereof or hereafter acquired that is subject to a Lien permitted by Section 6.02(e) of the Credit Agreement securing a purchase money or capital or finance lease obligation permitted to be incurred pursuant to the Credit Agreement if the contract or other agreement in which such Lien is granted (or the documentation providing for such purchase money, project financing or capital or finance lease obligation) prohibits the creation of any other Lien on such property; (v) any Equity Interests specifically excluded from the definition of “Pledged Stock” pursuant to the proviso to such definition, (vi) any intent-to-use trademark application to the extent and for so long as creation by a Grantor of a security interest therein would result in the loss by such Grantor of any material rights therein; and (vii) any assets with respect to which the Administrative Agent shall reasonably determine in writing that the cost of obtaining a security interest in such assets is excessive in relation to the benefits provided to the Secured Parties of the security interest afforded thereby; provided, however, that Excluded Property shall not include any Proceeds, substitutions or replacements of any Excluded Property referred to above and such Proceeds shall not constitute “Excluded Property” (unless such Proceeds, substitutions or replacements would constitute Excluded Property referred to above).

SECTION 4.

REPRESENTATIONS AND WARRANTIES

To induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the other Secured Parties to make their respective extensions of credit to the Borrowers thereunder and under Secured Hedge Agreements and in connection with Cash Management Obligations, each Grantor hereby represents and warrants to the Administrative Agent and each other Secured Party that:

4.1 Title; No Other Liens. Except for the security interest granted to the Administrative Agent for the ratable benefit of the Secured Parties pursuant to this Agreement and the other Liens permitted to exist on the Collateral by the Credit Agreement, such Grantor owns each item of the Collateral granted by it free and clear of any and all Liens. No effective financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as have been filed in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, pursuant to this Agreement or as are permitted by the Credit Agreement or as to which documentation to terminate the same shall have been delivered to the Administrative Agent. For the avoidance of doubt, it is understood and agreed that any Grantor may grant (i) the licenses of Intellectual Property identified on Schedule 4.1 and (ii) licenses to third parties to use Intellectual Property owned, licensed to or developed by a Grantor in the ordinary course of business.

4.2 Perfected First Priority Liens. The security interests granted pursuant to this Agreement constitute valid security interests in all of the Collateral in favor of the Administrative Agent, for the benefit of the Secured Parties, as collateral security for the Obligations, enforceable against each applicable Grantor in accordance with the terms hereof (subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditor’s rights generally and by general equitable principles (whether enforcement is sought in proceedings in equity or at law) and upon completion of the filings and other actions specified on Schedule 2 hereto (which, in the case of all filings and other documents referred to on said Schedule to be made under the New York UCC, have been delivered to the Administrative Agent in completed and, where required, duly executed form) will constitute valid perfected security interests in all of the Collateral (other than any Collateral for which perfection is not required pursuant to Section 5) in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, as collateral security for such Grantor’s Obligations, in each case prior and superior in right to any other person (except Liens permitted by Section 6.02 of the Credit Agreement), enforceable in accordance with the terms hereof against all creditors of such Grantor and any Persons purporting to purchase any Collateral from such Grantor, to the extent the security interest therein may be perfected by filing, recording or registration in the United States pursuant to the Uniform Commercial Code of any applicable jurisdiction or, in the case of the Intellectual Property of the Grantors referred to in Section 4.6, by filing, recording or registration in the United States Patent and Trademark Office or the United States Copyright Office; provided, however, that additional filings in the United States Patent and Trademark Office and the United States Copyright Office may be required in connection with registered and applied for Trademarks, Patents and Copyrights constituting Collateral which are acquired after the date hereof, and provided further that the perfection (or analogous status) of the Administrative Agent’s Lien in Intellectual Property Collateral established under the laws of jurisdictions outside the United States may require additional filings and other actions. When certificates or promissory notes representing the Pledged Stock or the Pledged Notes, as applicable, are delivered to the Administrative Agent (together with transfer powers or endorsements executed in blank), the Administrative Agent (for the benefit of the Secured Parties) will have a fully perfected Lien on, and security interest in, all right, title and interest of each Grantor in the Collateral as collateral security for the Obligations to the extent perfection in such Collateral (and the proceeds thereof) may be obtained by possession of such certificates and/or promissory notes, in the case of the Pledged Stock and the Pledged Notes, in each case prior and superior in right to any other person.

4.3 Name; Jurisdiction of Organization; Chief Executive Office. On the date hereof, such Grantor’s legal name, type of organization, jurisdiction of organization, and identification number from the jurisdiction of organization (if any), and the location of such Grantor’s chief executive office, are specified on Schedule 1(a) to the Perfection Certificate. Such Grantor has furnished to the Administrative Agent a certified charter, certificate of incorporation or other organization document and long-form good standing certificate from its jurisdiction of organization as of a date which is recent to the Closing Date.

4.4 Investment Property.

(a) The shares of Pledged Stock pledged by such Grantor hereunder constitute all the issued and outstanding shares of all classes of the Equity Interest of each Issuer owned by such Grantor or, in the case of Foreign Subsidiary Voting Stock, if less, 65% of the outstanding Foreign Subsidiary Voting Stock of each relevant Issuer.

(b) All the shares of the Pledged Stock have been duly and validly issued and are fully paid and nonassessable.

(c) To the best knowledge of such Grantor, each of the Pledged Notes pledged by such Grantor constitutes the legal, valid and binding obligation of the obligor with respect thereto, enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

(d) Such Grantor is the record and beneficial owner of, and has good and marketable title to, the Investment Property pledged by it hereunder, free of any and all Liens or options in favor of any other Person, except the security interest created by this Agreement or Liens permitted pursuant to the Credit Agreement.

(e) Each Grantor represents and warrants that all certificates, agreements or instruments representing or evidencing the Pledged Stock and Pledged Notes having an aggregate principal value of $5,000,000 or greater, in each case, in existence on the date hereof have been delivered to the Administrative Agent in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank and that the Administrative Agent has a perfected first priority security interest therein.

4.5 Receivables. No amount payable to such Grantor under or in connection with any Receivable is evidenced by any Instrument or Chattel Paper with a value of $5,000,000 or greater which has not been delivered to the Administrative Agent.

4.6 Intellectual Property. Schedule 10 to the Perfection Certificate lists all Intellectual Property that is owned by such Grantor in its own name on the date hereof and is registered in the United States or for which an application for registration in the United States has been filed.

4.7 Commercial Tort Claims. On the date hereof, except to the extent listed in Schedule 11 to the Perfection Certificate, no Grantor has knowledge of rights in any Commercial Tort Claim as to which it reasonably expects to recover more than $10,000,000.

SECTION 5.

COVENANTS

Each Grantor covenants and agrees with the Administrative Agent and the Lenders that, from and after the date of this Agreement until the Obligations (except contingent indemnification and contingent expense reimbursement obligations and any Obligations in respect of Secured Hedge Agreements and Cash Management Obligations) shall have been paid in full, either no Letter of Credit shall be outstanding or each outstanding Letter of Credit has been cash collateralized so that it is fully secured to the reasonable satisfaction of the Issuing Bank and the Commitments shall have terminated:

5.1 Delivery of Certificated Securities, Instruments and Chattel Paper. If any of the Pledged Stock is or shall become evidenced or represented by any certificate, such certificate shall be promptly (and in any event within ten (10) Business Days) delivered to the Administrative Agent, duly assigned or endorsed (including by the delivery of a stock or securities power) in a manner reasonably satisfactory to the Administrative Agent, to be held as Collateral pursuant to this Agreement. If any amount payable under or in connection with any of the other Collateral shall be or become evidenced by any Instrument, Certificated Security or Chattel Paper, such Instrument, Certificated Security or Chattel Paper shall be delivered as soon as reasonably practicable to the Administrative Agent, duly indorsed in a manner reasonably satisfactory to the Administrative Agent, to be held as Collateral pursuant to this Agreement. Notwithstanding anything set forth in this Agreement to the contrary, so long as no Event of Default has occurred and is continuing, no Grantor shall be required to deliver to the Administrative Agent any Instrument, Certificated Security or Chattel Paper to be held by the Administrative Agent as Collateral pursuant to this Agreement to the extent that the aggregate face value of all such Instruments, Certificated Securities and Chattel Paper does not exceed $5,000,000 at any one time outstanding.

5.2 Limited Liability Company or Limited Partnership Interests. The Grantors shall at no time elect to treat any interest in any limited liability company or limited partnership controlled by a Grantor and pledged hereunder as a “security” within the meaning of Article 8 of the New York UCC or issue any certificate representing such interest, unless promptly thereafter the applicable Grantor provides notification to the Administrative Agent of such election and delivers any such certificate to the Administrative Agent pursuant to the terms hereof.

5.3 Maintenance of Perfected Security Interest; Further Documentation.

(a) Such Grantor shall take all actions reasonably requested by the Administrative Agent to maintain the security interest created by this Agreement as a security interest having at least the perfection and priority described in Section 4.2 and shall take all actions reasonably requested by the Administrative Agent to defend such security interest against the claims and demands of all Persons whomsoever, subject in each case to Liens permitted by the Credit Agreement and to the rights of such Grantor under the Loan Documents to dispose of the Collateral.

(b) Such Grantor will furnish to the Administrative Agent from time to time statements and schedules further identifying and describing the assets and property of such Grantor and such other reports in connection therewith as the Administrative Agent may reasonably request, all in reasonable detail.

(c) At any time and from time to time, upon the written request of the Administrative Agent, and at the sole expense of such Grantor, such Grantor will promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further actions as the Administrative Agent may reasonably request, for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, filing any financing or continuation statements under the Uniform Commercial Code (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby.

5.4 Changes in Name, etc. Such Grantor will not, except upon prior written notice to the Administrative Agent and delivery to the Administrative Agent of all additional financing statements and other documents reasonably requested by the Administrative Agent to maintain the validity, perfection and priority of the security interests provided for herein, affect any change in such Grantor’s (i) legal corporate or organizational name (ii) organizational form or jurisdiction of organization, (ii) location of chief executive office or (iv) organizational identification number, if any. In connection with any such change, each Grantor shall have take all action reasonably satisfactory to the Administrative Agent to maintain the perfection and priority of the security interest of the Administrative Agent for the benefit of the Secured Parties in the Collateral, if applicable

5.5 Notices. Such Grantor will advise the Administrative Agent, in reasonable detail, of the following promptly (and in any event within ten (10) Business Days or such longer period as the Administrative Agent shall agree in its commercially reasonable discretion) after a Responsible Officer becomes aware thereof:

(a) any Lien (other than security interests created hereby or Liens permitted under the Credit Agreement) on any of the Collateral which would adversely affect the ability of the Administrative Agent to exercise any of its remedies hereunder in any material respect; and

(b) the occurrence of any other event which would reasonably be expected to have a material adverse effect on the aggregate value of the Collateral or on the security interests created hereby.

5.6 Investment Property.

(a) If such Grantor shall become entitled to receive or shall receive any stock certificate (including, without limitation, any certificate representing a dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights in respect of the Equity Interests of any Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of the Pledged Stock, or otherwise in respect thereof, such Grantor shall accept the same as the agent of the Administrative Agent and the Lenders, hold the same in trust for the Administrative Agent and the Lenders and deliver the same forthwith to the Administrative Agent in the exact form received, duly indorsed by such Grantor to the Administrative Agent, if required, together with an undated stock power covering such certificate duly executed in blank by such Grantor to be held by the Administrative Agent, subject to the terms hereof, as additional collateral security for the Obligations. If an Event of Default shall have occurred and be continuing, and any distribution of capital to a Grantor (other than cash) required to be included in Collateral shall be made on or in respect of the Investment Property or any property (other than cash) included in Collateral shall be distributed to a Grantor upon or with respect to the Investment Property pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, such Grantor shall, unless such distribution of capital or property is otherwise subject to a perfected security interest in favor of the Administrative Agent, use commercially reasonable efforts to cause it to be subject to a perfected security interest in favor of the Administrative Agent to the extent and in the manner required pursuant to Section 5.3 hereof. If any such property so distributed in respect of the Investment Property shall be received by such Grantor, such Grantor shall, until such property is delivered to the Administrative Agent, hold such property in trust for the Administrative Agent and the Secured Parties as additional collateral security for the Obligations.

(b) Without the prior written consent of the Administrative Agent, such Grantor will not (i) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Investment Property or Proceeds thereof (except pursuant to a transaction permitted by the Credit Agreement), or (ii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Investment Property or Proceeds thereof, or any interest therein, except for the security interests created by this Agreement or permitted under the Credit Agreement.

(c) In the case of each Grantor which is an Issuer, such Issuer agrees that (i) it will be bound by the terms of this Agreement relating to the Investment Property included in Collateral issued by it and will comply with such terms insofar as such terms are applicable to it, (ii) it will notify the Administrative Agent promptly in writing of the occurrence of any of the events described in Section 5.6(a) with respect to such Investment Property and (iii) the terms of Section 6.3(c) shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 6.3(c) with respect to such Investment Property.

5.7 Intellectual Property.

(a) Such Grantor (either itself or through licensees) will, except with respect to any Trademark that such Grantor shall reasonably determine is not material to the business of the Company and its Subsidiaries, taken as a whole, or otherwise reasonably determines not to do so, (i) continue to use each Trademark on each and every trademark class of goods applicable to its current line as reflected in its current catalogs, brochures and price lists in order to maintain such Trademark in full force free from any claim of abandonment for non-use, (ii) maintain as in the past the quality of products and services offered under such Trademark, (iii) use reasonable efforts to employ such Trademark with the appropriate notice of registration and all other notices and legends required by applicable requirements of Law, (iv) not adopt or use any mark which is confusingly similar or a colorable imitation of such Trademark unless the Administrative Agent, for the ratable benefit of the Secured Parties, shall obtain a perfected security interest in such mark in accordance with the terms of this Agreement, and (v) not do any act or knowingly omit to do any act whereby such Trademark may become invalidated or unenforceable.

(b) Such Grantor will not, except with respect to any Patent that such Grantor shall reasonably determine is not material to the business of the Company and its Subsidiaries, taken as a whole, or otherwise reasonably determines to do so, do any act, or omit to do any act, whereby any Patent may become forfeited, abandoned or dedicated to the public.

(c) Such Grantor (either itself or through the direction of licensees), except with respect to any Copyright that such Grantor, in its reasonable business judgment, otherwise reasonably determines not to do so, will not do any act or knowingly omit to do any act whereby any portion of the Copyrights that such Grantor shall reasonably determine is material to the business of the Company and its Subsidiaries, taken as a whole, may become invalidated, fall into the public domain or otherwise be impaired.

(d) Such Grantor (either itself or through the direction of licensees) will not do any act that knowingly uses any Intellectual Property that such Grantor shall reasonably determine is material to the business of the Company and its Subsidiaries, taken as a whole, to infringe the intellectual property rights of any other Person.

(e) Such Grantor will promptly notify the Administrative Agent if it knows (i) that any application or registration relating to any Intellectual Property that such Grantor shall reasonably determine is material to the business of the Company and its Subsidiaries, taken as a whole, may become forfeited, abandoned or dedicated to the public, other than at the expiration of a non-renewable or extendable term, or (ii) of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court or tribunal in any country, except routine office actions and communication in the ordinary course of prosecution) regarding such Grantor’s ownership of, or the validity of, any such Intellectual Property or such Grantor’s right to register or own and maintain the same.

(f) Such Grantor will, except with respect to any Intellectual Property that such Grantor shall reasonably determine is not material to the business of the Company and its Subsidiaries, taken as a whole, or otherwise reasonably determines not to do so, take all reasonable and necessary steps, including, without limitation, in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of such Intellectual Property, including, without limitation, filing of applications for renewal, affidavits of use and affidavits of incontestability.

(g) In the event that any Intellectual Property that such Grantor shall reasonably determine is material to the business of the Company and its Subsidiaries, taken as a whole, is infringed, misappropriated or diluted by a third party, and such infringement, misappropriation or dilution would reasonably be expected to have a material adverse effect on the business, assets or financial condition of the Company and its Subsidiaries taken as a whole, such Grantor shall (i) take such actions as such Grantor shall reasonably deem appropriate under the circumstances to protect such Intellectual Property and (ii) if such Intellectual Property is reasonably deemed by the Grantor to be of material economic value, sue for infringement, misappropriation or dilution, to seek injunctive relief where appropriate and to recover any and all damages for such infringement, misappropriation or dilution, to the extent the foregoing is consistent with such Grantor’s reasonable business judgment.

(h) Notwithstanding anything to the contrary in this Agreement, subject to the provisions of the Credit Agreement, nothing shall prevent any Grantor in the ordinary course of business from abandoning, ceasing to use or otherwise impairing or disposing of any Intellectual Property if such Grantor reasonably believes that doing so is in its business interests. For the avoidance of doubt, nothing in this Section 5.7 shall prohibit a sale, transfer or disposition of any Intellectual Property made in accordance with Section 6.11 of the Credit Agreement.

(i) Whenever such Grantor, either by itself or through any agent, employee, licensee or designee, shall acquire any Intellectual Property registered with the United States Patent and Trademark Office or the United States Copyright Office or file an application for any Intellectual Property with the United States Patent and Trademark Office or the United States Copyright Office (other than as a result of any pending application of which such Grantor has already provided notice becoming registered), the provisions hereof shall automatically apply and such Intellectual Property shall automatically constitute Collateral as if such would have Collateral at the time of execution hereof and be subject to the Lien and security interest created by this Agreement without further action by any party. Each Grantor shall promptly (and in any event within 30 days) provide to the Administrative Agent written notice of any of the foregoing and confirm the attachment of the Lien and security interest created by this Agreement to any such Intellectual Property.

(j) Upon the reasonable written request of the Administrative Agent, such Grantor shall execute and deliver, and have recorded, any and all agreements, instruments, documents, and papers as the Administrative Agent may request to evidence the Administrative Agent’s security interest in any Intellectual Property included in the Collateral.

5.8 Commercial Tort Claims. If such Grantor shall obtain an interest in any Commercial Tort Claim as to which it determines that it reasonably expects to recover more than $10,000,000 such Grantor shall within 30 days of making such determination (or such other period reasonably satisfactory to the Administrative Agent) sign and deliver documentation reasonably acceptable to the Administrative Agent granting a security interest under the terms and provisions of this Agreement in and to such Commercial Tort Claim.

5.9 Deposit Accounts. As of the date hereof, no Grantor has any Deposit Accounts other than the accounts listed in Schedule 12 to the Perfection Certificate. Upon execution and delivery of a Control Agreement as required by Section 5.09(d) of the Credit Agreement, the Administrative Agent will have a first priority security interest in each such Deposit Account (other than an Excluded Account), which security interest will be perfected by Control. No Grantor shall hereafter establish and maintain any Deposit Account (other than an Excluded Account) unless such Bank and such Grantor shall have duly executed and delivered to the Administrative Agent a Control Agreement with respect to such Deposit Account within 30 days of establishment of such Deposit Account (or such longer period as may be agreed by the Administrative Agent in its sole discretion). The Administrative Agent agrees with each Grantor that the Administrative Agent shall not give any instructions directing the disposition of funds from time to time credited to any Deposit Account or withhold any withdrawal rights from such Grantor with respect to funds from time to time credited to any Deposit Account unless an Event of Default has occurred and is continuing. Each Grantor agrees that once the Administrative Agent sends an instruction or notice to a Bank exercising its Control over any Deposit Account such Grantor shall not give any instructions or orders with respect to such Deposit Account including, without limitation, instructions for distribution or transfer of any funds in such Deposit Account. No Grantor shall grant Control of any Deposit Account to any person other than the Administrative Agent.

5.10 Securities Accounts. As of the date hereof, no Grantor has any Securities Accounts other than those listed in Schedule 12 to the Perfection Certificate. No Grantor shall hereafter establish and maintain any Securities Account (other than an Excluded Account) with any Securities Intermediary unless such Securities Intermediary and such Grantor shall have duly executed and delivered a Control Agreement with respect to such Securities Account within 30 days of establishment of such Securities Account (or such longer period as may be agreed by the Administrative Agent in its sole discretion). The Administrative Agent agrees with each Grantor that the Administrative Agent shall not give any Entitlement Orders or instructions or directions to any issuer of uncertificated securities, Securities Intermediary, and shall not withhold its consent to the exercise of any withdrawal or dealing rights by such Grantor, unless an Event of Default has occurred and is continuing or, after giving effect to any such investment and withdrawal rights, would occur. Each Grantor agrees that once the Administrative Agent sends an instruction or notice to a Securities Intermediary exercising its Control over any Securities Account such Grantor shall not give any instructions or orders with respect to such Securities Account including, without limitation, instructions for investment, distribution or transfer of any Investment

Property or financial asset maintained in such Securities Account. No Grantor shall grant Control over any Investment Property to any person other than the Administrative Agent. As between the Administrative Agent and the Grantors, the Grantors shall bear the investment risk with respect to the Investment Property and Pledged Stock, and the risk of loss of, damage to, or the destruction of the Investment Property and Pledged Stock, whether in the possession of, or maintained as a Security Entitlement or deposit by, or subject to the Control of, the Administrative Agent, a Securities Intermediary, any Grantor or any other person.

SECTION 6.

REMEDIAL PROVISIONS

6.1 Certain Matters Relating to Receivables.

(a) The Administrative Agent hereby authorizes each Grantor to collect such Grantor’s Receivables included in Collateral, and the Administrative Agent may by delivery of written notice to such Grantor curtail or terminate said authority at any time after the occurrence and during the continuance of an Event of Default. If required by the Administrative Agent at any time after the occurrence and during the continuance of an Event of Default, any payments of such Receivables, when collected by any Grantor, (i) shall be forthwith (and, in any event, within ten (10) Business Days or such longer period as may be agreed by the Administrative Agent in its sole discretion) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to the Administrative Agent if required, in a Collateral Account maintained under the sole dominion and control of the Administrative Agent, subject to withdrawal by the Administrative Agent for the account of the Secured Parties only as provided in Section 6.5, and (ii) until so turned over, shall be held by such Grantor in trust for the Administrative Agent and the Secured Parties, segregated from other funds of such Grantor.

(b) At the Administrative Agent’s reasonable request during the continuance of an Event of Default, each Grantor shall deliver to the Administrative Agent all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Receivables included in Collateral hereunder, including, without limitation, all original orders, invoices and shipping receipts.

6.2 Communications with Obligors; Grantors Remain Liable.

(a) The Administrative Agent in its own name or in the name of others may at any time after the occurrence and during the continuance of an Event of Default, upon prior written notice to the Company, communicate with obligors under the Receivables included in Collateral hereunder and parties to the contracts to verify with them to the Administrative Agent’s satisfaction the existence, amount and terms of any such Receivables or contracts.

(b) Upon the request of the Administrative Agent at any time after the occurrence and during the continuance of an Event of Default, each Grantor shall notify obligors on the Receivables included in Collateral hereunder and parties to the contracts included in Collateral hereunder that such Receivables and the contracts have been assigned to the Administrative Agent for the ratable benefit of the Secured Parties and that payments in respect thereof shall be made directly to the Administrative Agent.

(c) Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of the Receivables and contracts included in Collateral hereunder to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. Neither the Administrative Agent nor any Lender shall have any obligation or liability under any such Receivable (or any agreement giving rise thereto) or contract by reason of or arising out of this Agreement or the receipt by the Administrative Agent or any other Secured Party of any payment relating thereto, nor shall the Administrative Agent or any other Secured Party be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any such Receivable (or any agreement giving rise thereto) or contract, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

6.3 Pledged Stock.

(a) Unless an Event of Default shall have occurred and be continuing and the Administrative Agent shall have given notice to the relevant Grantor of the Administrative Agent’s intent to exercise its corresponding rights pursuant to Section 6.3(b), each Grantor shall be permitted to receive all dividends (other than dividends payable in Equity Interests) paid in respect of the Pledged Stock and all payments made in respect of the Pledged Notes, to the extent permitted in the Credit Agreement, and to exercise all voting and corporate or other organizational rights with respect to the Investment Property; provided, however, that no vote shall be cast or corporate or other organizational right exercised or other action taken which a Grantor reasonably recognizes would result in any violation of any provision of the Credit Agreement, this Agreement or any other Loan Document. The Administrative Agent shall, at the relevant Grantor’s sole cost and expense, execute and deliver (or cause to be executed and delivered) to such Grantor all proxies and other instruments as such Grantor may reasonably request for the purpose of enabling such Grantor to exercise the voting and other rights that it is entitled to exercise pursuant to this Section.

(b) If an Event of Default shall occur and be continuing and the Administrative Agent shall give notice of its intent to exercise such rights to the relevant Grantor or Grantors, (i) the Administrative Agent shall have the right to receive any and all cash dividends, payments or other Proceeds paid in respect of the Investment Property and make application thereof to the Obligations in accordance with the Credit Agreement, and (ii) any or all of the Investment Property shall be registered in the name of the Administrative Agent or its nominee, and the Administrative Agent or its nominee may thereafter exercise (x) all voting, corporate and other rights pertaining to such Investment Property at any meeting of shareholders of the relevant Issuer or Issuers or otherwise and (y) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Investment Property as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Investment Property upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate or other organizational structure of any Issuer, or upon the exercise by any Grantor or the Administrative Agent of any right, privilege or option pertaining to such Investment Property, and in connection therewith, the right to deposit and deliver any and all of the Investment Property with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Administrative Agent may determine), all without liability except to account for property actually received by it and except for its gross negligence or willful misconduct, but the Administrative Agent shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

(c) Each Grantor hereby authorizes and instructs each Issuer of any Investment Property pledged by such Grantor hereunder to (i) comply with any instruction received by it from the Administrative Agent in writing that (x) states that an Event of Default has occurred and is continuing and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that each Issuer shall be fully protected in so complying, and (ii) unless otherwise expressly permitted hereby, pay any dividends or other payments with respect to the Investment Property directly to the Administrative Agent.

6.4 Proceeds to be Turned Over to Administrative Agent. In addition to the rights of the Administrative Agent and the Lenders specified in Section 6.1 with respect to payments of Receivables, if an Event of Default shall occur and be continuing and the Administrative Agent shall have given notice to the Grantor of its exercise of its rights under this Section 6.4, all Proceeds received by any Grantor consisting of cash, checks and other near-cash items shall be held by such Grantor in trust for the Administrative Agent and the Lenders, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Administrative Agent in the exact form received by such Grantor (duly indorsed by such Grantor to the Administrative Agent, if required). All Proceeds received by the Administrative Agent hereunder shall be held by the Administrative Agent in a Collateral Account maintained under its sole dominion and control. All Proceeds while held by the Administrative Agent in a Collateral Account (or by such Grantor in trust for the Administrative Agent and the Lenders) shall continue to be held as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in Section 6.5.

6.5 Application of Proceeds. If an Event of Default shall have occurred and be continuing, at any time at the Administrative Agent’s election, the Administrative Agent shall apply all or any part of Proceeds constituting Collateral received by the Administrative Agent, whether or not held in any Collateral Account, and any proceeds of the guarantee set forth in Section 2, in payment of the Obligations in the following order:

First, to pay incurred and unpaid fees and expenses of the Administrative Agent under the Loan Documents;

Second, to the Administrative Agent, for application by it towards payment of amounts then due and owing and remaining unpaid in respect of the Obligations, pro rata among the Secured Parties according to the amounts of the Obligations then due and owing and remaining unpaid to the Secured Parties; and

Third, any balance remaining after the Obligations then due and owing shall have been paid in full, no Letters of Credit shall be outstanding or each Letter of Credit shall have been cash collateralized so that it is secured to the reasonable satisfaction of the Issuing Bank and the Commitments shall have terminated shall be paid over to the Borrowers or to whomsoever may be lawfully entitled to receive the same.

6.6 Code and Other Remedies. If an Event of Default shall occur and be continuing, the Administrative Agent, on behalf of the Secured Parties, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the New York UCC or any other applicable law. Without limiting the generality of the foregoing, if an Event of Default shall occur and be continuing, the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Administrative Agent or any Lender or elsewhere upon such terms and conditions as it may reasonably deem advisable, for cash or on credit or for future delivery without assumption of any credit risk. The Administrative Agent or any other Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released. Each Grantor further agrees, at the Administrative Agent’s request, following and during the continuance of an Event of Default, to assemble the Collateral and make it available to the Administrative Agent at places which the Administrative Agent shall reasonably select, whether at such Grantor’s premises or elsewhere. The Administrative Agent shall apply the net proceeds of any action taken by it pursuant to this Section 6.6, after deducting all reasonable out-of-pocket costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Administrative Agent and the other Secured Parties hereunder, including, without limitation, reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Obligations, in such order as the Administrative Agent may elect, and only after such application and after the payment by the Administrative Agent of any other amount required by any provision of law, including, without limitation, Section 9-615(a)(3) of the New York UCC, need the Administrative Agent account for the surplus, if any, to any Grantor. To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against the Administrative Agent or any other Secured Party arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

6.7 Intellectual Property. With respect to any license or sublicense of Intellectual Property included in the Collateral existing on the Closing Date or arising after the Closing Date in compliance with the terms of the Credit Agreement, the Administrative Agent hereby agrees that (i) the Intellectual Property included in the Collateral that is subject to any such license or sublicense granted by any Grantor shall remain subject to such license or sublicense upon an

Event of Default and the exercise of remedies hereunder, and (ii) the Administrative Agent shall not disturb the rights of the licensee under such license or sublicense to continue to use the licensed Intellectual Property in accordance with the terms of such license or sublicense.

6.8 Deficiency. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay such Grantor’s Obligations.

SECTION 7.

THE ADMINISTRATIVE AGENT

7.1 Administrative Agent’s Appointment as Attorney-in-Fact, etc. Each Grantor hereby irrevocably constitutes and appoints the Administrative Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Administrative Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following:

(i) in the name of such Grantor or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Receivable or contract included in Collateral hereunder or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Administrative Agent for the purpose of collecting any and all such moneys due under any such Receivable or contract or with respect to any other Collateral whenever payable;

(ii) in the case of any Intellectual Property included in Collateral hereunder, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Administrative Agent may reasonably request to evidence the Administrative Agent’s and the Lenders’ security interest in such Intellectual Property, subject to the redaction of any confidential information of Grantor contained therein or the use of a notice or short form, if permissible under the relevant laws, and during the continuance of an Event of Default, subject to Section 6.7, to grant itself a license or sublicense to all applicable Intellectual Property in the Collateral to exercise the Administrative Agent’s rights under this Agreement subject, in the case of any Trademarks included in such license or sublicense, to adequate rights of quality control and inspection sufficient to protect the validity or enforceability of such Trademarks;

(iii) pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof; provided that if such taxes are being contested in good faith and by appropriate proceedings, the Administrative Agent will consult with such Grantor before making any such payment;

(iv) execute, in connection with any sale provided for in Section 6.6, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

(v) (1) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct; (2) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (3) sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (4) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (5) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (6) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Administrative Agent may reasonably deem appropriate; (7) subject to Section 6.7, assign any Copyright, Patent or Trademark (along with the goodwill of the business to which any such Copyright, Patent or Trademark pertains) constituting Collateral, throughout the world for such term or terms, on such conditions, and in such manner, as the Administrative Agent shall in its sole discretion determine; and (8) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes, and do, at the Administrative Agent’s option and such Grantor’s expense, at any time, or from time to time, all acts and things which the Administrative Agent deems necessary to protect, preserve or realize upon the Collateral and the Administrative Agent’s and the other Secured Parties security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

Anything in this Section 7.1(a) to the contrary notwithstanding, the Administrative Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 7.1(a) unless an Event of Default shall have occurred and be continuing and the Administrative Agent shall have given prior written notice to the Grantor of its exercise of its rights under this Section 7.1(a).

(b) If any Grantor fails to perform or comply with any of its agreements contained herein, the Administrative Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

(c) The reasonable out-of-pocket expenses of the Administrative Agent incurred in connection with actions undertaken as provided in this Section 7.1 shall be payable by such Grantor to the Administrative Agent on demand.

(d) Each Grantor hereby ratifies all that said attorneys shall lawfully and in accordance with the last sentence of Section 7.1(a) do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

7.2 Duty of Administrative Agent. The Administrative Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the New York UCC or otherwise, shall be to deal with it in the same manner as the Administrative Agent deals with similar property for its own account. Neither the Administrative Agent, any other Secured Party nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Administrative Agent and the Secured Parties hereunder are solely to protect the Administrative Agent’s and the Secured Parties’ interests in the Collateral and shall not impose any duty upon the Administrative Agent or any other Secured Party to exercise any such powers. The Administrative Agent and the Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct or failure to comply with mandatory provisions of applicable law.

7.3 Financing Statements. Pursuant to any applicable law, each Grantor authorizes the Administrative Agent to file or record financing statements and other filing or recording documents or instruments with respect to the Collateral without the signature of such Grantor in such form and in such offices as the Administrative Agent determines appropriate to perfect the security interests of the Administrative Agent under this Agreement. Each Grantor authorizes the Administrative Agent to use the collateral description “all assets” or words of similar effect and an indication that after-acquired assets are covered in any such financing statements. Each Grantor hereby ratifies and authorizes the filing by the Administrative Agent of any financing statement with respect to the Collateral made prior to the date hereof. The Administrative Agent is authorized to file with the United States Patent and Trademark Office or the United States Copyright Office (or any successor office) such documents as may be necessary or advisable for the purpose of perfecting, confirming, continuing, enforcing or protecting the security interest in each item of Intellectual Property of each Grantor included in the Collateral.

7.4 Authority of Administrative Agent. Each Grantor acknowledges that the rights and responsibilities of the Administrative Agent under this Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Administrative Agent and the Secured Parties, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Grantors, the Administrative Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

SECTION 8.

MISCELLANEOUS

8.1 Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 9.02 of the Credit Agreement.

8.2 Notices. All notices, requests and demands to or upon the Administrative Agent or any Grantor hereunder shall be effected in the manner provided for in Section 9.01 of the Credit Agreement; provided that any such notice, request or demand to or upon any Grantor shall be addressed to such Grantor c/o Dole Food Company, Inc. at One Dole Drive, Attention of General Counsel (Telecopy No. 818-879-6613; and (in the case of a notice of a Default) to Paul Hastings LLP, 75 East 55th Street, New York, New York, 10022, Attention of Michael Chernick. (Telecopy No. (212) 230-7639.

8.3 No Waiver by Course of Conduct; Cumulative Remedies; Enforcement.

(a) Neither the Administrative Agent nor any Lender shall by any act (except by a written instrument pursuant to Section 8.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent or any other Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Administrative Agent or any other Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent or such other Secured Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law; and

(b) By its acceptance of the benefits of this Agreement, each Secured Party agrees that this Agreement may be enforced only by the Administrative Agent, acting upon the instructions or with the consent of the Required Lenders as provided for in the Credit Agreement, and that no Secured Party shall have any right individually to enforce or seek to enforce this Agreement.

8.4 Successors and Assigns. This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of the Administrative Agent and the Secured Parties and their permitted successors and assigns; provided that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement except as permitted by the Credit Agreement.

8.5 Set-Off.If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final and in whatever currency denominated) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of any

Grantor against any of and all the Obligations of such Grantor now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have. Notwithstanding anything herein or in any other Loan Document to the contrary, in no event shall the assets of any Foreign Subsidiary that is not a Grantor constitute collateral security for payment of the Obligations of any Grantor, it being understood that the Equity Interests of any Foreign Subsidiary that is not a Grantor (but is a first-tier Subsidiary of a Grantor) do not constitute such an asset.

8.6 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart to this Agreement by facsimile transmission or other electronic transmission (including by “.pdf” or “.tif”) shall be as effective as delivery of a manually signed original.

8.7 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

8.8 Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

8.9 Integration. This Agreement and the other Loan Documents represent the agreement of the Grantors, the Administrative Agent and the Secured Parties with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any other Secured Party relative to subject matter hereof and thereof not expressly set forth or referred to herein or in the other Loan Documents.

8.10 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

8.11 Submission To Jurisdiction; Waivers. Each Grantor hereby irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Grantor at its address referred to in Section 8.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

(d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

8.12 Acknowledgements. Each Grantor hereby acknowledges that:

(a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party;

(b) neither the Administrative Agent nor any other Secured Party has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Grantors, on the one hand, and the Administrative Agent and the other Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Secured Parties or among the Grantors and the Secured Parties.

8.13 Additional Grantors. Each Subsidiary of the Company that is required to become a party to this Agreement pursuant to Section 5.09 of the Credit Agreement shall become a Grantor for all purposes of this Agreement upon execution and delivery by such Subsidiary of an Assumption Agreement in the form of Annex 1 hereto. The execution and delivery of such Assumption Agreement shall not require the consent of any Grantor hereunder. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantor and Grantor as a party to this Agreement.

8.14 Releases.

(a) At such time as the Loans, the amounts owed to any Issuing Bank in respect of Letter of Credit and the other Obligations (other than contingent indemnification and contingent expense reimbursement obligations, Obligations in respect of Secured Hedge Agreements and Cash Management Obligations) shall have been paid in full, the Commitments have been terminated and either no Letters of Credit shall be outstanding or each outstanding Letter of Credit has been cash collateralized so that it is fully secured to the reasonable satisfaction of the Issuing

Bank, the Collateral shall be released automatically from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and each Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantors. At the request and sole expense of any Grantor following any such termination, the Administrative Agent shall deliver to such Grantor any Collateral held by the Administrative Agent hereunder, and execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.

(b) If any of the Collateral shall be sold, transferred or otherwise disposed of by any Grantor (other than any such sale, transfer or disposition to a Grantor) in a transaction permitted by the Credit Agreement or the Liens of the Administrative Agent are released in all of the Collateral pursuant to clause (i) of Article VIII of the Credit Agreement, then, in each such case, (i) the Liens created hereby on such Collateral shall automatically be released and (ii) the Administrative Agent, at the request and sole expense of such Grantor, shall promptly execute and deliver to such Grantor all releases or other documents reasonably necessary or desirable to evidence such release of the Liens created hereby on such Collateral. At the request and sole expense of the Company, any other Grantor shall be released automatically from its obligations hereunder in the event that all the Equity Interests of such Grantor shall be sold, transferred or otherwise disposed of (other than any such sale, transfer or disposition to a Grantor) in a transaction permitted by the Credit Agreement.

8.15 WAIVER OF JURY TRIAL. EACH GRANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

IN WITNESS WHEREOF, each of the undersigned has caused this U.S. Guarantee and Security Agreement to be duly executed and delivered as of the date first above written.

DOLE FOOD COMPANY, INC., as a Grantor

By:
Title:

[OTHER GRANTORS], as a Grantor

By:
Title:

DEUTSCHE BANK AG NEW YORK BRANCH, as Administrative Agent

By:
Title:

By:
Title:

Schedule 1

U.S. GUARANTORS

Calazo Corporation

AG 1970, Inc.

AG 1971, Inc.

AG 1972, Inc.

Alyssum Corporation

Barclay Hollander Corporation

Bud Antle, Inc.

Calicahomes, Inc.

California Polaris, Inc.

DB North, LLC

DB South, LLC

Dole ABPIK, Inc.

Dole Arizona Dried Fruit and Nut Company

Dole Citrus

Dole DF&N, Inc.

Dole Dried Fruit and Nut Company, a California general partnership

Dole Farming, Inc.

Dole Fresh Vegetables, Inc.

Dole Orland, Inc.

E.T. Wall Company

Earlibest Orange Association, Inc.

Fallbrook Citrus Company, Inc.

Lindero Headquarters Company, Inc.

Lindero Property, Inc.

Milagro Ranch, LLC

Oceanview Produce, LLC

Prairie Vista, Inc.

Rancho Manana, LLC

Royal Packing LLC

Veltman Terminal Co.

Bananera Antillana (Colombia), Inc.

Clovis Citrus Association

Delphinium Corporation

Dole Europe Company

Dole Foods Flight Operations, Inc.

Dole Northwest, Inc.

Dole Sunfresh Express, Inc.

Standard Fruit and Steamship Company

Standard Fruit Company

West Foods, Inc.

Dole Berry Company

Cool Advantage, Inc.

Cool Care, Inc.

Lallymix Farms, LLP

Blue Anthurium, Inc.

Cerulean, Inc.

Dole Diversified, Inc.

Dole Land Company, Inc.

Dole Packaged Foods Corporation

La Petite D’Agen, Inc.

Malaga Company, Inc.

M K Development, Inc.

Muscat, Inc.

Oahu Transport Company, Limited

Wahiawa Water Company, Inc.

Zante Currant, Inc.

Diversified Imports Co.

Dole Assets, Inc.

Dole Fresh Fruit Company

Dole Holdings, Inc.

Dole Logistics Services, Inc.

Dole Ocean Cargo Express, Inc.

Dole Ocean Liner Express, Inc.

Renaissance Capital Corporation

Sun Giant, Inc.

DNW Services Company

Pacific Coast Truck Company

Pan-Alaska Fisheries, Inc.

Schedule 2

FILINGS AND OTHER ACTIONS FOR PERFECTION OF SECURITY INTERESTS

1.	Filings specified on Schedule 5 to the Perfection Certificate.

2.	Filings with the United States Patent and Trademark Office and the United States Copyright Office with respect to the Intellectual Property specified on Schedule 10(a) and Schedule 10(b) to the Perfection Certificate.

3.	Delivery by each applicable Grantor to the Administrative Agent in the State of New York, and possession by the Administrative Agent in the State of New York, of all certificated Pledged Stock and Pledged Notes listed on Schedules 8 and 9 of the Perfection Certificate, together with undated stock powers or note powers, as the case may be, covering such Pledged Stock or Pledged Notes duly executed in blank by each applicable Grantor.

Schedule 4.1

INTELLECTUAL PROPERTY LICENSES

Trademark Rights Agreement dated as of April 1, 2013, by and among Dole Food Company, Inc., Dole Packaged Foods, LLC and Dole Asia Holdings PTE. LTD, as such agreement is amended, restated, supplemented or otherwise modified from time to time.

Annex 1 to

U.S. Guarantee and Security Agreement

ASSUMPTION AGREEMENT, dated as of             , 201  , made by                      (the “Additional Grantor”), in favor of DEUTSCHE BANK AG NEW YORK BRANCH, as administrative agent (in such capacity, the “Administrative Agent”) for the Secured Parties (as defined in the Credit Agreement referred to below). All capitalized terms not defined herein shall have the meaning ascribed to them in the U.S. Guarantee and Security Agreement (as defined below).

W I T N E S S E T H :

WHEREAS, DOLE FOOD COMPANY, INC., (the “Company”), certain other parties thereto, the Lenders and the Administrative Agent have entered into a Credit Agreement, dated as of April 1, 2013 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, in connection with the Credit Agreement, the Company and the U.S. Guarantors (other than the Additional Grantor) have entered into the U.S. Guarantee and Security Agreement, dated as of April 1, 2013 (as amended, supplemented or otherwise modified from time to time, the “U.S. Guarantee and Security Agreement”) in favor of the Administrative Agent for the ratable benefit of the Secured Parties;

WHEREAS, the Credit Agreement requires the Additional Grantor to become a party to the U.S. Guarantee and Security Agreement; and

WHEREAS, the Additional Grantor has agreed to execute and deliver this Assumption Agreement in order to become a party to the U.S. Guarantee and Security Agreement;

NOW, THEREFORE, IT IS AGREED:

1. U.S. Guarantee and Security Agreement. By executing and delivering this Assumption Agreement, the Additional Grantor, as provided in Section 8.13 of the U.S. Guarantee and Security Agreement, hereby becomes a party to the U.S. Guarantee and Security Agreement as a Grantor thereunder with the same force and effect as if originally named therein as a Grantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Grantor thereunder. Without limiting the generality of the foregoing, the Additional Grantor hereby grants and assigns to the Administrative Agent for the benefit of the Secured Parties, a security interest in, all of its right, title and interest in the Collateral, as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations. Pursuant to any applicable law, each Additional Grantor authorizes the Administrative Agent to file or record financing statements and other filing or recording documents or instruments with respect to the Collateral without the signature of such Additional Grantor in such form and in such offices as the Administrative Agent determines appropriate to perfect the security interests of the Administrative Agent under this Agreement. Each Additional Grantor authorizes the Administrative Agent to use the collateral description “all assets” or words of similar effect and an indication that after-acquired assets are covered in such financing statements. The information set forth in Annex 1-A hereto is hereby added to the information set forth in the Schedules to the Perfection Certificate. The Additional Grantor hereby represents and warrants that each of the representations and warranties contained in Section 4 of the U.S. Guarantee and Security Agreement is true and correct in all material respects on and as the date hereof (after giving effect to this Assumption Agreement) as if made on and as of such date (unless stated to relate to a specific earlier date, in which case, such representations and warranties shall be true and correct in all material respects as of such earlier date).

2. Governing Law. THIS ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.

[ADDITIONAL GRANTOR]

By:
Name:
Title:

Annex 1-A to

Assumption Agreement

Supplement to the Perfection Certificate

Annex 2 to

U.S. Guarantee and Security Agreement

Perfection Certificate

[SEE ATTACHED]

EXHIBIT E

FORM OF BORROWING REQUEST

Date:             ,

To: Deutsche Bank AG New York Branch, as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement, dated as of April 1, 2013 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among Dole Food Company, Inc., a Delaware corporation (the “Company”), Solvest, Ltd., a company organized under the laws of Bermuda (the “Bermuda Borrower”), the Lenders from time to time party thereto, and Deutsche Bank AG New York Branch, as Administrative Agent, Swingline Lender and the Issuing Bank.

The undersigned hereby requests (select one):

☐ A Borrowing of [U.S. Revolving][Alternative Currency Revolving] [Tranche B Term] Loans

☐ A conversion or continuation of [U.S. Revolving][Alternative Currency Revolving][Tranche B Term] Loans

1.	Borrower: [Dole Food Company, Inc.] [Solvest, Ltd.][1]

2.	On (a Business Day).

3.	In the amount of

4.	Comprised of
[Type	and Class of Loan requested]

5.	In the following currency: [2]

[1]	Only Dole Food Company, Inc. may be Borrower for Tranche B Term Loans

[2]	Include in the case of a Eurocurrency Borrowing of Alternative Currency Revolving Loans (Dollars or an Alternative Currency).

E-1

Form of Borrowing Request

6.	For Eurocurrency Loans: with an Interest Period of months[3].

7.	To

                                                                                  [Account Number]

[The U.S. Revolving Borrowing requested herein complies with Section 2.01(b) of the Agreement.][The Alternative Currency Revolving Borrowing requested herein complies with Section 2.01(c) of the Agreement.]4

[3]	One, two, three or six months (or any period as may be agreed to and is available to all applicable Lenders, as elected by the applicable Borrower or the Company on behalf of the applicable Borrower).

[4]	Include the applicable sentence in the case of a Revolving Loan Borrowing.

E-1

Form of Borrowing Request

The Borrower hereby represents and warrants that the conditions specified in Sections 4.02(a) and (b) shall be satisfied on and as of the date of the applicable Credit Event.5

[DOLE FOOD COMPANY, INC.][ SOLVEST, LTD.]

By:
Name:
Title:

[5]	Include only when requesting a Borrowing, not when requesting a conversion or continuation.

E-1

Form of Borrowing Request

EXHIBIT F

FORM OF SWINGLINE LOAN NOTICE

Date:             ,

To:	Deutsche Bank AG New York Branch, as Swingline Lender
Deutsche Bank AG New York Branch, as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement, dated as of April 1, 2013 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among Dole Food Company, Inc., a Delaware corporation (the “Company”), Solvest, Ltd., a company organized under the laws of Bermuda (the “Bermuda Borrower”), the Lenders from time to time party thereto and Deutsche Bank AG New York Branch, as Administrative Agent, Swingline Lender and the Issuing Bank.

The undersigned hereby requests a [U.S.][Alternative Currency] Swingline Loan:

1.	Borrower: [Dole Food Company, Inc.] [Solvest, Ltd.]

2.	On (a Business Day).

3.	In the amount of $ .[1]

The Swingline Borrowing requested herein complies with the requirements of Section 2.04(a) of the Agreement.

[1]	Minimum of $100,000.

F-1

Form of Swingline Loan Notice

The Borrower hereby represents and warrants that the conditions specified in Sections 4.02(a) and (b) shall be satisfied on and as of the date of the applicable Credit Event.

[DOLE FOOD COMPANY, INC.] [SOLVEST, LTD.]

By:
Name:
Title:

F-2

Form of Swingline Loan Notice

EXHIBIT G

FORM OF COMPLIANCE CERTIFICATE

Financial Statement Date:                      ,

To:	Deutsche Bank AG New York Branch, as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement, dated as of April 1, 2013 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among Dole Food Company, Inc., a Delaware corporation (the “Company”), Solvest, Ltd., a company organized under the laws of Bermuda (the “Bermuda Borrower”), the Lenders from time to time party thereto and Deutsche Bank AG New York Branch, as Administrative Agent, Swingline Lender and the Issuing Bank.

The undersigned Financial Officer hereby certifies as of the date hereof that he/she is the                                          of the Company, and that, as such, he/she is authorized to execute and deliver this Certificate to the Administrative Agent on the behalf of the Company, and that:

[Use following paragraphs 1 and 2 for fiscal year-end financial statements]

1. The Company has delivered the year-end audited financial statements required by Section 5.01(a) of the Agreement for the fiscal year of the Company ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section.

2. The Company has delivered (x) a Perfection Certificate Supplement or a certificate of a Financial Officer of the Company stating that there has been no change in the information set forth in the last Perfection Certificate or Perfection Certificate Supplement, as the case may be, most recently delivered to the Administrative Agent, (y) a description of any assets acquired by any Foreign Loan Party which are not subject to a security interest in favor of the Administrative Agent and which have a fair market value in excess of $10,000,000 and (z) a certificate of a Financial Officer stating that the Company has complied with Section 5.09, in each case as required by Section 5.01(d) of the Agreement.

[Use following paragraph 1 for fiscal quarter-end financial statements]

1. The Company has delivered the unaudited financial statements required by Section 5.01(b) of the Agreement for the fiscal quarter of the Company ended as of the above date. Such financial statements fairly present in all material respects the financial condition and results of operations of the Company and its Consolidated Subsidiaries on a consolidated basis in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.

Form of Compliance Certificate

[2][3]. A review of the activities and condition (financial or otherwise) of the Company during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period the Company performed and observed all its Obligations under the Loan Documents, and

Form of Compliance Certificate

[select one:]

[to the knowledge of the undersigned after reasonable inquiry, during such fiscal period the Company performed and observed each covenant and condition of the Loan Documents applicable to it, and no Default has occurred and is continuing.]

—or—

[to the knowledge of the undersigned after reasonable inquiry, during such fiscal period the following covenants or conditions have not been performed or observed and the following is a list of each such Default and its nature and status:]

[3][4]. The financial covenant analyses and information set forth on Schedule 1 attached hereto are true and accurate on and as of the date of this Certificate.

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of              ,         .

DOLE FOOD COMPANY, INC.

By:
Name:
Title:

Form of Compliance Certificate

For the Quarter/Year ended                                          (“Statement Date”)

SCHEDULE 1

to the Compliance Certificate

I. Section 6.09(a) – Consolidated Interest Coverage Ratio.[1]

A.	Consolidated EBITDA:

1.	Consolidated EBIT	$

plus, without duplication and to the extent deducted from revenues in determining Consolidated Net Income for such period and not already added back in determining Consolidated EBIT:

2.	all depreciation and amortization expense that were deducted in determining Consolidated EBIT for such period,

3.	any other non-cash charges incurred in such period, to the extent that same were deducted in arriving at Consolidated EBIT for such period,

4.	the amount of all fees and expenses incurred in connection with the Transactions (provided that the aggregate amount of such fees and expenses incurred following the 18 month anniversary of the Closing Date and added back pursuant to this clause 4 shall not exceed $10,000,000 for all such periods) or any refinancing or amendment of any Indebtedness for such period to the extent same were deducted in arriving at Consolidated EBIT for such period,

5.	cash charges incurred in such period related to the European Commission Decisions and

6.	any losses attributable to the interest component of cross-currency hedging arrangements even if such transactions are treated for GAAP purposes as foreign exchange transactions to the extent same were deducted in arriving at Consolidated EBIT for such period minus the sum of:

7.	to the extent included in arriving at Consolidated EBIT for such period, the amount of non-cash gains during such period,

8.	the aggregate amount of all cash payments made during such period in connection with non-cash charges incurred in a prior

[1]	Testing to begin with any fiscal period after June 15, 2013.

Form of Compliance Certificate

period, to the extent such non-cash charges were added back pursuant to clause 3 above (and, for the avoidance of doubt, not added back pursuant to any other component of this Section A) in a prior period and

9.	any gains attributable to the interest component of cross-currency hedging arrangements even if such transactions are treated for GAAP purposes as foreign exchange transactions to the extent same were included in arriving at Consolidated EBIT for such period

10.	Consolidated EBITDA for four fiscal quarters (“Test Period”)	$

B.	Consolidated Interest Expense payable in cash:

The excess of,

the sum, without duplication, of:

1.	the total consolidated interest expense of the Company and its Consolidated Subsidiaries (including, without limitation, all commissions, discounts and other commitment and banking fees and charges (e.g., fees with respect to letters of credit and Swap Agreements, but only to the extent such commissions, discounts, and other fees and charges are treated as “interest expense” pursuant to GAAP) for such period, adjusted to exclude (to the extent same would otherwise be included in the calculation above in this clause (1)) (x) the amortization or write off of any deferred financing costs for such period (including in connection with the Transactions) and (y) any interest component of accruals for the European Commission Decision; and	$

2.	without duplication, (x) that portion of Capital Lease Obligations of the Company and its Subsidiaries on a consolidated basis representing the interest factor for such period, (y) the “deemed interest expense” (i.e., the interest expense which would have been applicable if the respective obligations were structured as on-balance sheet financing arrangements) with respect to all Indebtedness of the Company and its Subsidiaries of the type described in clause (viii) of the definition of Indebtedness contained in the Agreement (to the extent same does not arise from a financing arrangement constituting an operating lease) for such period and (z) gains or losses attributable to the interest component of cross-currency hedging arrangements even if such transactions are treated for GAAP purposes as foreign exchange transactions

3.	Consolidated Interest Expense to the extent payable in cash for Test Period:	$

C.	Consolidated Interest Coverage Ratio (Line I.A9 ÷ Line I.B.3)	to 1.0

D.	Covenant Requirement:	Greater than or equal to 2.5 to 1.0

Form of Compliance Certificate

II. Section 6.09(b) – Consolidated Net Leverage Ratio.[2]

A.	Consolidated Total Net Indebtedness:	$

B.	Consolidated EBITDA (Line I.A.9 above):	$

C.	Consolidated Net Leverage Ratio (Line II.A ÷ Line II.B):	to 1.0

Maximum permitted:		Greater than or equal
to 5.0 to 1.0

[2]	Testing to begin with fiscal period after June 15, 2013, but calculation must be set forth in each Compliance Certificate delivered prior to such date.

Form of Compliance Certificate

III.	Excess Cash Flow[3]

A.	Excess Cash Flow:

	1.	net cash flow provided by (used in) operating activities for such period as reported on the consolidated statements of cash flow of the Company and its Consolidated Subsidiaries for such period delivered under Section 5.01 of the Agreement	$

Minus the sum of, in each case to the extent not otherwise reducing net cash flow provided by (used in) operating activities, without duplication:

	2.	scheduled principal payments and payments of interest in each case made in cash on Indebtedness for borrowed money during such period (including for purposes hereof, sinking fund payments, payments in respect of the principal components under capital leases and the like relating thereto), in each case other than to the extent financed with equity proceeds, Equity Interests, asset sale proceeds, insurance proceeds or the proceeds of Indebtedness (excluding Indebtedness under any revolving credit facility)

	3.	optional prepayments of Indebtedness for borrowed money (other than the Loans) during such period in each case other than to the extent financed with equity proceeds, Equity Interests, asset sale proceeds, insurance proceeds or the proceeds of Indebtedness (excluding Indebtedness under any revolving credit facility); provided that in the case of any revolving Indebtedness such repayment shall only be included in this clause (3) to the extent that such repayment results in a permanent reduction of the commitments thereunder,

	4.	the aggregate amount of all Capital Expenditures made by the Company and its Subsidiaries during such period other than to the extent financed with equity proceeds, Equity Interests, asset sale proceeds, insurance proceeds or the proceeds of Indebtedness (excluding Indebtedness under any revolving credit facility) and

	5.	other than to the extent financed with equity proceeds, Equity Interests, asset sale proceeds, insurance proceeds or the proceeds of Indebtedness (excluding Indebtedness under any revolving credit facility), cash sums expended for Investments pursuant to Section 6.05 of the Agreement (other than with respect to any amount expended on such Investments through the use of the Available Amount) during such period

[3]	To be included in fiscal year end certificate only, beginning with the fiscal year ended December 28, 2013.

Form of Compliance Certificate

	6.	Excess Cash Flow	$

B.	Amount to be Paid on Excess Cash Flow Payment Date:

An amount equal to the remainder (if positive) of:

	1.	the Applicable Prepayment Percentage of the Excess Cash Flow (Line III.A.6 above) for the relevant Excess Cash Flow Payment Period	$

Minus:

	2.	the aggregate amount of principal repayments of Loans made as voluntary prepayments pursuant to Section 2.10(a) hereof with internally generated funds during the relevant Excess Cash Flow Payment Period

	3.	Amount to be Paid on Excess Cash Flow Payment Date	$

Form of Compliance Certificate

EXHIBIT H

FORM OF MORTGAGE

[SEE ATTACHED]

H-1

Form of Mortgage

This document is intended

to be recorded in

[            ] County, [            ]

This Mortgage was prepared by the

attorney set forth below in consultation

with counsel in the state in which the

Mortgaged Property is located and

when recorded should be returned to:

Athy A. O’Keeffe, Esq.

Cahill Gordon & Reindel LLP

80 Pine Street

New York, NY 10005

(212) 701-3000

FIRST LIEN MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF LEASES,

RENTS AND PROFITS, FINANCING STATEMENT AND FIXTURE FILING

made by

[            ],

a [            ][            ]

as the Mortgagor,

to

DEUTSCHE BANK AG NEW YORK BRANCH,

as Administrative Agent,

as the Mortgagee

FIRST LIEN MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF LEASES,

RENTS AND PROFITS, FINANCING STATEMENT AND FIXTURE FILING

THIS FIRST LIEN MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF LEASES, RENTS AND PROFITS, FINANCING STATEMENT AND FIXTURE FILING, dated effective as of [            ], 2013 (as amended, amended and restated, supplemented or otherwise modified from time to time, this “Mortgage”) made by [            ], a [            ] [            ] (the “Mortgagor”), having an address at [One Dole Drive, Westlake Village, CA 91362]1, as the Mortgagor, to DEUTSCHE BANK AG NEW YORK BRANCH, having an address at 60 Wall Street, New York, New York 10005, as Administrative Agent (together with any successor Administrative Agent, the “Mortgagee”), as Mortgagee for the benefit of the Secured Parties (as defined in the Credit Agreement (as hereinafter defined)).

All capitalized terms used but not otherwise defined herein shall have the same meanings ascribed to such terms in the Credit Agreement.

W I T N E S S E T H :

WHEREAS, Dole Food Company, Inc. (the “Company”), Solvest, Ltd. (together with the Company, the “Borrowers”), the Lenders (as defined therein) from time to time party thereto, Deutsche Bank AG New York Branch, as Administrative Agent (in such capacity and together with any successor administrative agent, the “Administrative Agent”), Issuing Bank and Swingline Lender (each as defined therein), the Co-Documentation Agents (as defined therein) and the Syndication Agent (as defined therein) entered into that certain Credit Agreement, dated as of [                            ], 2013 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), providing for, among other things, the making of Loans to each of the Borrowers and the issuance of, and participation in, Letters of Credit, all as contemplated therein.

[WHEREAS, the Company owns directly or through its Subsidiaries, all of the issued and outstanding shares of Mortgagor;]2

WHEREAS, the Mortgagor is the owner of fee simple title to the Mortgaged Property (as hereinafter defined);

[WHEREAS, pursuant to Section 2 of that certain U.S. Guarantee and Security Agreement made by the Borrowers and the U.S. Guarantors (as defined therein) in favor of the Mortgagee, dated as of [                            ], 2013 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “U.S. Guarantee and Security Agreement”), the Mortgagor has jointly and severally guaranteed to the Mortgagee, for the ratable benefit of the Secured Parties and their respective successors, and permitted indorsees, transferees and assigns, the prompt and complete payment and performance of the Obligations (as hereinafter defined);]3

1 BORROWER’S COUNSEL TO CONFIRM ADDRESS

2 INCLUDE ONLY IF MORTGAGOR IS NOT THE BORROWER BUT A GUARANTOR

3 INCLUDE ONLY IF MORTGAGOR IS NOT THE BORROWER BUT A GUARANTOR

WHEREAS, it is a condition to the obligation of the Lenders to make their respective extensions of credit to the Company under the Credit Agreement that the Mortgagor shall have executed and delivered the Loan Documents, including this Mortgage, to the Mortgagee for the ratable benefit of the Secured Parties; and

WHEREAS, the Mortgagor has and will receive substantial benefits from the execution, delivery and performance of the Loan Documents and is, therefore, willing to enter into this Mortgage;

WHEREAS, the Mortgagor desires to enter into this Mortgage to secure (and this Mortgage shall secure) the Obligations. Whenever referred to in this Mortgage, or in any related document, “Obligations” shall mean the Obligations, as such term is defined in the Credit Agreement, as the same may be further amended and modified from time to time if and when the Credit Agreement is further amended, restated, supplemented or otherwise modified from time to time, including any modification changing the amount, the interest rate or other terms of the credit facilities provided for therein or the Obligations.

A G R E E M E M E N T

NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Mortgagor hereby covenants and agrees with the Mortgagee as follows:

ARTICLE I

GRANTS AND SECURED OBLIGATIONS

1.01 Grant of Mortgaged Property. In order to secure the due and punctual payment and performance of all of the Obligations for the benefit of the Mortgagee on behalf of the Secured Parties, and in consideration of the payment of ten dollars ($10.00) and the other benefits accruing to the Mortgagor, the receipt and sufficiency of which are hereby acknowledged, THE MORTGAGOR HEREBY GIVES, GRANTS, MORTGAGES, BARGAINS, SELLS, ASSIGNS, TRANSFERS, CONVEYS AND CONFIRMS TO THE MORTGAGEE AND ITS SUCCESSORS AND ASSIGNS FOREVER, and grants to Mortgagee on behalf of the Secured Parties a security interest in and lien upon, all of the Mortgagor’s estate, right, title and interest, whether now owned or hereafter acquired, whether as lessor or lessee and whether vested or contingent, in and to all of the following described property, whether now owned or held or hereafter acquired from time to time (collectively, the “Mortgaged Property”):

A. The land described in Exhibit A hereto, together with all rights, privileges, franchises and powers related thereto which are appurtenant to said land or its ownership, including all of Mortgagor’s right, title and interest in and to all minerals, oil and gas and other hydrocarbon substances thereon or therein; waters, water courses, water stock, water rights (whether riparian, appropriative, or otherwise, and whether or not appurtenant), sewer rights, shrubs, crops, trees, timber and other emblements now or hereafter on under or above the same or any part or parcel thereof (the “Land”);

B. All of Mortgagor’s right, title and interest in and to all buildings, structures, tenant improvements and other improvements of every kind and description now or hereafter located in or on the Land, including, but not limited to, all structures, improvements, rail spurs, dams, reservoirs, water, sanitary and storm sewers, drainage, electricity, steam, gas, telephone and other utility facilities, parking areas, roads, driveways, walks and other site improvements of every kind and description now or hereafter erected or placed on the Land, together with all additions thereto and all renewals, alterations, substitutions and replacements thereof (collectively, the “Improvements,” and together with the Land, collectively, the “Premises”);

C. All fixtures, attachments, appliances, equipment, machinery, building materials and supplies, and other tangible personal property, now or hereafter attached to said Improvements or now or at any time hereafter located on the Land and/or Improvements, including, but not limited to, artwork, decorations, draperies, furnaces, boilers, oil burners, piping, plumbing, refrigeration, air conditioning, lighting, ventilation, disposal and sprinkler systems, elevators, motors, dynamos and all other equipment and machinery, appliances, fittings and fixtures of every kind located in or used in the operation of the Improvements located on the Land, together with all additions thereto and all renewals, alterations, substitutions and replacements thereof (hereinafter sometimes collectively referred to as the “Equipment”);

D. All surface rights, appurtenant rights and easements, rights of way, and other rights appurtenant to the use and enjoyment of or used in connection with the Premises;

E. All streets, roads and public places (whether open or proposed) now or hereafter adjoining or otherwise providing access to the Land, the land lying in the bed of such streets, roads and public places, and all other sidewalks, alleys, ways, passages, vaults, water courses, strips and gores of land now or hereafter adjoining or used or intended to be used in connection with all or any part of the Premises;

F. Any leases, lease guaranties and in any other agreements relating to the use and occupancy of the Premises or any portion thereof, including, but not limited to, any use or occupancy arrangements created pursuant to Section 365(h) of Title 11 of the United States Code (the “Bankruptcy Code”) or otherwise in connection with the commencement or continuance of any bankruptcy, reorganization, arrangement, insolvency, dissolution, receivership or similar proceedings, or any assignment for the benefit of creditors, in respect of any tenant or occupant of any portion of the Premises (collectively, “Leases”);

G. All revenues, rents, receipts, income, accounts receivable, issues and profits of the Mortgaged Property (collectively, “Rents”);

H. All permits, licenses and rights relating to the use, occupation and operation of the Premises or any business conducted thereon or therein;

I. All real estate tax refunds payable to the Mortgagor with respect to the Premises, and refunds, credits or reimbursements payable with respect to bonds, escrow accounts or other sums payable in connection with the use, development, or ownership of the Premises;

J. Any claims or demands with respect to any proceeds of insurance in effect with respect to the Premises, including interest thereon, which the Mortgagor now has or may hereafter acquire and any and all awards made for the taking by eminent domain, condemnation or by any proceedings, transfer or purchase in lieu or in anticipation of the exercise of said rights, or for a change of grade, or for any other injury to or decrease in the value of, the whole or any part of the Mortgaged Property;

K. Any zoning lot agreements, air rights and development rights which may be vested in the Mortgagor together with any additional air rights or development rights which have been or may hereafter be conveyed to or become vested in the Mortgagor; and

L. All proceeds and products of the conversion, voluntary or involuntary, including, but not limited to, those from sale, exchange, transfer, collection, loss, damage, disposition, substitution or replacement, of any of the foregoing, whether into cash, liquidated claims or otherwise.

Notwithstanding anything herein to the contrary, the term “Mortgaged Property” shall not include any Excluded Property (as defined in the U.S. Guarantee and Security Agreement).

TO HAVE AND TO HOLD the above granted and described Mortgaged Property unto the Mortgagee and to its successors and assigns until the occurrence of the Termination Date (as hereinafter defined), and the Mortgagor hereby covenants and agrees, on behalf of itself and its successors and assigns, to warrant and defend the Mortgaged Property unto the Mortgagee, its successors and assigns against the claims of all persons and parties whatsoever.

PROVIDED, HOWEVER, that if the Obligations shall have been paid and performed in full, then, in such case the Mortgagee shall, at the request and expense of the Mortgagor, satisfy this Mortgage (without recourse and without any representations or warranties) and the estate, right, title and interest of the Mortgagee in the Mortgaged Property shall cease, and upon payment to the Mortgagee of all costs and expenses incurred for the preparation of the release hereinafter referenced and all recording costs if allowed by law, the Mortgagee shall release this Mortgage and the lien hereof by proper instrument.

1.02 Obligations Secured. This Mortgage secures, and the Mortgaged Property is collateral security for, the payment and performance in full when due of the Obligations:

1.03 No Release. Nothing set forth in this Mortgage shall relieve the Mortgagor, so long as Mortgagor is the then current fee owner of the Mortgaged Property, from the performance of any term, covenant, condition or agreement on the Mortgagor’s part to be performed or observed under or in respect of any of the Mortgaged Property or from any liability to any person under or in respect of any of the Mortgaged Property or shall impose any obligation on the Mortgagee or any other Secured Party to perform or observe any such term, covenant, condition or agreement on the Mortgagor’s part to be so performed or observed or shall impose any liability on the Mortgagee or any other Secured Party for any act or omission on the part of the Mortgagor relating thereto or for any breach of any representation or warranty on the part of the Mortgagor contained in this Mortgage or any other Loan Document, or under or in respect of the Mortgaged Property or made in connection herewith or therewith.

ARTICLE II

REPRESENTATIONS, WARRANTIES, COVENANTS

AND AGREEMENTS OF THE MORTGAGOR

2.01 Title to the Mortgaged Property. The Mortgagor represents and warrants that: (a) it has good and marketable fee simple title to the Mortgaged Property, free and clear of any Liens and encumbrances, other than the Permitted Encumbrances related thereto, and is lawfully seized and possessed of the Mortgaged Property; (b) this Mortgage is a valid first priority Lien upon the Mortgaged Property (subject to the Permitted Encumbrances related thereto); (c) it has full corporate (or other organizational) power and authority to encumber the Mortgaged Property in the manner set forth herein; and (d) except as otherwise permitted by law, there are no defenses or offsets to this Mortgage or to the Obligations which it secures. The Mortgagor shall preserve such title and the validity and priority of this Mortgage and shall, until payment and performance in full of the Obligations in accordance with the provisions of the Credit Agreement, warrant and defend the same to the Mortgagee and the Mortgagee’s successors and assigns against the claims of all Persons and parties whatsoever. The Mortgagor shall take no action nor shall it fail to take any action which could result in an impairment of the Lien of this Mortgage or which could form the basis for any Person(s) to claim an interest in the Mortgaged Property (including, without limitation, any claim for adverse use or possession or any implied dedication or easement by prescription) other than Leases and Permitted Encumbrances related thereto permitted under the Credit Agreement. If any Lien (other than a Permitted Encumbrance related to the Mortgaged Property) is asserted against the Mortgaged Property, the Mortgagor shall promptly upon obtaining knowledge thereof, at its expense pay the Lien in full or take such other action to cause the Lien to be released, or, so long as the lien of this Mortgage is not compromised, contest the same in accordance with the provisions of the Credit Agreement. From and after the occurrence and during the continuance of an Event of Default, the Mortgagee may, but shall not be obligated, to pay any such asserted Lien if not timely paid by the Mortgagor.

2.02 Flood Hazard Determination. Prior to the date hereof, the Mortgagor has delivered to the Mortgagee a completed “Life-of Loan” Federal Emergency Management Agency Standard Flood Hazard Determination (together with notices about special flood hazard area status and flood disaster assistance relating thereto, duly executed by the applicable Loan Party) with respect to each portion of the Mortgaged Property that is materially improved with a permanent structure and at any time is located in an area identified by the Federal Emergency Management Agency (or any successor agency) as a Special Flood Hazard Area with respect to which flood insurance has been made available under the National Flood Insurance Act of 1968 (as now or hereafter in effect or any successor act thereto);

2.03 Compliance with Law. The Mortgagor represents and warrants that to the best of its knowledge it possesses all certificates, licenses, authorizations, registrations, permits and/or approvals necessary for the ownership, operation, leasing and management of the Mortgaged Property, including, but not limited to, all required environmental permits, all of which are in full force and effect and to the best of its knowledge not the subject of any revocation proceeding, undisclosed amendment, release, suspension, forfeiture or the like. To the best of Mortgagor’s knowledge, the present and contemplated use and occupancy of the Mortgaged Property does not conflict with or violate any such certificate, license, authorization, registration, permit or approval, including, but not limited to, any certificate of occupancy which may have been issued for the Mortgaged Property in any manner that would have a material adverse effect on the Mortgaged Property or the Lien created by this Mortgage. The Mortgagor shall take no action nor shall it intentionally fail to take any action so as to compromise or adversely affect the zoning classification of the Mortgaged Property.

2.04 Payment and Performance of Obligations. The Mortgagor shall pay all of the Obligations for which it is responsible when due and payable without offset or counterclaim, and shall observe and comply in all respects with all of the terms, provisions, conditions, covenants and agreements to be observed and performed by it under this Mortgage and the other Loan Documents to which it is a party.

2.05 Maintenance, Repair, Alterations, Etc. The Mortgagor shall: (a) keep and maintain the Mortgaged Property in its condition and state of repair as of the date hereof (normal wear and tear or as it arises during the normal course of business, and casualty excepted); (b) make or cause to be made, as and when necessary, all repairs, renewals and replacements, structural and nonstructural, exterior and interior, ordinary and extraordinary, foreseen and unforeseen which are necessary to so maintain the Mortgaged Property as it is currently maintained; (c) restore any Improvement which may be damaged or destroyed so that the same shall be at least substantially equal to its value, condition and character immediately prior to the damage or destruction; (d) not commit or permit any waste or deterioration (normal wear and tear or as it arises during the normal course of business excepted) of the Mortgaged Property; (e) not permit the Improvements to be demolished or altered in any manner that substantially decreases the value thereof without the prior written consent of the Mortgagee, which consent shall not be unreasonably withheld or delayed; (f) promptly pay when due, unless contesting in good faith in accordance with the terms of the Credit Agreement, all claims for labor performed and materials furnished therefor; and (g) comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental authorities having jurisdiction over the Mortgaged Property, as well as comply with the provisions of any lease, easement or other agreement affecting all or any part of the Mortgaged Property, the failure of which would have a material adverse effect on the Mortgaged Property.

2.06 Required Insurance; Use of Proceeds. The Mortgagor will, at its expense, at all times provide, maintain and keep in full force and effect policies of property, hazard and liability insurance in accordance with Section 5.05 of the Credit Agreement with respect to the Mortgaged Property, together with statutory workers’ compensation insurance with respect to any work to be performed on or about the Mortgaged Property. The Mortgagor shall give prompt written notice to the Mortgagee of the occurrence of any material damage to or destruction of the Improvements (which term as used in this Section 2.06 shall include Equipment). In the event of any material damage to or destruction of the Mortgaged Property or any part thereof, all proceeds of property insurance paid to the Mortgagor or any other Loan Party on account of such damage or destruction shall be applied and/or reinvested as set forth in Section 2.10(b) of the Credit Agreement or, after the Obligations have been accelerated or otherwise become due and payable, in the same manner as is set forth in Section 6.5 of the U.S. Guarantee and Security Agreement for the application of proceeds of collateral thereunder. In the event of foreclosure of the lien of this Mortgage or other transfer of title or assignment of the Mortgaged Property in extinguishment, in whole or in part, of the Obligations, all right, title and interest of the Mortgagor in and to all proceeds then payable under any policy of insurance required by this Mortgage shall inure to the benefit of and pass to the successor in interest of the Mortgagor, or the purchaser or Mortgagor of the Mortgaged Property. From and after and during the continuance of an Event of Default, the Mortgagee shall have the right to participate in and approve the settlement of any claim made by the Mortgagor against any insurance company. Without limiting anything contained in this Section 2.06, if any portion of any Mortgaged Property is materially improved with a permanent structure and is at any time located in an area identified by the Federal Emergency Management Agency (or any successor agency) as a Special Flood Hazard Area with respect to which flood insurance has been made available under the National Flood Insurance Act of 1968 (as now or hereafter in effect or successor act thereto), then the Mortgagor shall (i) maintain, or cause to be maintained, with a financially sound and reputable insurer, flood insurance in amounts and otherwise sufficient to comply with all applicable rules and regulations promulgated pursuant to the Flood Insurance Laws, and (ii) deliver to the Mortgagee evidence of such compliance in form and substance reasonably acceptable to the Mortgagee.

2.07 Preservation of Property. The Mortgagor agrees to pay for any and all reasonable fees, costs and expenses of whatever kind or nature incurred in connection with the creation, preservation or protection of the Mortgagee’s Liens on, and security interest in, the Mortgaged Property, including, without limitation, all fees and taxes in connection with the recording or filing of instruments and documents in public offices (including stamp and mortgage recording taxes or other taxes imposed on the Mortgagee by virtue of its ownership of this Mortgage), which are imposed upon the recording of this Mortgage or thereafter, all reasonable attorneys’ fees, payment or discharge of any taxes or Liens upon or in respect of the Mortgaged Property, premiums for insurance with respect to the Mortgaged Property and all other fees, costs and expenses reasonably incurred by the Mortgagee in connection with protecting, maintaining or preserving the Mortgaged Property and the Mortgagee’s interest therein, whether through judicial proceedings or otherwise, or in defending or prosecuting any actions, suits or proceedings arising out of or relating to the Mortgaged Property, the failure of which would have a material adverse effect on the Mortgaged Property or the Lien created by this Mortgage.

2.08 Condemnation. Should the Mortgagor receive any written notice that the Mortgaged Property or any part thereof or interest therein may be taken or damaged by reason of any public improvements or condemnation proceeding or in any other similar manner (a “Condemnation”), the Mortgagor shall give prompt written notice thereof to the Mortgagee. In the event of any Condemnation, the Mortgagee shall have the right to participate in any negotiations or litigation and shall have the right to approve any settlement. All compensation, awards, damages and proceeds paid to the Mortgagor or any other Loan Party on account of such Condemnation shall be applied and/or reinvested as set forth in Section 2.10(b) of the Credit Agreement or, after the Obligations have been accelerated or otherwise become due and payable, in the same manner as is set forth in Section 6.5 of the U.S. Guarantee and Security Agreement for the application of proceeds of collateral thereunder.

2.09 Inspections. The Mortgagor hereby authorizes the Mortgagee, its agents, employees and representatives, upon reasonable prior written notice to the Mortgagor (except in an emergency or following the occurrence and during the continuance of any Event of Default, in which case notice shall not be required) but subject to the rights of any existing tenants to visit and inspect the Mortgaged Property or any portion(s) thereof, all at such reasonable times and as often as the Mortgagee may reasonably request.

2.10 Transfers. Except as otherwise permitted in accordance with the terms of the Loan Documents, no part of the Mortgaged Property or any legal or beneficial interest in the Mortgaged Property shall be sold, assigned, conveyed, leased, transferred or otherwise disposed of (whether voluntarily or involuntarily, directly or indirectly, by sale of stock or any interest in the Mortgagor, or by operation of law or otherwise).

2.11 Amendment to Legal Description. In the event that the legal description attached to any Loan Document is inaccurate or does not fully describe all of the Mortgaged Property in which the Mortgagor has an interest, the Mortgagor hereby agrees to the amendment of such legal description and the legal description contained in the corresponding title policy so that such error is corrected and the Mortgagor shall execute and cause to be recorded, if applicable, such documentation as may be appropriate for such purpose.

2.12 After-Acquired Property Interests. All right, title and interest of the Mortgagor in and to all improvements, betterments, renewals, substitutes and replacements of, and all additions and appurtenances to, the Mortgaged Property, hereafter acquired by, or released to, the Mortgagor or constructed, assembled or placed by the Mortgagor on the Land, and all conversions of the security constituted thereby (collectively, “After-Acquired Property Interests”), immediately upon such acquisition, release, construction, assembling, placement or conversion, as the case may be, and in each such case, without any further deed of trust, mortgage, conveyance, assignment or other act by the Mortgagor, shall become subject to the Lien of this Mortgage as fully and completely, and with the same effect, as though owned by the Mortgagor on the date hereof and specifically described in the granting clauses hereof. The Mortgagor shall execute and deliver to the Mortgagee all such other assurances, mortgages, conveyances or assignments thereof as the Mortgagee may reasonably require for the purpose of expressly and specifically subjecting such After-Acquired Property Interests to the Lien of this Mortgage. The Mortgagor hereby irrevocably authorizes and appoints the Mortgagee as the agent and attorney-in-fact of the Mortgagor to, following the occurrence and during the continuance of an Event of Default, execute all such documents and instruments on behalf of the Mortgagor, which appointment shall be irrevocable and coupled with an interest.

ARTICLE III

SECURITY AGREEMENT

3.01 Grant of Security; Incorporation by Reference. In addition to constituting a mortgage lien and mortgage on those portions of the Mortgaged Property classified as real property (including fixtures to the extent they are real property), this Mortgage shall constitute a security agreement within the meaning of the Uniform Commercial Code or within the meaning of the common law with respect to those parts of the Mortgaged Property classified as personal property (including fixtures to the extent they are personal property). The Mortgagor hereby grants to the Mortgagee a security interest in and to the following property whether now owned or hereafter acquired (collectively, the “Secured Property”) for the benefit of the Mortgagee to further secure the payment and performance of the Obligations:

(a) those parts of the Mortgaged Property classified as personal property (including (i) fixtures to the extent they are personal property and (ii) personal property and fixtures that are leased by the Mortgagor, but only to the extent the Mortgagor can grant to the Mortgagee a security interest therein without breaching the terms of such lease);

(b) all general intangibles, contract rights, accounts and proceeds arising from all insurance policies required to be maintained by the Mortgagor and related to the Mortgaged Property hereunder;

(c) all proceeds of any judgment, award or settlement in any Condemnation in connection with the Mortgaged Property, together with all general intangibles, contract rights and accounts arising therefrom;

(d) all permits, consents and other governmental approvals in connection with the construction of the Improvements or the operation of the Mortgaged Property;

(e) all plans and specifications, studies, tests and design materials relating to the design, construction, repair, alteration or leasing of the Mortgaged Property; and

(f) all cash and non-cash proceeds of the above-mentioned items.

The provisions contained in the U.S. Guarantee and Security Agreement are hereby incorporated by reference into this Mortgage with the same effect as if set forth in full herein. In the event of a conflict between the provisions of this Mortgage and the U.S. Guarantee and Security Agreement, the U.S. Guarantee and Security Agreement shall control and govern, and the Mortgagor shall comply therewith.

Notwithstanding anything herein to the contrary, the term “Secured Property” shall not include any Excluded Property (as defined in the U.S. Guarantee and Security Agreement).

3.02 Fixture Filing and Financing Statements. This Mortgage constitutes a security agreement, fixture filing and financing statement as those terms are used in the Uniform Commercial Code. For purposes of this Section 3.02, this Mortgage is to be filed and recorded in, among other places, the real estate records of the County in which the Mortgaged Property is located and the following information is included: (1) the Mortgagor shall be deemed the “Debtor” with the address set forth for the Mortgagor on the first page of this Mortgage which the Mortgagor certifies is accurate; (2) the Mortgagee shall be deemed to be the “Secured Party” with the address set forth for the Mortgagee on the first page of this Mortgage and shall have all of the rights of a secured party under the Uniform Commercial Code; (3) this Mortgage covers goods which are or are to become fixtures; (4) the name of the record owner of the land is the Debtor; (5) the organizational identification number of the Debtor is [                        ]; (6) the Debtor is a [                        ], organized under the laws of the State of [                        ], and (7) the legal name of the Debtor is [                        ]. The Debtor hereby authorizes the Mortgagee to file any financing statements and terminations thereof or amendments or modifications thereto without the signature of the Debtor where permitted by law.

ARTICLE IV

ASSIGNMENT OF LEASES, RENTS AND PROFITS

4.01 Assignment. The Mortgagor hereby absolutely, irrevocably and unconditionally sells, assigns, transfers and conveys to the Mortgagee all of the Mortgagor’s right, title and interest in and to all current and future Leases and Rents, including those now due, past due, or to become due by virtue of any Lease or other agreement for the occupancy or use of all or any part of the Mortgaged Property. The Mortgagor intends that this assignment constitute a present and absolute assignment and not an assignment for additional security only. Such assignment to the Mortgagee shall not be construed to bind the Mortgagee to the performance of any of the covenants, conditions or provisions contained in any Lease or otherwise impose any obligation upon the Mortgagee. The Mortgagor covenants that it will not hereafter collect or accept payment of any Rents more than one month prior to the due dates of such Rents (or otherwise in accordance with standard industry practice) and that no Rents will be waived, released, reduced, discounted or otherwise discharged or compromised by the Mortgagor, except as may be previously approved in writing by the Mortgagee which consent shall not be unreasonably withheld, delayed or conditioned. The Mortgagor agrees that it will not assign any of the Leases or Rents to any other Person. Except for the gross negligence or willful misconduct of the Mortgagee, the Mortgagee shall have no liability for any loss which may arise from a failure or inability to collect any Rents. The Mortgagor shall maintain all security deposits in accordance with applicable law.

4.02 Revocable License; Agent. Notwithstanding the foregoing, but subject to the terms of this Article IV, the Mortgagee grants to the Mortgagor a revocable license to operate and manage the Mortgaged Property and to collect the Rents and hereby directs each tenant under a Lease to pay such Rents to, or at the direction, of the Mortgagor, until such time as the Mortgagee provides notice to the contrary to such tenants. The Mortgagor shall hold the Rents, or a portion thereof sufficient to discharge all sums currently due in respect of the Obligations, in trust for the benefit of the Mortgagee for use in the payment of such sums.

4.03 Rents.

(a) Upon the occurrence and during the continuance of an Event of Default without the need for notice or demand, the license granted pursuant to this Article IV shall immediately and automatically be revoked and the Mortgagee shall immediately and automatically be entitled to possession of all Rents, whether or not the Mortgagee enters upon or takes control of the Mortgaged Property. Upon the revocation of such license, the Mortgagor grants to the Mortgagee the right, at its option, to exercise all the rights granted in Section 5.02 hereof. Nothing herein contained shall be construed as constituting the Mortgagee a mortgagee-in-possession in the absence of the taking of actual possession of the Mortgaged Property by the Mortgagee pursuant to such Section 5.02.

(b) From and after the termination of such license and until reinstatement upon the cure of any Event of Default, the Mortgagor may, at the Mortgagee’s direction, be the agent for the Mortgagee in collection of the Rents and all of the Rents so collected by the Mortgagor shall be held in trust by the Mortgagor for the sole and exclusive benefit of the Mortgagee and the Mortgagor shall, within five (5) Business Days after receipt of any Rents, pay the same to the Mortgagee to be applied by the Mortgagee as provided herein. All Rents collected shall be applied against all expenses of collection (including, but not limited to, reasonable attorneys’ fees), costs of operation and management of the Mortgaged Property and the Obligations, in whatever order or priority as to any of such items as the Mortgagee directs in its sole and absolute discretion and without regard to the adequacy of its security. Neither demand for, nor collection of, Rents by the Mortgagee shall constitute any assumption by the Mortgagee of any obligations under any Lease or agreement relating thereto.

(c) Any funds expended by the Mortgagee to take control of and manage the Mortgaged Property in accordance with the terms of the Credit Agreement and collect the Rents shall become part of the Obligations secured hereby. Such amounts shall be payable upon demand from the Mortgagor to the Mortgagee and shall bear interest from the date of expenditure at the interest rate set forth in Section 2.12(c) of the Credit Agreement.

4.04 Sale of Mortgaged Property.

(a) Upon any sale of any of the Mortgaged Property by or for the benefit of the Mortgagee pursuant to this Mortgage, the Rents attributable to the part of the Mortgaged Property so sold shall be included in such sale and shall pass to the purchaser free and clear of any rights granted herein to the Mortgagor.

(b) The Mortgagor acknowledges and agrees that, upon recordation of this Mortgage, the Mortgagee’s interest in the Rents shall be deemed to be fully perfected, “choate” and enforceable against the Mortgagor and all third parties, including, without limitation, any debtor in possession or trustee in any case under the Bankruptcy Code, without the necessity of (i) commencing a foreclosure action with respect to this Mortgage, (ii) furnishing notice to the Mortgagor or tenants under the Leases, (iii) making formal demand for the Rents, (iv) taking possession of the Mortgaged Property as a mortgagee-in-possession, (v) obtaining the appointment of a receiver of the Rents, (vi) sequestering or impounding the Rents, or (vii) taking any other affirmative action.

4.05 Bankruptcy Provisions. Without limiting the provisions of this Article IV or the absolute nature of the assignment of the Rents hereunder, the Mortgagor and the Mortgagee agree that, to the extent that the assignment of the Rents hereunder is deemed to be other than an absolute assignment, (a) this Mortgage shall constitute a “security agreement” for purposes of Section 552(b) of the Bankruptcy Code; (b) the security interest created by this Mortgage extends to property of the Mortgagor acquired before the commencement of a bankruptcy case and to all amounts paid as Rents; and (c) such security interest shall extend to all Rents acquired by the estate after the commencement of any bankruptcy case. Without limiting the absolute nature of the assignment of the Rents hereunder, to the extent the Mortgagor (or the Mortgagor’s bankruptcy estate) shall be deemed to hold any interest in the Rents after the commencement of a voluntary or involuntary bankruptcy case, the Mortgagor hereby acknowledges and agrees that such Rents are and shall be deemed to be “cash collateral” under Section 363 of the Bankruptcy Code.

ARTICLE V

EVENTS OF DEFAULT AND REMEDIES

5.01 Events of Default. An event of default hereunder shall mean any Event of Default under, and as defined in, the Credit Agreement after the expiration of any applicable grace period (each an “Event of Default”).

5.02 Remedies Upon Default. Upon the occurrence of an Event of Default, the Mortgagee may, in the Mortgagee’s sole discretion, either itself or by or through one or more agents, nominees, assignees or otherwise, to the fullest extent permitted by law, exercise any or all of the following rights and remedies individually, collectively or cumulatively:

(a) either in person or by its agent, with or without bringing any action or proceeding, or by a receiver appointed by a court and without regard to the adequacy of its security, (i) enter upon and take possession of the Mortgaged Property or any part thereof and of all books, records and accounts relating thereto or located thereon, in its own name or in the name of the Mortgagor, and do or cause to be done any acts which it deems necessary or desirable to preserve the value of the Mortgaged Property or any part thereof or interest therein, increase the income therefrom or protect the security hereof, (ii) with or without taking possession of the Mortgaged Property make such repairs, alterations, additions and improvements as the Mortgagee deems necessary or desirable and do any and all acts and perform any and all work which the Mortgagee deems necessary or desirable to complete any unfinished construction on the Mortgaged Property, (iii) make, cancel or modify Leases and sue for or otherwise collect the Rents thereof, including those past due and unpaid, (iv) make any payment or perform any act which the Mortgagor has failed to make or perform hereunder, (v) appear in and defend any action or proceeding purporting to affect the security hereof or the rights or powers of the Mortgagee, (vi) pay, purchase, contest or compromise any encumbrance, charge or Lien on the Mortgaged Property, and (vii) take such other actions as the Mortgagee deems necessary or desirable;

(b) commence and maintain one or more actions at law or in equity or by any other appropriate remedy (i) to protect and enforce the rights of the Mortgagee hereunder, including for the specific performance of any covenant or agreement herein contained (which covenants and agreements the Mortgagor agrees shall be specifically enforceable by injunctive or other appropriate equitable remedy), (ii) to collect any sum then due hereunder, (iii) to aid in the execution of any power herein granted, or (iv) to foreclose this Mortgage in accordance with Section 5.03 hereof;

(c) exercise any or all of the remedies available to a secured party under the Uniform Commercial Code;

(d) by notice to the Mortgagor (to the extent such notice is required to be given under the Loan Documents), but without formal demand, presentment, notice of intention to accelerate or of acceleration, protest or notice of protest, all of which are hereby waived by the Mortgagor, declare all of the Obligations immediately due and payable, and upon such declaration all of such Obligations shall become and be immediately due and payable, anything in this Mortgage or the other Loan Documents to the contrary notwithstanding; and

(e) exercise any other right or remedy available to the Mortgagee under the Loan Documents.

5.03 Right of Foreclosure. (a) Upon the occurrence and continuation of an Event of Default, the Mortgagee shall have the right, in its sole discretion, to proceed at law or in equity to foreclose this Mortgage with respect to all or any portion of the Mortgaged Property, either by judicial action or by power of sale. If the Mortgaged Property consists of several lots, parcels or items of Mortgaged Property, the Mortgagee may: (i) designate the order in which such lots, parcels or items shall be offered for sale or sold, or (ii) elect to sell such lots, parcels or items through a single sale, or through two or more successive sales, or in any other manner the Mortgagee may elect. Should the Mortgagee desire that more than one sale or other disposition of the Mortgaged Property be conducted, the Mortgagee may, at its option, cause the same to be conducted simultaneously, or successively, on the same day, or at such different days or times and in such order as the Mortgagee may elect, and no such sale shall terminate or otherwise affect the lien of this Mortgage on any part of the Mortgaged Property not sold until all Obligations have been fully paid in cash and performed. The Mortgagee may elect to sell the Mortgaged Property for cash or credit. The Mortgagee may, to the extent permitted by law, adjourn from time to time any sale by it to be made under or by virtue of this Mortgage by announcement at the time and place appointed for such sale or for such adjourned sale or sales; and, to the extent permitted by law, the Mortgagee may make such sale at the time and place to which the same shall be so adjourned. Following the occurrence and during the continuance of an Event of Default with respect to all components of the Mortgaged Property, the Mortgagee is hereby appointed the true and lawful attorney-in-fact of the Mortgagor (which appointment is irrevocable and coupled with an interest), in its name and stead, to make all necessary conveyances, assignments, transfers and deliveries of the Mortgaged Property, and for that purpose the Mortgagee may execute all necessary instruments of conveyance, assignment, transfer and delivery, and may substitute one or more persons with such power, the Mortgagor hereby ratifying and confirming all that its said attorney-in-fact or such substitute or substitutes shall lawfully do by virtue hereof. Notwithstanding the foregoing, the Mortgagor, if so requested by the Mortgagee, shall ratify and confirm any such sale or sales by executing and delivering to the Mortgagee or to such purchaser or purchasers all such instruments as may be advisable, in the judgment of the Mortgagee, for such purpose, and as may be designated in such request. To the extent permitted by law, any such sale or sales made under or by virtue of this Article V shall operate to divest all the estate, right, title, interest, claim and demand whatsoever, whether at law or in equity, of the Mortgagor in and to the properties and rights so sold, and shall be a perpetual bar both at law and in equity against the Mortgagor and against any and all persons claiming or who may claim the same, or any part thereof, from, through or under the Mortgagor. Upon any sale made under or by virtue of this Article V, the Mortgagee may, to the extent permitted by law, bid for and acquire the Mortgaged Property or any part thereof and in lieu of paying cash therefor may make settlement for the purchase price by crediting upon the Obligations secured hereby the net sale price after deducting therefrom the expenses of the sale and the cost of the action and any other sums which the Mortgagee is authorized to deduct by law or under this Mortgage.

(b) Any foreclosure of this Mortgage and any other transfer of all or any part of the Mortgaged Property in extinguishment of all or any part of the Obligations may, at the Mortgagee’s option, be subject to any or all Leases of all or any part of the Mortgaged Property and the rights of tenants under such Leases. No failure to make any such tenant a defendant in any foreclosure proceedings or to foreclose or otherwise terminate any such Lease and the rights of any such tenant in connection with any such foreclosure or transfer shall be, or be asserted to be, a defense or hindrance to any such foreclosure or transfer or to any proceedings seeking collection of all or any part of the Obligations (including, without limitation, any deficiency remaining unpaid after completion of any such foreclosure or transfer).

(c) If the Mortgagor retains possession of the Mortgaged Property or any part thereof subsequent to a sale, the Mortgagor will be considered a tenant at sufferance of the purchaser, and will, if the Mortgagor remains in possession after demand to remove, be guilty of forcible detainer and will be subject to eviction and removal, forcible or otherwise, with or without process of law, and all damages to the Mortgagor by reason thereof are hereby expressly waived by the Mortgagor.

5.04 Application of Proceeds. The proceeds of any sale of, and the Rents and other amounts generated by the holding, leasing, management, operation or other use of, the Mortgaged Property pursuant to this Mortgage shall be applied by the Mortgagee (or the receiver, if one is appointed) in accordance with the provisions of Section 6.5 of the U.S. Guarantee and Security Agreement. In furtherance of the foregoing, the terms of Section 6.5 of the U.S. Guarantee and Security Agreement shall be deemed to be incorporated herein by reference mutatis mutandis, as if each reference therein to the “Administrative Agent” were to the “Mortgagee (or the receiver, if one is appointed)”, each reference to “Collateral” were to the “Mortgaged Property” and each reference to “Obligations” were to the “Obligations” as defined in this Mortgage.

5.05 Appointment of Receiver. Upon the occurrence and during the continuance of an Event of Default, the Mortgagee as a matter of strict right and without notice to the Mortgagor or anyone claiming under the Mortgagor, and without regard to the adequacy or the then value of the Mortgaged Property or the interest of the Mortgagor therein or the solvency of any party bound for payment of the Obligations, shall have the right to apply to any court having jurisdiction to appoint a receiver or receivers of the Mortgaged Property, and the Mortgagor hereby irrevocably consents to such appointment and waives notice of any application therefor. Any such receiver or receivers shall have all the usual rights, powers and duties of receivers in like or similar cases and all the rights, powers and duties of the Mortgagee in case of entry as provided in Section 5.02 hereof, including, but not limited to, the full power to rent, maintain and otherwise operate the Mortgaged Property upon such terms as are approved by the court and shall continue as such and exercise all such powers until the date of confirmation of sale of the Mortgaged Property unless such receivership is sooner terminated.

5.06 Exercise of Rights and Remedies. The entering upon and taking possession of the Mortgaged Property, the collection of any Rents and the exercise of any of the other rights contained in this Article V, shall not, alone, cure or waive any Event of Default or notice of default hereunder or invalidate any act done in response to such Event of Default or pursuant to such notice of default and, notwithstanding the continuance in possession of the Mortgaged Property or the collection, receipt and application of Rents, the Mortgagee shall be entitled to exercise every right provided for herein or in the Loan Documents, or at law or in equity upon the occurrence and during the continuance of any Event of Default.

5.07 Remedies Not Exclusive. The Mortgagee shall be entitled to enforce payment and performance of the Obligations and to exercise all rights and powers under this Mortgage or any other agreement or any laws now or hereafter in force, notwithstanding that some or all of the Obligations may now or hereafter be otherwise secured, whether by mortgage, deed of trust, security deed, pledge, lien, assignment or otherwise. Except as otherwise provided herein, neither the acceptance of this Mortgage nor its enforcement, whether by court action or pursuant to the powers herein contained, shall prejudice or in any manner affect the Mortgagee’s right to realize upon or enforce any other security now or hereafter held by the Mortgagee, it being agreed that the Mortgagee shall be entitled to enforce this Mortgage and any other security now or hereafter held by the Mortgagee in such order and manner as it may in its absolute and sole discretion and election determine. No remedy herein conferred upon or reserved to the Mortgagee is intended to be exclusive of any other remedy herein or in any of the other Loan Documents or by law provided or permitted, but each shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute. Every power or remedy to which the Mortgagee is entitled may be exercised, concurrently or independently, from time to time and as often as may be deemed expedient by the Mortgagee, and the Mortgagee may pursue inconsistent remedies. No delay or omission of the Mortgagee to exercise any right or power accruing upon any Event of Default shall impair any right or power or shall be construed as a waiver of any Event of Default or any acquiescence therein. If the Mortgagee shall have proceeded to invoke any right or remedy hereunder or under the Loan Documents and shall thereafter elect to discontinue or abandon it for any reason, the Mortgagee shall have the unqualified right to do so and, in such an event, the rights and remedies of the Mortgagee shall continue as if such right or remedy had never been invoked and no such discontinuance or abandonment shall waive any Event of Default which may then exist or the right of the Mortgagee thereafter to exercise any right or remedy under the Loan Documents for such Event of Default.

5.08 WAIVER OF REDEMPTION, NOTICE, MARSHALLING, ETC. NOTWITHSTANDING ANYTHING HEREIN CONTAINED TO THE CONTRARY, TO THE EXTENT PERMITTED BY LAW, THE MORTGAGOR: (A) ACKNOWLEDGING THAT IT IS AWARE OF AND HAS HAD THE ADVICE OF COUNSEL OF ITS CHOICE WITH RESPECT TO ITS RIGHTS HEREUNDER, WILL NOT (I) AT ANY TIME INSIST UPON, OR PLEAD, OR IN ANY MANNER WHATSOEVER, CLAIM OR TAKE ANY BENEFIT OR ADVANTAGE OF ANY STAY OR EXTENSION OR MORATORIUM LAW, PRESENT OR FUTURE STATUTE OF LIMITATIONS, ANY LAW RELATING TO THE ADMINISTRATION OF ESTATES OF DECEDENTS, APPRAISEMENT, VALUATION, REDEMPTION, STATUTORY RIGHT OF REDEMPTION, OR THE MATURING OR DECLARING DUE OF THE WHOLE OR ANY PART OF THE OBLIGATIONS, NOTICE OF INTENTION OF SUCH MATURING OR DECLARING DUE, OTHER NOTICE (WHETHER OF DEFAULTS, ADVANCES, THE CREATION, EXISTENCE, EXTENSION OR RENEWAL OF ANY OF THE OBLIGATIONS OR OTHERWISE, EXCEPT FOR RIGHTS TO NOTICES EXPRESSLY GRANTED HEREIN OR IN THE FINANCING DOCUMENTS), SUBROGATION, ANY SET-OFF RIGHTS, HOMESTEAD OR ANY OTHER EXEMPTIONS FROM EXECUTION OR SALE OF THE MORTGAGED PROPERTY OR ANY PART THEREOF, WHEREVER ENACTED, NOW OR AT ANY TIME HEREAFTER IN FORCE, WHICH MAY AFFECT THE COVENANTS AND TERMS OF PERFORMANCE OF THIS MORTGAGE, OR (II) CLAIM, TAKE OR INSIST UPON ANY BENEFIT OR ADVANTAGE OF ANY LAW NOW OR HEREAFTER IN FORCE PROVIDING FOR THE VALUATION OR APPRAISAL OF THE MORTGAGED PROPERTY OR ANY PART THEREOF, PRIOR TO ANY SALE OR SALES THEREOF WHICH MAY BE MADE PURSUANT TO ANY PROVISION HEREOF, OR PURSUANT TO THE DECREE, JUDGMENT OR ORDER OF ANY COURT OF COMPETENT JURISDICTION; OR (III) AFTER ANY SUCH SALE OR SALES, CLAIM OR EXERCISE ANY RIGHT UNDER ANY STATUTE HERETOFORE OR HEREAFTER ENACTED TO REDEEM THE MORTGAGED PROPERTY SO SOLD OR ANY PART THEREOF; AND (B) COVENANTS NOT TO HINDER, DELAY OR IMPEDE THE EXECUTION OF ANY POWER HEREIN GRANTED OR DELEGATED TO THE MORTGAGEE, BUT TO SUFFER AND PERMIT THE EXECUTION OF EVERY POWER AS THOUGH NO SUCH LAW OR LAWS HAD BEEN MADE OR ENACTED. THE MORTGAGOR, FOR ITSELF AND ALL WHO MAY CLAIM UNDER IT, WAIVES, TO THE EXTENT THAT IT LAWFULLY MAY, ALL RIGHT TO HAVE THE MORTGAGED PROPERTY MARSHALLED UPON ANY FORECLOSURE HEREOF.

5.09 Expenses of Enforcement. In connection with any action to enforce any remedy of the Mortgagee under this Mortgage, the Mortgagor agrees to pay all reasonable costs and expenses which were actually incurred by or on behalf of the Mortgagee, including, without limitation, reasonable attorneys’ fees, receiver’s fees, appraiser’s fees, outlays for documentary and expert evidence, stenographer’s charges, publication costs, and costs (which may be estimated as to items to be expended after entry of the decree) of procuring all such abstracts of title, title searches and examinations, title insurance policies and similar data and assurances with respect to title and value as the Mortgagee may deem necessary or desirable, and neither the Mortgagee nor any other Person shall be required to accept tender of any portion of the Obligations unless the same be accompanied by a tender of all such expenses, costs and commissions. All of the costs and expenses described in this Section 5.09, and such expenses and fees as may be incurred in the protection of the Mortgaged Property and the maintenance of the Lien of this Mortgage, including the reasonable fees of any attorney employed by the Mortgagee in any litigation or proceeding, including appellate proceedings, affecting this Mortgage or the Mortgaged Property (including, without limitation, the occupancy thereof or any construction work performed thereon), including probate and bankruptcy proceedings, or in preparation for the commencement or defense of any proceeding or threatened suit or proceeding whether or not an action is actually commenced, shall be immediately due and payable by the Mortgagor, with interest thereon at the rate of interest set forth in Section 2.12(c) of the Credit Agreement and shall be part of the Obligations secured by this Mortgage.

5.10 Indemnity. (a) The Mortgagor agrees to indemnify, reimburse and hold the Mortgagee and each other Secured Party and their respective successors, assigns, employees, affiliates and agents (referred to in this Mortgage individually as an “Indemnitee”, and collectively as “Indemnitees”) harmless from any and all liabilities, obligations, damages, injuries, penalties, claims, demands, actions, suits, judgments and any and all costs, expenses or disbursements (including reasonable attorneys’ fees and expenses) (for the purposes of this Section 5.10 the foregoing are collectively called “expenses”) of whatsoever kind and nature imposed on, asserted against or incurred by any of the Indemnitees in any way relating to or arising out of this Mortgage, any other Loan Document or any other document executed in connection herewith or therewith or in any other way connected with the administration of the transactions contemplated hereby or thereby or the enforcement of any of the terms of, or the preservation of any rights under this Mortgage, or in any way relating to or arising out of the manufacture, ownership, ordering, purchase, delivery, control, acceptance, lease, financing, possession, operation, condition, sale, return or other disposition, or use of the Mortgaged Property (including, without limitation, latent or other defects, whether or not discoverable), the violation of the laws of any country, state or other governmental body or unit, any tort (including, without limitation, claims arising or imposed under the doctrine of strict liability, or for or on account of injury to or the death of any person (including any Indemnitee), or property damage), or contract claim; provided that no Indemnitee shall be indemnified pursuant to this Section 5.10 for losses, damages or liabilities to the extent caused by the gross negligence or willful misconduct of such Indemnitee (as determined by a court of competent jurisdiction in a final and non-appealable decision). The Mortgagor agrees that upon written notice by any Indemnitee of the assertion of such a liability, obligation, damage, injury, penalty, claim, demand, action, suit or judgment, the Mortgagor shall assume full responsibility for the defense thereof. Each Indemnitee agrees to use its best efforts to promptly notify the Mortgagor of any such assertion of which such Indemnitee has knowledge.

(b) Without limiting the application of Section 5.10(a) hereof, the Mortgagor agrees to pay or reimburse the Mortgagee for any and all reasonable expenses, fees and costs described in Section 2.07 of this Mortgage which are expended or incurred by the Mortgagee or any Indemnitee pursuant to Section 5.09 of this Mortgage.

(c) Without limiting the application of Sections 5.10(a) and (b) of this Mortgage, the Mortgagor agrees to pay, indemnify and hold each Indemnitee harmless from and against any loss, costs, damages and expenses which such Indemnitee may suffer, expend or incur in consequence of or growing out of any misrepresentation by the Mortgagor in this Mortgage or in any writing contemplated by or made or delivered pursuant to or in connection with this Mortgage.

(d) If and to the extent that the obligations of the Mortgagor under this Section 5.10 are unenforceable for any reason, the Mortgagor hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law.

5.11 Indemnity Obligations Secured by Mortgaged Property; Survival. Any amounts paid by any Indemnitee as to which such Indemnitee has the right to reimbursement shall constitute Obligations secured by the Mortgaged Property. The indemnity obligations of the Mortgagor contained in this Article V shall continue in full force and effect notwithstanding the full payment of all of the Loans made under the Credit Agreement, the termination of all Letters of Credit and the payment and performance in full of all other Obligations and notwithstanding the discharge thereof and the occurrence of the Termination Date (as hereinafter defined).

ARTICLE VI

ADDITIONAL COLLATERAL

6.01 Additional Collateral. (a) The Mortgagor acknowledges and agrees that the Obligations are secured by the Mortgaged Property and various other Collateral including, without limitation, at the time of execution of this Mortgage certain personal property of the Mortgagor and other parties described in the Loan Documents. The Mortgagor specifically acknowledges and agrees that the Mortgaged Property, in and of itself, if foreclosed or realized upon would not be sufficient to satisfy the outstanding amount of the Obligations. Accordingly, the Mortgagor acknowledges that it is in the Mortgagor’s contemplation that the other Collateral pledged to secure the Obligations may be pursued by the Mortgagee in separate proceedings in the various States, counties and other countries where such Collateral may be located and additionally that the Mortgagor and other parties liable for payment of the Obligations will, subject to applicable law, remain liable for any deficiency judgments in addition to any amounts the Mortgagee may realize on sales of other property or any other Collateral given as security for the Obligations. Specifically, and without limitation of the foregoing, it is agreed that, subject to applicable law, it is the intent of the parties hereto that in the event of a foreclosure of this Mortgage, the Indebtedness evidencing the Obligations shall not be deemed merged into any judgment of foreclosure, but rather shall remain outstanding. It is the further intent and understanding of the parties that the Mortgagee, following an Event of Default, may pursue all of its Collateral with the Obligations remaining outstanding and in full force and effect notwithstanding any judgment of foreclosure or any other judgment which the Mortgagee may obtain.

(b) The Mortgagor acknowledges and agrees that the Mortgaged Property and the property which may from time to time be encumbered by the other Loan Documents may be located in more than one State or country and therefore the Mortgagor waives and relinquishes any and all rights it may have, whether at law or equity, to require the Mortgagee to proceed to enforce or exercise any rights, powers and remedies it may have under the Loan Documents in any particular manner, in any particular order, or in any particular State or other jurisdiction. Furthermore, the Mortgagor acknowledges and agrees that the Mortgagee shall be allowed to enforce payment and performance of the Obligations and to exercise all rights and powers provided under this Mortgage, or the other Loan Documents or under any provision of law, by one or more proceedings, (whether contemporaneous, consecutive or both) in any one or more States or countries in which the security is located. Neither the acceptance of this Mortgage or any Loan Document nor the enforcement in one State or country, whether by court action, power of sale, or otherwise, shall prejudice or in any way limit or preclude enforcement of such documents through one or more additional proceedings, in that state or in any other State or country.

(c) The Mortgagor further agrees that any particular remedy or proceeding, including, without limitation, foreclosure through court action (in a state or federal court) or power of sale, may be brought and prosecuted in the local or federal courts of any one or more States as to all or any part of the Mortgaged Property or the property encumbered by the Loan Documents, wherever located, without regard to the fact that any one or more prior or contemporaneous proceedings have been situated elsewhere with respect to the same or any other part of the Mortgaged Property and the property encumbered by the Loan Documents.

(d) The Mortgagee may resort to any other security held by the Mortgagee for the payment of the Obligations in such order and manner as the Mortgagee may elect.

(e) Notwithstanding anything contained herein to the contrary, the Mortgagee shall be under no duty to the Mortgagor or others, including, without limitation, the holder of any junior, senior or subordinate mortgage on the Mortgaged Property or any part thereof or on any other security held by the Mortgagee, to exercise or exhaust all or any of the rights, powers and remedies available to the Mortgagee.

ARTICLE VII

MISCELLANEOUS

7.01 Governing Law. The provisions of this Mortgage regarding the creation, perfection and enforcement of the liens and security interests herein granted shall be governed by and construed under the laws of the State in which the Mortgaged Property is located. All other provisions of this Mortgage shall be governed by the laws of the State of New York (including, without limitation, Section 5-1401 of the General Obligations Law of the State of New York), without regard to choice of law provisions.

7.02 Limitation on Interest. It is the intent of the Mortgagor and the Mortgagee in the execution of this Mortgage and all other instruments evidencing or securing the Obligations to contract in strict compliance with applicable usury laws. In furtherance thereof, the Mortgagee and the Mortgagor stipulate and agree that none of the terms and provisions contained in this Mortgage shall ever be construed to create a contract for the use, forbearance or retention of money requiring payment of interest at a rate in excess of the maximum interest rate permitted to be charged by relevant law. If this Mortgage or any other instrument evidencing or securing the Obligations violates any applicable usury law, then the interest rate payable in respect of the Loans shall be the highest rate permissible by law.

7.03 Notices. All notices, requests and demands to or upon the Mortgagee or Mortgagor hereunder shall be effected in the manner provided for in Section 9.01 of the Credit Agreement.

7.04 Section Headings. The Section headings used in this Mortgage are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

7.05 Amendment. None of the terms or provisions of this Mortgage may be waived, amended, supplemented or otherwise modified except in accordance with Section 9.02 of the Credit Agreement.

7.06 Obligations Absolute. The obligations of the Mortgagor hereunder shall remain in full force and effect without regard to, and shall not be impaired by, (a) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of the Mortgagor; (b) any exercise or non-exercise, or any waiver of, any right, remedy, power or privilege under or in respect of this Mortgage or any other Loan Document; or (c) any amendment to or modification of any Loan Document or any security for any of the Obligations; whether or not the Mortgagor shall have notice or knowledge of any of the foregoing.

7.07 Further Assurances. The Mortgagor shall, upon the request of the Mortgagee and at the expense of the Mortgagor: (a) promptly correct any defect, error or omission which may be discovered in this Mortgage or any UCC financing statements filed in connection herewith; (b) promptly execute, acknowledge, deliver and record or file such further instruments (including, without limitation, further mortgages, deeds of trust, security deeds, security agreements, financing statements, continuation statements and assignments of rents or leases) and promptly do such further acts as may be necessary, desirable or proper to carry out more effectively the purposes of this Mortgage and to subject to the Liens and security interests hereof any property intended by the terms hereof to be encumbered hereby, including, but not limited to, any renewals, additions, substitutions, replacements or appurtenances to the Mortgaged Property; and (c) promptly execute, acknowledge, deliver, procure and record or file any document or instrument (including specifically any financing statement) deemed advisable by the Mortgagee to protect, continue or perfect the Liens or the security interests hereunder against the rights or interests of third persons.

7.08 Partial Invalidity. If any of the provisions of this Mortgage or the application thereof to any person, party or circumstances shall to any extent be invalid or unenforceable, the remainder of this Mortgage, or the application of such provision or provisions to persons, parties or circumstances other than those as to whom or which it is held invalid or unenforceable, shall not be affected thereby, and every provision of this Mortgage shall be valid and enforceable to the fullest extent permitted by law.

7.09 Partial Releases. No release from the Lien of this Mortgage on any part of the Mortgaged Property by the Mortgagee shall in any way alter, vary or diminish the force or effect of this Mortgage on the balance of the Mortgaged Property or the priority of the Lien of this Mortgage on the balance of the Mortgaged Property.

7.10 Priority. This Mortgage is intended to and shall be valid and have priority over all subsequent liens and encumbrances, including statutory liens, excepting solely taxes and assessments levied on the real estate, to the extent of the Secured Amount (as hereinafter defined).

7.11 Covenants Running with the Land. All Obligations are intended by the Mortgagor and the Mortgagee to be, and shall be construed as, covenants running with the Mortgaged Property. As used herein, the “Mortgagor” shall refer to the party named in the first paragraph of this Mortgage and to any subsequent owner of all or any portion of the Mortgaged Property prior to the payment and performance in full of all Obligations in accordance with the terms of the Credit Agreement. All persons who may have or acquire an interest in the Mortgaged Property shall be deemed to have notice of, and be bound by, the terms of the Credit Agreement and the other Loan Documents; provided, however, that no such party shall be entitled to any rights thereunder without prior written consent of the Mortgagee.

7.12 Successors and Assigns. This Mortgage shall be binding upon the successors and assigns of Mortgagor and shall inure to the benefit of the Mortgagee and the Secured Parties and their permitted successors and assigns; provided that Mortgagor may not assign, transfer or delegate any of its rights or obligations under this Mortgage except as permitted by the Credit Agreement.

7.13 Purpose of Credit Extensions. The Mortgagor hereby represents and agrees that the Obligations secured by this Mortgage are being obtained for business or commercial purposes, and the proceeds thereof will not be used for personal, family, residential or household purposes.

7.14 No Joint Venture or Partnership. The relationship created hereunder and under the other Loan Documents is that of creditor/debtor. The Mortgagee does not owe any fiduciary or special obligation to the Mortgagor and/or any of the Mortgagor’s officers, partners, agents, or representatives. Nothing herein or in any other Loan Document is intended to create a joint venture, partnership, tenancy-in-common or joint tenancy relationship between the Mortgagor and the Mortgagee.

7.15 The Mortgagee as Agent for Secured Parties. It is expressly understood and agreed that the rights and obligations of the Mortgagee as holder of this Mortgage and as Administrative Agent for the Secured Parties and otherwise under this Mortgage are only those expressly set forth in this Mortgage. The Mortgagee shall act hereunder pursuant to the terms and conditions set forth herein and in Article VIII of the Credit Agreement, the terms of which shall be deemed incorporated herein by reference as fully as if the same were set forth herein in their entirety, except that for the purposes of this Mortgage references therein to “Collateral” shall be deemed references to “Mortgaged Property”.

7.16 Full Recourse. This Mortgage is made with full recourse to the Mortgagor and to all assets of the Mortgagor, including the Mortgaged Property and the Secured Property, and pursuant to and upon all the warranties, representations, covenants and agreements on the part of the Mortgagor contained herein and in the other Loan Documents and otherwise in writing in connection herewith or therewith.

7.17 [Maximum Amount of Indebtedness. The maximum aggregate amount of all indebtedness that is, or under any contingency may be secured at the date hereof or at any time hereafter by this Mortgage is $[                    ] (the “Secured Amount”), plus, to the extent permitted by applicable law, collection costs, sums advanced for the payment of taxes, assessments, maintenance and repair charges, insurance premiums and any other costs incurred to protect the security encumbered hereby or the lien hereof, expenses incurred by the Mortgagee by reason of any default by the Mortgagor under the terms hereof, together with interest thereon, all of which amount shall be secured hereby.]4

7.18 Reduction of Secured Amount. In the event that the Secured Amount is less than the aggregate Obligations outstanding at any time, then the amount secured hereby shall be reduced only by the last and final sums that the Mortgagor or any other Loan Party repays with respect to the Obligations and shall not be reduced by any intervening repayments of the Obligations. So long as the balance of the Obligations exceeds the amount secured hereby, any payments of the Obligations shall not be deemed to be applied against, or to reduce, the portion of the Obligations secured by this Mortgage.

7.19 Acknowledgment of Receipt. The Mortgagor hereby acknowledges receipt of a true copy of this Mortgage.

7.20 Release. (a) Following the occurrence of the events described in Section 8.14 of the U.S. Guarantee and Security Agreement (herein referred to as the “Termination Date”), this Mortgage shall be released of record, and the Mortgagee, at the request and expense of the Mortgagor, will promptly execute and deliver to the Mortgagor (without recourse and without representation or warranty) a proper instrument or instruments acknowledging the satisfaction and termination of this Mortgage; provided, however, that all indemnities set forth herein (including, without limitation Section 5.10 hereof) shall survive such termination.

(b) If any of the Mortgaged Property shall be sold, transferred or otherwise disposed of by the Mortgagor in a transaction permitted by the Credit Agreement or the Liens of the Mortgagee are released in all of the Mortgaged Property pursuant to clause (i) of Article VIII of the Credit Agreement, then, in each such case, (i) the Liens created hereby on such Mortgaged Property shall automatically be released and (ii) the Mortgagee, at the request and sole expense of the Mortgagor, shall promptly execute and deliver to the Mortgagor (without recourse and without representation or warranty) all releases or other documents reasonably necessary or desirable to evidence such release of the Liens created hereby on such Mortgaged Property; provided, however, that (x) all indemnities set forth herein (including, without limitation Section 5.10 hereof) shall survive such termination and (y) the Mortgagor shall deliver to the Mortgagee a certificate (the “Officer’s Certificate”) executed by an officer of the Mortgagor stating that the release of the Mortgaged Property is permitted pursuant to the terms and conditions of the Credit Agreement, that the proceeds of such sale, transfer or other disposition

[4]	To be included ONLY if local counsel says it is necessary, and in that event, local counsel to advise whether it is customary to include a cushion (e.g., two times the total loan amount at closing)

of the Mortgaged Property will be applied in accordance with the provisions of the Credit Agreement (to the extent required to be applied) and setting forth any further information and/or certifications which are required under the Credit Agreement.

7.21 Time of the Essence. Time is of the essence with respect to the obligations of the Mortgagor under this Mortgage.

7.22 The Mortgagee’s Powers. Without affecting the liability of any other Person liable for the payment and performance of the Obligations and without affecting the Lien of this Mortgage in any way, but in all cases subject to the prior written consent of Borrowers as provided by the terms of the Credit Agreement except in the case of sub-paragraph 7.22(d) below, the Mortgagee may, from time to time, regardless of consideration and without notice to or consent by the holder of any subordinate Lien, right, title or interest in or to the Mortgaged Property: (a) release any Persons liable for the Obligations; (b) extend the maturity of, increase or otherwise alter any of the terms of the Obligations; (c) modify the interest rate payable on the principal balance of the Obligations; (d) release or reconvey, or cause to be released or reconveyed all or any portion of the Mortgaged Property; or (e) take or release any other or additional security for the Obligations.

7.23 Rules of Usage. The following rules of usage shall apply to this Mortgage unless otherwise required by the context:

1. Singular words shall connote the plural as well as the singular, and vice versa, as may be appropriate.

2. The words “herein”, “hereof” and “hereunder” and words of similar import appearing in this Mortgage shall be construed to refer to such document as a whole and not to any particular section, paragraph or other subpart thereof unless expressly so stated.

3. References to any Person shall include such Person and its successors and permitted assigns.

4. Each of the parties hereto and their counsel have reviewed and revised, or requested revisions to, this Mortgage, and the usual rule of construction that any ambiguities are to be resolved against the drafting party shall be inapplicable in the construction and interpretation of such documents and any amendments or exhibits thereto.

5. Unless an express provision requires otherwise, each reference to “the Mortgaged Property” shall be deemed a reference to “the Mortgaged Property or any part thereof”, and each reference to “Secured Property” shall be deemed a reference to “the Secured Property or any part thereof”.

7.24 No Off-Set. All sums payable by the Mortgagor shall be paid without counterclaim, other compulsory counterclaims, set-off, or deduction and without abatement, suspension, deferment, diminution or reduction, and the Obligations shall in no way be released, discharged or otherwise affected (except as expressly provided herein) by reason of: (a) any damage or any condemnation of the Mortgaged Property or any part thereof; (b) any title defect or encumbrance or any eviction from the Mortgaged Property or any part thereof by title paramount or otherwise; or (c) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to the Mortgagee or the Mortgagor, or any action taken with respect to this Mortgage by any agent or receiver of the Mortgagee. The Mortgagor waives, to the extent permitted by law, all rights now or hereafter conferred by statute or otherwise to any abatement, suspension, deferment, diminution or reduction of any of the Obligations.

7.25 Consent to Jurisdiction and Service of Process; Waiver of Jury Trial.

(a) EXCEPT AS SET FORTH IN SECTION 7.01 HEREOF, THIS MORTGAGE AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS MORTGAGE OR ANY OTHER CREDIT DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS MORTGAGE, THE MORTGAGOR HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS. THE MORTGAGOR HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH COURTS LACK JURISDICTION OVER THE MORTGAGOR, AND AGREES NOT TO PLEAD OR CLAIM, IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS MORTGAGE OR ANY OTHER CREDIT DOCUMENT BROUGHT IN ANY OF THE AFORESAID COURTS THAT ANY SUCH COURT LACKS JURISDICTION OVER THE MORTGAGOR. THE MORTGAGOR FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE MORTGAGOR AT ITS ADDRESS FOR NOTICES AS PROVIDED IN SECTION 7.03 HEREOF, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. THE MORTGAGOR HEREBY IRREVOCABLY WAIVES ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING COMMENCED HEREUNDER OR UNDER ANY OTHER CREDIT DOCUMENT THAT SUCH SERVICE OF PROCESS WAS IN ANY WAY INVALID OR INEFFECTIVE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE MORTGAGEE OR ANY SECURED PARTY, TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE MORTGAGOR IN ANY OTHER JURISDICTION (INCLUDING THE JURISDICTION IN WHICH THE MORTGAGED PROPERTY IS LOCATED).

(b) THE MORTGAGOR HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS MORTGAGE OR ANY OTHER CREDIT DOCUMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (a) ABOVE AND HEREBY FURTHER IRREVOCABLY, TO THE EXTENT PERMITTED BY APPLICABLE LAW, WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(c) THE MORTGAGOR HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS MORTGAGE, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

7.26 Future Advances. This Mortgage is given to secure the Obligations under, or in respect of, the Credit Agreement or the other Loan Documents and shall secure not only Obligations with respect to presently existing indebtedness under the Credit Agreement or the other Loan Documents but also any and all other indebtedness which may hereafter be owing by the Mortgagor to the Secured Parties under the Loan Documents (including, without limitation, any Increased Commitments and any Incremental Term Loans issued thereunder), however incurred, whether interest, discount or otherwise, and whether the same shall be deferred, accrued or capitalized, including future advances and re-advances, pursuant to the Credit Agreement or the other Loan Documents, whether such advances are obligatory or to be made at the option of the Secured Parties, or otherwise, to the same extent as if such future advances were made on the date of the execution of this Mortgage. The Lien of this Mortgage shall be valid as to all indebtedness secured hereby, including future advances, from the time of its filing for record in the recorder’s office of the county in which the Mortgaged Property is located. This Mortgage is intended to and shall be valid and have priority over all subsequent Liens and encumbrances, including statutory Liens, excepting solely taxes and assessments levied on the real estate, to the extent of the maximum amount secured hereby, and Permitted Encumbrances related thereto. Although this Mortgage is given to secure all future advances made by the Mortgagee and the other Secured Parties to or for the benefit of the Mortgagor or the Mortgaged Property, whether obligatory or optional, the Mortgagor and the Mortgagee hereby acknowledge and agree that the Mortgagee and the other Secured Parties are obligated by the terms of the Loan Documents to make certain future advances, including advances of a revolving nature, subject to the fulfillment of the relevant conditions set forth in the Loan Documents.

7.27 Counterparts. This Mortgage may be executed in any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. As between Mortgagor and Mortgagee, the delivery of an executed counterpart of this Mortgage by facsimile transmission or other electronic transmission (including by “.pdf” or “.tif”) shall be as effective as delivery of a manually-signed original, provided that a manually-signed original is presented for recording.

[SIGNATURE PAGE IMMEDIATELY FOLLOWS]

IN WITNESS WHEREOF, this Mortgage has been executed on the date of the acknowledgement below, to be effective as of the date first written above.

MORTGAGOR:

[ ], a [ ] [ ]

By:
Name:
Title:

By:
Name:
Title:

ACKNOWLEDGEMENTS

STATE OF                                              )

                                                                ) SS:

COUNTY OF                                        )

The foregoing instrument was acknowledged before me this          day of                     , 20         by                                 , a                                  of                                 , on behalf of such                                 .

Notary Public
My commission expires:

EXHIBIT A

DESCRIPTION OF LAND

[See following page(s)]

EXHIBIT I-1

[FORM OF]

U.S. TAX CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to that certain Credit Agreement, dated as of April 1, 2013 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”), among Dole Food Company, Inc., a Delaware corporation (the “Company”), Solvest, Ltd., a company organized under the laws of Bermuda (the “Bermuda Borrower”), the Lenders from time to time party thereto, and Deutsche Bank AG New York Branch, as Administrative Agent, Swingline Lender and the Issuing Bank. Unless otherwise defined herein, terms defined in the Agreement and used herein shall have the meanings given to them in the Agreement.

Pursuant to the provisions of Section 2.16(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Company within the meaning of Section 871(h)(3)(B) of the Code , (iv) it is not a controlled foreign corporation related to the Company as described in Section 881(c)(3)(C) of the Code and (v) no payments in connection with the Loan Documents are effectively connected with its conduct of a U.S. trade or business.

The undersigned has furnished the Administrative Agent and the Company with a certificate of its non-U.S. person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Company and the Administrative Agent and (2) the undersigned shall have at all times furnished the Company and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF LENDER]

By:
Name:
Title:

Date: , 20[ ]

I-1-1

Form of Foreign Lender Certification

EXHIBIT I-2

[FORM OF]

U.S. TAX CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to that certain Credit Agreement, dated as of April 1, 2013 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”), among Dole Food Company, Inc., a Delaware corporation (the “Company”), Solvest, Ltd., a company organized under the laws of Bermuda (the “Bermuda Borrower”), the Lenders from time to time party thereto, and Deutsche Bank AG New York Branch, as Administrative Agent, Swingline Lender and the Issuing Bank. Unless otherwise defined herein, terms defined in the Agreement and used herein shall have the meanings given to them in the Agreement.

Pursuant to the provisions of Section 2.16(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement, neither the undersigned nor any of its direct or indirect applicable partners/members is a bank within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect applicable partners/members is a ten percent shareholder of the Company within the meaning of Section 871(h)(3)(B) of the Code, (v) none of its direct or indirect applicable partners/members is a controlled foreign corporation related to the Company as described in
Section 881(c)(3)(C) of the Code and (vi) no payments in connection with the Loan Documents are effectively connected with the undersigned’s conduct of a U.S. trade or business.

The undersigned has furnished the Administrative Agent and the Company with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each such partner’s/member’s beneficial owner that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Company and the Administrative Agent and (2) the undersigned shall have at all times furnished the Company and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF LENDER]

By:
Name:
Title:

Date: , 20[ ]

I-2-1

Form of Foreign Lender Certification

EXHIBIT I-3

[FORM OF]

U.S. TAX CERTIFICATE

(For Non-U.S. Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to that certain Credit Agreement, dated as of April 1, 2013 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”), among Dole Food Company, Inc., a Delaware corporation (the “Company”), Solvest, Ltd., a company organized under the laws of Bermuda (the “Bermuda Borrower”), the Lenders from time to time party thereto, and Deutsche Bank AG New York Branch, as Administrative Agent, Swingline Lender and the Issuing Bank. Unless otherwise defined herein, terms defined in the Agreement and used herein shall have the meanings given to them in the Agreement.

Pursuant to the provisions of Section 2.16(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Company within the meaning of Section 871(h)(3)(B) of the Code, (iv) it is not a controlled foreign corporation related to the Company as described in Section 881(c)(3)(C) of the Code and (v) no payments in connection with the Loan Documents are effectively connected with its conduct of a U.S. trade or business.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: , 20[ ]

I-3-1

Form of Foreign Lender Certification

EXHIBIT I-4

[FORM OF]

U.S. TAX CERTIFICATE

(For Non-U.S. Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to that certain Credit Agreement, dated as of April 1, 2013 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”), among Dole Food Company, Inc., a Delaware corporation (the “Company”), Solvest, Ltd., a company organized under the laws of Bermuda (the “Bermuda Borrower”), the Lenders from time to time party thereto, and Deutsche Bank AG New York Branch, as Administrative Agent, Swingline Lender and the Issuing Bank. Unless otherwise defined herein, terms defined in the Agreement and used herein shall have the meanings given to them in the Agreement.

Pursuant to the provisions of Section 2.16(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect applicable partners/members is a bank within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect applicable partners/members is a ten percent shareholder of the Company within the meaning of Section 871(h)(3)(B) of the Code, (v) none of its direct or indirect applicable partners/members is a controlled foreign corporation related to the Company as described in Section 881(c)(3)(C) of the Code and (vi) no payments in connection with the Loan Documents are effectively connected with the undersigned’s conduct of a U.S. trade or business.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each such partner’s/member’s beneficial owner that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

I-4-1

Form of Foreign Lender Certification

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: , 20[ ]

2

EXHIBIT J

FORM OF

FIRST LIEN INTERCREDITOR AGREEMENT

[SEE ATTACHED]

FORM OF

FIRST LIEN INTERCREDITOR AGREEMENT

dated as of

[            ], 20[    ]

among

DEUTSCHE BANK AG NEW YORK BRANCH,

as Administrative Agent,

DEUTSCHE BANK AG NEW YORK BRANCH,

as Authorized Representative under the Credit Agreement,

[                                 ],

as the Initial Other Authorized Representative,

[                                 ],

as the Initial Other Collateral Agent,

and

each additional Authorized Representative from time to time party hereto

FIRST LIEN INTERCREDITOR AGREEMENT (as amended, restated, modified or supplemented from time to time, this “Agreement”) dated as of [            ], 20[  ], among DEUTSCHE BANK AG NEW YORK BRANCH, as administrative agent for the Credit Agreement Secured Parties (as defined below) and as Authorized Representative for the Credit Agreement Secured Parties (in such capacities and together with its successors in such capacities, the “Administrative Agent”), [            ], as Authorized Representative for the Initial Other First Lien Secured Parties (in such capacity and together with its successors in such capacity, the “Initial Other Authorized Representative”), [            ], as collateral agent for the Initial Other First Lien Secured Parties (in such capacity and together with its successors in such capacity, the “Initial Other Collateral Agent”) and each additional Authorized Representative and Collateral Agent from time to time party hereto for the Other First Lien Secured Parties of the Series with respect to which it is acting in such capacity.

Reference is made to (i) the Credit Agreement dated as of April 1, 2013 (as amended, restated, supplemented, waived or otherwise modified from time to time, the “Credit Agreement”), among DOLE FOOD COMPANY, INC., a Delaware corporation (the “Company”), SOLVEST, LTD., a company organized under the laws of Bermuda (the “Bermuda Borrower” and, together with the Company, the “Borrowers” and each, a “Borrower”), the Lenders party thereto from time to time, the Administrative Agent and the other parties named therein and (ii) the U.S. Guarantee and Security Agreement dated as of April 1, 2013 (as amended, restated, supplemented, waived or otherwise modified from time to time, the “U.S. Guarantee and Security Agreement”), among the Administrative Agent, the Grantors party thereto and the Company.

In consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Administrative Agent (for itself and on behalf of the Credit Agreement Secured Parties), the Initial Other Authorized Representative (for itself and on behalf of the Initial Other First Lien Secured Parties), the Initial Other Collateral Agent and each additional Authorized Representative and Collateral Agent (for itself and on behalf of the Other First Lien Secured Parties of the applicable Series) agree as follows:

ARTICLE I.

DEFINITIONS

SECTION 1.01 Construction; Certain Defined Terms.

(a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument, other document, statute or regulation herein shall be construed as referring to such agreement, instrument, other document, statute or regulation as from time to time amended, supplemented or otherwise modified, (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, but shall not be deemed to include the subsidiaries of such Person unless express reference is made to such subsidiaries, (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iv) all references herein to Articles, Sections and Annexes shall be construed to refer to Articles, Sections and Annexes of this Agreement, (v) unless otherwise expressly qualified herein, the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights and (vi) the term “or” is not exclusive.

(b) Without limiting the provisions of Section 2.03, it is the intention of the First Lien Secured Parties of each Series that the holders of First Lien Obligations of such Series (and not the First Lien Secured Parties of any other Series) bear the risk of (i) any determination by a court of competent jurisdiction that (x) any of the First Lien Obligations of such Series are unenforceable under applicable law or are subordinated to any other obligations (other than another Series of First Lien Obligations), (y) any of the First Lien Obligations of such Series do not have an enforceable security interest in any of the Collateral securing any other Series of First Lien Obligations and/or (z) any intervening security interest exists securing any other obligations (other than another Series of First Lien Obligations) on a basis ranking prior to the security interest of such Series of First Lien Obligations but junior to the security interest of any other Series of First Lien Obligations or (ii) the existence of any Collateral for any other Series of First Lien Obligations that is not Shared Collateral (any such condition referred to in the foregoing clauses (i) or (ii) with respect to any Series of First Lien Obligations, an “Impairment” of such Series); provided that the existence of a maximum claim with respect to any real property subject to a mortgage which applies to all First Lien Obligations shall not be deemed to be an Impairment of any Series of First Lien Obligations. In the event of any Impairment with respect to any Series of First Lien Obligations, the results of such Impairment shall be borne solely by the holders of such Series of First Lien Obligations, and the rights of the holders of such Series of First Lien Obligations (including, without limitation, the right to receive distributions in respect of such Series of First Lien Obligations pursuant to Section 2.01) set forth herein shall be modified to the extent necessary so that the effects of such Impairment are borne solely by the holders of the Series of such First Lien Obligations subject to such Impairment. Additionally, in the event the First Lien Obligations of any Series are modified pursuant to applicable law (including, without limitation, pursuant to Section 1129 of the Bankruptcy Code), any reference to such First Lien Obligations or the Secured Credit Documents governing such First Lien Obligations shall refer to such obligations or such documents as so modified.

(c) Capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Credit Agreement. As used in this Agreement, the following terms have the meanings specified below:

“Additional Senior Class Debt Collateral Agent” shall have the meaning assigned to such term in Section 5.14.

“Additional Senior Class Debt” shall have the meaning assigned to such term in Section 5.14.

“Additional Senior Class Debt Parties” shall have the meaning assigned to such term in Section 5.14.

“Additional Senior Class Debt Representative” shall have the meaning assigned to such term in Section 5.14.

“Administrative Agent” shall have the meaning assigned to such term in the introductory paragraph of this Agreement.

“Agreement” shall have the meaning assigned to such term in the introductory paragraph of this Agreement.

“Applicable Authorized Representative” shall mean (i) until the earlier of (x) the Discharge of Credit Agreement Obligations and (y) the Non-Controlling Authorized Representative Enforcement Date, the Administrative Agent and (ii) from and after the earlier of (x) the Discharge of Credit Agreement Obligations and (y) the Non-Controlling Authorized Representative Enforcement Date, the Major Non-Controlling Authorized Representative; provided, in each case, that if there shall occur one or more Non-Controlling Authorized Representative Enforcement Dates, the Applicable Authorized Representative shall be the Authorized Representative that is the Major Non-Controlling Authorized Representative in respect of the most recent Non-Controlling Authorized Representative Enforcement Date.

“Applicable Collateral Agent” shall mean (i) until the earlier of (x) Discharge of Credit Agreement Obligations and (y) the Non-Controlling Authorized Representative Enforcement Date, the Administrative Agent and (ii) from and after the earlier of (x) the Discharge of Credit Agreement Obligations and (y) the Non-Controlling Authorized Representative Enforcement Date, the Collateral Agent for the Series of First Lien Obligations represented by the Major Non-Controlling Authorized Representative; provided, in each case, that if there shall occur one or more Non-Controlling Authorized Representative Enforcement Dates, the Applicable Collateral Agent shall be the Collateral Agent for the Series of First Lien Obligations represented by the Major Non-Controlling Authorized Representative in respect of the most recent Non-Controlling Authorized Representative Enforcement Date.

“Authorized Representative” shall mean, at any time, (i) in the case of any Credit Agreement Obligations or the Credit Agreement Secured Parties, the Administrative Agent, (ii) in the case of the Initial Other First Lien Obligations or the Initial Other First Lien Secured Parties, the Initial Other Authorized Representative, and (iii) in the case of any other Series of Other First Lien Obligations or Other First Lien Secured Parties that become subject to this Agreement after the date hereof, the Authorized Representative named for such Series in the applicable Joinder Agreement.

“Bankruptcy Case” shall have the meaning assigned to such term in Section 2.05(b).

“Bankruptcy Code” shall mean Title 11 of the United States Code, as amended.

“Bankruptcy Law” shall mean the Bankruptcy Code and any similar Federal, state or foreign law for the relief of debtors.

“Bermuda Guaranteed Obligations” shall have the meaning assigned to such term in the definition of Credit Agreement Obligations.

“Collateral” shall mean all assets and properties subject to Liens granted (or purported to be granted) by any Grantor pursuant to any First Lien Security Document to secure one or more Series of First Lien Obligations.

“Collateral Agent” shall mean (i) in the case of any Credit Agreement Obligations, the Administrative Agent, (ii) in the case of the Initial Other First Lien Obligations, the Initial Other Collateral Agent, and (iii) in the case of any other Series of Other First Lien Obligations that become subject to this Agreement after the date hereof, the Additional Senior Debt Collateral Agent named for such Series in the applicable Joinder Agreement.

“Controlling Secured Parties” shall mean (i) at any time when the Administrative Agent is the Applicable Collateral Agent, the Credit Agreement Secured Parties and (ii) at any other time, the Series of First Lien Secured Parties whose Authorized Representative is the Applicable Authorized Representative.

“Credit Agreement” shall have the meaning assigned to such term in the introductory paragraph to this Agreement.

“Credit Agreement Collateral Documents” shall mean the U.S. Guarantee and Security Agreement, the other Collateral Documents (as defined in the Credit Agreement) (other than any Foreign Guaranty and Security Agreement (as defined in the Credit Agreement)) and each other agreement entered into in favor of the Administrative Agent for the purpose of securing any Credit Agreement Obligations.

“Credit Agreement Documents” shall mean the Credit Agreement, each Credit Agreement Collateral Document and the other Loan Documents (as defined in the Credit Agreement) (other than any Foreign Guaranty and Security Agreement (as defined in the Credit Agreement)).

“Credit Agreement Obligations” shall mean all amounts owing to any party pursuant to the terms of any Credit Agreement Document, including, without limitation, all amounts in respect of any principal, premium, interest (including any interest and fees accruing subsequent to the commencement of a Bankruptcy Case at the rate provided for in the Credit Agreement, whether or not such interest or fees are allowed claims under any such proceeding or under applicable state, federal or foreign law), penalties, fees, expenses, indemnifications, reimbursements, damages and other liabilities, and guarantees of the foregoing amounts and including, without limitation, the “Obligations” as defined in the Credit Agreement. For the avoidance of doubt, it is specifically agreed that (x) each Grantor has provided a full and unconditional guarantee of all obligations of the Bermuda Borrower under the Credit Agreement (the “Bermuda Guaranteed Obligations”), (y) each Grantor has granted a Lien on its Collateral to secure the Bermuda Guaranteed Obligations and (z) the Bermuda Guaranteed Obligations constitute a portion of the Credit Agreement Obligations.

“Credit Agreement Secured Parties” shall mean the holders of Credit Agreement Obligations, including the “Secured Parties” as defined in the Credit Agreement.

“DIP Financing” shall have the meaning assigned to such term in Section 2.05(b).

“DIP Financing Liens” shall have the meaning assigned to such term in Section 2.05(b).

“DIP Lenders” shall have the meaning assigned to such term in Section 2.05(b).

“Discharge” shall mean, with respect to any Series of First Lien Obligations, the date on which such Series of First Lien Obligations is no longer secured by Shared Collateral. The term “Discharged” shall have a corresponding meaning.

“Discharge of Credit Agreement Obligations” shall mean the Discharge of the Credit Agreement Obligations with respect to Shared Collateral; provided that the Discharge of Credit Agreement Obligations shall not be deemed to have occurred in connection with a Refinancing of such Credit Agreement Obligations with additional First Lien Obligations secured by Shared Collateral under an Other First Lien Document which has been designated in writing by the Administrative Agent (under the Credit Agreement so Refinanced) to each Other First Lien Collateral Agent and each other Authorized Representative as the “Credit Agreement” for purposes of this Agreement.

“Event of Default” shall mean an “Event of Default” (or similarly defined term) as defined in any Secured Credit Document.

“Excess Other First Lien Obligations” shall have the meaning assigned to such term in the definition of Other First Lien Obligations.

“First Lien Documents” shall mean, with respect to the Credit Agreement Obligations, the Credit Agreement Documents, and with respect to the Initial Other First Lien Obligations or any Series of Additional Senior Class Debt, the Other First Lien Documents.

“First Lien Obligations” shall mean, collectively, (i) the Credit Agreement Obligations and (ii) each Series of Other First Lien Obligations.

“First Lien Secured Parties” shall mean (i) the Credit Agreement Secured Parties and (ii) the Other First Lien Secured Parties with respect to each Series of Other First Lien Obligations.

“First Lien Security Documents” shall mean, collectively, (i) the Credit Agreement Collateral Documents and (ii) the Other First Lien Security Documents.

“Grantors” shall mean the Company and each Subsidiary or direct or indirect parent company of the Company which has granted a security interest pursuant to any First Lien Security Document to secure any Series of First Lien Obligations.

“Impairment” shall have the meaning assigned to such term in Section 1.01(b).

“Initial Other Authorized Representative” shall have the meaning assigned to such term in the introductory paragraph to this Agreement.

“Initial Other Collateral Agent” shall have the meaning assigned to such term in the introductory paragraph to this Agreement.

“Initial Other Collateral Agreement” shall mean the [Collateral Agreement] dated as of [            ] among the Initial Other Authorized Representative and [            ].

“Initial Other First Lien Agreement” shall mean [describe the credit agreement, indenture or other document pursuant to which the Initial Other First Lien Obligations are incurred].

“Initial Other First Lien Documents” shall mean the Initial Other First Lien Agreement, the Initial Other Collateral Agreement and any security documents and other operative agreements evidencing or governing the Indebtedness thereunder, and the liens securing such Indebtedness, including any agreement entered into for the purpose of securing the Initial Other First Lien Obligations.

“Initial Other First Lien Obligations” shall mean the Other First Lien Obligations pursuant to the Initial Other First Lien Agreement.

“Initial Other First Lien Secured Parties” shall mean the holders of any Initial Other First Lien Obligations and the Initial Other Authorized Representative.

“Insolvency or Liquidation Proceeding” shall mean:

(1) any case commenced by or against a Borrower or any other Grantor under any Bankruptcy Law, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of a Borrower or any other Grantor, any receivership or assignment for the benefit of creditors relating to a Borrower or any other Grantor or any similar case or proceeding relative to a Borrower or any other Grantor or its creditors, as such, in each case whether or not voluntary;

(2) any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to a Borrower or any other Grantor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or

(3) any other proceeding of any type or nature in which substantially all claims of creditors of a Borrower or any other Grantor are determined and any payment or distribution is or may be made on account of such claims.

“Intervening Creditor” shall have the meaning assigned to such term in Section 2.01(b).

“Joinder Agreement” shall mean the document in the form of Exhibit A to this Agreement required to be delivered by an Authorized Representative to each Collateral Agent and each Authorized Representative pursuant to Section 5.14 of this Agreement in order to create an additional Series of Other First Lien Obligations or a Refinancing of any Series of First Lien Obligations and add Other First Lien Secured Parties hereunder.

“Lien” shall mean any mortgage, pledge, security interest, hypothecation, assignment, lien (statutory or other) or similar encumbrance (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement or any lease in the nature thereof).

“Major Non-Controlling Authorized Representative” shall mean the Authorized Representative of the Series of Other First Lien Obligations with an aggregate outstanding principal amount in excess of $25,000,000 that constitutes the largest outstanding principal amount of any then outstanding Series of First Lien Obligations; provided, however, that if there are two outstanding Series of Other First Lien Obligations which have an equal outstanding principal amount, the Series of Other First Lien Obligations with the earlier maturity date shall be considered to have the larger outstanding principal amount for purposes of this definition.

“New York UCC” shall mean the Uniform Commercial Code as from time to time in effect in the State of New York.

“Non-Controlling Authorized Representative” shall mean any Authorized Representative that is not the Applicable Authorized Representative at such time.

“Non-Controlling Authorized Representative Enforcement Date” shall mean, with respect to any Non-Controlling Authorized Representative, the date which is 180 days (throughout which 180 day period such Non-Controlling Authorized Representative was the Major Non-Controlling Authorized Representative) after the occurrence of both (i) an Event of Default (under and as defined in the Other First Lien Documents under which such Non-Controlling Authorized Representative is the Authorized Representative) and (ii) each Collateral Agent’s and each other Authorized Representative’s receipt of written notice from such Non-Controlling Authorized Representative certifying that (x) such Non-Controlling Authorized Representative is the Major Non-Controlling Authorized Representative and that an Event of Default (under and as defined in the First Lien Documents under which such Non-Controlling Authorized Representative is the Authorized Representative) has occurred and is continuing and (y) the First Lien Obligations of the Series with respect to which such Non-Controlling Authorized Representative is the Authorized Representative are currently due and payable in full (whether as a result of acceleration thereof or otherwise) in accordance with the terms of the applicable Other First Lien

Document; provided that the Non-Controlling Authorized Representative Enforcement Date shall be stayed and shall not occur and shall be deemed not to have occurred (1) at any time the Applicable Authorized Representative has commenced and is diligently pursuing any enforcement action with respect to Shared Collateral or (2) at any time the Grantor that has granted a security interest in Shared Collateral is then a debtor under or with respect to (or otherwise subject to) any Insolvency or Liquidation Proceeding.

“Non-Controlling Secured Parties” shall mean the First Lien Secured Parties which are not Controlling Secured Parties.

“Other First Lien Agreement” shall mean any indenture, including the Initial Other First Lien Agreement, credit agreement (excluding the Credit Agreement) or other agreement, document or instrument, pursuant to which any Grantor has or will incur Other First Lien Obligations; provided that, in each case, the Indebtedness thereunder (other than the Initial Other First Lien Obligations) has been designated as Other First Lien Obligations pursuant to and in accordance with Section 5.14.

“Other First Lien Collateral Agents” shall mean each of the Collateral Agents other than the Administrative Agent.

“Other First Lien Documents” shall mean, with respect to the Initial Other First Lien Obligations or any Series of Additional Senior Class Debt, the Other First Lien Agreements, including the Initial Other First Lien Documents and the Other First Lien Security Documents and each other agreement entered into for the purpose of securing the Initial Other First Lien Obligations or any Series of Additional Senior Class Debt; provided that, in each case, the Indebtedness thereunder (other than the Initial Other First Lien Obligations) has been designated as Other First Lien Obligations pursuant to Section 5.14 hereto.

“Other First Lien Obligations” shall mean all amounts owing to any Other First Lien Secured Party (including the Initial Other First Lien Secured Party) pursuant to the terms of any Other First Lien Agreement (including the Initial Other First Lien Agreement), including, without limitation, all amounts in respect of any principal, premium, interest (including any interest and fees accruing subsequent to the commencement of a Bankruptcy Case at the rate provided for in the respective Other First Lien Agreement, whether or not such interest or fees are allowed claims under any such proceeding or under applicable state, federal or foreign law), penalties, fees, expenses, indemnifications, reimbursements, damages and other liabilities, and guarantees of the foregoing amounts; provided that the aggregate principal amount of Other First Lien Obligations in excess of the amount of Indebtedness permitted to be secured on a pari passu basis with the Credit Agreement Obligations pursuant to the Credit Agreement and any fees, interest and expenses related to such excess amount pursuant to the applicable Other First Lien Agreement (such excess amount together with the related fees, interest and expenses, the “Excess Other First Lien Obligations”) shall not constitute Other First Lien Obligations or First Lien Obligations for purposes of this Agreement.

“Other First Lien Secured Party” shall mean the holders of any Other First Lien Obligations and any Authorized Representative with respect thereto and shall include the Initial Other First Lien Secured Parties.

“Other First Lien Security Documents” shall mean any security agreement or any other document now existing or entered into after the date hereof that create Liens on any assets or properties of any Grantor to secure the Other First Lien Obligations.

“Possessory Collateral” shall mean any Shared Collateral in the possession of the Collateral Agent (or its agents or bailees), to the extent that possession thereof perfects a Lien thereon under the Uniform Commercial Code of any jurisdiction or otherwise. Possessory Collateral includes, without limitation, any Certificated Securities, Promissory Notes, Instruments, and Chattel Paper, in each case, delivered to or in the possession of the Collateral Agent under the terms of the First Lien Security Documents. All capitalized terms used in this definition and not defined elsewhere in this Agreement have the meaning assigned to them in the New York UCC.

“Proceeds” shall have the meaning assigned to such term in Section 2.01(a).

“Refinance” shall mean, in respect of any indebtedness, to refinance, extend, renew, defease, amend, increase, modify, supplement, restructure, refund, replace or repay, or to issue other indebtedness or enter alternative financing arrangements, in exchange or replacement for such indebtedness (in whole or in part), including by adding or replacing lenders, creditors, agents, borrowers and/or guarantors, and including in each case, but not limited to, after the original instrument giving rise to such indebtedness has been terminated and including, in each case, through any credit agreement, indenture or other agreement. “Refinanced” and “Refinancing” have correlative meanings.

“Secured Credit Document” shall mean (i) the Credit Agreement and the Loan Documents (as defined in the Credit Agreement) (other than any Foreign Guaranty and Security Agreement (as defined in the Credit Agreement)), (ii) the Initial Other First Lien Documents and (iii) each Other First Lien Documents.

“Series” shall mean (a) with respect to the First Lien Secured Parties, each of (i) the Credit Agreement Secured Parties (in their capacities as such), (ii) the Initial Other First Lien Secured Parties (in their capacities as such), and (iii) the Other First Lien Secured Parties that become subject to this Agreement after the date hereof that are represented by a common Authorized Representative (in its capacity as such for such Other First Lien Secured Parties) and (b) with respect to any First Lien Obligations, each of (i) the Credit Agreement Obligations, (ii) the Initial Other First Lien Obligations and (iii) the Other First Lien Obligations incurred pursuant to any Other First Lien Document, which pursuant to any Joinder Agreement, are to be represented hereunder by a common Authorized Representative (in its capacity as such for such Other First Lien Obligations).

“Shared Collateral” shall mean, at any time, Collateral in which the holders of two or more Series of First Lien Obligations (or their respective Authorized Representatives or Collateral Agents on behalf of such holders) hold a valid and perfected security interest or Lien at such time. If more than two Series of First Lien Obligations are outstanding at any time and the holders of less than all Series of First Lien Obligations hold a valid and perfected security interest or Lien in any Collateral at such time, then such Collateral shall constitute Shared Collateral for those Series of First Lien Obligations that hold a valid security interest or Lien in such Collateral at such time and shall not constitute Shared Collateral for any Series which does not have a valid and perfected security interest or Lien in such Collateral at such time.

“U.S. Guarantee and Security Agreement” has the meaning assigned to such term in the recitals of this Agreement.

ARTICLE II.

PRIORITIES AND AGREEMENTS WITH RESPECT TO SHARED COLLATERAL

SECTION 2.01 Priority of Claims.

(a) Anything contained herein or in any of the Secured Credit Documents to the contrary notwithstanding (but subject to Section 1.01(b)), if an Event of Default has occurred and is continuing, and the Applicable Collateral Agent is taking action to enforce rights in respect of any Shared Collateral, or any distribution is made in respect of any Shared Collateral in any Bankruptcy Case of any Grantor or any First Lien Secured Party receives any payment pursuant to any intercreditor agreement (other than this Agreement) with respect to any Shared Collateral, the proceeds of any sale, collection or other liquidation of any such Shared Collateral by any First Lien Secured Party or received by the Applicable Collateral Agent or any First Lien Secured Party pursuant to any such intercreditor agreement with respect to such Shared Collateral and proceeds of any such distribution (subject, in the case of any such distribution, to the sentence immediately following) to which the First Lien Obligations are entitled under any intercreditor agreement (other than this Agreement) (all proceeds of any sale, collection or other liquidation of any Collateral and all proceeds of any such distribution being collectively referred to as “Proceeds”), shall be applied by the Applicable Collateral Agent in the following order:

(i) FIRST, to the payment of all reasonable costs and expenses incurred by each Collateral Agent (in its capacity as such) in connection with such collection or sale or otherwise in connection with this Agreement, any other Secured Credit Documents or any of the First Lien Obligations, including all court costs and the reasonable fees and expenses of its agents and legal counsel, and any other reasonable costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Secured Credit Documents;

(ii) SECOND, subject to Section 1.01(b), to the extent Proceeds remain after the application pursuant to preceding clause (i), to the payment in full of the First Lien Obligations of each Series (the amounts so applied to be distributed among the First Lien Secured Parties pro rata in accordance with the respective amounts of the First Lien Obligations owed to them on the date of any such distribution and in accordance with the terms of the applicable Secured Credit Documents); and

(iii) THIRD, any balance of such Proceeds remaining after the application pursuant to preceding clauses (i) and (ii), to the Grantors, their successors or assigns, or as a court of competent jurisdiction may otherwise direct.

If, despite the provisions of this Section 2.01(a)(ii), any First Lien Secured Party shall receive any payment or other recovery in excess of its portion of payments on account of the First Lien Obligations to which it is then entitled in accordance with this Section 2.01(a), such First Lien Secured Party shall hold such payment or recovery in trust for the benefit of all First Lien Secured Parties for distribution in accordance with this Section 2.01(a).

(b) Notwithstanding the foregoing, with respect to any Shared Collateral for which a third party (other than a First Lien Secured Party) has a lien or security interest that is junior in priority to the security interest of any Series of First Lien Obligations but senior (as determined by appropriate legal proceedings in the case of any dispute) to the security interest of any other Series of First Lien Obligations (such third party an “Intervening Creditor”), the value of any Shared Collateral or Proceeds which are allocated to such Intervening Creditor shall be deducted on a ratable basis solely from the Shared Collateral or Proceeds to be distributed in respect of the Series of First Lien Obligations with respect to which such Impairment exists.

(c) It is acknowledged that the First Lien Obligations of any Series may, subject to the limitations set forth in the then extant Secured Credit Documents, be increased, extended, renewed, replaced, restated, supplemented, restructured, repaid, refunded, Refinanced or otherwise amended or modified from time to time, all without affecting the priorities set forth in Section 2.01(a) or the provisions of this Agreement defining the relative rights of the First Lien Secured Parties of any Series.

(d) Notwithstanding the date, time, method, manner or order of grant, attachment or perfection of any Liens securing any Series of First Lien Obligations granted on the Shared Collateral and notwithstanding any provision of the Uniform Commercial Code of any jurisdiction, or any other applicable law or the Secured Credit Documents or any defect or deficiencies in the Liens securing the First Lien Obligations of any Series or any other circumstance whatsoever (but, in each case, subject to Section 1.01(b)), each First Lien Secured Party hereby agrees that the Liens securing each Series of First Lien Obligations on any Shared Collateral shall be of equal priority.

SECTION 2.02 Actions with Respect to Shared Collateral; Prohibition on Contesting Liens.

(a) With respect to any Shared Collateral, notwithstanding Section 2.01, only the Applicable Collateral Agent shall act or refrain from acting with respect to Shared Collateral (including with respect to any intercreditor agreement with respect to any Shared Collateral). At any time when the Administrative Agent is the Applicable Collateral Agent, no Other First Lien Secured Party shall or shall instruct any Collateral Agent to, commence any judicial or nonjudicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce its security interest in or realize upon, or take any other action available to it in respect of, Shared Collateral (including with respect to any intercreditor agreement with respect to Shared Collateral), whether under any Other First Lien Security Document, applicable law or otherwise, it being agreed that only the Administrative Agent, acting in accordance with the Credit Agreement Collateral Documents, shall be entitled to take any such actions or exercise any remedies with respect to such Shared Collateral at such time.

(b) With respect to any Shared Collateral at any time when any Other First Lien Collateral Agent is the Applicable Collateral Agent, (i) such Other First Lien Collateral Agent shall act only on the instructions of the Applicable Authorized Representative, (ii) such Other First Lien Collateral Agent shall not follow any instructions with respect to such Shared Collateral (including with respect to any intercreditor agreement with respect to any Shared Collateral) from any Non-Controlling Authorized Representative (or any other First Lien Secured Party other than the Applicable Authorized Representative) and (iii) no Non-Controlling Authorized Representative or other First Lien Secured Party (other than the Applicable Authorized Representative) shall, or shall instruct such Other First Lien Collateral Agent to, commence any judicial or nonjudicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce its security interest in or realize upon, or take any other action available to it in respect of, such Shared Collateral (including with respect to any intercreditor agreement with respect to such Shared Collateral), whether under any First Lien Security Document, applicable law or otherwise, it being agreed that only such Other First Lien Collateral Agent, acting on the instructions of the Applicable Authorized Representative and in accordance with the Other First Lien Security Documents applicable to it, shall be entitled to take any such actions or exercise any such remedies with respect to such Shared Collateral.

(c) Notwithstanding the equal priority of the Liens securing each Series of First Lien Obligations, the Applicable Collateral Agent (acting on the instructions of the Applicable Authorized Representative) may deal with the Shared Collateral as if such Applicable Collateral Agent had a senior and exclusive Lien on such Collateral. No Non-Controlling Authorized Representative or Non-Controlling Secured Party will contest, protest or object to any foreclosure proceeding or action brought by the Applicable Collateral Agent, the Applicable Authorized Representative or the Controlling Secured Party or any other exercise by the Applicable Collateral Agent, the Applicable Authorized Representative or the Controlling Secured Party of any rights and remedies relating to the Shared Collateral, or to cause the Applicable Collateral Agent to do so. The foregoing shall not be construed to limit the rights and priorities of any First Lien Secured Party, the Applicable Collateral Agent or any Authorized Representative with respect to any Collateral not constituting Shared Collateral.

(d) So long as the Administrative Agent is a party to this Agreement, this Agreement shall not apply to any assets a security interest in which was not granted to the Administrative Agent.

SECTION 2.03 No Interference; Payment Over; Exculpatory Provisions.

(a) Except, in each case, with respect to any Excess Other First Lien Obligations or any Security Document or Lien securing the Excess Other First Lien Obligations, to the extent of such Excess Other First Lien Obligations, each First Lien Secured Party agrees that (i) it will not challenge or question or support any other Person in challenging or questioning, in any proceeding the validity or enforceability of any First Lien Obligations of any Series or any First Lien Security Document or the validity, attachment, perfection or priority of any Lien under any First Lien Security Document or the validity or enforceability of the priorities, rights or duties established by or other provisions of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of any First Lien Secured Party from challenging or questioning the validity or enforceability of any First Lien Obligations constituting unmatured interest or the validity of any Lien relating thereto pursuant to Section 502(b)(2) of the Bankruptcy Code; (ii) it will not take or cause to be taken any action the purpose or intent of which is, or could be, to interfere, hinder or delay, in any manner, whether by judicial proceedings or otherwise, any sale, transfer or other disposition of the Shared Collateral by the Applicable Collateral Agent, (iii) except as provided in Section 2.02, it shall have no right to (A) direct the Applicable Collateral Agent or any other First Lien Secured Party to exercise any right, remedy or power with respect to any Shared Collateral (including pursuant to any intercreditor agreement) or (B) consent to the exercise by the Applicable Collateral Agent or any other First Lien Secured Party of any right, remedy or power with respect to any Shared Collateral, (iv) it will not institute any suit or assert in any suit, bankruptcy, insolvency or other proceeding any claim against the Applicable Collateral Agent or any other First Lien Secured Party seeking damages from or other relief by way of specific performance, instructions or otherwise with respect to any Shared Collateral, (v) it will not seek, and hereby waives any right, to have any Shared Collateral or any part thereof marshaled upon any foreclosure or other disposition of such Collateral and (vi) it will not attempt, directly or indirectly, whether by judicial proceedings or otherwise, to challenge the enforceability of any provision of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of any of the Applicable Collateral Agent or any other First Lien Secured Party to enforce this Agreement.

(b) Each First Lien Secured Party hereby agrees that if it shall obtain possession of any Shared Collateral or shall realize any proceeds or payment in respect of any such Shared Collateral, pursuant to any First Lien Security Document or by the exercise of any rights available to it under applicable law or in any Insolvency or Liquidation Proceeding or through any other exercise of remedies (including pursuant to any intercreditor agreement), at any time prior to the Discharge of each of the First Lien Obligations, then it shall hold such Shared Collateral, proceeds or payment in trust for the other First Lien Secured Parties having a security interest in such Shared Collateral and promptly transfer any such Shared Collateral, proceeds or payment, as the case may be, to the Applicable Collateral Agent for such Shared Collateral, to be distributed by such Applicable Collateral Agent in accordance with the provisions of Section 2.01(a) hereof.

(c) None of the Applicable Collateral Agent, any Applicable Authorized Representative or any other First Lien Secured Party shall be liable for any action taken or omitted to be taken by the Applicable Collateral Agent, such Applicable Authorized Representative or other First Lien Secured Party with respect to any Shared Collateral in accordance with the provisions of this Agreement.

SECTION 2.04 Automatic Release of Liens.

(a) If, at any time any Shared Collateral is transferred to a third party or otherwise disposed of, in each case, in connection with any enforcement by the Applicable Collateral Agent in accordance with the provisions of this Agreement, then (whether or not any Insolvency or Liquidation Proceeding is pending at the time) the Liens in favor of the other Collateral Agents for the benefit of each Series of First Lien Secured Parties upon such Shared Collateral will automatically be released and discharged upon final conclusion of foreclosure proceeding as and when, but only to the extent, such Liens of the Applicable Collateral Agent on such Shared Collateral are released and discharged; provided that any proceeds of any Shared Collateral realized therefrom shall be applied pursuant to Section 2.01 hereof.

(b) Each Collateral Agent and each Authorized Representative agrees to execute and deliver (at the sole cost and expense of the Grantors) all such authorizations and other instruments as shall reasonably be requested by the Applicable Collateral Agent to evidence and confirm any release of Shared Collateral provided for in this Section.

SECTION 2.05 Certain Agreements with Respect to Bankruptcy or Insolvency Proceedings.

(a) This Agreement shall continue in full force and effect notwithstanding the commencement of any proceeding under the Bankruptcy Code or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law by or against any Grantor or any of its subsidiaries.

(b) If any Grantor shall become subject to a case (a “Bankruptcy Case”) under the Bankruptcy Code and shall, as debtor(s)-in-possession, move for approval of financing (“DIP Financing”) to be provided by one or more lenders (the “DIP Lenders”) under Section 364 of the Bankruptcy Code or the use of cash collateral under Section 363 of the Bankruptcy Code, each First Lien Secured Party (other than any Controlling Secured Party or any Authorized Representative of any Controlling Secured Party) agrees that it will raise no objection to any such financing or to the Liens on the Shared Collateral securing the same (“DIP Financing Liens”) or to any use of cash collateral that constitutes Shared Collateral, unless a majority in interest of the Controlling Secured Parties (or such greater amount as is necessary to take action under the applicable Loan Document or Other First Lien Documents), or an Authorized Representative of any Controlling Secured Party, shall then oppose or object to such DIP Financing or such DIP Financing Liens or use of cash collateral (and (i) to the extent that such DIP Financing Liens are senior to the Liens on any such Shared Collateral for the benefit of the Controlling Secured Parties, each Non-Controlling Secured Party will subordinate its Liens with respect to such Shared Collateral on the same terms as the Liens of the Controlling Secured Parties (other than any Liens of any First Lien Secured Parties constituting DIP Financing Liens) are subordinated thereto, and (ii) to the extent that such DIP Financing Liens rank pari passu with the Liens on any such Shared Collateral granted to secure the First Lien Obligations of the Controlling

Secured Parties, each Non-Controlling Secured Party will confirm the priorities with respect to such Shared Collateral as set forth herein), in each case so long as (A) the First Lien Secured Parties of each Series retain the benefit of their Liens on all such Shared Collateral pledged to the DIP Lenders, including proceeds thereof arising after the commencement of such proceeding, with the same priority vis-a-vis all the other First Lien Secured Parties (other than any Liens of the First Lien Secured Parties constituting DIP Financing Liens) as existed prior to the commencement of the Bankruptcy Case, (B) the First Lien Secured Parties of each Series are granted Liens on any additional collateral pledged to any First Lien Secured Parties as adequate protection or otherwise in connection with such DIP Financing or use of cash collateral, with the same priority vis-a-vis the First Lien Secured Parties as set forth in this Agreement, (C) if any amount of such DIP Financing or cash collateral is applied to repay any of the First Lien Obligations, such amount is applied pursuant to Section 2.01(a) of this Agreement, and (D) if any First Lien Secured Parties are granted adequate protection with respect to the First Lien Obligations subject hereto, including in the form of periodic payments, in connection with such DIP Financing or use of cash collateral, the proceeds of such adequate protection are applied pursuant to Section 2.01(a) of this Agreement; provided that the First Lien Secured Parties of each Series shall have a right to object to the grant of a Lien to secure the DIP Financing over any Collateral subject to Liens in favor of the First Lien Secured Parties of such Series or its Authorized Representative that shall not constitute Shared Collateral; and provided further that the First Lien Secured Parties receiving adequate protection shall not object to any other First Lien Secured Party receiving adequate protection comparable to any adequate protection granted to such First Lien Secured Parties in connection with a DIP Financing or use of cash collateral.

SECTION 2.06 Reinstatement. In the event that any of the First Lien Obligations shall be paid in full and such payment or any part thereof shall subsequently, for whatever reason (including an order or judgment for disgorgement of a preference under Title 11 of the Bankruptcy Code, or any similar law, or the settlement of any claim in respect thereof), be required to be returned or repaid, the terms and conditions of this Article II shall be fully applicable thereto until all such First Lien Obligations shall again have been paid in full in cash.

SECTION 2.07 Insurance. As between the First Lien Secured Parties, the Applicable Collateral Agent (acting at the direction of the Applicable Authorized Representative), shall have the right to adjust or settle any insurance policy or claim covering or constituting Shared Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding affecting the Shared Collateral.

SECTION 2.08 Refinancings. The First Lien Obligations of any Series may be Refinanced, in whole or in part, in each case, without notice to, or the consent (except to the extent a consent is otherwise required to permit the Refinancing transaction under any Secured Credit Document) of any First Lien Secured Party of any other Series, all without affecting the priorities provided for herein or the other provisions hereof; provided that the Authorized Representative of the holders of any such Refinancing indebtedness shall have executed a Joinder Agreement on behalf of the holders of such Refinancing indebtedness.

SECTION 2.09 Possessory Collateral Agent as Gratuitous Bailee for Perfection.

(a) The Possessory Collateral shall be delivered to the Administrative Agent and the Administrative Agent agrees to hold any Shared Collateral constituting Possessory Collateral that is part of the Collateral in its possession or control (or in the possession or control of its agents or bailees) as gratuitous bailee for the benefit of each other First Lien Secured Party and any assignee solely for the purpose of perfecting the security interest granted in such Possessory Collateral, if any, pursuant to the applicable First Lien Security Documents, in each case, subject to the terms and conditions of this Section 2.09; provided that at any time the Administrative Agent is not the Applicable Collateral Agent, the Administrative Agent shall, at the request of the Applicable Collateral Agent, promptly deliver all Possessory Collateral to the Applicable Collateral Agent together with any necessary endorsements (or otherwise allow the Applicable Collateral Agent to obtain control of such Possessory Collateral). The Company shall take such further action as is required to effectuate the transfer contemplated hereby and shall indemnify each Collateral Agent for loss or damage suffered by such Collateral Agent as a result of such transfer except for loss or damage suffered by such Collateral Agent as a result of its own willful misconduct or gross negligence.

(b) Each Collateral Agent agrees to hold any Shared Collateral constituting Possessory Collateral, from time to time in its possession, as gratuitous bailee for the benefit of each other First Lien Secured Party and any assignee, solely for the purpose of perfecting the security interest granted in such Possessory Collateral, if any, pursuant to the applicable First Lien Security Documents, in each case, subject to the terms and conditions of this Section 2.09.

(c) The duties or responsibilities of each Collateral Agent under this Section 2.09 shall be limited solely to holding any Shared Collateral constituting Possessory Collateral as gratuitous bailee for the benefit of each other First Lien Secured Party for purposes of perfecting the Lien held by such First Lien Secured Parties therein.

SECTION 2.10 Amendments to First Lien Security Documents.

(a) Without the prior written consent of the Administrative Agent, each Other First Lien Collateral Agent agrees that no Other First Lien Security Document may be amended, supplemented or otherwise modified or entered into to the extent such amendment, supplement or modification, or the terms of any new Other First Lien Security Document would be prohibited by, or would require any Grantor to act or refrain from acting in a manner that would violate, any of the terms of this Agreement.

(b) Without the prior written consent of each Other First Lien Collateral Agent, the Administrative Agent agrees that no Credit Agreement Collateral Document may be amended, supplemented or otherwise modified or entered into to the extent such amendment, supplement or modification, or the terms of any new Credit Agreement Collateral Document would be prohibited by, or would require any Grantor to act or refrain from acting in a manner that would violate, any of the terms of this Agreement.

(c) In determining whether an amendment to any First Lien Security Document is permitted by this Section 2.10, each Collateral Agent may conclusively rely on an officer’s certificate of the Company stating that such amendment is permitted by this Section 2.10.

ARTICLE III.

EXISTENCE AND AMOUNTS OF LIENS AND OBLIGATIONS

Whenever a Collateral Agent or any Authorized Representative shall be required, in connection with the exercise of its rights or the performance of its obligations hereunder, to determine the existence or amount of any First Lien Obligations of any Series, or the Shared Collateral subject to any Lien securing the First Lien Obligations of any Series, it may request that such information be furnished to it in writing by each other Authorized Representative or Collateral Agent and shall be entitled to make such determination or not make any determination on the basis of the information so furnished; provided, however, that if an Authorized Representative or a Collateral Agent shall fail or refuse reasonably promptly to provide the requested information, the requesting Collateral Agent or Authorized Representative shall be entitled to make any such determination or not make any determination by such method as it may, in the exercise of its good faith judgment, determine, including by reliance upon a certificate of the Company. Each Collateral Agent and each Authorized Representative may rely conclusively, and shall be fully protected in so relying, on any determination made by it in accordance with the provisions of the preceding sentence (or as otherwise directed by a court of competent jurisdiction) and shall have no liability to any Grantor, any First Lien Secured Party or any other person as a result of such determination.

ARTICLE IV.

THE APPLICABLE COLLATERAL AGENT

SECTION 4.01 Authority.

(a) Notwithstanding any other provision of this Agreement, nothing herein shall be construed to impose any fiduciary or other duty on any Applicable Collateral Agent to any Non-Controlling Secured Party or give any Non-Controlling Secured Party the right to direct any Applicable Collateral Agent, except that each Applicable Collateral Agent shall be obligated to distribute proceeds of any Shared Collateral in accordance with Section 2.01 hereof.

(b) In furtherance of the foregoing, each Non-Controlling Secured Party acknowledges and agrees that the Applicable Collateral Agent shall be entitled, for the benefit of the First Lien Secured Parties, to sell, transfer or otherwise dispose of or deal with any Shared Collateral as provided herein and in the First Lien Security Documents, as applicable, for which the Applicable Collateral Agent is the collateral agent of such Shared Collateral, without regard to any rights to which the Non-Controlling Secured Parties would otherwise be entitled as a result of the First Lien Obligations held by such Non-Controlling Secured Parties. Without limiting the foregoing, each Non-Controlling Secured Party agrees that none of the Applicable Collateral Agent, the Applicable Authorized Representative or any other First Lien Secured Party shall have any duty or obligation first to marshal or realize upon any type of Shared Collateral (or any other Collateral securing any of the First Lien Obligations), or to sell, dispose of or otherwise liquidate all or any portion of such Shared Collateral (or any other Collateral securing any First Lien Obligations), in any manner that would maximize the return to the Non-Controlling Secured

Parties, notwithstanding that the order and timing of any such realization, sale, disposition or liquidation may affect the amount of proceeds actually received by the Non-Controlling Secured Parties from such realization, sale, disposition or liquidation. Each of the First Lien Secured Parties waives any claim it may now or hereafter have against any Collateral Agent or the Authorized Representative of any other Series of First Lien Obligations or any other First Lien Secured Party of any other Series arising out of (i) any actions which any Collateral Agent, Authorized Representative or the First Lien Secured Parties take or omit to take (including, actions with respect to the creation, perfection or continuation of Liens on any Collateral, actions with respect to the foreclosure upon, sale, release or depreciation of, or failure to realize upon, any of the Collateral and actions with respect to the collection of any claim for all or any part of the First Lien Obligations from any account debtor, guarantor or any other party) in accordance with the First Lien Security Documents or any other agreement related thereto or to the collection of the First Lien Obligations or the valuation, use, protection or release of any security for the First Lien Obligations, (ii) any election by any Applicable Authorized Representative or any holders of First Lien Obligations, in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b) of the Bankruptcy Code or (iii) subject to Section 2.05, any borrowing by, or grant of a security interest or administrative expense priority under Section 364 of the Bankruptcy Code or any equivalent provision of any other Bankruptcy Law, by the Company or any of its Subsidiaries, as debtor-in-possession.

ARTICLE V.

MISCELLANEOUS

SECTION 5.01 Notices. All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

(a)	if to the Administrative Agent, to it at:

Deutsche Bank AG New York Branch

Attention: [                ]

Telephone: [                ]

Telecopier: [                ]

Electronic Mail: [                ]

(b)	if to the Initial Other Collateral Agent, to it at:

[address]

Attention: [                ]

Telephone: [                ]

Telecopier: [                ]

Electronic Mail: [                ]

(c) if to any other Authorized Representative or Collateral Agent, to it at the address set forth in the applicable Joinder Agreement.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt (if a Business Day) and on the next Business Day thereafter (in all other cases) if delivered by hand or overnight courier service or sent by telecopy or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 5.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 5.01. As agreed to in writing among each Collateral Agent and each Authorized Representative from time to time, notices and other communications may also be delivered by e-mail to the e-mail address of a representative of the applicable person provided from time to time by such person.

SECTION 5.02 Waivers; Amendment; Joinder Agreements.

(a) No failure or delay on the part of any party hereto in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereto are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any party hereto in any case shall entitle such party to any other or further notice or demand in similar or other circumstances.

(b) Neither this Agreement nor any provision hereof may be terminated, waived, amended or modified (other than pursuant to any Joinder Agreement) except pursuant to an agreement or agreements in writing entered into by each Authorized Representative and each Collateral Agent (and with respect to any such termination, waiver, amendment or modification to Section 2.10 or which otherwise by the terms of this Agreement requires the Company’s consent or which increases the obligations or reduces the rights of the Company or any other Grantor, with the consent of the Company); provided that the Collateral Agent and each Authorized Representative agree to promptly notify the Company of any amendment hereto.

(c) Notwithstanding the foregoing, without the consent of any First Lien Secured Party, any Authorized Representative may become a party hereto by execution and delivery of a Joinder Agreement in accordance with Section 5.14 of this Agreement and upon such execution and delivery, such Authorized Representative and the Other First Lien Secured Parties and Other First Lien Obligations of the Series for which such Authorized Representative is acting shall be subject to the terms hereof and the terms of the Other First Lien Security Documents applicable thereto.

(d) Notwithstanding the foregoing, without the consent of any other Authorized Representative or First Lien Secured Party, the Collateral Agents may effect amendments and modifications to this Agreement to the extent necessary to reflect any incurrence of any Other First Lien Obligations in compliance with the Credit Agreement and the other Secured Credit Documents.

SECTION 5.03 Parties in Interest. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, as well as the other First Lien Secured Parties, all of whom are intended to be bound by, and to be third party beneficiaries of, this Agreement.

SECTION 5.04 Survival of Agreement. All covenants, agreements, representations and warranties made by any party in this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement.

SECTION 5.05 Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

SECTION 5.06 Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 5.07 Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of New York.

SECTION 5.08 Submission to Jurisdiction; Waivers. Each Collateral Agent and each Authorized Representative, on behalf of itself and the First Lien Secured Parties of the Series for whom it is acting, irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the First Lien Security Documents, or for recognition and enforcement of any judgment in respect thereof, to the general jurisdiction of the state and federal courts located in New York County and appellate courts from any thereof;

(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person (or its Authorized Representative) at the address referred to in Section 5.01;

(d) agrees that nothing herein shall affect the right of any other party hereto (or any First Lien Secured Party) to effect service of process in any other manner permitted by law or shall limit the right of any party hereto (or any First Lien Secured Party) to sue in any other jurisdiction; and

(e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 5.08 any special, exemplary, punitive or consequential damages.

SECTION 5.09 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.09.

SECTION 5.10 Headings. Article, Section and Annex headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 5.11 Conflicts. In the event of any conflict or inconsistency between the provisions of this Agreement and the provisions of any of the other Secured Credit Documents or First Lien Security Documents, the provisions of this Agreement shall control.

SECTION 5.12 Provisions Solely to Define Relative Rights. The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the First Lien Secured Parties in relation to one another. None of the Company, any other Grantor or any other creditor thereof shall have any rights or obligations hereunder, except as expressly provided in this Agreement and none of the Company or any other Grantor may rely on the terms hereof (other than Sections 2.04, 2.05, 2.08, 2.09, 2.10 and Article V). Nothing in this Agreement is intended to or shall impair the obligations of any Grantor, which are absolute and unconditional, to pay the First Lien Obligations as and when the same shall become due and payable in accordance with their terms.

SECTION 5.13 Integration. This Agreement together with the other Secured Credit Documents and the First Lien Security Documents represents the agreement of each of the Grantors and the First Lien Secured Parties with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by any Grantor, the Administrative Agent, any or any other First Lien Secured Party relative to the subject matter hereof not expressly set forth or referred to herein or in the other Secured Credit Documents or the First Lien Security Documents.

SECTION 5.14 Other First Lien Obligations.

To the extent, but only to the extent not prohibited by the provisions of the Credit Agreement and the Other First Lien Documents, the U.S. Loan Parties may incur additional indebtedness after the date hereof that is secured on an equal and ratable basis with the liens securing the Credit Agreement Obligations and the Other First Lien Obligations (such indebtedness referred to as “Additional Senior Class Debt”). Any such Additional Senior Class Debt may be secured by a Lien on a ratable basis, in each case under and pursuant to the Other First Lien Documents, if and subject to the condition that the Collateral Agent and Authorized Representative of any such Additional Senior Class Debt (an “Additional Senior Class Debt Collateral Agent” and an “Additional Senior Class Debt Representative,” respectively), acting on behalf of the holders of such Additional Senior Class Debt (such Additional Senior Class Debt Collateral Agent, Additional Senior Class Debt Representative and holders in respect of any Additional Senior Class Debt being referred to as the “Additional Senior Class Debt Parties”), becomes a party to this Agreement by satisfying the conditions set forth in clauses (i) through (iv) of the immediately succeeding paragraph.

In order for an Additional Senior Class Debt Representative and Additional Senior Class Debt Collateral Agent to become a party to this Agreement,

(i) such Additional Senior Class Debt Representative, such Additional Senior Class Debt Collateral Agent, each Collateral Agent, each Authorized Representative and each Grantor shall have executed and delivered an instrument substantially in the form of Exhibit A (with such changes as may be reasonably approved by each Collateral Agent and such Additional Senior Class Debt Representative) pursuant to which such Additional Senior Class Debt Representative becomes an Authorized Representative hereunder, and such Additional Senior Class Debt Collateral Agent becomes a Collateral Agent hereunder, and the Additional Senior Class Debt in respect of which such Additional Senior Class Debt Representative is the Authorized Representative and the related Additional Senior Class Debt Parties become subject hereto and bound hereby;

(ii) the Company shall have (x) delivered to each Collateral Agent true and complete copies of each of the Other First Lien Documents relating to such Additional Senior Class Debt, certified as being true and correct by a Responsible Officer of the Company and (y) identified in a certificate of an authorized officer the obligations to be designated as Other First Lien Obligations and the initial aggregate principal amount or face amount thereof;

(iii) all First Lien Security Documents, filings and recordations necessary or desirable in the reasonable judgment of the Additional Senior Class Debt Collateral

Agent to create and perfect the Liens securing the relevant obligations relating to such Additional Senior Class Debt shall have been made, executed and/or delivered (or, with respect to any such filings or recordations, acceptable provisions to perform such filings or recordings have been taken in the reasonable judgment of the Additional Senior Class Debt Collateral Agent), and all fees and taxes in connection therewith shall have been paid (or acceptable provisions to make such payments have been taken in the reasonable judgment of the Additional Senior Class Debt Collateral Agent); and

(iv) the Other First Lien Documents, as applicable, relating to such Additional Senior Class Debt shall provide, in a manner reasonably satisfactory to each Collateral Agent, that each Additional Senior Class Debt Party with respect to such Additional Senior Class Debt will be subject to and bound by the provisions of this Agreement in its capacity as a holder of such Additional Senior Class Debt.

Upon the execution and delivery of a Joinder Agreement by an Additional Senior Class Debt Representative and an Additional Senior Class Debt Collateral Agent in accordance with this Section 5.14, each other Authorized Representative and Collateral Agent shall acknowledge such execution and delivery thereof, subject to the terms of this Section 5.14.

SECTION 5.15 Agent Capacities. Except as expressly provided herein, Deutsche Bank AG New York Branch is acting in the capacity of Administrative Agent solely for the Credit Agreement Secured Parties. Except as expressly provided herein, the Initial Other Authorized Representative and the Initial Other Collateral Agent is acting in the capacity of a collateral agent and authorized representative solely for the Initial Other Secured Parties.

SECTION 5.16 Foreign Collateral. For avoidance of doubt, it is understood and agreed that the Bermuda Borrower and various Foreign Subsidiaries of the Company have granted security interests in certain of their property, securing the Credit Agreement Obligations owing by the Bermuda Borrower and the Guarantee of such Credit Agreement Obligations, and that as of the date of this Agreement, no such security interests have been provided by the Bermuda Borrower or any other Foreign Subsidiary to secure any Other First Lien Obligations (including the Initial Other First Lien Obligations). It is understood and agreed by all parties hereto that this Agreement does not apply to any security interests granted by the Bermuda Borrower or any other Foreign Subsidiary, and that any assets or property pledged by the Bermuda Borrower or any other Foreign Subsidiary to secure (or which are subject to a Lien to secure) any Credit Agreement Obligations. Neither the Bermuda Borrower nor any Foreign Subsidiary shall constitute a Grantor hereunder or be bound by the provisions hereof.

[Remainder of this page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

DEUTSCHE BANK AG NEW YORK BRANCH,
as Administrative Agent

By:
Name:
Title:

[ ],
as Initial Other Collateral Agent

By:
Name:
Title:

[ ],
as Initial Other Authorized Representative

By:
Name:
Title:

CONSENT OF GRANTORS

Dated:

Reference is made to the First Lien Intercreditor Agreement dated as of the date hereof between Deutsche Bank AG New York Branch, as Administrative Agent, [                ], as Initial Other Authorized Representative and [                ], as Initial Other Collateral Agent, as the same may be amended, restated, supplemented, waived, or otherwise modified from time to time (the “Intercreditor Agreement”). Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Intercreditor Agreement.

The Company has read the foregoing Intercreditor Agreement and consents thereto. The Company agrees that it will not, and will cause each of the other Grantors to not, take any action that would be contrary to the express provisions of the foregoing Intercreditor Agreement, agrees to abide by the requirements expressly applicable to it under the foregoing Intercreditor Agreement and agrees that, except as otherwise provided therein, no First Lien Secured Party shall have any liability to any Grantor for acting in accordance with the provisions of the foregoing Intercreditor Agreement. The Company confirms on behalf of each Grantor that the foregoing Intercreditor Agreement is for the sole benefit of the First Lien Secured Parties and their respective successors and assigns, and that no Grantor is an intended beneficiary or third party beneficiary thereof except to the extent otherwise expressly provided therein.

Notwithstanding anything to the contrary in the Intercreditor Agreement or provided herein, each party to the Intercreditor Agreement agrees that the Company and the other Grantors shall not have any right to consent to or approve any amendment, modification or waiver of any provision of the Intercreditor Agreement except to the extent their rights or obligations are adversely affected (in which case the Company shall have the right to consent to or approve any such amendment, modification or waiver).

Without limitation to the foregoing, the Company agrees to take, and to cause each other Grantor to take, such further action and to execute and deliver such additional documents and instruments (in recordable form, if requested) as the Applicable Collateral Agent may reasonably request to effectuate the terms of and the lien priorities contemplated by the Intercreditor Agreement.

This Consent shall be governed and construed in accordance with the laws of the State of New York, without regard to conflicts of laws principles thereof. Notices delivered to the Company pursuant to this Consent shall be delivered in accordance with the notice provisions set forth in the Intercreditor Agreement.

IN WITNESS HEREOF, this Consent is hereby executed by each of the Grantors as of the date first written above.

DOLE FOOD COMPANY, INC.

By:
Name:
Title:

[ ]

By:
Name:
Title:

[NAMES OF U.S. SUBSIDIARY GUARANTORS]

By:
Name:
Title:

Exhibit A

to First Lien Intercreditor Agreement

[FORM OF] JOINDER NO. [      ] dated as of [            ], 20[    ] (the “Joinder Agreement”) to the FIRST LIEN INTERCREDITOR AGREEMENT dated as of [        ], [    ], (the “First Lien Intercreditor Agreement”), among Deutsche Bank AG New York Branch, as Administrative Agent, [            ], as Initial Other Authorized Representative and [            ], as Initial Other Collateral Agent, and the additional Authorized Representatives from time to time a party thereto.1

A. Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the First Lien Intercreditor Agreement.

B. As a condition to the ability of the U.S. Loan Parties to incur Other First Lien Obligations and to secure such Additional Senior Class Debt with the liens and security interests created by the Other First Lien Security Documents, the Additional Senior Class Debt Representative in respect of such Additional Senior Class Debt is required to become an Authorized Representative, and the Additional Senior Class Debt Collateral Agent is required to become a Collateral Agent, and such Additional Senior Class Debt and the Additional Senior Class Debt Parties in respect thereof are required to become subject to and bound by, the First Lien Intercreditor Agreement. Section 5.14 of the First Lien Intercreditor Agreement provides that such Additional Senior Class Debt Representative may become an Authorized Representative, such Additional Senior Class Debt Collateral Agent may become a Collateral Agent, and such Additional Senior Class Debt and such Additional Senior Class Debt Parties may become subject to and bound by, the First Lien Intercreditor Agreement, pursuant to the execution and delivery by the Additional Senior Debt Class Representative of an instrument in the form of this Joinder and the satisfaction of the other conditions set forth in Section 5.14 of the First Lien Intercreditor Agreement. The undersigned Additional Senior Class Debt Representative (the “New Representative”) and Additional Senior Class Debt Collateral Agent (the “New Collateral Agent”) are executing this Joinder Agreement in accordance with the requirements of the First Lien Intercreditor Agreement and the First Lien Security Documents.

Accordingly, the New Representative and the New Collateral Agent agree as follows:

SECTION 1. In accordance with Section 5.14 of the First Lien Intercreditor Agreement, the New Representative and the New Collateral Agent by their signatures below become an Authorized Representative and a Collateral Agent, respectively, under, and the related Additional Senior Class Debt and Additional Senior Class Debt Parties become subject to and bound by, the First Lien Intercreditor Agreement with the same force and effect as if the New Representative and New Collateral Agent had originally been named therein as an Authorized

[1]	In the event of the Refinancing of the Credit Agreement Obligations, this Joinder will be revised to reflect joinder by a new Administrative Agent.

Representative or a Collateral Agent, respectively, and the New Representative and the New Collateral Agent, on their behalf and on behalf of such Additional Senior Class Debt Parties, hereby agree to all the terms and provisions of the First Lien Intercreditor Agreement applicable to them as Authorized Representative and Collateral Agent, respectively, and to the Additional Senior Class Debt Parties that they represent as Other First Lien Secured Parties. Each reference to an “Authorized Representative” in the First Lien Intercreditor Agreement shall be deemed to include the New Representative, and each reference to a “Collateral Agent” in the First Lien Intercreditor Agreement shall be deemed to include the New Collateral Agent. The First Lien Intercreditor Agreement is hereby incorporated herein by reference.

SECTION 2. Each of the New Representative and New Collateral Agent represent and warrant to each Collateral Agent, each Authorized Representative and the other First Lien Secured Parties, individually, that (i) it has full power and authority to enter into this Joinder Agreement, in its capacity as [agent] [trustee], (ii) this Joinder Agreement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability, and (iii) the Other First Lien Documents relating to such Additional Senior Class Debt provide that, upon the New Representative’s and the New Collateral Agent’s entry into this Joinder Agreement, the Additional Senior Class Debt Parties in respect of such Additional Senior Class Debt will be subject to and bound by the provisions of the First Lien Intercreditor Agreement as Other First Lien Secured Parties.

SECTION 3. This Joinder Agreement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Joinder Agreement shall become effective when each Collateral Agent shall have received a counterpart of this Joinder Agreement that bears the signatures of the New Representative and the New Collateral Agent. Delivery of an executed signature page to this Joinder Agreement by facsimile transmission shall be effective as delivery of a manually signed counterpart of this Joinder Agreement.

SECTION 4. Except as expressly supplemented hereby, the First Lien Intercreditor Agreement shall remain in full force and effect.

SECTION 5. THIS JOINDER AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

SECTION 6. In case any one or more of the provisions contained in this Joinder Agreement should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the First Lien Intercreditor Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 5.01 of the First Lien Intercreditor Agreement. All communications and notices hereunder to the New Representative and the New Collateral Agent shall be given to them at their respective addresses set forth below their signatures hereto.

SECTION 8. The Company agrees to reimburse each Collateral Agent and each Authorized Representative for its reasonable out-of-pocket expenses in connection with this Joinder Agreement, including the reasonable fees, other charges and disbursements of counsel.

IN WITNESS WHEREOF, the New Representative and New Collateral Agent have duly executed this Joinder Agreement to the First Lien Intercreditor Agreement as of the day and year first above written.

[NAME OF NEW REPRESENTATIVE], as [ ] for the holders of [ ],

By:
Name:
Title:

Address for notices:

attention of:
Telecopy:

[NAME OF NEW COLLATERAL AGENT], as
[ ] for the holders of [ ],

By:
Name:
Title:

Address for notices:

attention of:
Telecopy:

Acknowledged by:

DEUTSCHE BANK AG NEW YORK BRANCH, as Administrative Agent

By:
Name:
Title:

[ ], as Initial Other Collateral Agent

By:
Name:
Title:

[ ], as Initial Other Authorized Representative

By:
Name:
Title: